FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-884-2071.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this free writing prospectus is inconsistent with any information in any free writing prospectus previously delivered in connection with this offering.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters’ obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$1,200,309,000
(Approximate)
American Home Mortgage Assets Trust 2007-3
Issuing Entity

American Home Mortgage Servicing, Inc.
Servicer

American Home Mortgage Corp.
Sponsor

American Home Mortgage Assets LLC
Depositor

American Home Mortgage Assets Trust 2007-3,
Mortgage-Backed Pass-Through Certificates, Series 2007-3

You should consider carefully the risk factors beginning on page 24 in this free writing prospectus.

The Trust

The trust will consist primarily of a pool of fixed-rate and adjustable-rate first lien and second lien mortgage loans divided into three aggregate loan groups consisting of five loan groups. The trust will issue thirty-two classes of certificates, twenty of which are offered under this free writing prospectus.

Credit Enhancement

The offered certificates will have credit enhancement in the form of:

•	subordination provided to some classes of certificates in a group by other classes of certificates in that group as described in this free writing prospectus;

•	excess interest and overcollateralization; and

•
a financial guaranty insurance policy issued by Assured Guaranty Corp. for the benefit of the Class III-A-1 Certificates only and a financial guaranty insurance policy issued by Assured Guaranty Corp. for the benefit of the Class III-A-2 Certificates only.

The Class I-A Certificates and Class I-M Certificates will also have the benefit of an interest rate swap agreement and a cap contract and the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates will also have the benefit of an interest rate swap agreement, a floor contract and a cap contract.

The Certificates

The certificates offered hereby represent an interest solely in the issuing entity and do not represent interests in or obligations of the sponsor, the depositor, the originator or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning June 2007.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

RBS Greenwich Capital

JPMorgan	Morgan Stanley	Bear, Stearns & Co Inc.
The date of this free writing prospectus is June 1, 2007
For use with the base prospectus dated February 27, 2007

Important notice about information presented in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

The depositor’s principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (516) 396-7700.

TABLE OF CONTENTS
FREE WRITING PROSPECTUS

Caption

SUMMARY OF FREE WRITING PROSPECTUS

TRANSACTION STRUCTURE

RISK FACTORS

THE MORTGAGE POOL
General
Mortgage Rates
Index on the Adjustable Rate Mortgage Loans
Mortgage Loan Characteristics
Prepayment Charges

THE DEPOSITOR

ISSUING ENTITY

THE SPONSOR

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

THE SERVICER
Table of Fees and Expenses

MORTGAGE LOAN ORIGINATION
FICO Scores
Representations and Warranties

ADDITIONAL INFORMATION

STATIC POOL INFORMATION

DESCRIPTION OF THE CERTIFICATES
General
Book-Entry Certificates
Interest and Principal Payments on the Certificates
Interest Payments on the Class I-A Certificates and Class I-M Certificates
Principal Payments on the Class I-A Certificates and Class I-M Certificates
Interest Payments on the Class II-A Certificates and Class II-M Certificates
Principal Payments on the Class II-A Certificates and Class II-M Certificates
Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates
Principal Payments on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates
Overcollateralization Provisions for Loan Group I
Overcollateralization Provisions for Loan Group II
Overcollateralization Provisions for Loan Group III
The LPMI Insurers
The LPMI Policies
Calculation of LIBOR for the LIBOR Certificates
Allocation of Losses; Subordination
The Derivative Contracts
P&I Advances
The Class III-A-1 Policy and Class III-A-2 Policy

YIELD ON THE CERTIFICATES
General
Prepayment Considerations
Allocation of Principal Payments
Interest Shortfalls and Realized Losses
Pass-Through Rates
Purchase Price
Final Scheduled Distribution Date
Weighted Average Life

POOLING AND SERVICING AGREEMENT
General
The Trustee, the Securities Administrator and the Master Servicer
Reports to Certificateholders
Servicing and Other Compensation and Payment of Expenses
Voting Rights
Optional Termination
Optional Sale of Defaulted Mortgage Loans
Limited Mortgage Loan Purchase Right
Optional Purchase of Defaulted Loans and Certain Delinquent Loans
Pledge and Assignment of Servicer’s Rights
Assignment of the Mortgage Loans
Modifications
Evidence as to Compliance
Rights of the NIM Insurer Under the Pooling and Servicing Agreement

THE CREDIT ENHANCER

CONTROL RIGHTS OF THE CREDIT ENHANCER

FEDERAL INCOME TAX CONSEQUENCES
General
Special Tax Considerations Applicable to the Class A and Class M Certificates

SECONDARY MARKET

LEGAL OPINIONS

LEGAL PROCEEDINGS

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

RATINGS

AVAILABLE INFORMATION

REPORTS TO CERTIFICATEHOLDERS

LEGAL INVESTMENT

ERISA CONSIDERATIONS

GLOSSARY

ANNEX I

SCHEDULE A

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief description of the important features of the certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire free writing prospectus and the entire accompanying prospectus. A glossary is included at the end of this free writing prospectus. Capitalized terms used but not defined in the glossary at the end of this free writing prospectus have the meanings assigned to them in the glossary at the end of the accompanying prospectus.

Issuing Entity	American Home Mortgage Assets Trust 2007-3.
Title of Series	Mortgage-Backed Pass-Through Certificates, Series 2007-3.
Cut-off Date	May 1, 2007.
Closing Date	On or about June 6, 2007.
Depositor	American Home Mortgage Assets LLC.
Sponsor	American Home Mortgage Corp.
Originator	American Home Mortgage Investment Corp., or an affiliate thereof.
Master Servicer	Wells Fargo Bank, N.A.
Securities Administrator	Wells Fargo Bank, N.A. The securities administrator also will act as the paying agent and certificate registrar.
Servicer	American Home Mortgage Servicing, Inc.
Trustee	Deutsche Bank National Trust Company.
Custodian	Deutsche Bank National Trust Company.
Group I Swap Provider	[______________________],an entity which as of the closing date satisfies the Derivative Counterparty Ratings Requirement described in the glossary at the end of this free writing prospectus.
Group I Cap Contract Provider	[______________________], an entity which as of the closing date satisfies the Derivative Counterparty Ratings Requirement described in the glossary at the end of this free writing prospectus.
Group III Swap Provider	[______________________],an entity which as of the closing date satisfies the Derivative Counterparty Ratings Requirement described in the glossary at the end of this free writing prospectus.
Group III Cap Contract Provider	[______________________],an entity which as of the closing date satisfies the Derivative Counterparty Ratings Requirement described in the glossary at the end of this free writing prospectus.
Group III Floor Contract Provider	[______________________],an entity which as of the closing date satisfies the Derivative Counterparty Ratings Requirement described in the glossary at the end of this free writing prospectus.
Credit Enhancer	Assured Guaranty Corp., with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates only.
Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in June 2007.
Certificates	The classes of certificates and their pass-through rates and initial certificate principal balances are set forth in the table below.
Minimum Denominations	The offered certificates will be issued in minimum denominations of $100,000 principal balance and integral multiples of $1 in excess thereof.

Offered Certificates
Class	Pass-Through Rate	Initial Certificate Principal Balance(1)	Initial Rating (S&P/Moody’s)	Designation
I-1A-1	Adjustable Rate	$87,070,000	AAA/Aaa	Super Senior/Adjustable Rate
I-1A-2	Adjustable Rate	$21,767,000	AAA/Aaa	Senior Support/Adjustable Rate
I-2A-1	Adjustable Rate	$273,787,000	AAA/Aaa	Super Senior/Adjustable Rate
I-2A-2	Adjustable Rate	$30,421,000	AAA/Aaa	Senior Support/Adjustable Rate
I-M-1	Adjustable Rate	$15,594,000	AA/Aa2	Subordinate/Adjustable Rate
I-M-2	Adjustable Rate	$6,907,000	A/A2	Subordinate/Adjustable Rate
I-M-3	Adjustable Rate	$6,238,000	BBB-/Baa3	Subordinate/Adjustable Rate
II-1A-1	[_____]%(2)	$192,050,000	AAA/Aaa	Super Senior/Fixed Rate
II-1A-2	[_____]%(2)	$48,013,000	AAA/Aaa	Senior Support/Fixed Rate
II-2A	[_____]%(2)	$346,934,000	AAA/Aaa	Senior/Fixed Rate
II-M-1	[_____]%(2)	$24,005,000	AA/Aa2	Subordinate/Fixed Rate
II-M-2	[_____]%(2)	$3,521,000	AA-/Aa3	Subordinate/Fixed Rate
II-M-3	[_____]%(2)	$5,761,000	A+/A2	Subordinate/Fixed Rate
II-M-4	[_____]%(2)	$2,880,000	A/A3	Subordinate/Fixed Rate
II-M-5	[_____]%(2)	$2,881,000	A-/Baa2	Subordinate/Fixed Rate
II-M-6	[_____]%(2)	$3,201,000	BBB+/Baa3	Subordinate/Fixed Rate
III-A-1	Adjustable Rate	$101,062,000	AAA/Aaa	Senior/Insured/Adjustable Rate
III-A-2	Adjustable Rate	$12,432,000	AAA/Aa1	Subordinate/Insured/Adjustable Rate
III-M-1	Adjustable Rate	$7,264,000	A/A2	Subordinate/Adjustable Rate
III-M-2	Adjustable Rate	$8,521,000	BBB/A3	Subordinate/Adjustable Rate
Total Offered Certificates:		$1,200,309,000
		Non-Offered Certificates
I-R	N/A	$N/A	NR/NR	Group I REMIC Residual
I-RX	N/A	$N/A	NR/NR	Group I REMIC Residual
I-C	N/A	$(3)	NR/NR	Group I Residual
I-P	N/A	$100	NR/NR	Group I Prepayment Charges
II-R	N/A	$N/A	NR/NR	Group II REMIC Residual
II-RX	N/A	$N/A	NR/NR	Group II REMIC Residual
II-C	N/A	$(3)	NR/NR	Group II Residual
II-P	N/A	$100	NR/NR	Group II Prepayment Charges
III-R	N/A	$N/A	NR/NR	Group III REMIC Residual
III-RX	N/A	$N/A	NR/NR	Group III REMIC Residual
III-C	N/A	$(3)	NR/NR	Group III Residual
III-PO	N/A	$5,448,000	BB/Ba1	Principal Only
Total Non-Offered Certificates:		$5,448,200
Total Certificates:		$1,205,757,200

(1)	Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

(2)	Subject to increase after the related step-up date as described in this free writing prospectus.

(3)	As described in the pooling and servicing agreement.

Certificates:

The certificates offered hereby represent interests solely in the related loan group and related assets of American Home Mortgage Assets Trust 2007-3 and do not represent interests in or obligations of the sponsor, the depositor, the originator or any of their affiliates.

Other Information:

Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates:

The pass-through rates on these classes of certificates will be equal to the lesser of:

•	one-month LIBOR plus the related margin set forth below;

•	the related net WAC rate described in this free writing prospectus; and

	Margin			Margin
Class	(1)	(2)	Class	(1)	(2)
Class I-1A-1	[_____]%	[_____]%	Class I-M-3	[_____]%	[_____]%
Class I-1A-2	[_____]%	[_____]%	Class III-A-1	[_____]%	[_____]%
Class I-2A-1	[_____]%	[_____]%	Class III-A-2	[_____]%	[_____]%
Class I-2A-2	[_____]%	[_____]%	Class III-M-1	[_____]%	[_____]%
Class I-M-1	[_____]%	[_____]%	Class III-M-2	[_____]%	[_____]%
Class I-M-2	[_____]%	[_____]%
_______________
(1) Initially.
(2) On and after the related step-up date as described in this free writing prospectus.

Class II-A Certificates and Class II-M Certificates:

The pass-through rates on the Class II-A Certificates and Class II-M Certificates initially will be equal to the related fixed rate indicated on page 8 subject to the related net WAC rate described in this free writing prospectus. However, on and after the related step-up date as described in this free writing prospectus, the pass-through rate on the Class II-A Certificates and Class II-M Certificates will increase by 0.500%, subject to the related net WAC rate described in this free writing prospectus.

The Issuing Entity

The depositor will establish a trust with respect to the Series 2007-3 Certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer, the securities administrator and the trustee. On the closing date, the depositor will deposit the mortgage loans described below into the issuing entity. There are thirty-two classes of certificates representing the issuing entity, twenty of which are offered by this free writing prospectus.

Distributions of interest and principal on the offered certificates, which, along with the Class I-C, Class II-C, Class III-C, Class I-P and Class II-P Certificates, represent in the aggregate the entire beneficial ownership interest in the issuing entity, will be made only from payments received from the related assets of the issuing entity as described in this free writing prospectus.

In addition, the supplemental interest trust will hold (i) a cap contract and an interest rate swap agreement for the benefit of the Class I-A Certificates and Class I-M Certificates and (ii) a cap contract, a floor contract and an interest rate swap agreement for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

The Class I-R, Class I-RX, Class I-C, Class I-P, Class II-R, Class II-RX, Class II-C, Class II-P, Class III-R, Class III-RX, Class III-C and Class III-PO Certificates are the classes of certificates that are not offered by this free writing prospectus.

See“Description of the Certificates” in this free writing prospectus.

The Originator

All of the mortgage loans were originated by American Home Mortgage Corp., or an affiliate thereof.

LPMI Insurers

Mortgage Guaranty Insurance Corporation (the “MGIC”), a Wisconsin corporation, and Radian Guaranty Inc., a Pennsylvania corporation (“Radian Guaranty”). MGIC and Radian Guaranty are sometimes referred to in this free writing prospectus as the LPMI Insurers. Certain of the mortgage loans are covered by mortgage insurance provided by the LPMI Insurers, which may provide limited protection to the trust in the event the related mortgage loans default. See “Description of the Certificates—The LPMI Policies” in this free writing prospectus.

The Mortgage Loans

The trust will initially contain approximately 6,291 mortgage loans, divided into three aggregate loan groups consisting of a total of five loan groups. Loan group I consists of loan group I-1 and loan group I-2; loan group II consists of loan group II-1 and loan group II-2; and loan group III consists of a single loan group. The mortgage loans in loan group I-1 are conforming balance adjustable rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in loan group I-2 are conforming balance and non-conforming balance adjustable rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in loan group II-1 are conforming balance fixed rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in loan group II-2 are conforming balance and non-conforming balance fixed rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in loan group III are fixed rate mortgage loans secured by junior liens on one- to four-family residential properties. All percentages and amounts with respect to the characteristics of the mortgage loans shown in this free writing prospectus are subject to a variance of plus or minus 5%.

The interest rate on the adjustable rate mortgage loans will be adjusted monthly, annually or semi-annually after an initial fixed-rate period (in most cases), to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this free writing prospectus and Schedule A, which is attached to and is part of this free writing prospectus. The related index is as described under“The Mortgage Pool—Indices on the Mortgage Loans” in this free writing prospectus.

The characteristics of the mortgage loans are as follows:

The Group I-1 Loans

The group I-1 mortgage loans will consist of conforming balance adjustable-rate mortgage loans, a substantial majority of which have an initial fixed-rate period of one, three, five, seven or ten years.

The following table summarizes the approximate characteristics of all of the group I-1 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	585
Aggregate stated principal balance:	$117,408,041
Range of scheduled principal balances:	$31,181 to $581,600
Average scheduled principal balance:.	$200,689
Range of gross mortgage rates:	5.125% to 9.500%
Weighted average gross mortgage rate:	7.539%
Range of remaining terms to stated maturity (months):	348 to 360 months
Weighted average remaining terms to stated maturity (months):	358 months
Weighted average loan-to-value ratio at origination:	78.42%
Weighted average gross margin:	4.663%
Weighted average maximum lifetime mortgage rate (per annum):	12.543%
Weighted average months to next interest adjustment date (months):	58
Loan Index Type:
Six Month LIBOR	95.55%
One Year LIBOR	3.17%
One Year CMT	1.01%
One Month LIBOR	0.27%

The Group I-2 Loans

The group I-2 mortgage loans will consist of conforming balance and non-conforming balance adjustable-rate mortgage loans, a substantial majority of which have an initial fixed-rate period of one, three, five, seven or ten years.

The following table summarizes the approximate characteristics of all of the group I-2 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	861
Aggregate stated principal balance:	$328,163,164
Range of scheduled principal balances:	$30,847 to $4,665,000
Average scheduled principal balance:.	$381,142
Range of gross mortgage rates:	4.125% to 9.875%
Weighted average gross mortgage rate:	7.587%
Range of remaining terms to stated maturity (months):	313 to 360 months
Weighted average remaining terms to stated maturity (months):	358 months
Weighted average loan-to-value ratio at origination:	77.59%
Weighted average gross margin:	4.141%
Weighted average maximum lifetime mortgage rate (per annum):	12.597%
Weighted average months to next interest adjustment date (months):	57
Loan Index Type:
Six Month LIBOR	91.10%
One Year LIBOR	8.35%
One Year CMT	0.17%
One Month LIBOR	0.38%

The Group II-1 Loans

The group II-1 mortgage loans will consist of conforming balance fixed-rate mortgage loans.

The following table summarizes the approximate characteristics of all of the group II-1 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	1,457
Aggregate stated principal balance:	$261,791,682
Range of scheduled principal balances:	$450 to $650,000
Average scheduled principal balance:.	$179,679
Range of gross mortgage rates:	5.750% to 9.500%
Weighted average gross mortgage rate:	7.165%
Range of remaining terms to stated maturity (months):	172 to 473 months
Weighted average remaining terms to stated maturity (months):	357 months
Weighted average loan-to-value ratio at origination:	74.87%

The Group II-2 Loans

The group II-2 mortgage loans will consist of conforming balance and non-conforming balance fixed-rate mortgage loans.

The following table summarizes the approximate characteristics of all of the group II-2 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	1,226
Aggregate stated principal balance:	$378,335,983
Range of scheduled principal balances:	$29,938 to $2,840,655
Average scheduled principal balance:.	$308,594
Range of gross mortgage rates:	4.050% to 9.625%
Weighted average gross mortgage rate:	7.098%
Range of remaining terms to stated maturity (months):	74 to 360 months
Weighted average remaining terms to stated maturity (months):	354 months
Weighted average loan-to-value ratio at origination:	76.37%

The Group III Loans

The group III mortgage loans will consist of fixed-rate mortgage loans secured by junior liens on one- to four-family residential real properties.

The following table summarizes the approximate characteristics of all of the group III mortgage loans as of the Cut-off Date:

Number of mortgage loans:	2,162
Aggregate stated principal balance:	$139,685,229
Range of scheduled principal balances:	$158 to $499,790
Average scheduled principal balance:.	$64,609
Range of gross mortgage rates:	7.000% to 16.750%
Weighted average gross mortgage rate:	11.954%
Range of remaining terms to stated maturity (months):	119 to 240 months
Weighted average remaining terms to stated maturity (months):	179 months
Weighted average combined loan-to-value ratio at origination:	96.58%

Repurchase, Substitution and Purchase of Mortgage Loans

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the custodian finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the custodian shall promptly notify the trustee and, in the case of the group III loans, the credit enhancer, who, in turn, will notify originator of such defect. The originator must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the originator fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders (without regard to the financial guaranty insurance policies to be issued by the credit enhancer in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates) in the related mortgage loan, the originator will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, repurchase the related mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 90 days or more.

The purchase price for any mortgage loans repurchased or purchased by the sponsor or the servicer generally will be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the servicer, less the applicable servicing fee rate).

See “Pooling and Servicing Agreement — Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this free writing prospectus.

Description of the Certificates

General

The issuing entity will issue senior and subordinate certificates with respect to each of loan group I, loan group II and loan group III. The Class I-A Certificates will represent senior interests in the mortgage loans in loan group I. The Class II-A Certificates will represent senior interests in the mortgage loans in loan group II. The Class III-A-1 Certificates will represent senior interests in the mortgage loans in loan group III. The Class I-M Certificates will represent subordinate interests in the mortgage loans in loan group I. The Class II-M Certificates will represent subordinate interests in the mortgage loans in loan group II. The Class III-A-2, Class III-M and Class III-PO Certificates will represent subordinate interests in the mortgage loans in loan group III.

Amounts from the mortgage loans in loan group I will not be available to make payments on the certificates related to loan group II or loan group III. Amounts from the mortgage loans in loan group II will not be available to make payments on the certificates related to loan group I or loan group III. Amounts from the mortgage loans in loan group III will not be available to make payments on the certificates related to loan group I or loan group II.

Priority of Distributions

Interest Distributions on the Class I-A Certificates and Class I-M Certificates.

In general, on any distribution date, the interest remittance amount available with respect to the mortgage loans in loan group I-1 and loan group I-2 will be distributed first to pay any group I net swap payment plus any related swap termination payment (other than a related swap termination payment due to a related swap provider trigger event) owed to the group I swap provider, and such amount will be deducted pro rata from the interest remittance amount related to loan group I-1 and loan group I-2. The remaining interest remittance amount for loan group I-1 will then be distributed to pay current interest on the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata based on entitlement. The remaining interest remittance amount for loan group I-2 will then be distributed to pay current interest on the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata based on entitlement. Any remaining interest remittance amount for loan group I-1 and loan group I-2 after the foregoing distributions are made on the Class I-A Certificates will be used to make payments as follows:

first, concurrently to the Class I-1A Certificates and Class I-2A Certificates, pro rata, based on unpaid current interest, any remaining unpaid current interest;

second, to pay current interest sequentially, to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order; and

third, any remainder to be allocated as part of the related net monthly excess cashflow described in this free writing prospectus.

Principal Distributions on the Class I-A Certificates and Class I-M Certificates.

Principal received on the mortgage loans in loan group I will be used to pay principal on the Class I-A Certificates and Class I-M Certificates as described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions from Loan Group I-1 and Loan Group I-2.

Available funds from loan group I-1 and loan group I-2 remaining after paying (i) current interest and principal to the Class I-A Certificates and Class I-M Certificates and (ii) certain amounts to the group I swap provider, each as described in this free writing prospectus, will be the related net monthly excess cashflow and will be used for various purposes, to the extent of funds available, including paying principal on the Class I-A Certificates and Class I-M Certificates to maintain the target amount of overcollateralization for loan group I and covering some unpaid realized loss amounts, interest carry forward amounts, basis risk shortfall carryforward amounts on such certificates and payment of swap termination payments due to swap counterparty trigger events.

Interest Distributions on the Class II-A Certificates and Class II-M Certificates.

In general, on any distribution date, the interest remittance amount for loan group II-1 will be distributed first to pay current interest on the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata based on entitlement. The interest remittance amount for loan group II-2 will be distributed first to pay current interest on the Class II-2A Certificates. Any remaining interest remittance amount from loan group II-1 and loan group II-2 after the foregoing distributions are made on the Class II-A Certificates will be used to make payments as follows:

first, concurrently to the Class II-1A Certificates and Class II-2A Certificates, pro rata, based on unpaid current interest, any remaining unpaid current interest;

second, to pay current interest sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, in that order; and

third, any remainder to be allocated as part of the related net monthly excess cashflow described in this free writing prospectus.

Principal Distributions on the Class II-A Certificates and Class II-M Certificates.

Principal received on the mortgage loans in loan group II will be used to pay principal on the Class II-A Certificates and Class II-M Certificates as described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions from Loan Group II-1 and Loan Group II-2.

Available funds from loan group II-1 and loan group II-2 remaining after paying current interest and principal to the Class II-A Certificates and Class II-M Certificates, as described in this free writing prospectus, will be the related net monthly excess cashflow and will be used for various purposes, to the extent available, including paying principal on the Class II-A Certificates and Class II-M Certificates to maintain the target amount of overcollateralization for loan group II and covering some unpaid realized loss amounts, interest carry forward amounts and net WAC shortfall carryforward amounts on such certificates.

Interest Distributions on the Class III-A-1, Class III-A-2 and Class III-M Certificates.

In general, on any distribution date, the interest remittance amount available with respect to the mortgage loans in loan group III will be distributed first, to pay the credit enhancer the premium on the Class III-A-1 Policy and Class III-A-2 Policy, second, to pay any group III net swap payment plus any related swap termination payment (other than a related swap termination payment due to a related swap provider trigger event) owed to the group III swap provider and third, to pay current interest on the Class III-A-1 Certificates. Any remaining interest remittance amount from loan group III after the foregoing distributions are made will be used to make payments as follows:

first, to pay current interest to the Class III-A-2 Certificates,

second, to reimburse amounts owed to the credit enhancer,

third, to pay current interest sequentially, to the Class III-M-1 Certificates and Class III-M-2 Certificates, in that order; and

fourth, any remainder to be allocated as part of the related net monthly excess cashflow described in this free writing prospectus.

Principal Distributions on the Class III-A-1, Class III-A-2, Class III-PO and Class III-M Certificates.

Principal received on the mortgage loans in loan group III will be used to pay principal on the Class III-A-1, Class III-A-2, Class III-PO and Class III-M Certificates and to make certain payments to the credit enhancer, as described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions from Loan Group III.

Available funds from loan group III remaining after paying (i) current interest and principal, as applicable, to the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, and (ii) certain payments to the Group III swap provider and credit enhancer, each as described in this free writing prospectus, will be the related net monthly excess cashflow and will be used for various purposes, to the extent of funds available, including making certain payments to the credit enhancer, paying principal on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates to maintain the target amount of overcollateralization for loan group III and covering some unpaid realized loss amounts, interest carry forward amounts and basis risk shortfall carryforward amounts on such certificates, paying additional principal on the Class III-M-2, Class III-M-1 and Class III-A-2 Certificates and paying related swap termination payments due to a related swap counterparty trigger event.

Credit Enhancement

Class I-A Certificates and Class I-M Certificates

The credit enhancement provided for the benefit of the holders of the Class I-A Certificates and Class I-M Certificates consists of the related net monthly excess cashflow, related overcollateralization and the subordination provided to certain classes of certificates by other classes of certificates, each as described below.

The overcollateralization with respect to loan group I is the amount by which the aggregate stated principal balance of the mortgage loans in loan group I exceeds the aggregate certificate principal balance of the Class I-A, Class I-M and Class I-P Certificates. On the closing date, the amount of overcollateralization with respect to loan group I is expected to equal approximately $3,787,105.

The amount of overcollateralization with respect to loan group I is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization with respect to loan group I is reduced, related net monthly excess cashflow on the related mortgage loans will be used to reduce the aggregate certificate principal balance of the Class I-A Certificates and Class I-M Certificates, until the required level of overcollateralization with respect to loan group I has been maintained or restored.

On any distribution date, the amount of related overcollateralization (if any) will be available to absorb realized losses on the related mortgage loans if those losses are not otherwise covered by the related net monthly excess cashflow (if any). The required level of overcollateralization with respect to loan group I may change over time.

The mortgage loans in loan group I are expected to generate more interest than is needed to pay interest on the Class I-A Certificates and Class I-M Certificates because the weighted average of the net mortgage rates for the mortgage loans in loan group I is expected to be higher than the weighted average pass-through rate on the Class I-A Certificates and Class I-M Certificates (including expenses and the effective rate at which any group I net swap payment plus any related swap termination payment (other than a related swap termination payment due to a related swap provider trigger event) may be payable to the group I swap provider).

Subordination is provided to the Class I-A Certificates by the Class I-M Certificates. The Class I-1A-2 Certificates will provide additional subordination to the Class I-1A-1 Certificates by absorbing realized losses otherwise allocable to the Class I-1A-1 Certificates. The Class I-2A-2 Certificates will provide additional subordination to the Class I-2A-1 Certificates by absorbing realized losses otherwise allocable to the Class I-2A-1 Certificates. Among the classes of Class I-M Certificates, each class of Class I-M Certificates with a higher numerical class designation will provide subordination to each class of Class I-M Certificates with a lower numerical class designation.

In addition, the supplemental interest trust will hold (i) a cap contract for the benefit of the Class I-A Certificates and Class I-M Certificates, payments from which will be used to cover some unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group I, in each case, to the extent not paid after the application of related net monthly excess cashflow and amounts received, if any, on the group I interest rate swap agreement and (ii) an interest rate swap agreement for the benefit of the Class I-A Certificates and Class I-M Certificates, payments from which will be used to cover some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group I, in each case, to the extent not paid after the application of related net monthly excess cashflow.

Class II-A Certificates and Class II-M Certificates

The credit enhancement provided for the benefit of the holders of the Class II-A Certificates and Class II-M Certificates consists of the related net monthly excess cashflow, related overcollateralization and the subordination provided to certain classes of certificates by other classes of certificates, as described below.

The overcollateralization with respect to loan group II is the amount by which the aggregate stated principal balance of the mortgage loans in loan group II exceeds the aggregate certificate principal balance of the Class II-A Certificates and Class II-M Certificates. On the closing date, the amount of overcollateralization with respect to loan group II is expected to equal approximately $10,881,565.

The amount of overcollateralization with respect to loan group II is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization with respect to loan group II is reduced, related net monthly excess cashflow on the related mortgage loans will be used to reduce the total certificate principal balance of the Class II-A Certificates and Class II-M Certificates, until the required level of overcollateralization with respect to loan group II has been maintained or restored.

On any distribution date, the amount of related overcollateralization (if any) will be available to absorb realized losses on the related mortgage loans if those losses are not otherwise covered by the related net monthly excess cashflow (if any). The required level of overcollateralization with respect to loan group II may change over time.

The mortgage loans in loan group II are expected to generate more interest than is needed to pay interest on the Class II-A Certificates and Class II-M Certificates because the weighted average of the net mortgage rates for the mortgage loans in loan group II is expected to be higher than the weighted average pass-through rate on the Class II-A Certificates and Class II-M Certificates (including expenses).

Subordination is provided to the Class II-A Certificates by the Class II-M Certificates. Among the classes of Class II-M Certificates, each class of Class II-M Certificates with a higher numerical class designation will provide subordination to each class of Class II-M Certificates with a lower numerical class designation. The Class II-1A-2 Certificates will provide additional subordination to the Class II-1A-1 Certificates by absorbing realized losses otherwise allocable to the Class II-1A-1 Certificates.

Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates

The credit enhancement provided for the benefit of the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates consists of the related net monthly excess cashflow, related overcollateralization, the subordination provided to certain classes of certificates by other classes of certificates, as described below and the financial guaranty insurance policies issued by the credit enhancer with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates.

The overcollateralization with respect to loan group III is the amount by which the aggregate stated principal balance of the mortgage loans in loan group III exceeds the aggregate certificate principal balance of the Class III-A-1, Class III-A-2, Class III-PO and Class III-M Certificates. On the closing date, the amount of overcollateralization with respect to loan group III is expected to equal approximately $4,958,229.

The amount of overcollateralization with respect to loan group III is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization with respect to loan group III is reduced, related net monthly excess cashflow on the related mortgage loans will be used to reduce the total certificate principal balance of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, until the required level of overcollateralization with respect to loan group III has been maintained or restored.

On any distribution date, the amount of related overcollateralization (if any) will be available to absorb realized losses on the related mortgage loans if those losses are not otherwise covered by the related net monthly excess cashflow (if any). The required level of overcollateralization with respect to loan group III may change over time.

The mortgage loans in loan group III are expected to generate more interest than is needed to pay interest on the Class III-A-1, Class III-A-2 and Class III-M Certificates because the weighted average of the net mortgage rates for the mortgage loans in loan group III is expected to be higher than the weighted average pass-through rate on the Class III-A-1, Class III-A-2 and Class III-M Certificates (including expenses, the effective rate of the premium payable to the credit enhancer in connection with the class III-A-1 policy and class III-A-2 policy and the effective rate at which any group III net swap payment plus any related swap termination payment (other than a related swap termination payment due to a related swap provider trigger event) may be payable to the group III swap provider).

Subordination is provided to the Class III-A-1 Certificates by the Class III-A-2, Class III-M and the Class III-PO Certificates. Subordination is provided to the Class III-A-2 Certificates by the Class III-M Certificates and the Class III-PO Certificates. Subordination is provided to the Class III-M-1 Certificates and Class III-M-2 Certificates by the Class III-PO Certificates. Subordination is provided to the Class III-M-2 Certificates by the Class III-PO Certificates.

In addition, the supplemental interest trust will hold a cap contract, a floor contract and an interest rate swap agreement for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, payments from which will be used to cover some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group III, in each case, to the extent not paid after the application of related net monthly excess cashflow.

The Class III-A-1 Certificates and Class III-A-2 Certificates will have the benefit of the class III-A-1 policy and class III-A-2 policy, respectively.

See“Description of the Certificates” in this free writing prospectus for additional information.

The NIM Insurer

On or after the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of (i) the Class I-P Certificates and Class I-C Certificates, (ii) the Class II-P Certificates and Class II-C Certificates or (iii) the Class III-C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer.” The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the related offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the related offered certificates.

Any rights of a NIM Insurer relating to Loan Group III will be subject to the rights of the credit enhancer as provided for in the agreement.

See “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this free writing prospectus.

Interest Rate Swap Agreements

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group I interest rate swap agreement with the group I swap provider. On each distribution date, commencing with the distribution date in June 2007 and ending with the distribution date in August 2010, the supplemental interest trust trustee on behalf of the supplemental interest trust, will be obligated to make a fixed payment, and the group I swap provider will be obligated to make a floating payment, in each case as set forth in the group I interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders relating to loan group I, will be applied to make a net payment to the group I swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the group I swap provider will make a net swap payment to the supplemental interest trust trustee on behalf of the supplemental interest trust, from which the supplemental interest trust trustee on behalf of the supplemental interest trust, will remit certain amounts to holders of the Class I-A Certificates and Class I-M Certificates, as described in this free writing prospectus.

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group III interest rate swap agreement with the group III swap provider. On each distribution date, commencing with the distribution date in June 2007 and ending with the distribution date in June 2009, the supplemental interest trust trustee on behalf of the supplemental interest trust, will be obligated to make a fixed payment, and the group III swap provider will be obligated to make a floating payment, in each case as set forth in the group III interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders relating to group III, will be applied to make a net payment to the group III swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the group III swap provider will make a net swap payment to the supplemental interest trust trustee on behalf of the supplemental interest trust, from which the supplemental interest trust trustee on behalf of the supplemental interest trust, will remit certain amounts to holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, as described in this free writing prospectus. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

Upon early termination of each interest rate swap agreement, the supplemental interest trust trustee on behalf of the supplemental interest trust, or the related swap provider, may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in each interest rate swap agreement based on conditions at the time of termination. In the event that the supplemental interest trust is required to make a swap termination payment to the related swap provider, such amount (to the extent not paid by the supplemental interest trust trustee on behalf of the supplemental interest trust, from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee on behalf of the supplemental interest trust) generally will be paid by the supplemental interest trust trustee on behalf of the supplemental interest trust, on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the related certificateholders. In the case of a swap termination payment resulting from an event of default or certain termination events with respect to the related swap provider as described in this free writing prospectus, however, the supplemental interest trust’s payment to the related swap provider will be subordinated to all distributions to the holders of the related offered certificates.

Except as described in the preceding sentence, amounts payable by the supplemental interest trust trustee on behalf of the supplemental interest trust, will be payable from the related interest remittance amount, and, if such amount in insufficient, from the related principal remittance amount, before distributions to the related certificateholders.

Cap Contracts

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group I cap contract with the group I cap contract provider. The Class I-A Certificates and Class I-M Certificates will be entitled to the benefits provided by the group I cap contract and any proceeds thereof. In general, on each distribution date commencing with the distribution date in July 2007 and ending with the distribution date in February 2017, the group I cap contract provider will be obligated to make payments to the supplemental interest trust trustee on behalf of the supplemental interest trust, when One-Month LIBOR, as determined pursuant to the group I cap contract, exceeds a certain level described in this free writing prospectus. Such payments will be distributed by the supplemental interest trust trustee on behalf of the supplemental interest trust, on behalf of the issuing entity as described in this free writing prospectus.

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group III cap contract with the group III cap contract provider. The Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates will be entitled to the benefits provided by the group III cap contract and any proceeds thereof. In general, on each distribution date commencing with the distribution date in July 2007 and ending with the distribution date in September 2011, the group III cap contract provider will be obligated to make payments to the supplemental interest trust trustee on behalf of the supplemental interest trust, when One-Month LIBOR, as determined pursuant to the group III cap contract, exceeds a certain level described in this free writing prospectus. Such payments will be distributed by the supplemental interest trust trustee on behalf of the supplemental interest trust, on behalf of the issuing entity as described in this free writing prospectus. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

Floor Contract

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group III floor contract with the group III floor contract provider. The Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates will be entitled to the benefits provided by the group III floor contract and any proceeds thereof. In general, on each distribution date commencing with the distribution date in July 2007 and ending with the distribution date in July 2008, the group III floor contract provider will be obligated to make payments to the supplemental interest trust trustee on behalf of the supplemental interest trust, when One-Month LIBOR, as determined pursuant to the group III cap contract, is less than a certain level, as described in this free writing prospectus. Such payments will be distributed by the supplemental interest trust trustee on behalf of the supplemental interest trust, on behalf of the issuing entity as described in this free writing prospectus. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

Lender Paid Mortgage Insurance

Approximately 3.58%, 32.42%, 5.54% and 18.75% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 24.82% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 13.35% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, by aggregate stated principal balance as of the cut-off date, will be insured by an insurance policy issued by the MGIC. Approximately 59.98%, 32.28%, 50.68% and 43.88% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 39.58% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 46.66% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, by aggregate stated principal balance as of the cut-off date, will be insured by an insurance policy issued by the Radian Guaranty. However, such policies will provide only limited protection against losses on defaulted mortgage loans which are covered by such policies. See “Description of the Certificates—The LPMI Policies” in this free writing prospectus.

Master Servicing Compensation, Servicing and Trustee Fee

The master servicer will be entitled to receive as compensation for its activities under the pooling and servicing agreement any amounts earned on permitted investments in the distribution account. The servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will range from 0.250% to 0.500% per annum for the mortgage loans. The trustee will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement pursuant to a side letter agreement between the master servicer and the trustee.

Advances

The servicer will be obligated to make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the servicer fails to make any required advances, the master servicer, as successor servicer, may be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

Class I-A Certificates and Class I-M Certificates

On or after the first distribution date on which the aggregate outstanding stated principal balance of the mortgage loans in loan group I at the end of the related due period is less than or equal to 20% of the aggregate stated principal balance of the mortgage loans in loan group I as of the cut-off date, the servicer or its designee may, but will not be required to, purchase from the issuing entity all remaining mortgage loans in loan group I, thereby causing an early retirement of and a principal prepayment on the certificates relating to loan group I.

The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity relating to loan group I.

Class II-A Certificates and Class II-M Certificates

On or after the first distribution date on which the aggregate outstanding stated principal balance of the mortgage loans in loan group II at the end of the related due period is less than or equal to 20% of the aggregate stated principal balance of the mortgage loans in loan group II as of the cut-off date, the servicer or its designee may, but will not be required to, purchase from the issuing entity all remaining mortgage loans in loan group II, thereby causing an early retirement of and a principal prepayment on the certificates relating to loan group II.

The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity relating to loan group II.

Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates

On or after the first distribution date on which the aggregate outstanding stated principal balance of the mortgage loans in loan group III at the end of the related due period is less than or equal to 20% of the aggregate stated principal balance of the mortgage loans in loan group III as of the cut-off date, the servicer or its designee may, but will not be required to, purchase from the issuing entity all remaining mortgage loans in loan group III, thereby causing an early retirement of and a principal prepayment on the certificates relating to loan group III, or, if the servicer fails to exercise the right to terminate 60 days after the 20% level is reached, the credit enhancer may, at its option purchase the assets of the trust related to loan group III and cause an early retirement of and a principal prepayment on the certificates relating to loan group III, provided that no such purchase may be made without the consent of the credit enhancer unless each of the Class III-A-1 Policy and Class III-A-2 Policy is terminated and the credit enhancer is paid all reimbursements and other amounts payable to it under the Insurance Agreement.

The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity relating to loan group III provided that any unpaid reimbursement amounts to the credit enhancer have been paid.

See“Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit (“REMIC”) elections to be made with respect to the Issuing Entity. The offered certificates (exclusive of the right to receive payments in respect of net WAC shortfall carryforward amounts or basis risk shortfall carryforward amounts, as applicable, or the obligation of the Class I-A, Class I-M, Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates to make payments to the supplemental interest trust) will represent ownership of regular interests in a REMIC. The offered certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of the offered certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting.

The group I interest rate swap agreement, group I cap contract, group III interest rate swap agreement, group III cap contract, group III floor contact, carryover reserve fund, supplemental interest trust and the derivative account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Federal Income Tax Consequences” in this free writing prospectus.

Ratings

It is a condition to the issuance of the offered certificates that they receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody’s Investors Service, Inc., which is referred to herein as Moody’s:

Certificates	S&P	Moody’s
I-1A-1	AAA	Aaa
I-1A-2	AAA	Aaa
I-2A-1	AAA	Aaa
I-2A-2	AAA	Aaa
I-M-1	AA	Aa2
I-M-2	A	A2
I-M-3	BBB-	Baa3
II-1A-1	AAA	Aaa
II-1A-2	AAA	Aaa
II-2A	AAA	Aaa
II-M-1	AA	Aa2
II-M-2	AA-	Aa3
II-M-3	A+	A2
II-M-4	A	A3
II-M-5	A-	Baa2
II-M-6	BBB+	Baa3
III-A-1	AAA	Aaa
III-A-2	AAA	Aa1
III-M-1	A	A2
III-M-2	BBB	A3

The ratings on the certificates address the likelihood that holders of the certificates will receive all distributions on the mortgage loans to which they are entitled other than basis risk shortfall carryforward amounts or net WAC shortfall carryforward amounts, as applicable. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.

See “Yield on the Certificates” and“Ratings” in this free writing prospectus and“Yield Considerations” in the accompanying prospectus.

Legal Investment

When issued, the Class I-A, Class II-A, Class I-M-1, Class II-M-1 and Class II-M-2 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

See“Legal Investment” in this free writing prospectus and“Legal Investment Matters” in the accompanying prospectus.

ERISA Considerations

The Class I-A, Class I-M, Class II-1A-1, Class II-2A, Class III-A-1, Class III-A-2 and Class III-M Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Prior to the termination of the Supplemental Interest Trust, plans may invest in the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates if they meet the requirements of an investor-based exemption. The Class II-1A-2 and Class II-M Certificates may not be sold to plans unless such plans are investing through certain insurance company general accounts. Plans are encouraged to consult with their legal advisors before investing in the certificates.

See“ERISA Considerations” in this free writing prospectus and in the accompanying prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates, however, the underwriter is not obligated to do so. We cannot assurance you that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, the secondary market for the offered certificates may be very limited. In addition, any resale prices that may be available for any certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

As of the cut-off date, approximately 13.23%, 16.72%, 7.54%, 16.50% and 15.16% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1, loan group II-2 and loan group III, respectively, approximately 15.80% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 12.83% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, in each case by aggregate stated principal balance of the related mortgage loans as of the cut-off date, are secured by properties in the State of California. As of the cut-off date, approximately 23.71%, 27.83%, 13.37%, 14.74% and 17.75% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1, loan group II-2 and loan group III, respectively, approximately 26.75% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 14.18% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, in each case by aggregate stated principal balance of the related mortgage loans as of the cut-off date, are secured by properties in the State of Florida. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Certificates.

Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Moreover, with respect to adjustable rate mortgage loans that have an initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any certificates backed by those loans.

The mortgage loans in the issuing entity do not include subprime mortgage loans, and the sponsor and its affiliates originate only a limited number of subprime mortgage loans, all of which are sold to third-parties. Regardless, these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, if any, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the mortgage loans and the yield on and value of the certificates.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your certificates.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses or Shortfalls Being Incurred on the Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any other financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high combined loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage properties related to the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization.

The amount of interest generated by the mortgage loans (net of fees and expenses) in a loan group is expected to be higher than the amount of interest required to be paid to the related certificates and (i) in the case of loan group I, to make any group I net swap payment payable to the group I swap provider and (ii) in the case of loan group III, to make payments of premium to the credit enhancer and make any group III net swap payment payable to the group III swap provider. Any such excess interest will be used to maintain the target or level of overcollateralization by covering current or previous realized losses on the related loan group. In addition, (i) amounts payable to the supplemental interest trust trustee on behalf of the supplemental interest trust, under the group I cap contract and group I interest rate swap agreement may be used to cover some unpaid current interest, interest carry forward amounts, basis risk shortfall carryforward amounts and unpaid realized loss amounts, each as applicable, and to maintain the related level of overcollateralization and (ii) amounts payable to the supplemental interest trust trustee on behalf of the supplemental interest trust, under the group III cap contract, group III floor contract and the group III interest rate swap agreement may be used to cover some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the related level of overcollateralization. We cannot assure you, however, that enough excess interest or amounts available from the related derivative contracts will be sufficient to cover those amounts. The factors described below will affect the amount of excess interest that the related loan group will generate:

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Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Rate and Timing of Principal Distributions on the Certificates Will Be Affected by Prepayment Speeds.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates:

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans may decrease.

•
Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. Any such refinancing programs will be directed at all of the Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

•
AHMC will be required to purchase mortgage loans from the Issuing Entity in the event certain breaches of representations and warranties occur and have not been cured and AHMC is unable to substitute mortgage loans for those mortgage loans. In addition, the servicer has the option to purchase mortgage loans that become 90 days or more delinquent, subject to the terms of the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of any such purchased mortgage loans. Investors should note that the removal of any such mortgage loan from the trust may affect the loss and delinquency tests that determine the level of the related overcollateralization target amount, which may adversely affect the market value of your certificates.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of related certificates whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•
As of the cut-off date, approximately 21.51%, 23.74%, 22.99% and 24.17% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 23.16% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 23.69% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, in each case by aggregate stated principal balance of the related mortgage loans as of the cut-off date, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from twelve months to five years after the related mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period. Any such prepayment charge on a mortgage loan in loan group I and loan group II will be paid to the holder of the Class I-P Certificates and Class II-P Certificates, respectively, and will not be available for payments on the other classes of certificates.

•
Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See“Yield on the Certificates” in this free writing prospectus, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR.” or “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC.”, as applicable.

Payments From The Interest Rate Swap Agreements Are Subject to Limitations.

Group I net swap payments payable to the supplemental interest trust trustee on behalf of the supplemental interest trust, by the group I swap provider under the group I interest rate swap agreement will be available as described in this free writing prospectus to cover, to the extent not covered by the related net monthly excess cashflow, some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group I, each as described in this free writing prospectus with respect to the Class I-A Certificates and Class I-M Certificates, as applicable. However, no net amounts will be payable by the group I swap provider unless the floating amount owed by the group I swap provider on a distribution date exceeds the fixed amount owed to the group I swap provider on such distribution date. No assurance can be made that any amounts will be received under the group I interest rate swap agreement or that any such amounts that are received will be sufficient. Any group I net swap payment payable to the group I swap provider under the terms of the group I interest rate swap agreement will reduce amounts available for distribution to the related certificateholders, and may reduce the pass-through rates of the related certificates. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under the group I interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make a group I net swap payment to the group I swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered certificates. In addition, any related swap termination payment payable to the group I swap provider in the event of early termination of the group I interest rate swap agreement (other than certain related swap termination payments resulting from an event of default or certain termination events with respect to the group I swap provider, as described in this free writing prospectus, and to the extent not paid by the supplemental interest trust trustee on behalf of the supplemental interest trust from any upfront payment received pursuant to any related replacement related interest rate swap agreement that may be entered into by the supplemental interest trust trustee on behalf of the supplemental interest trust) will reduce amounts available for distribution to the related offered certificateholders.

Group III net swap payments payable to the supplemental interest trust trustee on behalf of the supplemental interest trust, by the group III swap provider under the group III interest rate swap agreement will be available as described in this free writing prospectus to cover, to the extent not covered by the related net monthly excess cashflow, some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group III, each as described in this free writing prospectus with respect to the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, as applicable. However, no net amounts will be payable by the group III swap provider unless the floating amount owed by the group III swap provider on a distribution date exceeds the fixed amount owed to the group III swap provider on such distribution date. No assurance can be made that any amounts will be received under the group III interest rate swap agreement or that any such amounts that are received will be sufficient. Any group III net swap payment payable to the group III swap provider under the terms of the group III interest rate swap agreement will reduce amounts available for distribution to the related certificateholders, and may reduce the pass-through rates of the related certificates. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under the group III interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make a group III net swap payment to the group III swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered certificates. In addition, any related swap termination payment payable to the group III swap provider in the event of early termination of the group III interest rate swap agreement (other than certain related swap termination payments resulting from an event of default or certain termination events with respect to the group III swap provider, as described in this free writing prospectus, and to the extent not paid by the supplemental interest trust trustee on behalf of the supplemental interest trust from any upfront payment received pursuant to any related replacement related interest rate swap agreement that may be entered into by the supplemental interest trust trustee on behalf of the supplemental interest trust) will reduce amounts available for distribution to the related offered certificateholders. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

Junior Lien Positions May Cause a Payment Delay or a Loss on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

All of the group III loans as of the cut-off date are secured by junior mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the group III loans in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the servicer may write off the entire outstanding balance of the related group III loan as a bad debt. These risks are greater if a group III loan has a high combined loan-to-value ratio or low junior ratio because it is more likely that the servicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related group III loans in the trust and the other forms of credit enhancement are insufficient to cover the loss, then:

•	There will be a delay in payments to holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates while a deficiency judgment against the borrower is sought; and

•	Holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Certain of the Underlying Senior Mortgages May be Subject to Negative Amortization

Approximately 0.15% of the mortgage loans in loan group III, by aggregate stated principal balance as of the cut-off date, will have underlying senior mortgages that are negative amortization loans. The interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of senior mortgage loan are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on a senior mortgage loan that is a negatively amortizing loan will become deferred interest that will be added to the principal balance of the senior mortgage loan and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to result in a scheduled payment that fully amortizes the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior mortgage loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related second lien group III loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal balance of the senior mortgage loan due to deferred interest.

Some Additional Risks Are Associated With the Class A, Class III-A-2 and Class M Certificates.

The weighted average life of, and the yields to maturity on the certificates, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the mortgage loans in a loan group are higher than those assumed by an investor in these related certificates, the actual yield to maturity of these certificates may be lower than assumed. The timing of losses on the related mortgage loans will also affect an investor's actual yields to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the group I-1 loans and group I-2 loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related distribution date, will reduce the certificate principal balance of the Class I-M-3, Class I-M-2 and Class I-M-1 Certificates, in that order. Realized losses on the group I-1 loans and group I-2 loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate certificate principal balance of the Class I-M Certificates has been reduced to zero, will be allocated (i) in the case of the group I-1 loans, sequentially, to the Class I-1A-2 Certificates and Class I-1A-1 Certificates, in that order, in each case until the certificate principal balance of that class is reduced to zero and (ii) in the case of the group I-2 loans, sequentially, to the Class I-2A-2 and Class I-2A-1 Certificates, in that order, in each case until the certificate principal balance of that class is reduced to zero. Realized losses on the group II loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related distribution date, will reduce the certificate principal balance of the Class II-M-6, Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1 Certificates, in that order. Realized losses on the group II-1 loans and group II-2 loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate certificate principal balance of the Class II-M Certificates has been reduced to zero, will be allocated (i) in the case of the group II-1 loans, sequentially, to the Class II-1A-2 and Class II-1A-1 Certificates, in that order, in each case until the certificate principal balance of that class is reduced to zero and (ii) in the case of the group II-2 loans, to the Class II-2A Certificates. Realized losses on the group III loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related distribution date, will reduce the certificate principal balance of the Class III-PO, Class III-M-2, Class III-M-1 and Class III-A-2 Certificates, in that order. Realized losses on the group III loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate certificate principal balance of the Class III-PO, Class III-A-2 and Class III-M Certificates has been reduced to zero, will be allocated to the Class III-A-1 Certificates, until the certificate principal balance of that class is reduced to zero.

Once a realized loss is allocated to a class of offered certificates, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to these certificates may be repaid with interest to the holders thereof from the related net monthly excess cashflow according to the priorities set forth under “Description of the Certificates — Overcollateralization Provisions with Respect to Loan Group I”, “Description of the Certificates — Overcollateralization Provisions with Respect to Loan Group II” and “Description of the Certificates — Overcollateralization Provisions with Respect to Loan Group III” in this free writing prospectus, and (i) in the case of the Class I-A Certificates and Class I-M Certificates only, from the group I cap contract and group I interest rate swap agreement and (ii) in the case of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates only, from the group III cap contract, group III floor contract and group III interest rate swap agreement.

The yields to maturity on the certificates will be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by related excess interest, related overcollateralization, the group I cap contract or the group I interest rate swap agreement (in the case of the Class I-A Certificates and Class I-M Certificates only), the group III cap contract, group III floor contract and group III interest rate swap agreement (in the case of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates only), a class of certificates subordinate thereto or, in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates, the Class III-A-1 Policy and Class III-A-2 Policy, respectively. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the certificates may be adversely affected by losses even if such class of certificates does not ultimately bear such loss.

Also, investors in the certificates should be aware that after the related step-down date, if no related trigger event is in effect, the most subordinate class of Class M Certificates (or the Class III-PO Certificates in the case of Loan Group III) in the related group of certificates may receive more than such class’ pro rata share of principal for that distribution date. As a result, the most subordinate class or classes of Class M Certificates (or the Class III-PO Certificates in the case of Loan Group III) in the related group of certificates may be reduced to zero prior to the more senior class or classes of such group of certificates.

Unless the aggregate certificate principal balance of the Class I-A Certificates is reduced to zero, it is not expected that the Class I-M Certificates will receive any distributions of principal until the related stepdown date. As a result, the weighted average lives of the Class I-M Certificates may be longer than would otherwise be the case.

The Class I-M Certificates represents interest in loan group I-1 and loan group I-2. As a result, the certificate principal balances of the Class I-M Certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class I-M Certificates will reduce the subordination provided by those classes of certificates to all of the Class I-A Certificates and Class I-M Certificates, even if such classes of certificates did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan groups that did not suffer those previous losses.

Unless the aggregate certificate principal balance of the Class II-A Certificates is reduced to zero, it is not expected that the Class II-M Certificates will receive any distributions of principal until the related stepdown date. As a result, the weighted average lives of the Class II-M Certificates may be longer than would otherwise be the case.

The Class II-M Certificates represents interest in loan group II-1 and loan group II-2. As a result, the certificate principal balances of the Class II-M Certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class II-M Certificates will reduce the subordination provided by those classes of certificates to all of the Class II-A Certificates and Class II-M Certificates, even if such classes of certificates did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan groups that did not suffer those previous losses.

Unless the aggregate certificate principal balance of the Class III-A-1 Certificates is reduced to zero, it is not expected that the Class III-A-2, Class III-M and Class III-PO Certificates will receive any distributions of principal until the related stepdown date. As a result, the weighted average lives of the Class III-A-2, Class III-M and Class III-PO Certificates may be longer than would otherwise be the case.

Also, if the aggregate certificate principal balance of Class III-A-2, Class III-M and Class III-PO Certificates have been reduced to zero, there may not be enough principal and interest generated from the mortgage loans available for payments on the Class III-A-1 Certificates, to the extent that realized losses on the mortgage loans reduce the amount available to be paid to such certificates.

In addition, the yield on the offered certificates will be sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of subordinate certificates or, in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates, the Class III-A-1 Policy and Class III-A-2 Policy, respectively. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Although loan-level mortgage insurance coverage has been acquired on behalf of the trust from (i) MGIC with respect to 3.58%, 32.42%, 5.54% and 18.75% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 24.82% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 13.35% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, by aggregate stated principal balance as of the cut-off date and (ii) Radian Guaranty with respect to 59.98%, 32.28%, 50.68% and 43.88% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 39.58% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 46.66% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, by aggregate stated principal balance as of the cut-off date, such coverage will provide only limited protection against losses on defaulted covered mortgage loans in such related loan group. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The LPMI Insurers also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the related policy.

Under the LPMI Policies, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificateholders.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See“Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the accompanying prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Senior Certificates.

The credit enhancement features described in the summary of this free writing prospectus are intended to enhance the likelihood that holders of the Class I-A, Class II-A and Class III-A-1 Certificates, and to a more limited extent, the holders of the Class I-M, Class II-M, Class III-A-2, Class III-M and Class III-PO Certificates, will receive regular distributions of interest and principal, as applicable. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the related mortgage loans. On the closing date, the amount of overcollateralization with respect to loan group I, loan group II and loan group III will approximately equal the required level of overcollateralization.

If delinquencies or defaults occur on the related mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

The ratings of the certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis, or, in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates, by a change of the financial strength rating of the credit enhancer. None of the depositor, the sponsor, the master servicer, the servicer, the trustee, the securities administrator or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the base prospectus.

Some of the Mortgage Loans May Have Been Underwritten to “Alt-A” Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Related Certificates.

Some of the mortgage loans may have been generally underwritten in accordance with “Alt-A” underwriting standards. An “Alt-A” loan means a loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. An “Alt-A” loan may or may not have a conforming principal balance at origination, and may satisfy the Fannie Mae or Freddie Mac underwriting guidelines for “A-” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. In addition, the originators’ underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators’ first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators’ loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates. For a description of the underwriting standards under which the mortgage loans were originated, see “Mortgage Loan Origination—Underwriting Guidelines” in this free writing prospectus.

The Mortgage Pool Includes Several Instances of Multiple Mortgage Loans Made to the Same Borrower.

The mortgage pool includes several instances of multiple mortgage loans made to the same borrower. While these mortgage loans are not cross-defaulted, any default with respect to one of these mortgage loans may indicate an inability or unwillingness to pay on the part of the related borrower. In addition, many of these mortgage loans are located in mortgaged properties in adjacent or nearby locations. The greatest number of mortgage loans in loan group I-1 made to a single borrower is four mortgage loans in the case of two borrowers, one with an aggregate stated principal balance as of the cut-off date of $1,533,000. The greatest number of mortgage loans in loan group I-2 made to a single borrower is three mortgage loans in the case of two borrowers, one with an aggregate stated principal balance as of the cut-off date of $1,137,639. The greatest number of mortgage loans in loan group II-1 made to a single borrower is six mortgage loans in the case of one borrower, with an aggregate stated principal balance as of the cut-off date of $301,920. The greatest number of mortgage loans in loan group II-2 made to a single borrower is four mortgage loans in the case of two borrower, one with an aggregate stated principal balance as of the cut-off date of $656,000. The greatest number of mortgage loans in loan group III made to a single borrower is four mortgage loans in the case of three borrowers, one with an aggregate stated principal balance as of the cut-off date of $187,970.

The Difference Between the Interest Rates on the Mortgage Loans and the Offered Certificates May Result in Shortfalls with Respect to these Certificates.

The pass-through rate with respect to the Class I-A Certificates and the Class I-M Certificates adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related net WAC rate. However, the mortgage rate of a majority of the mortgage loans in loan group I-1 and loan group I-2 is fixed for an initial period, and then adjusts based on one of several mortgage indexes which adjust monthly, semi-annually or annually. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, most of the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the one-month LIBOR index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the one-month LIBOR index and the related mortgage indices rise during the same period, the one-month LIBOR index may rise much more rapidly than the related mortgage indices. To the extent that the related pass-through rate is limited to the related net WAC rate, basis risk shortfalls may occur.

The pass-through rate with respect to the Class II-A Certificates and Class II-M Certificates is a fixed rate, subject to a net WAC rate. All of the mortgage loans in loan group II are fixed rate. However, to the extent of prepayments on the mortgage loans in loan group II with higher interest rates, the related net WAC rate may be reduced. To the extent that the related pass-through rate is limited to the related net WAC rate, net WAC shortfalls may occur.

The pass-through rate with respect to the Class III-A-1, Class III-A-2 and Class III-M Certificates adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related net WAC rate. However, the mortgage rates of all of the mortgage loans in loan group III are fixed. To the extent that the related pass-through rate is limited to the related net WAC rate, basis risk shortfalls may occur. Any basis risk shortfall carryforward amount allocated to the Class III-A-1 Certificates and Class III-A-2 Certificates will not be covered by the Class III-A-1 policy and Class III-A-2 policy, respectively, issued by the credit enhancer.

Amounts payable from the group I cap contract will be used first, to cover some unpaid realized loss amounts, second, to cover some basis risk shortfall carryforward amounts and third, to maintain the target amount of overcollateralization for group I, each as described in this free writing prospectus. Amounts payable from the group I interest rate swap agreement will be used first, to cover some unpaid current interest and interest carry forward amounts, second, to cover some unpaid realized loss amounts, third, to cover some basis risk shortfall carryforward amounts and fourth, to maintain the target amount of overcollateralization for group I, each as described in this free writing prospectus. However, the parameters of the group I cap contract and the group I interest rate swap agreement were made based on certain assumptions, which may prove incorrect, which would reduce amounts available to make the payments described above. In addition, in the event of a default by the group I cap contract provider or group I swap provider, as applicable, these payments will not be made.

Amounts payable from the group III cap contract, group III floor contract and group III interest rate swap agreement will be used first, to cover some unpaid current interest and interest carry forward amounts, second, to cover some unpaid realized loss amounts, third, to cover some basis risk shortfall carryforward amounts and fourth, to maintain the target amount of overcollateralization for group III, each as described in this free writing prospectus. However, the parameters of the group III cap contract, group III floor contract and group III interest rate swap agreement were made based on certain assumptions, which may prove incorrect, which would reduce amounts available to make the payments described above. In addition, in the event of a default by the group III cap contract provider, group III floor contract provider or group III swap provider, as applicable, these payments will not be made. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

The related net monthly excess cashflow will provide some protection against any basis risk shortfalls and net WAC shortfalls on the related offered certificates, subject to the priorities described in this free writing prospectus. However, there can be no assurance that available related net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of certificates is limited to the related net WAC rate, there will be little or no related net monthly excess cashflow.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 79.43%, 86.41%, 68.27% and 72.87% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 84.57% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 70.99% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, in each case by aggregate stated principal balance of the related mortgage loans as of the cut-off date, have initial interest only terms ranging from three to fifteen years. During the applicable interest only period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by any principal portion of scheduled payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates as described in this free writing prospectus.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that begin to amortize with their first monthly payment. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may adversely affect the delinquency, loss and prepayment performance of these mortgage loans.

The Ratings on the Certificates are Not a Recommendation to Buy, Sell or Hold the Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described in this free writing prospectus. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and, accordingly, there can be no assurance that the rating assigned to any certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by either rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related certificates may be adversely affected. See“Ratings” in this free writing prospectus and in the accompanying prospectus.

The Yield on the Class III-A-1, Class III-A-2 and Class III-M Certificates May Be Affected by Various Rights of the Credit Enhancer.

The yield to investors on the Class III-A-1, Class III-A-2 and Class III-M Certificates may be adversely affected to the extent the credit enhancer is entitled to reimbursement for payments, including interest thereon, made under the related financial guaranty insurance policy and any other amounts due to the credit enhancer pursuant to the related financial guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the related mortgage loans such as certain expenses of the credit enhancer, to the extent not previously paid or reimbursed. In addition, the holders of the Class III-A-1, Class III-A-2 and Class III-M Certificates may be adversely affected by the ability of the credit enhancer to exercise the rights of the Class III-A-1, Class III-A-2 and Class III-M Certificates under the pooling and servicing agreement and any additional rights as provided in this free writing prospectus.

The Rating of the Class III-A-1 Certificates and Class III-A-2 Certificates is Based Primarily on the Financial Strength of the Credit Enhancer.

The rating on the Class III-A-1 Certificates and Class III-A-2 Certificates depends primarily on an assessment by the rating agencies of the related mortgage loans and the financial strength of the credit enhancer. Any reduction of the rating assigned to the financial strength of the credit enhancer may cause a corresponding reduction in the rating assigned to the Class III-A-1 Certificates and Class III-A-2 Certificates. A reduction in the rating assigned to the Class III-A-1 Certificates and Class III-A-2 Certificates will reduce the market value of these certificates and may adversely affect the ability of investors in these certificates to sell them.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

The mortgage loans included in the issuing entity may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may adversely affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See“Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and“Legal Aspects of Mortgage Loans—Environmental Legislation” in the accompanying prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the related certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

(a)  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

(b)  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(c)  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the Issuing Entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Issuing Entity to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the accompanying prospectus.

On the closing date, AHMC will represent, among other things, that each mortgage loan, as of the time it was made, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, AHMC will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the accompanying prospectus.

The Return on the Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the amounts available to be distributed to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the offered certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the related certificates. The financial guaranty insurance policies issued by the credit enhancer with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates will not cover Relief Act shortfalls allocated to the Class III-A-1 Certificates and Class III-A-2 Certificates.

FICO Scores Mentioned in this Free Writing Prospectus Are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See“The Mortgage Pools — FICO Scores” in the base prospectus.

Default Risk on High Balance Mortgage Loans.

The principal balances of approximately 8.23% of the mortgage loans in loan group I-2, by aggregate stated principal balance of the mortgage loans in loan group I-2, were in excess of $1,000,000 as of the cut-off date. The principal balances of approximately 1.55% of the mortgage loans in loan group I-2, by aggregate stated principal balance of the mortgage loans in loan group I-2, were between $2,000,000 and $3,000,000 as of the cut-off date. The principal balances of approximately 1.42% of the mortgage loans in loan group I-2, by aggregate stated principal balance of the mortgage loans in loan group I-2, were between $3,000,000 and $5,000,000 as of the cut-off date. The principal balance of the mortgage loan in loan group I-2 with the greatest principal balance is equal to approximately $4,665,000, representing approximately 1.42% of the mortgage loans in loan group I-2 loan, by aggregate stated principal balance of the mortgage loans in loan group I-2 loan as of the cut-off date.

The principal balances of approximately 4.67% of the mortgage loans in loan group II-2, by aggregate stated principal balance of the mortgage loans in loan group II-2, were in excess of $1,000,000 as of the cut-off date. The principal balances of approximately 0.75% of the mortgage loans in loan group II-2, by aggregate stated principal balance of the mortgage loans in loan group II-2, were between $2,000,000 and $3,000,000 as of the cut-off date. The principal balance of the mortgage loan in loan group II-2 with the greatest principal balance is equal to approximately $2,840,655, representing approximately 0.75% of the mortgage loans in loan group II-2, by aggregate stated principal balance of the mortgage loans in loan group II-2 as of the cut-off date.

The loss and delinquency experience on these high balance loans may have a disproportionate effect on the related loan group as a whole.

Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You.

If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding, referred to as a “NIM Insurer Default”, the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the related offered certificates, and the holders of the related offered certificates may exercise these rights only with the prior written consent of the NIM Insurer:

•
the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the servicing agreement upon a default by the servicer,

•	the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement, and

•	the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless a NIM Insurer Default exists, the NIM Insurer’s consent will be required before, among other things,

•	any removal of the servicer, any successor servicer or the trustee and any appointment of any co-trustee,

•	any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the servicer with respect to more than 5% of the mortgage loans, or

•	any amendment to the pooling and servicing agreement or servicing agreement.

Investors in the offered certificates should note that:

•	the rights granted to the NIM Insurer are extensive,

•
the interests of the NIM Insurer may be inconsistent with, and adverse to, the interests of the holders of the related offered certificates, and the NIM Insurer has no obligation or duty to consider the interests of the related offered certificates in connection with the exercise or nonexercise of the NIM Insurer’s rights,

•
the NIM Insurer’s exercise of its rights and consents may negatively affect the related offered certificates and the existence of the NIM Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the related offered certificates, relative to other securities backed by comparable mortgage loans and with comparable payment priorities and ratings, and

•	any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the related offered certificates.

Any rights of a NIM Insurer relating to Loan Group III will be subject to the rights of the credit enhancer as provided for in the agreement.

See “Rights of the NIM Insurer under Pooling and Servicing Agreement” in this free writing prospectus.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Certificates from the Sponsor pursuant to the Mortgage Loan Purchase Agreement. All of the mortgage loans were originated by American Home. See“Mortgage Loan Origination” in this free writing prospectus.

The mortgage pool, referred to herein as the Mortgage Pool, has been divided into five loan groups, designated as Loan Group I-1, Loan Group I-2, Loan Group II-1, Loan Group II-2 and Loan Group III as more fully described below and in Schedule A to this free writing prospectus. The mortgage loans in Loan Group I-1 are referred to herein as the Group I-1 Loans, the mortgage loans in Loan Group I-2 are referred to herein as the Group I-2 Loans (the Group I-1 Loans and Group I-2 Loans are together referred to as the Group I Loans), the mortgage loans in Loan Group II-1 are referred to herein as the Group II-1 Loans, the mortgage loans in Loan Group II-2 are referred to herein as the Group II-2 Loans (the Group II-1 Loans and Group II-2 Loans are together referred to as the Group II Loans) and the mortgage loans in Loan Group III are referred to herein as the Group III Loans. Each group of mortgage loans is referred to herein as a Loan Group. The depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Trust Agreement.

All percentages and amounts with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in Schedule A to this free writing prospectus are subject to a variance of plus or minus 5%.

The Group I-1 Loans will initially consist of approximately 585 first lien conforming balance adjustable rate mortgage loans secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease. The Group I-2 Loans will initially consist of approximately 861 first lien conforming balance and non-conforming balance adjustable rate mortgage loans secured primarily by one- to four-family residences. The Group I-1 Loans and Group I-2 Loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $117,408,041 and $328,163,164, respectively, after application of scheduled payments due on or before the Cut-off Date whether or not received. The mortgage loans in Loan Group I-1 and Loan Group I-2 are also referred to in this free writing prospectus as the “adjustable-rate mortgage loans”. The Group II-1 Loans will initially consist of approximately 1,457 first lien conforming balance fixed rate mortgage loans secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease. The Group II-2 Loans will initially consist of approximately 1,226 first lien conforming balance and non-conforming balance fixed rate mortgage loans secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease. The Group II-1 Loans and Group II-2 Loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $261,791,682 and $378,335,983, respectively, after application of scheduled payments due on or before the Cut-off Date whether or not received. The Group III Loans will initially consist of approximately 2,162 second lien fixed-rate mortgage loans secured primarily by one- to four-family residences. The Group III Loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $139,685,229, after application of scheduled payments due on or before the Cut-off Date whether or not received. The mortgage loans in Loan Group II-1, Loan Group II-2 and Loan Group III are also referred to in this free writing prospectus as the “fixed rate mortgage loans”.

The Group I-1, Group I-2, Group II-1, Group II-2 and Group III Loans have original terms to maturity of not greater than 30, 30, 40, 30 and 20 years, respectively. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus.

The Mortgage Pool is more fully described below and in Schedule A to this free writing prospectus.

The mortgage loans are being serviced by the Servicer as described below under “The Servicer.” The mortgage loans were originated generally in accordance with the guidelines described in “Mortgage Loan Origination” in this free writing prospectus.

All of the mortgage loans have scheduled monthly payments due on the related Due Date. Each mortgage loan will contain a customary “due-on-sale” clause or will be assumable as provided in the related mortgage note.

All of the Group I-1 Loans and Group I-2 Loans, approximately 97.51% of the Group II-1 Loans, all of the Group II-2 Loans and approximately 98.85% of the Group II Loans, in each case by aggregate Stated Principal Balance of the related mortgage loans as of the Cut-off Date, with loan-to-value ratios in excess of 80.00% have primary mortgage insurance up to the required agency limits.

Mortgage Rates

The interest rate borne by the adjustable-rate mortgage loans will be adjusted, following in some cases an initial fixed-rate period, as follows:

•	monthly based on the One-Month LIBOR Loan Index;

•	semi-annually based on the Six-Month LIBOR Loan Index;

•	annually based on the One-Year CMT Loan Index; or

•	annually based on the One-Year LIBOR Loan Index.

each of which is referred to in this free writing prospectus as an Index. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. As to each mortgage loan, the Servicer will be responsible for calculating and implementing interest rate adjustments.

Index on the Adjustable Rate Mortgage Loans

Six-Month LIBOR. Approximately 95.55% and 91.10% of the Group I-1 Loans and Group I-2 Loans, respectively, and approximately 92.27% of the Group I Loans, will adjust semi-annually based on the Six-Month LIBOR Loan Index. The Six-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of Six-Month LIBOR since January 1, 2001. The values of Six-Month LIBOR shown are intended only to provide an historical summary of the movements in the Six-Month LIBOR and may not be indicative of future rates. No assurances can be given as to the value of Six-Month LIBOR on any interest rate adjustment date or during the life of any Group I Loan.

	Six-Month LIBOR Loan Index
Adjustment Date	2001	2002	2003	2004	2005	2006	2007
January 1	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%	5.40%
February 1	5.26	2.08	1.35	1.21	2.97	4.82	5.37
March 1	4.91	2.04	1.34	1.17	3.19	4.98	5.32
April 1	4.71	2.36	1.23	1.16	3.39	5.14	5.36
May 1	4.30	2.12	1.29	1.37	3.41	5.25
June 1	3.98	2.08	1.21	1.61	3.54	5.39
July 1	3.91	1.95	1.12	1.90	3.73	5.58
August 1	3.69	1.87	1.21	1.94	3.95	5.51
September 1	3.45	1.80	1.20	1.98	4.00	5.42
October 1	2.52	1.71	1.14	2.20	4.27	5.38
November 1	2.15	1.60	1.23	2.62	4.47	5.37
December 1	2.03	1.47	1.27	2.63	4.63	5.33

One-Year LIBOR. Approximately 3.17% and 8.35% of the Group I-1 Loans and Group I-2 Loans, respectively, and approximately 6.99% of the Group I Loans, will adjust annually based on One-Year LIBOR. The One-Year LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

One-Year CMT. Approximately 1.01% and 0.17% of the Group I-1 Loans and Group I-2 Loans, respectively, and approximately 0.39% of the Group I Loans, will adjust annually based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note, or the One-Year CMT Loan Index.

One-Month LIBOR. Approximately 0.27% and 0.38% of the Group I-1 Loans and Group I-2 Loans, respectively, and approximately 0.35% of the Group I Loans, will adjust monthly based on the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or the One-Month LIBOR Loan Index.

Mortgage Loan Characteristics

Loan Group I-1

The Group I-1 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $117,408,041 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I-1 Loans are conforming balance adjustable rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group I-1 Loans at origination will be approximately $200,778. No Group I-1 Loan had a principal balance at origination of greater than approximately $581,600 or less than approximately $31,200. The average principal balance of the Group I-1 Loans as of the Cut-off Date will be approximately $200,698. No Group I-1 Loan will have a principal balance as of the Cut-off Date of greater than approximately $581,600 or less than approximately $31,181.

As of the Cut-off Date, the Group I-1 Loans will have gross mortgage rates ranging from approximately 5.125% per annum to approximately 9.500% per annum and the weighted average gross mortgage rate will be approximately 7.539% per annum. The weighted average remaining term to stated maturity of the Group I-1 Loans will be approximately 358 months as of the Cut-off Date. None of the Group I-1 Loans will have a first Due Date prior to June 1, 2006, or after June 1, 2007, or will have a remaining term to maturity of greater than 360 months or less than 348 months as of the Cut-off Date. The latest maturity date of any Group I-1 Loan is May 1, 2037.

The weighted average of the loan-to-value ratios at origination of the Group I-1 Loans was approximately 78.42%. No loan-to-value ratio at origination of any Group I-1 Loan was greater than approximately 100.00% or less than approximately 33.33%.

Loan Group I-2

The Group I-2 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $328,163,164 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I-2 Loans are conforming balance and non-conforming balance adjustable rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group I-2 Loans at origination will be approximately $383,185. No Group I-2 Loan had a principal balance at origination of greater than approximately $4,665,000 or less than approximately $30,875. The average principal balance of the Group I-2 Loans as of the Cut-off Date will be approximately $381,142. No Group I-2 Loan will have a principal balance as of the Cut-off Date of greater than approximately $4,665,000 or less than approximately $30,847.

As of the Cut-off Date, the Group I-2 Loans will have gross mortgage rates ranging from approximately 4.125% per annum to approximately 9.875% per annum and the weighted average gross mortgage rate will be approximately 7.587% per annum. The weighted average remaining term to stated maturity of the Group I-2 Loans will be approximately 358 months as of the Cut-off Date. None of the Group I-2 Loans will have a first Due Date prior to July 1, 2003, or after June 1, 2007, or will have a remaining term to maturity of greater than 360 months or less than 313 months as of the Cut-off Date. The latest maturity date of any Group I-2 Loan is May 1, 2037.

The weighted average of the loan-to-value ratios at origination of the Group I-2 Loans was approximately 77.59%. No loan-to-value ratio at origination of any Group I-2 Loan was greater than approximately 100.00% or less than approximately 22.22%.

Loan Group I-1 and Loan Group I-2

The Group I Loans will have an aggregate principal balance as of the Cut-off Date of approximately $445,571,205 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group I Loans at origination will be approximately $309,390. No Group I Loan had a principal balance at origination of greater than approximately $4,665,000 or less than approximately $30,875. The average principal balance of the Group I Loans as of the Cut-off Date will be approximately $308,141. No Group I Loan will have a principal balance as of the Cut-off Date of greater than approximately $4,665,000 or less than approximately $30,847.

As of the Cut-off Date, the Group I Loans will have gross mortgage rates ranging from approximately 4.125% per annum to approximately 9.875% per annum and the weighted average gross mortgage rate will be approximately 7.575% per annum. The weighted average remaining term to stated maturity of the Group I Loans will be approximately 358 months as of the Cut-off Date. None of the Group I Loans will have a first Due Date prior to July 1, 2003, or after June 1, 2007, or will have a remaining term to maturity of greater than 360 months or less than 313 months as of the Cut-off Date. The latest maturity date of any Group I Loan is May 1, 2037.

The weighted average of the loan-to-value ratios at origination of the Group I Loans was approximately 77.81%. No loan-to-value ratio at origination of any Group I Loan was greater than approximately 100.00% or less than approximately 22.22%.

Loan Group II-1

The Group II-1 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $261,791,682 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-1 Loans are conforming balance fixed rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group II-1 Loans at origination will be approximately $180,031. No Group II-1 Loan had a principal balance at origination of greater than approximately $650,000 or less than approximately $31,050. The average principal balance of the Group II-1 Loans as of the Cut-off Date will be approximately $179,679. No Group II-1 Loan will have a principal balance as of the Cut-off Date of greater than approximately $650,000 or less than approximately $450.

As of the Cut-off Date, the Group II-1 Loans will have gross mortgage rates ranging from approximately 5.750% per annum to approximately 9.500% per annum and the weighted average gross mortgage rate will be approximately 7.165% per annum. The weighted average remaining term to stated maturity of the Group II-1 Loans will be approximately 357 months as of the Cut-off Date. None of the Group II-1 Loans will have a first Due Date prior to June 1, 2006, or after June 1, 2007, or will have a remaining term to maturity of greater than 473 months or less than 172 months as of the Cut-off Date. The latest maturity date of any Group II-1 Loan is October 1, 2046.

The weighted average of the loan-to-value ratios at origination of the Group II-1 Loans was approximately 74.87%. No loan-to-value ratio at origination of any Group II-1 Loan was greater than approximately 109.14% or less than approximately 12.00%.

Loan Group II-2

The Group II-2 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $378,335,983 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-2 Loans are conforming balance and non-conforming balance fixed rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group II-2 Loans at origination will be approximately $309,127. No Group II-2 Loan had a principal balance at origination of greater than approximately $2,881,000 or less than approximately $30,000. The average principal balance of the Group II-2 Loans as of the Cut-off Date will be approximately $308,594. No Group II-2 Loan will have a principal balance as of the Cut-off Date of greater than approximately $2,840,655 or less than approximately $29,938.

As of the Cut-off Date, the Group II-2 Loans will have gross mortgage rates ranging from approximately 4.050% per annum to approximately 9.625% per annum and the weighted average gross mortgage rate will be approximately 7.098% per annum. The weighted average remaining term to stated maturity of the Group II-2 Loans will be approximately 354 months as of the Cut-off Date. None of the Group II-2 Loans will have a first Due Date prior to August 1, 2001, or after June 1, 2007, or will have a remaining term to maturity of greater than 360 months or less than 74 months as of the Cut-off Date. The latest maturity date of any Group II-2 Loan is May 1, 2037.

The weighted average of the loan-to-value ratios at origination of the Group II-2 Loans was approximately 76.37%. No loan-to-value ratio at origination of any Group II-2 Loan was greater than approximately 105.43% or less than approximately 27.08%.

Loan Group II-1 and Loan Group II-2

The Group II Loans will have an aggregate principal balance as of the Cut-off Date of approximately $640,127,665 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II Loans are fixed rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group II Loans at origination will be approximately $239,021. No Group II Loan had a principal balance at origination of greater than approximately $2,881,000 or less than approximately $30,000. The average principal balance of the Group II Loans as of the Cut-off Date will be approximately 238,587. No Group II Loan will have a principal balance as of the Cut-off Date of greater than approximately $2,840,655 or less than approximately $450.

As of the Cut-off Date, the Group II Loans will have gross mortgage rates ranging from approximately 4.050% per annum to approximately 9.625% per annum and the weighted average gross mortgage rate will be approximately 7.126% per annum. The weighted average remaining term to stated maturity of the Group II Loans will be approximately 355 months as of the Cut-off Date. None of the Group II Loans will have a first Due Date prior to August 1, 2001, or after June 1, 2007, or will have a remaining term to maturity of greater than 473 months or less than 74 months as of the Cut-off Date. The latest maturity date of any Group II Loan is October 1, 2046.

The weighted average of the loan-to-value ratios at origination of the Group II Loans was approximately 75.76%. No loan-to-value ratio at origination of any Group II Loan was greater than approximately 109.14% or less than approximately 12.00%.

Loan Group III

The Group III Loans will have an aggregate principal balance as of the Cut-off Date of approximately $139,685,229, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group III Loans are fixed rate mortgage loans secured by second liens on the related mortgaged property.

The average principal balance of the Group III Loans at origination will be approximately $64,762. No Group III Loan had a principal balance at origination of greater than approximately $500,000 or less than approximately $10,000. The average principal balance of the Group III Loans as of the Cut-off Date will be approximately $64,609. No Group III Loan will have a principal balance as of the Cut-off Date of greater than approximately $499,790 or less than approximately $158.

As of the Cut-off Date, the Group III Loans will have gross mortgage rates ranging from approximately 7.000% per annum to approximately 16.750% per annum and the weighted average gross mortgage rate will be approximately 11.954% per annum. The weighted average remaining term to stated maturity of the Group III Loans will be approximately 179 months as of the Cut-off Date. None of the Group III Loans will have a first Due Date prior to January 1, 2005, or after June 1, 2007, or will have a remaining term to maturity of greater than 240 months or less than 119 months as of the Cut-off Date. The latest maturity date of any Group III Loan is May 1, 2027.

The weighted average of the combined loan-to-value ratios at origination of the Group III Loans was approximately 96.58%. No combined loan-to-value ratio at origination of any Group III Loan was greater than approximately 100.00% or less than approximately 35.80%.

Prepayment Charges

Approximately 21.51%, 23.74%, 22.99% and 24.17% of the Group I-1 Loans, Group I-2 Loans, Group II-1 Loans and Group II-2 Loans, respectively, approximately 23.16% of the Group I Loans in the aggregate and approximately 23.69% of the Group II Loans in the aggregate, in each case by aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date, have a Prepayment Charge on prepayments made less than or equal to five years from the date of origination of the mortgage loans. The amount of the Prepayment Charge on mortgage loans with prepayment charges is generally equal to six months interest on the amount prepaid that exceeds 20% of the loan amount, subject to limitations, if any, imposed by applicable state laws. The holders of the Class I-P Certificates and Class II-P Certificates will be entitled to all Prepayment Charges received on the Group I Loans and Group II Loans, respectively, and these amounts will not be available for distribution on the other classes of Certificates. The Servicer may waive the collection of any otherwise applicable Prepayment Charge or reduce the amount thereof actually collected, but only if done so in compliance with the Prepayment Charge waiver standards set forth in the servicing agreement. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the mortgage loans.

All of the mortgage loans with Prepayment Charges have Prepayment Charges which are “hard” throughout the period for which a Prepayment Charge applies, meaning that the borrower has to cover the Prepayment Charge regardless of the reason for prepayment, subject to limitations, if any, imposed by applicable state laws.

THE DEPOSITOR

The depositor will be American Home Mortgage Assets LLC. The depositor was formed in the State of Delaware on May 20, 2005 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation that is organized and operates as a real estate investment trust for federal income tax purposes. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the Certificates contemplated in this free writing prospectus, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since its inception.

The following table describes size, composition and growth of the depositor’s total portfolio of assets it has securitized as of the dates indicated:

	December 31, 2005		December 31, 2006		March 31, 2007
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	3,418	$1,287,655,301	22,276	$8,857,601,642	21,046	$8,169,960,039
Long Reset ARM	--	--	--	--	--	--
Fixed Rate	--	--	--	--	1	$253,001
Second Lien	--	--	--	--	--	--
Total	3,418	$1,287,655,301	22,276	$8,857,601,642	21,047	$8,170,466,041

With respect to the table above, a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more and a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less.

ISSUING ENTITY

The depositor will establish the Issuing Entity as a trust under the laws of the State of New York, pursuant to a pooling and servicing agreement, dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Securities Administrator, and the Trustee, referred to herein as the “Agreement”. The Agreement constitutes the “governing instrument” under the laws of the State of New York and is governed by the laws of the State of New York. On the Closing Date, the Depositor will deposit into the Issuing Entity a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first and second liens on one- to four-family residential properties with terms to maturity of not more than 480 months. The trust will not have any additional equity. The Agreement will authorize the Issuing Entity to engage only in selling the Certificates in exchange for the mortgage loans included in that trust, entering into and performing its obligations under the Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Issuing Entity and making distributions to Certificateholders. For a description of other provisions relating to amending the Agreement, please see “The Agreements — Amendment” in the prospectus.

The Issuing Entity’s fiscal year end is December 31.

The Agreement will provide that the Depositor assigns to the Trustee for the benefit of the Certificateholders without recourse all the right, title and interest of the Depositor in and to the mortgage loans. Furthermore, the Agreement will state that, although it is intended that the conveyance by the Depositor to the Trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the mortgage loans and related collateral.

THE SPONSOR

The Sponsor is American Home Mortgage Corp. The Sponsor was incorporated in the State of New York on April 5, 1988 as a corporation for the purpose of operating as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings. The Sponsor currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation, which operates, and has elected to be treated, as a REIT for federal income tax purposes.

The Sponsor maintains its principal office at 538 Broadhollow Road, Melville, New York 11747.

The Sponsor has been securitizing residential mortgage loans since 2005. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated:

	December 31, 2005		December 31, 2006		March 31, 2007
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	3,418	$1,287,655,301	22,276	$8,857,601,642	21,046	$8,169,960,039
Long Reset ARM	--	--	--	--	--	--
Fixed Rate	--	--	--	--	1	$253,001
Second Lien	--	--	--	--	--	--
Total	3,418	$1,287,655,301	22,276	$8,857,601,642	21,047	$8,170,466,041

With respect to the table above, a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more and a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and as Securities Administrator under the Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 + million customers and 158,000 + employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of the Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

The Master Servicer will not ultimately be responsible for the performance of the servicing activities by the Servicer, except as otherwise described herein and the Agreement. If the Servicer fails to fulfill its obligations under the Servicing Agreement, then the Master Servicer is obligated to terminate the Servicer and either appoint a successor servicer, as provided in the Agreement or assume the obligations of the Servicer under the Servicing Agreement. In accordance with the terms and conditions of the Servicing Agreement, the Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer.

In addition, the Servicer shall be required to provide to the Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the Servicer has determined that there is a realized loss with respect to a mortgaged property, the Master Servicer shall review and approve all realized loss calculations contained in such liquidation report.

As compensation for its services under the Agreement, the Master Servicer will be entitled to the investment income on the funds on deposit in the distribution account. The Master Servicer will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to the payment of any amounts to the Certificateholders.

THE SERVICER

American Home Mortgage Servicing, Inc., referred to herein as the Servicer, will act as the Servicer of the mortgage loans pursuant to the servicing agreement. The Servicer is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of January 1, 2007.

The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into the protected account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as “real estate owned” property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the Servicer’s portfolio of mortgage loans of the types specified as of the dates indicated:

Short Reset ARMs	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	20,751	39,699	68,802	72,328
Principal Balance	$4,762,653,643	$11,109,422,516	$24,725,791,965	$26,242,405,718

Long Reset ARMs	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	26,199	52,505	43,350	46,048
Principal Balance	$5,780,463,715	$12,844,011,591	$10,907,479,663	$12,235,500,346

Fixed Rate	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	47,496	64,561	72,631	79,735
Principal Balance	$5,834,968,501	$9,811,479,158	$11,657,591,865	$13,796,959,494

Second Lien Fixed Rate	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	5,856	13,768	17,285	19,117
Principal Balance	$302,253,074	$878,044,948	$1,163,569,698	$1,283,129,635

With respect to the table above, a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more and a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less.

The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer may be terminated in connection with an event of default as described in the Servicing Agreement and Agreement. See “The Agreements—Events of Default and Rights Upon Event of Default” in the accompanying prospectus. In addition, in the event of a Servicer Termination Event, the Servicer may be removed by the Credit Enhancer as Servicer with respect to the Group III Loans.

The Servicer is an affiliate of American Home Mortgage Investment Corp., a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The consolidated financial statements of American Home Mortgage Investment Corp. may be found in the company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) which are accessible through SEC’s website at www.sec.gov. The Servicer is a “taxable REIT subsidiary” of American Home Mortgage Investment Corp.

A description of the duties of the Servicer, including the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “Servicing of Mortgage Loans “ in the prospectus.

Collections on the mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are adjustable rate mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any Mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld. If the Servicer reduces the borrower’s monthly payment, the amount payable to the related trust may be reduced.

The Servicer does not have any custodial responsibility for the mortgage loans. The custodian has sole custodial responsibility pursuant to the custodial agreement.

The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

The Servicer is an affiliate of the Originator.

Table of Fees and Expenses

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the Certificateholders, while the Certificates are outstanding:

Description	Amount	Receiving Party
Servicer Fee
With respect to each Group I Loan, 0.250% per annum during the initial fixed period and increasing to 0.375% per annum after the first interest rate change date. With respect to each Group II Loan, 0.250% per annum. With respect to each Group III Loan, 0.500% per annum.*
Servicer
Master Servicer Compensation	Investment income on funds on deposit in the distribution account	Master Servicer
MGIC Fee	With respect to any mortgage loan covered by the MGIC Policy, 0.72% per annum	Mortgage Loan Interest Collections
Radian Guaranty Fee	With respect to any mortgage loan covered by the RMIC Policy, 0.59% per annum	Mortgage Loan Interest Collections

* The Servicer will be entitled to the related Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

MORTGAGE LOAN ORIGINATION

American Home Mortgage Investment Corp. (the “Originator”) is a Maryland corporation that is organized and operates as a real estate investment trust for federal income tax purposes, and that originates mortgage loans through its direct and indirect wholly owned subsidiaries. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator’s call center. The Originator operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage loans, or ARMs, since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects the Originator’s originations of mortgage loans of the type specified for the past three years and the three months ended March 31, 2007:

Long Reset ARMs	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	21,749	43,471	30,624	8,637
Principal Balance	5,184,236,416	$11,525,035,476	$9,401,339,446	$3,052,644,617

Short Reset ARMs	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	21,772	28,179	53,299	9,016
Principal Balance	5,243,914,215	$9,539,586,012	$20,291,229,888	$3,291,921,408

Fixed Rate	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	59,630	99,953	120,410	41,238
Principal Balance	$10,593,252,722	$19,353,121,580	$24,987,132,683	$9,292,204,464

Second Lien Fixed Rate	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	13,152	41,326	47,684	10,482
Principal Balance	$589,549,029	$2,400,097,324	$3,044,209,795	$655,916,584

With respect to the table above, a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more and a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less.

The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Underwriting Guidelines

The following information generally describes the Originator’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines. None of the mortgage loans were generally written in accordance with the Federal Housing Administration’s underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

The Originator’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

The Originator’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

The Originator underwrites a borrower’s creditworthiness based solely on information that the Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

The Originator obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower’s credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, the Originator underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac’s Loan Prospector automated underwriting systems or they have been manually underwritten by the Originator underwriters. The Originator’s Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an American Home underwriter or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Representations and Warranties

Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Issuing Entity will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2) Each mortgage loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the mortgage loans are currently being serviced in accordance with accepted servicing practices;

(3) As of the Closing Date, the improvements on each Mortgaged Property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located as provided by Fannie Mae or Freddie Mac;

(4) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(5) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(6) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the mortgage loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(7) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(8) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders; and

(9) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders (without regard to the financial guaranty insurance policies issued by the Credit Enhancer in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates), the Credit Enhancer or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Credit Enhancer, the Custodian, the Depositor, the Securities Administrator or the Sponsor, will (i) cure such breach in all material respects, (ii) provide the Custodian, on behalf of the Trustee, with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

ADDITIONAL INFORMATION

The description of the mortgage pool and the mortgaged properties in this free writing prospectus, including Schedule A hereto, is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, or in a current report on Form 8-K filed by the Depositor. In no event, however, will more than 5% (by aggregate Stated Principal Balance as of the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this free writing prospectus.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at https://www.americanhm.com/StaticPools/AHMA2007-3.aspx. The Sponsor does not have any material static pool information with respect to any mortgage loans originated or acquired by it or its affiliates prior to January 1, 2006 that were of the same type as those included in the Issuing Entity and that were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated or acquired by the Sponsor or its affiliates on or after January 1, 2006, the static pool information provided includes information solely for those mortgage loans which are currently being serviced by an affiliate of the Originator and not for any mortgage loans which have been sold on a servicing released basis.

The static pool information contained in this free writing prospectus contains vintage information since 2004 derived from the performance of Long-Reset ARMs, Short Reset ARMs, second lien mortgage loans and fixed rate mortgage loans included in the Sponsor’s securitized pools and those sponsored by its affiliate, American Home Mortgage Acceptance Inc. The sponsor has determined that information provided on a securitized pool basis does not clearly reflect the historical experience of mortgage loans acquired by the Sponsor and its affiliates with the characteristics of the mortgage loans included in the Issuing Entity.

DESCRIPTION OF THE CERTIFICATES

General

The American Home Mortgage Assets Trust 2007-3, Mortgage-Backed Pass-Through Certificates, Series 2007-3, will consist of thirty-two classes of Certificates, twenty of which are offered pursuant to this free writing prospectus.

The Class I-1A Certificates represent an interest primarily in the Group I-1 Loans. The Class I-2A Certificates represent an interest primarily in the Group I-2 Loans. Payments of principal on the Class I-1A and Class I-2A Certificates will be made first from payments received from the Group I-1 Loans and Group I-2 Loans, respectively. The Class I-M Certificates represent an interest in both the Group I-1 Loans and Group I-2 Loans. The Class I-A Certificates and the Class I-M Certificates are not entitled to payments from the Group II-1, Group II-2 or Group III Loans.

The Class II-1A Certificates represent an interest primarily in the Group II-1 Loans. The Class II-2A Certificates represent an interest primarily in the Group II-2 Loans. Payments of principal on the Class II-1A and Class II-2A Certificates will be made first from payments received from the Group II-1 Loans and Group II-2 Loans, respectively. The Class II-M Certificates represent an interest in both the Group II-1 Loans and Group II-2 Loans. The Class II-A Certificates and the Class II-M Certificates are not entitled to payments from the Group I-1, Group I-2 or Group III Loans.

The Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates represent an interest solely in the Group III Loans. The Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates are not entitled to any payments from the Group I-1, Group I-2, Group II-1 or Group II-2 Loans.

The Class I-R, Class I-RX, Class I-C, Class I-P, Class II-R, Class II-RX, Class II-C, Class II-P, Class III-R, Class III-RX, Class III-C and Class III-PO Certificates are not offered pursuant to this free writing prospectus.

The assets of the Issuing Entity on the Closing Date will consist of the following:

•
the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

•	any mortgaged properties acquired on behalf of the Issuing Entity by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;

•	the rights of the Issuing Entity under all insurance policies required to be maintained pursuant to the Servicing Agreement;

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement;

•	such assets relating to the mortgage loans as from time to time may be held in the protected account and the distribution account;

•	the rights with respect to the Servicing Agreement, to the extent assigned to the Issuing Entity; and

•	any proceeds of the foregoing.

In addition, the Class III-A-1 Certificates and Class III-A-2 Certificates will have the benefit of the Class III-A-1 Policy and Class III-A-2 Policy, respectively.

The aggregate Stated Principal Balance of the Group I-1, Group I-2, Group II-1, Group II-2, and Group III Loans as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $117,408,041, $328,163,164, $261,791,682, $378,335,983 and $139,685,229, respectively, the aggregate Stated Principal Balance of the Group I Loans in the aggregate after application of scheduled payments due whether or not received, is approximately $445,571,205, and the aggregate Stated Principal Balance of the Group II Loans in the aggregate after application of scheduled payments due whether or not received, is approximately $640,127,665, in each case subject to a permitted variance as described in this free writing prospectus under “Additional Information.”

Each class of Certificates will have the initial Certificate Principal Balance as set forth on page 8 hereof and will have the Pass-Through Rate as defined under “Glossary” in this free writing prospectus. In addition, (i) the Margin on each of the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates and (ii) the fixed rate of the Class II-A Certificates and Class II-M Certificates will be subject to increase on or after the related Step-Up Date. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the related Pass-Through Rate thereon on any future Distribution Date except from the related Net Monthly Excess Cashflow and (i) in the case of the Class I-A Certificates and Class I-M Certificates only, from the Group I Cap Contract and Group I Interest Rate Swap Agreement and (ii) in the case of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates only, from the Group III Cap Contract, Group III Floor Contract and Group III Interest Rate Swap Agreement, as provided in “—Overcollateralization Provisions with respect to Loan Group I”, “—Overcollateralization Provisions with respect to Loan Group II”, “—Overcollateralization Provisions with respect to Loan Group III” and “—Derivative Contracts” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof. The Offered Certificates will be issued as global certificates. See “Description of the Securities—Form of Securities” and“—Global Securities” in the accompanying prospectus.

Amounts payable with respect to the Certificates shall be paid by the Securities Administrator.

Book-Entry Certificates

The Offered Certificates will initially be issued in book-entry form and are referred to herein as the Book-Entry Certificates. Holders of the Book-Entry Certificates may elect to hold their Certificates through DTC in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-Entry Certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Offered Certificates in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. Except as described below, no beneficial owner of the Book-Entry Certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be holders as that term is used in the Agreement.

A Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner’s account for that purpose. In turn, the financial intermediary's ownership of the Book-Entry Certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Certificate Owners will receive all payments of principal and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. While the Book-Entry Certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-Entry Certificates and is required to receive and transmit payments of principal and interest on the Book-Entry Certificates.

Participants and indirect participants with whom Certificate Owners have accounts for Certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the DTC rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive definitive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not participants may transfer ownership of Book-Entry Certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owner.

Under a book-entry format, Certificate Owners may experience delays in their receipt of payments, since the payments will be made by the Securities Administrator to Cede & Co., as nominee for DTC. Payments on Book-Entry Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-Entry Certificates, may be limited due to the lack of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator and the certificate registrar that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Certificateholders under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Certificates which conflict with actions taken relating to other Certificates.

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option (with the consent of the certificate registrar, such consent not to be unreasonably withheld), elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner’s percentage interest in the related class of Certificates.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator and the certificate registrar are required to request that DTC notify all Certificateholders through its participants of the availability of definitive certificates. Upon surrender by DTC of the global certificate or definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the certificate registrar will reissue the Book-Entry Certificates as definitive certificates issued in the respective Certificate Principal Balances owned by individual Certificate Owners, and thereafter the certificate registrar will recognize the holders of definitive certificates as Certificateholders under the Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this free writing prospectus.

None of the Depositor, the Master Servicer, the Servicer, the Sponsor, the Trustee, the Custodian, the certificate registrar or the Securities Administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

The Class I-R, Class I-RX, Class I-C, Class I-P, Class II-R, Class II-RX, Class II-C, Class II-P, Class III-R, Class III-RX, Class III-C and Class III-PO Certificates will be issued in fully registered, certificated form.

For additional information regarding DTC, Clearstream, Euroclear and the Certificates, see “Description of the Securities—Form of Securities” and “—Global Securities” in the accompanying prospectus.

Interest and Principal Payments on the Certificates

The following describes distributions to be made to the Certificates.

Interest Payments on the Class I-A Certificates and Class I-M Certificates

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date and make the following payments, in the order of priority described below, in each case to the extent of the related Interest Remittance Amount remaining for such Distribution Date, to the extent described below:

(1)
from the Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date, pro rata, to the Derivative Account, in an amount equal to any Group I Net Swap Payment and any related Swap Termination Payment (not caused by a related Swap Provider Trigger Event) owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement;

(2)
concurrently, (A) from the Interest Remittance Amount relating to Loan Group I-1, concurrently to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata, based on their respective entitlements, the Current Interest for each such class for such Distribution Date and (B) from the Interest Remittance Amount relating to Loan Group I-2, concurrently to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata, based on their respective entitlements, the Current Interest for each such class for such Distribution Date;

(3)
from any remaining Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date, concurrently to the Class I-1A-1, Class I-1A-2, Class I-2A-1 and Class I-2A-2 Certificates, pro rata, based on their respective entitlements, any remaining unpaid Current Interest for each such class for such Distribution Date;

(4)
from any remaining Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date, sequentially, to the holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, the Current Interest for each such class for such Distribution Date; and

(5)
any remaining Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date to be included as part of the Net Monthly Excess Cashflow relating to Loan Group I to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

Principal Payments on the Class I-A Certificates and Class I-M Certificates

On each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class I-A Certificates and Class I-M Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, (A) the related Class I-A Principal Allocation Fraction of the related Principal Distribution Amount, concurrently, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that if a related Sequential Trigger Event is in effect, the related Class I-A Principal Allocation Fraction of the related Principal Distribution Amount will be distributed sequentially, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (B) the related Class I-A Principal Allocation Fraction of the related Principal Distribution Amount, concurrently, to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, concurrently, to the Class I-1A-1, Class I-1A-2, Class I-2A-1 and Class I-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, sequentially, to the holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero; and

(4)
any remaining related Principal Distribution Amount, as part of the Net Monthly Excess Cashflow relating to Loan Group I to be allocated as described under “-Overcollateralization Provisions for Loan Group I” below.

On each Distribution Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class I-A Certificates and Class I-M Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, (A) in an amount up to the related Class I-A Principal Allocation Fraction of the Class I-A Principal Distribution Amount, concurrently, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero, provided, however that if a related Sequential Trigger Event is in effect, an amount up to the related Class I-A Principal Allocation Fraction of the Class I-A Principal Distribution Amount will be distributed sequentially, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (B) in an amount up to the related Class I-A Principal Allocation Fraction of the Class I-A Principal Distribution Amount, concurrently, to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, in an amount up to any remaining Class I-A Principal Distribution Amount, concurrently, to the Class I-1A-1, Class I-1A-2, Class I-2A-1 and Class I-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, in an amount up to the Class I-M-1 Principal Distribution Amount, to the Class I-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4)
from any remaining related Principal Distribution Amount, in an amount up to the Class I-M-2 Principal Distribution Amount, to the Class I-M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5)
from any remaining related Principal Distribution Amount, in an amount up to the Class I-M-3 Principal Distribution Amount, to the Class I-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(6)	any remainder as part of the Net Monthly Excess Cashflow relating to Loan Group I to be allocated as described under “-Overcollateralization Provisions for Loan Group I” below.

The allocation of distributions in respect of principal to the Class I-A Certificates on each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class I-A Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the Group I Loans evidenced by the Class I-M Certificates. Increasing the respective percentage interest of the Class I-M Certificates in the Group I Loans relative to that of the Class I-A Certificates is intended to preserve the availability of the subordination provided by the Class I-M Certificates.

Interest Payments on the Class II-A Certificates and Class II-M Certificates

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Interest Remittance Amount relating to Loan Group II-1 and Loan Group II-2 for such Distribution Date and make the following payments, in the order of priority described below, in each case to the extent of the related Interest Remittance Amount remaining for such Distribution Date, to the extent described below:

(1)
concurrently, (A) from the Interest Remittance Amount relating to Loan Group II-1, concurrently to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata, based on their respective entitlements, the Current Interest for each such class for such Distribution Date and (B) from the Interest Remittance Amount relating to Loan Group II-2, to the Class II-2A, the Current Interest for such class for such Distribution Date;

(2)
from any remaining Interest Remittance Amount relating to Loan Group II-1 and Loan Group II-2 for such Distribution Date, concurrently to the Class II-1A Certificates and Class II-2A Certificates, pro rata, based on their respective entitlements, any remaining unpaid Current Interest for each such class for such Distribution Date;

(3)
from any remaining Interest Remittance Amount relating to Loan Group II-1 and Loan Group II-2 for such Distribution Date, sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, in that order, the Current Interest for each such class for such Distribution Date; and

(4)
any remaining Interest Remittance Amount relating to Loan Group II-1 and Loan Group II-2 for such Distribution Date to be included as part of the Net Monthly Excess Cashflow relating to Loan Group II to be allocated as described under “- Overcollateralization Provisions for Loan Group II” below.

Principal Payments on the Class II-A Certificates and Class II-M Certificates

On each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class II-A Certificates and Class II-M Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, (A) the related Class II-A Principal Allocation Fraction of the related Principal Distribution Amount, concurrently, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero, provided, however that if a related Sequential Trigger Event is in effect, the related Class II-A Principal Allocation Fraction of the related Principal Distribution Amount will be distributed sequentially, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (B) the related Class II-A Principal Allocation Fraction of the related Principal Distribution Amount, to the Class II-2A Certificates, in each case until the Certificate Principal Balance of each such class has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, concurrently, to the Class II-1A Certificates and Class II-2A Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero; and

(4)
any remaining related Principal Distribution Amount, as part of the Net Monthly Excess Cashflow relating to Loan Group II to be allocated as described under “-Overcollateralization Provisions for Loan Group II” below.

On each Distribution Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class II-A Certificates and Class II-M Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, (A) in an amount up to the related Class II-A Principal Allocation Fraction of the Class II-A Principal Distribution Amount, concurrently, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero, provided, however that if a related Sequential Trigger Event is in effect, an amount up to the related Class II-A Principal Allocation Fraction of the Class II-A Principal Distribution Amount will be distributed sequentially, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (B) in an amount up to the related Class II-A Principal Allocation Fraction of the Class II-A Principal Distribution Amount, to the Class II-2A Certificates, in each case until the Certificate Principal Balance of each such class has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, in an amount up to any remaining Class II-A Principal Distribution Amount, concurrently, to the Class II-1A Certificates and Class II-2A Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-1 Principal Distribution Amount, to the Class II-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-2 Principal Distribution Amount, to the Class II-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-3 Principal Distribution Amount, to the Class II-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(6)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-4 Principal Distribution Amount, to the Class II-M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(7)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-5 Principal Distribution Amount, to the Class II-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(8)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-6 Principal Distribution Amount, to the Class II-M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(9)	any remainder as part of the Net Monthly Excess Cashflow relating to Loan Group II to be allocated as described under “-Overcollateralization Provisions for Loan Group II” below.

The allocation of distributions in respect of principal to the Class II-A Certificates on each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class II-A Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the Group II Loans evidenced by the Class II-M Certificates. Increasing the respective percentage of the Class II-M Certificates in the Group II Loans relative to that of the Class II-A Certificates is intended to preserve the availability of the subordination provided by the Class II-M Certificates.

Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Interest Remittance Amount relating to Loan Group III for such Distribution Date and make the following payments, in the order of priority described below, in each case to the extent of the Interest Remittance Amount relating to Loan Group III remaining for such Distribution Date, to the extent described below:

(1)	from the Interest Remittance Amount relating to Loan Group III, to the Credit Enhancer to pay (i) the premium on the Class III-A-1 Policy and (ii) the premium on the Class III-A-2 Policy;

(2)
from any remaining Interest Remittance Amount relating to Loan Group III, to the Derivative Account, in an amount equal to any Group III Net Swap Payment and any related Swap Termination Payment (not caused by a related Swap Provider Trigger Event) owed to the Group III Swap Provider pursuant to the Group III Interest Rate Swap Agreement;

(3)	from any remaining Interest Remittance Amount relating to Loan Group III, to the holders of the Class III-A-1 Certificates, the Current Interest for such class for such Distribution Date;

(4)	from the remaining Interest Remittance Amount relating to Loan Group III, to the holders of the Class III-A-2 Certificates, the Current Interest for such class for such Distribution Date;

(5)
from any remaining Interest Remittance Amount relating to Loan Group III, to the Credit Enhancer, as reimbursement for prior draws made under the Class III-A-1 Policy and Class III-A-2 Policy and any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

(6)
from any remaining Interest Remittance Amount relating to Loan Group III for such Distribution Date, sequentially, to the holders of the Class III-M-1 Certificates and Class III-M-2 Certificates, in that order, the Current Interest for each such class for such Distribution Date; and

(7)
any remaining Interest Remittance Amount relating to Loan Group III for such Distribution Date to be included as part of the Net Monthly Excess Cashflow relating to Loan Group III to be allocated as described under “-Overcollateralization Provisions for Loan Group III” below.

Principal Payments on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates

On each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the related Principal Distribution Amount, to the Class III-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(2)	from any remaining related Principal Distribution Amount, to the Class III-A-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

(3)
from any remaining related Principal Distribution Amount, to the Credit Enhancer, as reimbursement for prior draws made under the Class III-A-1 Policy and Class III-A-2 Policy and any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement, to the extent not paid out of the Interest Remittance Amount relating to Loan Group III;

(4)
from any remaining related Principal Distribution Amount, sequentially, to the holders of the Class III-M-1, Class III-M-2 and Class III-PO Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero; and

(5)	any remainder as part of the Net Monthly Excess Cashflow relating to Loan Group III to be allocated as described under “-Overcollateralization Provisions for Loan Group III” below.

On each Distribution Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	in an amount up to the Class III-A-1 Principal Distribution Amount, to the Class III-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, in an amount up to the Class III-A-2 Principal Distribution Amount, to the Class III-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, to the Credit Enhancer, as reimbursement for prior draws made under the Class III-A-1 Policy and Class III-A-2 Policy and any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement, to the extent not paid out of the Interest Remittance Amount relating to Loan Group III;

(4)
from any remaining related Principal Distribution Amount, to the Class III-M-1 Certificates, in an amount up to the Class III-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(5)
from any remaining related Principal Distribution Amount, to the Class III-M-2 Certificates, in an amount up to the Class III-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(6)
from any remaining related Principal Distribution Amount, to the Class III-PO Certificates, in an amount up to the Class III-PO Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(7)	any remainder as part of the Net Monthly Excess Cashflow relating to Loan Group III to be allocated as described under “- Overcollateralization Provisions for Loan Group III” below.

The allocation of distributions in respect of principal to the Class III-A-1 Certificates on each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class III-A-1 Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of Group III Loans evidenced by the Class III-A-2, Class III-M and Class III-PO Certificates. Increasing the respective percentage interest of the Class III-A-2, Class III-M and Class III-PO Certificates in the Group III Loans relative to that of the Class III-A-1 Certificates is intended to preserve the availability of the subordination provided by the Class III-A-2, Class III-M and Class III-PO Certificates.

Overcollateralization Provisions for Loan Group I

With respect to any Distribution Date, any Net Monthly Excess Cashflow relating to Loan Group I shall be paid as follows, in each case to the extent of remaining Net Monthly Excess Cashflow relating to Loan Group I:

(1)
to the Class I-A Certificates and Class I-M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the related Overcollateralization Increase Amount, payable to such classes as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class I-A Certificates and Class I-M Certificates” above;

(2)
to the Class I-A Certificates, concurrently, (A) to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata and (B) to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata, in each case in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for each such class for such Distribution Date;

(3)
to the Class I-M-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(4)
to the Class I-M-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(5)
to the Class I-M-3 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(6)	to the Derivative Account, in an amount equal to any related Swap Termination Payment due to the Group I Swap Provider as a result of a related Swap Provider Trigger Event; and

(7)	to fund distributions to the Class I-C Certificates and Class I-R Certificates, in each case in the amounts specified in the Agreement.

Overcollateralization Provisions for Loan Group II

With respect to any Distribution Date, any Net Monthly Excess Cashflow relating to Loan Group II shall be paid as follows, in each case to the extent of remaining Net Monthly Excess Cashflow relating to Loan Group II:

(1)
to the Class II-A Certificates and Class II-M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the related Overcollateralization Increase Amount, payable to such classes as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class II-A Certificates and Class II-M Certificates” above;

(2)
to the Class II-A Certificates, concurrently, to the Class II-1A Certificates and to the Class II-2A Certificates, pro rata, in each case in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for each such class for such Distribution Date;

(3)	to the Class II-M-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(4)	to the Class II-M-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(5)	to the Class II-M-3 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(6)	to the Class II-M-4 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(7)	to the Class II-M-5 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(8)	to the Class II-M-6 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date; and

(9)	to fund distributions to the Class II-C Certificates and Class II-R Certificates, in each case in the amounts specified in the Agreement.

Overcollateralization Provisions for Loan Group III

With respect to any Distribution Date, any Net Monthly Excess Cashflow relating to Loan Group III shall be paid as follows, in each case to the extent of remaining Net Monthly Excess Cashflow relating to Loan Group III:

(1)
to the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates then entitled to receive distributions in respect of principal, in an amount equal to the related Overcollateralization Increase Amount, payable to such classes as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates” above;

(2)	to the Class III-A-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount and Interest Carry Forward Amount for such class for such Distribution Date;

(3)
to the Credit Enhancer, as reimbursement for prior draws made under the Class III-A-1 Policy and Class III-A-2 Policy and any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement, to the extent not paid out of the Interest Remittance Amount or Principal Remittance Amount relating to Loan Group III;

(4)	to the Class III-A-1 Certificates, in an amount equal to Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(5)
to the Class III-A-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(6)
to the Class III-M-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(7)
to the Class III-M-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(8)	to the Class III-PO Certificates, in an amount equal to any Unpaid Realized Loss Amount for such class for such Distribution Date;

(9)	sequentially, to the Class III-M-2, Class III-M-1 and Class III-A-2 Certificates, as principal, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(10)	to the Derivative Account, in an amount equal to any related Swap Termination Payment due to the Group III Swap Provider as a result of a related Swap Provider Trigger Event; and

(11)	to fund distributions to the Class III-C Certificates and Class III-R Certificates, in each case in the amounts specified in the Agreement.

The LPMI Insurers

MGIC

Mortgage Guaranty Insurance Corporation (“MGIC”), a Wisconsin corporation with its principal offices in Milwaukee, Wisconsin, is a private mortgage insurance company and wholly-owned subsidiary of MGIC Investment Corporation ("MGIC Investment"). As of the date of this free writing prospectus, MGIC had insurer financial strength ratings of “AA” from S&P, “AA+” from Fitch and “Aa2” from Moody’s. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change its rating at any time. The ratings reflect each respective rating agency’s current assessments of the creditworthiness of MGIC and its ability to pay claims on its policies of insurance. Each financial strength rating of MGIC should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of offered certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. MGIC does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

Radian Guaranty

Radian Guaranty Inc., (“Radian Guaranty”) a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and wholly-owned subsidiary of Radian Group Inc., (“Radian”) an insurance holding company listed on the New York Stock Exchange. Radian Guaranty is licensed in all 50 states, the District of Columbia and Guam to offer mortgage insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian Guaranty’s financial strength is rated “AA” by S&P and Fitch and “Aa3” by Moody’s. Radian Guaranty’s financial strength currently is not rated by any other rating agency. The ratings reflect each respective rating agencies’ current assessments of the creditworthiness of Radian Guaranty and its ability to pay claims on its policies of insurance. Each financial strength rating of Radian Guaranty should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of offered certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Radian Guaranty does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

On February 6, 2007, MGIC and Radian announced that they had agreed to merge. The surviving company will be called MGIC Radian Financial Group Inc. and will be headquartered in Milwaukee, Wisconsin. The merger has been approved by the shareholders and boards of directors of both MGIC Investment and Radian, but remains subject to final due diligence, regulatory review and regulatory approvals. Radian and MGIC anticipate that the merger will close in the fourth quarter of 2007. More information concerning the merger is contained in certain public filings made by MGIC Investment and/or Radian with the SEC on or after February 6, 2007. Copies of such merger information can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N/W, Washington, D.C. 20549, and the NYSE offices at 20 Broad Street, New York 10005.

Copies of Radian Guaranty’s quarterly and annual statutory financial statements, which are based on accounting principals that differ from generally accepted accounting principles and which may result in significant financial differences, are available upon request to Radian Guaranty at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian Guaranty’s telephone number is (215) 231-1000.

The LPMI Policies

The MGIC Policy

Approximately 3.58%, 32.42%, 5.54% and 18.75% of the Group I-1 Loans, Group I-2 Loans, Group II-1 Loans and Group II-2 Loans, respectively, approximately 24.82% of the Group I Loans in the aggregate and approximately 13.35% of the Group II Loans in the aggregate, in each case by aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date, are covered by a primary mortgage insurance policy issued by MGIC (the “MGIC Policy,” and the mortgage loans covered by such policy, the “MGIC Covered Loans”). The MGIC Policy does not cover any mortgage loans 60 days or more delinquent in payment as of the Cut-off Date. Each MGIC Covered Loan is covered for losses up to the policy limits; provided, however, that the MGIC Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in the MGIC Policy. Claims on an insured mortgage loan generally will reduce uninsured exposure to an amount equal to 65.00% of the lesser of the appraised value as of the origination date or the purchase price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policy covering the mortgage loan remains in effect and a full claim settlement is made thereunder. The MGIC Policy will have an aggregate loss limit equal to 3% of the aggregate Stated Principal Balance of the MGIC Covered Loans (approximately $5,881,509 (subject to a variance of plus or minus 5.00% of this amount)).

The MGIC Policy is required to remain in force with respect to each MGIC Covered Loan until: (i) the principal balance of the MGIC Covered Loan is paid in full; (ii) the principal balance of the MGIC Covered Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60.00% or less (provided, however, that no coverage of any MGIC Covered Loan under such MGIC Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Policy occurs that allows for the termination of the MGIC Policy by MGIC or cancellation of the MGIC Policy by the insured.

Coverage provided under the MGIC Policy is for the sole and exclusive benefit of the insured named in the MGIC Policy and/or the owner of the MGIC Covered Loans, and no other person or entity shall be deemed a third party beneficiary of the MGIC Policy. The MGIC Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to the assignment of coverage on all mortgage loans from the Trustee to any successor trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Policy generally requires that delinquencies on any MGIC Covered Loan must be reported to MGIC within four months of default, that reports regarding the delinquency of the MGIC Covered Loan must be submitted to MGIC on a monthly basis thereafter, and that appropriate proceedings to obtain title to the property securing such MGIC Covered Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Policy, the insured must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the MGIC Covered Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such MGIC Policy, and (ii) if the MGIC Covered Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such preexisting primary mortgage insurance policy within the time frames specified in the MGIC Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any pre-existing primary mortgage insurance policy covering the MGIC Covered Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the MGIC Covered Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the MGIC Covered Loan) and with the insured retaining title to the property securing such MGIC Covered Loan, or (iii) if the property securing the MGIC Covered Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the MGIC Covered Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Policy unless the property securing the MGIC Covered Loan is in the same physical condition as when such MGIC Covered Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC's receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of the MGIC Covered Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the MGIC Covered Loan; nor may the lender make any change in the property or other collateral securing the MGIC Covered Loan, nor may any mortgagor be released under the MGIC Covered Loan from liability.

If a MGIC Covered Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the MGIC Covered Loan under the MGIC Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any MGIC Covered Loan covered by the MGIC Policy, the master servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the MGIC Covered Loan.

The MGIC Policy excludes coverage of: (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the MGIC Covered Loan; (ii) any claim resulting from a default occurring after lapse or cancellation of coverage; (iii) certain claims resulting from a default existing at the inception of coverage; (iv) certain claims where there is an environmental condition which existed on the property securing the MGIC Covered Loan (whether or not known by the person or persons submitting an application for coverage of the MGIC Covered Loan) as of the effective date of coverage; (v) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the MGIC Covered Loan; (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Policy or of its obligations as imposed by operation of law; (vii) certain claims resulting from physical damage to a property securing a MGIC Covered Loan; (viii) any claim arising from the failure of the borrower under a covered MGIC Covered Loan to make any balloon payment, if applicable, under such MGIC Covered Loan; and (ix) any claim submitted in connection with a MGIC Covered Loan if the MGIC Covered Loan did not meet MGIC’s requirements applicable to the origination of the MGIC Covered Loan.

In issuing the MGIC Policy, MGIC has relied upon certain information and data regarding the MGIC Covered Loan furnished to it by the sponsor. The MGIC Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including: (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the MGIC Covered Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the MGIC Covered Loan; (ii) negligence or fraud by the applicable servicer of the MGIC Covered Loan; and (iii) failure to construct a property securing a MGIC Covered Loan in accordance with specified plans. The MGIC Policy permits MGIC to cancel coverage of a MGIC Covered Loan under the MGIC Policy or deny any claim submitted under the MGIC Policy in connection with a MGIC Covered Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of a covered MGIC Covered Loan.

The MGIC Policy provides less than 10% of the cash flow used to support the Offered Certificates related to Loan Group I and Loan Group II, and MGIC is not a significant enhancement provider as described under Regulation AB Item 1114. MGIC may be replaced in certain circumstances, including if the MGIC Policy provides 10% or more of the cash flow used to support the Offered Certificates related to Loan Group I and Loan Group II and MGIC fails to comply with the reporting requirements as set forth in the MGIC Policy.

The preceding description of the MGIC Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Policy, a copy of which is available upon request from the Trustee.

In addition, the Servicing Agreement permits the Servicer to substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy, or other form of credit enhancement for the MGIC Policy so long as the substitution does not adversely affect the ratings described under “Ratings”.

The Radian Modified Pool Policy

A mortgage insurance policy (the “Radian Modified Pool Policy”) will be obtained to cover losses (subject to the limitations described herein) by reason of default of the mortgagor on approximately 59.98%, 32.28%, 50.68% and 43.88% of the Group I-1 Loans, Group I-2 Loans, Group II-1 Loans and Group II-2 Loans, respectively, approximately 39.58% of the Group I Loans in the aggregate and approximately 46.66% of the Group II Loans in the aggregate, in each case by aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date (the “Radian Covered Mortgage Loans”). The Radian Modified Pool Policy will cover losses up to the Covered Percentage on each Radian Covered Mortgage Loan, up to an aggregate amount equal to approximately 3% of the aggregate Stated Principal Balance of the Radian Covered Mortgage Loans (approximately $14,251,971) (subject to a variance of plus or minus 5.00% of this amount) (the “Aggregate Loss Limit”). The “Coverage Percentage” for each Radian Covered Mortgage Loan is determined by the following formula: 1 - (65%/Original Loan-to-Value Ratio). The Coverage Percentage determined in accordance to the preceding formula shall be rounded up to the next whole percentage and provided to the insured. “Original Loan-to-Value Ratio” means the loan to value ratio of the loan at the time of origination, where the value for a new property is the lesser of the purchase price or the appraisal value and the value for a refinanced property is the appraisal value.

The Radian Modified Pool Policy will be issued by Radian and delivered to the Trustee on the Closing Date. Radian will be paid the Radian Modified Pool Insurer Fee. The Servicer will present claims and provide certain notices all in accordance with the terms of the Radian Modified Pool Policy. Subject to certain limitations set forth in the servicing agreement, the Servicer is required to use commercially reasonable efforts to maintain the Radian Modified Pool Policy during the term of the servicing agreement.

The following summary describes certain provisions of the Radian Modified Pool Policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Radian Modified Pool Policy.

Radian Guaranty will not be liable for and the Radian Modified Pool Policy will not apply to, extend to or cover any loss for which a claim is made in connection with a mortgage loan as to which there has been a misstatement, misrepresentation or omission or as a result of any other act of fraud or a breach of a representation or warranty concerning the Radian Covered Mortgage Loans as set forth in the Radian Modified Pool Policy.

For the purposes of the Radian Modified Pool Policy, the following terms have the following meanings:

“Approved Sale” means (1) a sale of property acquired by the insured because of a Default by the borrower and to which the Radian Guaranty has given prior written approval, (2) a foreclosure or trustee’s sale of a property to a third party at a price equal to or exceeding the maximum amount specified by Radian Guaranty to be bid by the insured or (3) a sale of the property by the borrower prior to the foreclosure sale and to which Radian Guaranty has given prior written approval.

“Default” occurs when the borrower either becomes in arrears in an amount equal to or greater than one (1) monthly principal and interest payment due under the terms of the mortgage loan or violates any other term or condition of the mortgage loan which is a basis for a foreclosure action.

“Three (3) Months in Default” occurs when the borrower becomes in arrears in an amount equal to or greater than three (3) monthly principal and interest payments due under the terms of the mortgage loan.

“Qualified” means Radian Guaranty is duly qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Radian Modified Pool Policy, and has a financial strength rating of not lower than “Baa3” from Moody’s and “BBB-” from S&P (if rated by the respective rating agency).

Within ten (10) days after the Servicer receives notice or otherwise becomes aware that (a) a borrower is Three (3) Months in Default or (b) proceedings to acquire title to a borrower’s property have been commenced, whichever event occurs first, notice thereof will be given to Radian Guaranty on behalf of the Servicer upon the form furnished by Radian Guaranty; provided, however, that failure of Radian Guaranty to furnish forms will not relieve the Servicer of the obligation to give notice in any reasonable form within the required time. Thereafter, the Servicer will report monthly to Radian Guaranty in summary form the status of the borrower’s account, until a claim is submitted to Radian Guaranty or until the borrower is less than Three (3) Months in Default. When a borrower becomes less than thirty (30) days in default, a final monthly report must be provided indicating that the Default has been cured. Failure by the Servicer to give any notice or file any report required under the Radian Modified Pool Policy, within the time period specified, will not constitute failure to comply with a material condition of the Radian Modified Pool Policy provided that such failure is remedied within fifteen (15) days of receipt of notice thereof from Radian Guaranty. If the insured fails to give the notice of Default to Radian Guaranty within the time period specified, any additional interest accruing or advances incurred or accruing during the period of such failure will not be includable in the claim.

If a Radian Covered Mortgage Loan is assumed, the coverage under the Radian Modified Pool Policy will remain in force if the original borrower is not released from personal liability. If the original borrower by an assumption is released from personal liability on a Radian Covered Mortgage Loan, the liability of Radian Guaranty for coverage under the Radian Modified Pool Policy as to such Radian Covered Mortgage Loan will terminate unless Radian Guaranty approves the assumption in writing. The Servicer will provide Radian Guaranty with the information and documentation required by Radian Guaranty. Radian Guaranty will not unreasonably withhold approval of an assumption.

In the event of default, it will be a condition precedent to payment of a claim on any mortgage loan that the Servicer cause to be advanced in accordance with the applicable servicing guidelines: (1) reasonable and customary hazard insurance premiums, (2) taxes, assessments and other public charges imposed upon the property, (3) customary expenses necessary for preservation of the property, (4) condominium fees, homeowner association dues and other shared property fees, (5) all other reasonable and necessary expenses incurred in the Appropriate Proceedings, including attorney’s fees not in excess of three percent (3%) of the delinquent principal and interest at the time a Claim is filed, and customary court costs, (6) necessary and customary costs for eviction proceedings, including related attorney’s fees. In the event of default, if there is any physical damage to the property from any cause, whether by accidental means or otherwise, it will be a condition precedent to payment of a claim on the mortgage loan that the Servicer cause to be restored the property to its condition at the time of the issuance of the Radian Modified Pool Policy, reasonable wear and tear excepted.

Subject to the Aggregate Loss Limit, the amount of loss payable to the Servicer (on behalf of the Trustee) on each individual claim shall be the total of: (1) the amount of the unpaid principal balance at the time of an Approved Sale of the property, (2) the amount of the accumulated delinquent interest computed to the date of claim settlement at the mortgage loan’s rate of interest and (3) the amount of advances made on behalf of the Servicer (as described in the preceding paragraph) less (a) the amount of all rents and other payments (excluding net proceeds of an Approved Sale of the Mortgaged Property and the proceeds of fire and extended coverage insurance) collected or received by the insured, which are derived from or in any way related to the Mortgaged Property; (b) the amount of cash remaining in any escrow account as of the last payment date; (c) the amount of cash or other collateral to which the insured has retained the right of possession as security for the mortgage loan; (d) the amount paid under applicable fire and extended coverage policies which is in excess of the cost of restoring and repairing the Mortgaged Property and which has not been applied to the payment of the mortgage loan as required by the terms of the mortgage loan; (e) the amounts of any payments of Loss previously made by Radian Guaranty; (f) the net proceeds upon an Approved Sale of the Mortgaged Property; and (g) any other amounts claimed by the insured to the extent they are excluded from the Claim Amount.

Subject to the Aggregate Loss Limit, in lieu of paying the loss determined by the computation above, Radian Guaranty may, at its option, pay the Servicer (on behalf of the Trustee) the total of the amounts under clauses (1), (2) and (3) of the immediately preceding paragraph. As a condition precedent to the payment of any sum under this loss payment option, the Trustee will execute a transfer of title to the Mortgaged Property provided to it, without representation, warranty or recourse, on behalf of the Issuing Entity in favor of Radian Guaranty upon receipt of an officer’s certificate from the Servicer that Radian Guaranty elects such option and that the Servicer will deposit such funds in the Protected Account. Within thirty (30) days after the property is sold by Radian Guaranty, Radian Guaranty will give written notice to the Servicer (on behalf of the Trustee) of the net amount received for such sale.

Any claim payment or loss payment as described in the preceding two paragraphs will be a full and final discharge of Radian Guaranty’s obligation with respect to such claim or loss under the terms of the Radian Modified Pool Policy.

The aggregate losses are the sum of losses paid by Radian Guaranty, reduced by any net amount Radian Guaranty receives upon disposal of any property. When the aggregate losses paid by Radian Guaranty reach an amount equal to the Aggregate Loss Limit, the liability of Radian Guaranty to pay any additional claims for loss ceases.

The Radian Modified Pool Policy will continue in force until (i) each Radian Covered Mortgage Loan has either been paid in full, is no longer represented by the Security or is otherwise liquidated, or (ii) the Offered Certificates have either been paid in full or reduced to zero. If at any time Radian Guaranty ceases to be Qualified, the Servicer shall give written notice to the Trustee (upon the Servicer’s actual knowledge thereof) and the Servicer on behalf of the Trustee shall terminate the Radian Modified Pool Policy upon written notice to Radian Guaranty, and thereupon no further premium shall be due under this Radian Modified Pool Policy. Radian Guaranty will use all diligent effort to remain qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Radian Modified Pool Policy.

Unless otherwise mutually agreed, a claim for loss may be filed with Radian Guaranty on the appropriate form provided by Radian Guaranty within sixty (60) days after the insured has conveyed title to the property pursuant to an Approved Sale and shall be accompanied by such documents and other information as are reasonably requested by Radian Guaranty. Radian Guaranty shall not unreasonably withhold the approval necessary for such an Approved Sale. Failure to file a claim for loss within sixty (60) days after a claim could first be filed under the Radian Modified Pool Policy shall be deemed a waiver of all rights to claim payment under the terms of the Radian Modified Pool Policy. If the insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of the Claim, the insured will no longer be entitled to payment of a Loss and Radian Guaranty will not be obligated to make any payment under the Radian Modified Pool Policy.

Any payment of loss required to be made to the Servicer (on behalf of the Trustee) with respect to any claim will be payable within sixty (60) days after receipt by Radian Guaranty of such claim, provided that, if Radian Guaranty shall within twenty (20) days after the filing of the claim request additional information necessary to complete its review of the claim, then the sixty (60) day period will be suspended until Radian Guaranty receives the requested information.

Notwithstanding any other provision of the Radian Modified Pool Policy, the coverage extended to any mortgage loan may be terminated at Radian Guaranty’s sole discretion, immediately and without notice, if, with respect to such mortgage loan, the insured shall permit or agree to any of the following without prior written consent of Radian Guaranty:

A.
Loan Modification. Any material change or modification of the terms of the mortgage loan including but not limited to, the borrowed amount, interest rate, term or amortization schedule, excepting such modifications as may be specifically provided for in the mortgage loan documents, and permitted without further approval or consent of the insured. The insured may increase the principal balance of a mortgage loan, provided that the written approval of the Policy insurer has been obtained. The insured shall pay Radian Guaranty the additional premium due at the then prevailing premium.

B.            Release. Any release of the borrower from liability for the mortgage loan.

C.	Assumption. Any assumption of liability for the mortgage loan, with or without release of the original borrower from liability therefore.

D.	Property Change. Any change in the residential use or nature of the Mortgaged Property or any release of a portion of the collateral securing the mortgage loan.

E.	Servicing. Any sale or transfer of the servicing of a mortgage loan to an entity not previously approved in writing by Radian Guaranty as a servicer.

Calculation of LIBOR for the LIBOR Certificates

On each LIBOR Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the LIBOR Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as it is quoted on the Bloomberg Terminal Telerate Successor Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the LIBOR rate does not appear or is not available on the Bloomberg Terminal Telerate Successor Page 3750, One-Month LIBOR for the related Accrual Period for the LIBOR Certificates will be established separately by the Securities Administrator as follows:

1.
If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

2.
If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

3.	If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Losses; Subordination

After the credit enhancement provided by the related Net Monthly Excess Cashflow and the related overcollateralization (if any) has been exhausted, any Realized Losses on the Group I-1 Loans and Group I-2 Loans will be allocated on any Distribution Date, first, to the Class I-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, second, to the Class I-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, third, to the Class I-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and fourth, to the extent the Realized Loss is on a Group I-1 Loan, sequentially, to the Class I-1A-2 Certificates and Class I-1A-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero, and to the extent the Realized Loss is on a Group I-2 Loan, sequentially, to the Class I-2A-2 Certificates and Class I-2A-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero.

After the credit enhancement provided by the related Net Monthly Excess Cashflow and the related overcollateralization (if any) has been exhausted, any Realized Losses on the Group II-1 Loans and Group II-2 Loans will be allocated on any Distribution Date, first, to the Class II-M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, second, to the Class II-M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, third, to the Class II-M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class II-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class II-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class II-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and seventh, to the extent the Realized Loss is on a Group II-1 Loan, sequentially, to the Class II-1A-2 Certificates and Class II-1A-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero, and to the extent the Realized Loss is on a Group II-2 Loan, to the Class II-2A Certificates, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero.

After the credit enhancement provided by the related Net Monthly Excess Cashflow and the related overcollateralization (if any) has been exhausted, any Realized Losses on the Group III Loans will be allocated on any Distribution Date, first, to the Class III-PO Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, second, to the Class III-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, third, to the Class III-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class III-A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and fifth, to the Class III-A-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

Any such reduction described in the each of the three foregoing paragraphs is an “Applied Realized Loss Amount.”

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be paid to the Credit Enhancer to the extent that the Credit Enhancer has paid a claim in respect of any Applied Realized Loss Amount previously allocated to the Class III-A-1 Certificates and Class III-A-2 Certificates and then will be applied to increase the Certificate Principal Balance of the Class A Certificates with the highest payment priority to which Realized Losses have been allocated, and then to increase the Certificate Principal Balance of the related Class M Certificates (Class III-A-2 Certificates or Class III-PO Certificates in the case of Loan Group III, if applicable) with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Certificates, and so on. Holders of the Certificates will not be entitled to any payment in respect of any Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such class in accordance with its respective percentage interest.

The Derivative Contracts

The Group I Cap Contract

Wells Fargo Bank, N.A., as trustee for the Supplemental Interest Trust (the “Supplemental Interest Trust Trustee”), will enter into a cap contract (the “Group I Cap Contract”) on behalf of the Supplemental Interest Trust with [__________________] (in such capacity, the “Group I Cap Contract Provider”) primarily for the benefit of the holders of the Class I-A Certificates and Class I-M Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds in respect of the Group I Cap Contract.

Under the Group I Cap Contract, on or before each Distribution Date commencing with the Distribution Date in July 2007 and ending with the Distribution Date in February 2017, the Group I Cap Contract Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Group I Cap Contract for the related calculation period (as defined in the Group I Cap Contract) over (ii) the Group I Cap Contract Cap Rate for such Distribution Date set forth below, (y) the Group I Cap Contract Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The “Group I Cap Contract Notional Amount” for each Distribution Date and the “Group I Cap Rate” for each Distribution Date will be as described in the following table (each Group I Cap Rate is subject to a variance of plus or minus 0.10%):

Month of Distribution Date	Group I Cap Contract Notional Amount ($)	Group I Cap Contract Cap Rate (%)
July 2007	1,207,054.94	5.320000
August 2007	2,667,814.33	5.320000
September 2007	4,274,814.04	5.320000
October 2007	6,412,696.68	5.320000
November 2007	8,040,766.40	5.320000
December 2007	9,727,008.29	5.320000
January 2008	11,386,689.86	5.320000
February 2008	13,177,181.98	5.320000
March 2008	14,875,383.34	5.320000
April 2008	16,845,204.22	5.320000
May 2008	18,912,556.07	5.320000
June 2008	21,015,816.59	5.320000
July 2008	23,098,873.86	5.320000
August 2008	25,156,903.47	5.320000
September 2008	26,823,018.69	5.320000
October 2008	28,113,545.76	5.320000
November 2008	29,129,291.16	5.320000
December 2008	30,067,474.73	5.320000
January 2009	31,430,646.95	5.320000
February 2009	31,894,161.64	5.320000
March 2009	32,255,249.88	5.320000
April 2009	32,632,708.91	5.320000
May 2009	33,554,312.59	5.320000
June 2009	34,482,588.88	5.320000
July 2009	35,335,815.70	5.320000
August 2009	36,116,865.92	5.320000
September 2009	36,563,757.88	5.320000
October 2009	36,760,885.08	5.320000
November 2009	36,802,504.92	5.320000
December 2009	36,751,121.35	5.320000
January 2010	36,618,173.65	5.320000
February 2010	36,452,992.52	5.320000
March 2010	36,241,061.11	5.320000
April 2010	36,008,713.60	5.320000
May 2010	35,749,986.55	5.320000
June 2010	35,465,770.30	5.320000
July 2010	34,550,566.15	5.320000
August 2010	34,218,841.43	5.320000
September 2010	118,219,719.89	5.320000
October 2010	113,757,609.28	5.320000
November 2010	109,816,627.14	5.320000
December 2010	106,199,468.09	5.320000
January 2011	102,978,353.88	5.320000
February 2011	99,689,983.53	5.320000
March 2011	96,605,019.45	5.320000
April 2011	93,439,538.10	5.320000
May 2011	90,138,839.76	5.320000
June 2011	0.00	0.000000
July 2011	0.00	0.000000
August 2011	0.00	0.000000
September 2011	0.00	0.000000
October 2011	0.00	0.000000
November 2011	0.00	0.000000
December 2011	0.00	0.000000
January 2012	0.00	0.000000
February 2012	0.00	0.000000
March 2012	0.00	0.000000
April 2012	0.00	0.000000
May 2012	0.00	0.000000
June 2012	0.00	0.000000
July 2012	0.00	0.000000
August 2012	0.00	0.000000
September 2012	0.00	0.000000
October 2012	0.00	0.000000
November 2012	0.00	0.000000
December 2012	62,288,147.84	9.000000
January 2013	60,831,504.01	9.000000
February 2013	59,406,013.93	9.000000
March 2013	58,066,219.47	9.000000
April 2013	56,696,215.09	9.000000
May 2013	50,605,456.50	9.000000
June 2013	49,398,320.20	9.000000
July 2013	48,232,443.67	9.000000
August 2013	47,074,513.54	9.000000
September 2013	45,940,547.61	9.000000
October 2013	44,839,163.03	9.000000
November 2013	44,449,031.90	9.000000
December 2013	43,384,760.38	9.000000
January 2014	42,318,207.04	9.000000
February 2014	41,266,866.65	9.000000
March 2014	40,278,652.15	9.000000
April 2014	39,257,549.58	9.000000
May 2014	39,180,928.66	9.000000
June 2014	38,217,290.12	9.000000
July 2014	37,283,902.46	9.000000
August 2014	36,354,550.65	9.000000
September 2014	35,443,004.13	9.000000
October 2014	34,560,130.99	9.000000
November 2014	33,682,196.26	9.000000
December 2014	32,833,771.32	9.000000
January 2015	31,990,202.85	9.000000
February 2015	31,164,546.23	9.000000
March 2015	30,389,445.80	9.000000
April 2015	29,597,800.28	9.000000
May 2015	28,833,507.66	9.000000
June 2015	28,076,795.43	9.000000
July 2015	27,346,419.07	9.000000
August 2015	26,624,647.00	9.000000
September 2015	25,919,296.19	9.000000
October 2015	25,239,493.44	9.000000
November 2015	24,566,817.53	9.000000
December 2015	23,919,143.88	9.000000
January 2016	23,279,565.49	9.000000
February 2016	22,656,633.01	9.000000
March 2016	22,064,168.31	9.000000
April 2016	21,472,744.84	9.000000
May 2016	20,901,907.99	9.000000
June 2016	20,336,006.80	9.000000
July 2016	19,787,591.59	9.000000
August 2016	19,244,189.03	9.000000
September 2016	18,711,632.06	9.000000
October 2016	18,194,909.28	9.000000
November 2016	17,683,200.77	9.000000
December 2016	17,186,116.98	9.000000
January 2017	16,694,243.64	9.000000
February 2017	16,212,057.03	9.000000

The Group III Cap Contract

The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will enter into a cap contract (the “Group III Cap Contract”) with [__________________] (in such capacity, the “Group III Cap Contract Provider”) primarily for the benefit of the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds in respect of the Group III Cap Contract.

Under the Group III Cap Contract, on or before each Distribution Date commencing with the Distribution Date in July 2007 and ending with the Distribution Date in September 2011, the Group III Cap Contract Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Group III Cap Contract for the related calculation period (as defined in the Group III Cap Contract) over (ii) the Group III Cap Contract Cap Rate for such Distribution Date set forth below, (y) the Group III Cap Contract Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The “Group III Cap Contract Notional Amount” for each Distribution Date and the “Group III Cap Rate” for each Distribution Date will be as described in the following table (each Group III Cap Rate is subject to a variance of plus or minus 0.10%):

Month of Distribution Date	Group III Cap Contract Notional Amount ($)	Group III Cap Contract Cap Rate (%)
July 2007	4,737,714.70	5.320000
August 2007	9,000,983.40	5.320000
September 2007	12,826,889.18	5.320000
October 2007	16,247,834.49	5.320000
November 2007	19,292,122.11	5.320000
December 2007	21,993,555.95	5.320000
January 2008	24,372,877.81	5.320000
February 2008	26,461,819.34	5.320000
March 2008	28,280,081.31	5.320000
April 2008	29,840,335.01	5.320000
May 2008	31,180,175.66	5.320000
June 2008	32,304,554.44	5.320000
July 2008	33,240,412.85	5.320000
August 2008	33,993,802.10	5.320000
September 2008	34,589,899.87	5.320000
October 2008	35,037,401.85	5.320000
November 2008	35,343,721.38	5.320000
December 2008	35,531,546.91	5.320000
January 2009	35,601,065.14	5.320000
February 2009	35,573,404.16	5.320000
March 2009	35,453,030.47	5.320000
April 2009	35,235,679.07	5.320000
May 2009	34,962,590.81	5.320000
June 2009	34,618,284.99	5.320000
July 2009	45,626,223.39	5.320000
August 2009	43,246,369.57	5.320000
September 2009	40,939,836.78	5.320000
October 2009	38,698,019.09	5.320000
November 2009	36,513,492.72	5.320000
December 2009	34,395,057.50	5.320000
January 2010	32,330,771.33	5.320000
February 2010	30,328,109.33	5.320000
March 2010	28,380,999.47	5.320000
April 2010	26,476,817.17	5.320000
May 2010	24,635,983.26	5.320000
June 2010	22,842,738.99	5.320000
July 2010	21,101,681.91	5.320000
August 2010	19,405,363.25	5.320000
September 2010	17,757,344.05	5.320000
October 2010	16,153,672.54	5.320000
November 2010	14,591,241.31	5.320000
December 2010	13,072,119.70	5.320000
January 2011	12,082,922.44	5.320000
February 2011	12,082,922.44	5.320000
March 2011	12,082,922.44	5.320000
April 2011	12,082,922.44	5.320000
May 2011	12,082,922.44	5.320000
June 2011	12,082,922.44	5.320000
July 2011	12,082,922.44	5.320000
August 2011	12,082,922.44	5.320000
September 2011	12,082,922.44	5.320000

Cap Contracts Termination

Each Cap Contract will terminate following the last Distribution Dates specified above, unless such Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The obligation of the related Cap Contract Provider to pay specified amounts due under the related Cap Contract (other than Cap Contract Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Cap Contract Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Contract Event of Default will have occurred and be continuing with respect to the related Cap Contract and (2) no Early Termination Date (as defined in the related Cap Contract) has occurred or been effectively designated with respect to the related Cap Contract.

Events of default under each Cap Contract (each a “Cap Contract Event of Default”) include the following:

•	failure to make a payment as required under the terms of the related Cap Contract,

•	failure by the related Cap Contract Provider to comply with or perform certain agreements or obligations as required under the terms of the related Cap Contract,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the related Cap Contract,

•	certain representations by the related Cap Contract Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the related Cap Contract Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, and the related Cap Contract Provider and specified for this purpose in the related Cap Contract,

•
cross-default by the related Cap Contract Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the related Cap Contract,

•               certain insolvency or bankruptcy events, and

•	a merger by a party to the related Cap Contract without an assumption of such party’s obligations under the related Cap Contract,

each as further described in each Cap Contract.

Termination events under each Cap Contract (each a “Cap Contract Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the related Cap Contract),

•	tax event (which generally relates to the application of certain withholding taxes to amounts payable under the related Cap Contract, as a result of a change in tax law or certain similar events), and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the related Cap Contract as a result of a merger or similar transaction),

each as further described in each Cap Contract.

Additional termination events under each Cap Contract (each a “Cap Contract Additional Termination Event”) include the following:

•
failure of the related Cap Contract Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the related Cap Contract (including certain collateral posting requirements), in each case in certain circumstances as specified in the related Cap Contract, and

•
failure of the related Cap Contract Provider to comply with the Regulation AB provisions of the related Cap Contract (including, if applicable, the provisions of any additional agreement incorporated by reference into the related Cap Contract), each as further described in each Cap Contract.

If the related Cap Contract Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the related Cap Contract, the related Cap Contract Provider may be required, at its own expense and in accordance with the requirements of the related Cap Contract, to do one or more of the following: (1) obtain a substitute cap contract provider, or (2) establish any other arrangement as may be specified for such purpose in the related Cap Contract.

Upon the occurrence of a Cap Contract Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Contract Termination Event or a Cap Contract Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the related Cap Contract, and will occur only upon notice (including, in some circumstances, notice to the Rating Agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the related Cap Contract to a related entity within a specified period after notice has been given of the Cap Contract Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer remains capable of acceptance by the offeree, all as set forth in the related Cap Contract. The occurrence of an Early Termination Date under each Cap Contract will constitute a “Cap Contract Early Termination.”

Upon a Cap Contract Early Termination, the related Cap Contract Provider may be liable to make a termination payment (the “Cap Contract Termination Payment”) to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust (regardless, if applicable, of which of the parties has caused the termination). The Cap Contract Termination Payment will be based on the value of the related Cap Contract computed in accordance with the procedures set forth in the related Cap Contract.

Upon a Cap Contract Early Termination, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, at the written direction of the Depositor, will use reasonable efforts to appoint a successor cap counterparty to enter into a new cap contract on terms substantially similar to the related Cap Contract with a cap counterparty meeting all applicable eligibility requirements. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will apply any Cap Contract Termination Payment received from the original related Cap Contract Provider in connection with such Cap Contract Early Termination to the upfront payment required to appoint the successor cap counterparty.

If a successor cap counterparty selected by the Depositor is not appointed within 30 days of the Cap Contract Early Termination, then the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deposit any Cap Contract Termination Payment received from the original related Cap Contract Provider into a separate, non-interest bearing reserve account established by the Securities Administrator and the Securities Administrator will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Supplemental Interest Trust by the original related Cap Contract Provider calculated in accordance with the terms of the original related Cap Contract, and distribute such amount in accordance with the terms of the Agreement.

The “significance percentage” of the Group I Cap Contract, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance percentage” of the Group III Cap Contract, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance estimate” of each Cap Contract is based on a reasonable good-faith estimate of the maximum probable exposure of the related Cap Contract, made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments. The related Cap Contract provides that it may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

The Group I Interest Rate Swap Agreement

The Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will enter into an interest rate swap agreement (the “Group I Interest Rate Swap Agreement”) with [____________________] (in such capacity, the “Group I Swap Provider”) for the benefit of the Class I-A Certificates and Class I-M Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds with regards to the Group I Interest Rate Swap Agreement.

Under the Group I Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in June 2007 and ending with the Distribution Date in August 2010, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be obligated to pay to the Group I Swap Provider a fixed amount for that Distribution Date, or the Group I Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.25% per annum (subject to a variance of plus or minus 0.10%), (y) the Group I Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Group I Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis, and the denominator of which is 360, and the Group I Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, or the Group I Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group I Interest Rate Swap Agreement for the related calculation period (as defined in the Group I Interest Rate Swap Agreement), (y) the Group I Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360. A net payment, referred to as a Group I Net Swap Payment, will be required to be made on or before each applicable Distribution Date (a) by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, to the Group I Swap Provider, if the Group I Fixed Swap Payment for such Distribution Date exceeds the Group I Floating Swap Payment for such Distribution Date or (b) by the Group I Swap Provider to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, if the Group I Floating Swap Payment exceeds the Group I Fixed Swap Payment for such Distribution Date.

If a Group I Net Swap Payment and/or a related Swap Termination Payment (other than a related Swap Termination Payment due to a related Swap Counterparty Trigger Event) is payable to the Group I Swap Provider with respect to any Distribution Date, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Interest Remittance Amount for Loan Group I-1 and Loan Group I-2 the amount of such Group I Net Swap Payment or related Swap Termination Payment as described under clause (1) under “—Interest Payments on the Class I-A Certificates and Class I-M Certificates” above (and to the extent that the Interest Remittance Amount for Loan Group I-1 and Loan Group I-2 is insufficient, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Principal Remittance Amount for Loan Group I-1 and Loan Group I-2, any additional amounts necessary to make such Group I Net Swap Payment and/or related Swap Termination Payment due to the Group I Swap Provider) and deposit the amount of such Group I Net Swap Payment or related Swap Termination Payment in the Derivative Account maintained on behalf of the Supplemental Interest Trust.

The Group I Swap Notional Amount for each Distribution Date will be equal to the scheduled notional amount as set forth below (the “Group I Swap Notional Amount”):

Month of Distribution Date	Group I Notional Amount ($)
June 2007	441,784,000.00
July 2007	435,162,441.49
August 2007	426,798,923.64
September 2007	417,383,906.56
October 2007	406,860,996.91
November 2007	396,473,220.90
December 2007	385,613,250.62
January 2008	374,777,699.89
February 2008	363,086,997.27
March 2008	351,648,780.54
April 2008	338,880,741.59
May 2008	325,281,029.69
June 2008	310,932,078.22
July 2008	296,154,178.55
August 2008	280,925,315.19
September 2008	267,230,520.40
October 2008	255,269,319.69
November 2008	244,669,001.53
December 2008	234,782,992.48
January 2009	225,445,004.60
February 2009	216,941,196.07
March 2009	209,085,463.01
April 2009	201,140,743.71
May 2009	190,886,856.33
June 2009	180,233,392.28
July 2009	169,541,107.80
August 2009	158,800,532.53
September 2009	149,549,279.95
October 2009	141,730,827.51
November 2009	134,951,338.72
December 2009	128,825,098.37
January 2010	123,475,247.65
February 2010	118,088,878.13
March 2010	113,156,226.53
April 2010	108,173,133.31
May 2010	103,104,346.86
June 2010	97,787,195.58
July 2010	94,528,775.74
August 2010	89,123,796.62

The Group III Interest Rate Swap Agreement

The Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will enter into an interest rate swap agreement (the “Group III Interest Rate Swap Agreement”) with [____________________] (in such capacity, the “Group III Swap Provider”) for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds with regards to the Group III Interest Rate Swap Agreement.

Under the Group III Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in June 2007 and ending with the Distribution Date in June 2009, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be obligated to pay to the Group III Swap Provider a fixed amount for that Distribution Date, or the Group III Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.31% per annum (subject to a variance of plus or minus 0.10%), (y) the Group III Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Group III Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis, and the denominator of which is 360, and the Group III Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, or the Group III Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group III Interest Rate Swap Agreement for the related calculation period (as defined in the Group III Interest Rate Swap Agreement), (y) the Group III Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360. A net payment, referred to as a Group III Net Swap Payment, will be required to be made on or before each applicable Distribution Date (a) by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, to the Group III Swap Provider, if the Group III Fixed Swap Payment for such Distribution Date exceeds the Group III Floating Swap Payment for such Distribution Date or (b) by the Group III Swap Provider to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, if the Group III Floating Swap Payment exceeds the Group III Fixed Swap Payment for such Distribution Date.

If a Group III Net Swap Payment and/or a related Swap Termination Payment (other than a related Swap Termination Payment due to a related Swap Counterparty Trigger Event) is payable to the Group III Swap Provider with respect to any Distribution Date, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Interest Remittance Amount for Loan Group III the amount of such Group III Net Swap Payment or related Swap Termination Payment as described under clause (1) under “—Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates” above (and to the extent that the Interest Remittance Amount for Loan Group III is insufficient, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Principal Remittance Amount for Loan Group III, any additional amounts necessary to make such Group III Net Swap Payment and/or related Swap Termination Payment due to the Group III Swap Provider) and deposit the amount of such Group III Net Swap Payment or related Swap Termination Payment in the Derivative Account maintained on behalf of the Supplemental Interest Trust.

The Group III Swap Notional Amount for each Distribution Date will be equal to the scheduled notional amount as set forth below (the “Group III Swap Notional Amount”):

Month of Distribution Date	Group III Notional Amount ($)
June 2007	134,727,000.00
July 2007	124,800,608.58
August 2007	115,708,680.33
September 2007	107,216,784.94
October 2007	99,267,748.78
November 2007	91,810,816.96
December 2007	84,844,333.18
January 2008	78,308,722.16
February 2008	72,201,779.52
March 2008	66,483,399.06
April 2008	61,109,612.13
May 2008	56,094,410.22
June 2008	51,388,438.57
July 2008	46,988,363.71
August 2008	42,859,156.72
September 2008	38,997,111.66
October 2008	35,378,250.62
November 2008	31,981,521.55
December 2008	28,802,727.96
January 2009	25,818,601.79
February 2009	23,024,656.36
March 2009	20,404,206.99
April 2009	17,940,409.05
May 2009	15,626,651.39
June 2009	13,450,186.99

Interest Rate Swap Agreements Termination

Each Interest Rate Swap Agreement will terminate following the last Distribution Date specified above, unless the related Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, such as described below.

The respective obligations of the related Swap Provider and the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, to pay specified amounts due under the related Interest Rate Swap Agreement (other than any Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no Early Termination Date (as defined in the related Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the related Interest Rate Swap Agreement.

Events of default under the each Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the related Interest Rate Swap Agreement,

•	failure by the related Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the related Interest Rate Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the related Interest Rate Swap Agreement,

•	certain representations by the related Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the related Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, and the related Swap Provider and specified for this purpose in the related Interest Rate Swap Agreement,

•
cross-default by the related Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the related Interest Rate Swap Agreement,

•               certain insolvency or bankruptcy events, and

•	a merger by a party to the related Interest Rate Swap Agreement without an assumption of such party’s obligations under the related Interest Rate Swap Agreement,

each as further described in each Interest Rate Swap Agreement.

Termination events under each Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the related Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the related Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the related Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the related Interest Rate Swap Agreement.

Additional termination events under each Interest Rate Swap Agreement (each a “Swap Additional Termination Event”) include the following:

•
failure of the related Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the related Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the related Interest Rate Swap Agreement,

•
failure of the related Swap Provider to comply with the Regulation AB provisions of the related Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the related Interest Rate Swap Agreement),

•	amendment of the Agreement in a manner contrary to the requirement of the related Interest Rate Swap Agreement,

each as further described in each Interest Rate Swap Agreement.

If a Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the related Interest Rate Swap Agreement, such Swap Provider may be required, at its own expense and in accordance with the requirements of the related Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the related Interest Rate Swap Agreement.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the related Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the Rating Agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the related Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the related Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the related Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, or the related Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the related Interest Rate Swap Agreement computed in accordance with the procedures set forth in the related Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment to the related Swap Provider, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be required to make a payment to the related Swap Provider to the extent such Swap Termination Payment has not been paid by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust. In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be required to pay such amount on the related Distribution Date, and on any subsequent Distribution Date, until paid in full, prior to distributions to the related Certificateholders. In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Supplemental Interest Trust’s obligation to make such payment generally will be subordinated to distributions to the related Certificateholders to the extent described in the Agreement.

Upon a Swap Early Termination, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, at the written direction of the Depositor, will use reasonable efforts to appoint a successor swap provider as so directed, to enter into a new interest rate swap agreement on substantially similar terms as the related Interest Rate Swap Agreement, with a successor swap provider meeting applicable eligibility requirements. If the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, receives a Swap Termination Payment from the related Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider selected by the Depositor. If the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, is required to pay a Swap Termination Payment to the related Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If a successor swap provider selected by the Depositor is not appointed within 30 days of the Swap Early Termination, then the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deposit any Swap Termination Payment received from the original related Swap Provider into a separate, non-interest bearing reserve account established by the Securities Administrator and the Securities Administrator will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the related Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original related Swap Provider calculated in accordance with the terms of the original related Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Agreement.

A “Swap Provider Trigger Event” shall mean: (i) a Swap Event of Default under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is a Defaulting Party (as defined in the Group I Interest Rate Swap Agreement), (ii) a Swap Termination Event under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party (as defined in the related Interest Rate Swap Agreement) or (iii) a Additional Termination Event under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party.

The “significance percentage” of the Group I Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance percentage” of the Group III Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance estimate” of the each Interest Rate Swap Agreement is based on a reasonable good-faith estimate of the maximum probable exposure of the related Interest Rate Swap Agreement, made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments. Each Interest Rate Swap Agreement provides that it may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

Group III Floor Contract

The Supplemental Interest Trust Trustee will enter into an interest rate floor contract (the “Group III Floor Contract”) on behalf of the Supplemental Interest Trust with [__________________] (in such capacity, the “Group III Floor Contract Provider”) primarily for the benefit of the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds in respect of the Group III Floor Contract.

Under the Group III Floor Contract, on or before each Distribution Date commencing with the Distribution Date in July 2007 and ending with the Distribution Date in July 2008, the Group III Floor Contract Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, equal to the product of:

(i)
the excess, if any, of (x) the Floor Contract Strike Rate for such Distribution Date set forth in the table below over (y) One-Month LIBOR (as determined under the Group III Floor Contract) for such distribution date,

(ii)	the Floor Contract Notional Balance for such Distribution Date set forth in the table below, and

(iii)	a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360.

The “Floor Contract Notional Balance” and the “Floor Contract Strike Rate” for each Distribution Date will be as described in the following table (each Floor Contract Strike Rate is subject to a variance of plus or minus 0.10%):

Month of Distribution Date	Floor Contract Notional Balance ($)	Floor Contract Strike Rate (%)
July 2007	118,555,231.90	4.250000
August 2007	104,334,410.17	4.250000
September 2007	91,678,402.17	4.250000
October 2007	80,399,435.22	4.250000
November 2007	70,334,205.08	4.250000
December 2007	61,373,837.90	4.250000
January 2008	53,376,611.17	4.250000
February 2008	46,255,306.86	4.250000
March 2008	39,905,563.87	4.250000
April 2008	34,232,423.19	4.250000
May 2008	29,181,683.83	4.250000
June 2008	24,671,435.58	4.250000
July 2008	20,650,116.85	4.250000

Group III Floor Contract Termination

The Group III Floor Contract will terminate following the last Distribution Dates specified above, unless the Floor Contract is terminated earlier upon the occurrence of a Floor Contract Event of Default, a Floor Contract Termination Event or a Floor Contract Additional Termination Event, each as defined below.

The obligation of the Group III Floor Contract Provider to pay specified amounts due under the Group III Floor Contract (other than Floor Contract Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Floor Contract Event of Default or event that with the giving of notice or lapse of time or both would become a Floor Contract Event of Default will have occurred and be continuing with respect to the Group III Floor Contract and (2) no Early Termination Date (as defined in the Group III Floor Contract) has occurred or been effectively designated with respect to the Group III Floor Contract.

Events of default under the Group III Floor Contract (each a “Floor Contract Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Group III Floor Contract,

•	failure by the Group III Floor Contract Provider to comply with or perform certain agreements or obligations as required under the terms of the Group III Floor Contract,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Group III Floor Contract,

•	certain representations by the Group III Floor Contract Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group III Floor Contract Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, and the Group III Floor Contract Provider and specified for this purpose in the Group III Floor Contract,

•
cross-default by the Group III Floor Contract Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group III Floor Contract,

•               certain insolvency or bankruptcy events, and

•	a merger by a party to the Group III Floor Contract without an assumption of such party’s obligations under the Group III Floor Contract,

each as further described in the Group III Floor Contract.

Termination events under the Group III Floor Contract (each a “Floor Contract Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group III Floor Contract),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group III Floor Contract, as a result of a change in tax law or certain similar events), and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group III Floor Contract as a result of a merger or similar transaction),

each as further described in the Group III Floor Contract.

Additional termination events under the Group III Floor Contract (each a “Floor Contract Additional Termination Event”) include the following:

•
failure of the Group III Floor Contract Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Group III Floor Contract (including certain collateral posting requirements), in each case in certain circumstances as specified in the Group III Floor Contract, and

•
failure of the Group III Floor Contract Provider to comply with the Regulation AB provisions of the Group III Floor Contract (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group III Floor Contract), each as further described in the Group III Floor Contract.

If the Group III Floor Contract Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Group III Floor Contract, the Group III Floor Contract Provider may be required, at its own expense and in accordance with the requirements of the Group III Floor Contract, to do one or more of the following: (1) obtain a substitute floor contract provider, or (2) establish any other arrangement as may be specified for such purpose in the Group III Floor Contract.

Upon the occurrence of a Floor Contract Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Floor Contract Termination Event or a Floor Contract Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Group III Floor Contract, and will occur only upon notice (including, in some circumstances, notice to the Rating Agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group III Floor Contract to a related entity within a specified period after notice has been given of the Floor Contract Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer remains capable of acceptance by the offeree, all as set forth in the Group III Floor Contract. The occurrence of an Early Termination Date under the Group III Floor Contract will constitute a “Floor Contract Early Termination.”

Upon a Floor Contract Early Termination, the Group III Floor Contract Provider may be liable to make a termination payment (the “Floor Contract Termination Payment”) to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust (regardless, if applicable, of which of the parties has caused the termination). The Floor Contract Termination Payment will be based on the value of the Group III Floor Contract computed in accordance with the procedures set forth in the Group III Floor Contract.

Upon a Floor Contract Early Termination, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, at the written direction of the Depositor, will use reasonable efforts to appoint a successor floor counterparty to enter into a new floor contract on terms substantially similar to the Group III Floor Contract with a floor counterparty meeting all applicable eligibility requirements. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will apply any Floor Contract Termination Payment received from the original Group III Floor Contract Provider in connection with such Floor Contract Early Termination to the upfront payment required to appoint the successor floor counterparty.

If a successor floor counterparty selected by the Depositor is not appointed within 30 days of the Floor Contract Early Termination, then the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deposit any Floor Contract Termination Payment received from the original Group III Floor Contract Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Issuing Entity by the original Group III Floor Contract Provider calculated in accordance with the terms of the original Group III Floor Contract, and distribute such amount in accordance with the terms of the Agreement.

The “significance percentage” of the Group III Floor Contract, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance estimate” of the Group III Floor Contract is based on a reasonable good-faith estimate of the maximum probable exposure of the Group III Floor Contract, made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments. The Group III Floor Contract provides that that it may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

The Derivative Account

The Agreement will establish a supplemental interest trust (the “Supplemental Interest Trust”) and require the Supplemental Interest Trust Trustee to establish an account (the “Derivative Account”) which will be held in the Supplemental Interest Trust by the Supplemental Interest Trust Trustee, on behalf of the holders of the Class I-A, Class I-M, Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates. The Supplemental Interest Trust and the Derivative Account will not be an asset of the Issuing Entity or of any REMIC.

With respect to each Distribution Date, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deposit into the Derivative Account the sum of (i) an amount equal to (x) any Group I Net Swap Payment and any related Swap Termination Payment (not caused by a related Swap Provider Trigger Event) due to the related Swap Counterparty as described under clause (1) under “—Interest Payments on the Class I-A Certificates and Class I-M Certificates” above (and to the extent that Interest Remittance Amount for Loan Group I-1 and Loan Group I-2 are insufficient, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Principal Remittance Amount for Loan Group I-1 and Loan Group I-2, any additional amounts necessary to make such Group I Net Swap Payment and/or related Swap Termination Payment due to the related Swap Counterparty) and/or (y) an amount equal to any related Swap Termination Payment due to the Group I Swap Provider as a result of a related Swap Provider Trigger Event from the Net Monthly Excess Cashflow relating to Loan Group I as described under clause (6) under “—Overcollateralization Provisions for Loan Group I” above that are to be remitted to the Group I Swap Provider, (ii) an amount equal to (x) any Group III Net Swap Payment and any related Swap Termination Payment (not caused by a related Swap Provider Trigger Event) due to the related Swap Counterparty as described under clause (2) under “—Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates” above (and to the extent that Interest Remittance Amount for Loan Group III are insufficient, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Principal Remittance Amount for Loan Group III, any additional amounts necessary to make such Group III Net Swap Payment and/or related Swap Termination Payment due to the related Swap Counterparty) and/or (y) an amount equal to any related Swap Termination Payment due to the Group III Swap Provider as a result of a related Swap Provider Trigger Event from the Net Monthly Excess Cashflow relating to Loan Group III as described under clause (10) under “—Overcollateralization Provisions for Loan Group III” above that are to be remitted to the Group III Swap Provider, (iii) any amounts received in respect of the Group I Interest Rate Swap Agreement and Group I Cap Contract which shall be paid to the holders of the Class I-A Certificates and Class I-M Certificates, each as described below under “—Payments from the Group I Cap Contract” and“—Payments from the Group I Interest Rate Swap Agreement” and (iv) any amounts received in respect of the Group III Interest Rate Swap Agreement, Group III Floor Contract and Group III Cap Contract which shall be paid to the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, each as described below under “—Payments from the Group III Cap Contract, Group III Floor Contract and the Group III Interest Rate Swap Agreement”.

With respect to each Distribution Date, following the deposits to the Derivative Account described in the preceding paragraph, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will make a corresponding withdrawal from the Derivative Account for remittance to (A) the Group I Swap Provider or payment to the holders of the Class I-A Certificates and Class I-M Certificates, as the case may be depending on whether a Group I Net Swap Payment is due to the Group I Swap Provider or from the Group I Swap Provider, as described below under “—Payments from the Group I Cap Contract” and“—Payments from the Group I Interest Rate Swap Agreement” and (B) the Group III Swap Provider or payment to the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, as the case may be depending on whether a Group III Net Swap Payment is due to the Group III Swap Provider or from the Group III Swap Provider, as described below under “—Payments from the Group III Cap Contract, Group III Floor Contract and the Group III Interest Rate Swap Agreement”.

Payments from the Group I Cap Contract

On each Distribution Date, following the distributions of (i) the related Net Monthly Excess Cashflow as described under “—Overcollateralization Provisions for Loan Group I” above and (ii) payments on the Group I Interest Rate Swap Agreement as described under “—Payments from the Group I Interest Rate Swap Agreement” below, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, shall withdraw from the Derivative Account any amounts deposited therein in respect of the Group I Cap Contract (the “Group I Cap Contract Payment Amount”) and shall distribute the Group I Cap Contract Payment Amount in the following order of priority, to the extent of the remaining Group I Cap Contract Payment Amount:

(1) concurrently, to each class of Class I-A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, to the extent needed to pay any remaining Unpaid Realized Loss Amount for each such class;

(2) concurrently, to each class of Class I-M Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, to the extent needed to pay any remaining Unpaid Realized Loss Amount for each such class;

(3) concurrently, to each class of Class I-A Certificates, pro rata, based on the remaining Basis Risk Shortfall Carryforward Amount for those classes, to the extent needed to pay any remaining Basis Risk Shortfall Carryforward Amount for each such class;

(4) concurrently, to each class of Class I-M Certificates, pro rata, based on the remaining Basis Risk Shortfall Carryforward Amount for those classes, to the extent needed to pay any remaining Basis Risk Shortfall Carryforward Amount for each such class;

(5) to the class or classes of Class I-A Certificates and Class I-M Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the related Overcollateralization Deficiency Amount remaining unpaid following the distribution of (i) the related Net Monthly Excess Cashflow as described above under “— Overcollateralization Provisions for Loan Group I” and (ii) payments on the Group I Interest Rate Swap Agreement as described under “—Payments from the Group I Interest Rate Swap Agreement” below, payable to each such class in the same manner in which the related Overcollateralization Increase Amount would be distributed to such classes as described under “— Overcollateralization Provisions for Loan Group I” above; and

(6) to the parties specified in the Agreement.

Payments from the Group I Interest Rate Swap Agreement

On each Distribution Date, following the distributions of the related Net Monthly Excess Cashflow as described under “—Overcollateralization Provisions for Loan Group I” above but prior to distributions of payments on the Group I Cap Contract as described under “—Payments from the Group I Cap Contract” above, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, shall withdraw from the Derivative Account any amounts deposited therein in respect of the Group I Interest Rate Swap Agreement and shall distribute such amounts in the following order of priority:

(1) to the Group I Swap Provider, any Group I Net Swap Payment payable to the Group I Swap Provider with respect to such Distribution Date;

(2) to the Group I Swap Provider, any related Swap Termination Payment (other than a related Swap Termination Payment due to a related Swap Provider Trigger Event) payable to the Group I Swap Provider with respect to such Distribution Date;

(3) concurrently to each class of Class I-A Certificates, any remaining Current Interest and Interest Carry Forward Amount for those classes, pro rata based on their respective entitlements;

(4) sequentially, to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) concurrently, to each class of Class I-A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(6) sequentially, to the Class I-M-1, Class I-M-2 and I-M-3 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(7) concurrently, to each class of Class I-A Certificates, pro rata, based on the remaining Basis Risk Shortfall Carryforward Amount for those classes, to the extent needed to pay any remaining Basis Risk Shortfall Carryforward Amount for each such class;

(8) sequentially, to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, in each case in an amount equal to the remaining Basis Risk Shortfall Carryforward Amount for the class;

(9) to the class or classes of Class I-A Certificates and Class I-M Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the related Overcollateralization Deficiency Amount remaining unpaid following the distribution of the related Net Monthly Excess Cashflow as described above under “— Overcollateralization Provisions for Loan Group I” payable to each such class in the same manner in which the related Overcollateralization Increase Amount would be distributed to such classes as described under “— Overcollateralization Provisions for Loan Group I” above;

(10) to the Group I Swap Provider, only to the extent necessary to cover any Swap Termination Payment due to a Swap Provider Trigger Event payable to the Group I Swap Provider with respect to such Distribution Date; and

(11) to the parties specified in the Agreement.

Payments from the Group III Cap Contract, Group III Floor Contract and Group III Interest Rate Swap Agreement

On each Distribution Date, following the distributions of the related Net Monthly Excess Cashflow as described under “—Overcollateralization Provisions for Loan Group III” above, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, shall withdraw from the Derivative Account any amount deposited in the Derivative Account pursuant to clause (2) under “—Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates” above (and to the extent that the Interest Remittance Amount for Loan Group III is insufficient, any additional amounts necessary to make such Group I Net Swap Payment and/or related Swap Termination Payment due to the related Swap Counterparty deducted from the Principal Remittance Amount for Loan Group III by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust) and shall distribute such amounts in the following order of priority:

(1) to the Group III Swap Provider, any Group III Net Swap Payment payable to the Group III Swap Provider with respect to such Distribution Date;

(2) to the Group III Swap Provider, any related Swap Termination Payment (other than a related Swap Termination Payment due to a related Swap Provider Trigger Event) payable to the Group I Swap Provider with respect to such Distribution Date.

After the distributions (if any) described above, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, shall withdrawn from the Derivative Account any amounts deposited therein (i) in respect of the Group III Cap Contract, (ii) in respect of the Group III Floor Contract and (iii) from the Group III Swap Provider in respect of the Group III Interest Rate Swap Agreement (other than termination payments) and shall distribute such amounts in the following order of priority:

(1) to the Class III-A-1 Certificates, any remaining Current Interest and Interest Carry Forward Amount for such class;

(2) sequentially, to the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(3) to the Class III-A-1 Certificates, in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(4) sequentially, to the Class III-A-2, Class III-M-1, Class III-M-2 and Class III-PO Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(5) to the Class III-A-1 Certificates, in an amount equal to the remaining Basis Risk Shortfall Carryforward Amount for the class;

(6) sequentially, to the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates, in that order, in each case in an amount equal to the remaining Basis Risk Shortfall Carryforward Amount for the class;

(7) to the class or classes of Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the related Overcollateralization Deficiency Amount remaining unpaid following the distribution of the related Net Monthly Excess Cashflow as described above under “— Overcollateralization Provisions for Loan Group III” payable to each such class in the same manner in which the related Overcollateralization Increase Amount would be distributed to such classes as described under “— Overcollateralization Provisions for Loan Group III” above;

(8) solely from amounts deposited in the Derivative Account pursuant to clause (10) of “—Overcollateralization Provisions for Loan Group III” above, to the Group III Swap Provider, only to the extent necessary to cover any related Swap Termination Payment due to a related Swap Provider Trigger Event payable to the Group III Swap Provider; and

(9) to the parties specified in the Agreement.

Group I Cap Contract Provider

The Group I Cap Contract Provider is an entity which as of the Closing Date satisfies the Derivative Counterparty Ratings Requirement. The Group I Cap Contract Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of such Group I Cap Contract Provider.

Group I Swap Provider

The Group I Swap Provider is an entity which as of the Closing Date satisfies the Derivative Counterparty Ratings Requirement. The Group I Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Group I Swap Provider.

Group III Cap Contract Provider

The Group III Cap Contract Provider is an entity which as of the Closing Date satisfies the Derivative Counterparty Ratings Requirement. The Group III Cap Contract Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of such Group III Cap Contract Provider.

Group III Floor Contract Provider

The Group III Floor Contract Provider is an entity which as of the Closing Date satisfies the Derivative Counterparty Ratings Requirement. The Group III Floor Contract Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of such Group III Floor Contract Provider.

Group III Swap Provider

The Group III Swap Provider is an entity which as of the Closing Date satisfies the Derivative Counterparty Ratings Requirement. The Group III Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Group III Swap Provider.

P&I Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date from its own funds, or funds in the distribution account that are not included in the related Interest Remittance Amount or related Principal Distribution Amount for such Distribution Date, in an amount equal to the P&I Advances for such Distribution Date.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither the Servicer nor the Master Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the distribution account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such advance, the Master Servicer, as successor servicer, will be obligated to make any such advance, to the extent required in the Agreement.

The Servicer will discontinue making P&I Advances with respect to any Group III Loan that becomes 60 days Delinquent. In addition, the Servicer must charge off a Group III Loan at the time such mortgage loan becomes 180 days Delinquent. Once a Group III Loan is charged off, the Servicer will not be entitled to any additional related Servicing Fee for such mortgage loan, except to the extent of any unpaid related Servicing Fees and expenses which will be reimbursable from any recoveries on such mortgage loan, and such mortgage loan will be treated as a liquidated mortgage loan giving rise to a Realized Loss.

The Class III-A-1 Policy and Class III-A-2 Policy

The Credit Enhancer has made a commitment to issue (i) a financial guaranty insurance policy for the benefit of the Holders of the Class III-A-1 Certificates (the “Class III-A-1 Policy”) and (ii) a financial guaranty insurance policy for the benefit of the Holders of the Class III-A-2 Certificates (the “Class III-A-2 Policy,” and together with the Class III-A-1 Policy, the “Class III-A Policies”). Each of the Class III-A Policies will be issued by the Credit Enhancer by the Closing Date pursuant to the Insurance Agreement. The following summary of the provisions of the Class III-A Policies does not purport to be complete and is qualified in its entirety by reference to the related Class III-A Policies and the definitions included in this section.

The Credit Enhancer, in consideration of the payment of the premium and on the terms and subject to the conditions of the related Class III-A Policy (which includes the endorsement thereto), unconditionally and irrevocably agrees to pay to the Beneficiary, for the benefit of the Holders of the related Insured Obligations, that portion of the related Insured Amounts which shall become Due for Payment during the related Term of the Policy but shall be unpaid by reason of Nonpayment.

The Beneficiary may make a claim under the related Class III-A Policy for the amount of any Deficiency Amount by executing and delivering, or causing to be executed and delivered, to the Credit Enhancer a Notice of Claim, with appropriate insertions. Such Notice of Claim, when so completed and delivered, shall constitute proof of a claim under the related Class III-A Policy when Received by the Credit Enhancer.

In the event that any amount shall be received by the Beneficiary in respect of a Deficiency Amount forming the basis of a claim specified in a Notice of Claim submitted under the related Class III-A Policy, which amount had not been received when the Notice of Claim was prepared but which is received by the Beneficiary prior to the receipt of payment from the Credit Enhancer as contemplated by the related Class III-A Policy (any such amount, a “Recovery”), the Beneficiary immediately shall so notify the Credit Enhancer (which notice shall include the amount of any such Recovery). The fact that a Recovery has been received by the Beneficiary shall be deemed to be incorporated in the applicable Notice of Claim as of the date such Notice of Claim originally was prepared, without necessity of any action on the part of any Person, and the Credit Enhancer shall pay the amount of the claim specified in the Notice of Claim as herein provided, net of the Recovery.

The Credit Enhancer will pay each Insured Amount that constitutes a Deficiency Amount to the Beneficiary no later than 2:00 p.m., New York City time, on the later of (i) the Distribution Date on which such Deficiency Amount becomes Due for Payment or (ii) the third Business Day following Receipt by the Credit Enhancer on a Business Day of a Notice of Claim as specified in the related Class III-A Policy.

The Credit Enhancer will pay each Insured Amount that constitutes a Preference Amount on the later of (i) the date on which such Preference Amount is due to be paid pursuant to an applicable Order or (ii)  the fourth Business Day following Receipt by the Credit Enhancer from the Beneficiary of (a) a certified copy of such Order, (b) an opinion of counsel satisfactory to the Credit Enhancer that such Order is final and not subject to appeal, (c) an assignment, in form and substance satisfactory to the Credit Enhancer, duly executed and delivered by the Beneficiary, irrevocably assigning to the Credit Enhancer all rights and claims of the Beneficiary against the estate of the Issuing Entity or otherwise, which rights and claims relate to or arise under or with respect to the subject Preference Amount, and (d) a Notice of Claim appropriately completed and executed by the Beneficiary. Such payment shall be disbursed to the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Beneficiary directly, unless the Beneficiary has previously paid the Preference Amount over to such court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy, in which case the Credit Enhancer will pay the Beneficiary subject to the delivery of (1) the items referred to in clauses (a), (b), (c) and (d) above to the Credit Enhancer, and (2) evidence satisfactory to the Credit Enhancer that payment has been made to such court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the related Order. The Credit Enhancer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class III-A Certificates prior to the time the Credit Enhancer would have been required to make a payment in respect of principal pursuant to the related Class III-A Policy.

The Credit Enhancer’s obligations under the related Class III-A Policy in respect of Insured Amounts shall be discharged to the extent that funds are transferred to the Beneficiary (or in the case of a Preference Amount, to the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order as set forth in the related Class III-A Policy or, if the Beneficiary has previously paid the Preference Amount over to any such party, to the Beneficiary) as provided in the Notice of Claim, whether or not such funds are property applied by the Beneficiary or such other party.

In the event the Credit Enhancer is required under law to deduct or withhold any tax or similar charge from or in respect of any amount payable under or in respect of the related Class III-A Policy, the Credit Enhancer will make all such deductions and withholdings and pay the full amount deducted or withheld to the relevant taxation authority in accordance with law, but the Credit Enhancer will not “gross-up” or otherwise pay additional amounts in respect of such taxes, and the Credit Enhancer’s payments to the Beneficiary or the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order relating to a Preference Amount, as the case may be, will be amounts that are net of such deductions or withholdings.

No claim may be made under the related Class III-A Policy except by the Beneficiary.

Upon and to the extent of any payment by the Credit Enhancer under the related Class III-A Policy, the Credit Enhancer shall become the Holder of the related Insured Obligations, any appurtenant coupon thereto and right to payment of principal thereof and interest thereon, and shall be fully subrogated to the Beneficiary’s and each Holder’s right, title and interest thereunder, including the right to receive payments in respect of the related Insured Obligations. Any payment made by or on behalf of the Issuing Entity to, and any amounts received under the transaction documents for the benefit of, the Holders in respect of any Insured Amount forming the basis of a claim hereunder (which claim shall have been paid by the Credit Enhancer) shall be received and held in trust for the benefit of the Credit Enhancer and shall be paid over to the Credit Enhancer in accordance with the Agreement and the Insurance Agreement. The Beneficiary and each Holder shall cooperate, at the expense of the Credit Enhancer, with any request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer’s rights and remedies in respect of the Issuing Entity under the related Insured Obligations, any related security arrangements or otherwise, including, without limitation, any request to (i) institute or participate in any suit, action or other proceeding, (ii) enforce any judgment obtained and collect from the trust fund or the Beneficiary any amounts adjudged due or (iii) transfer to the Credit Enhancer, via absolute legal assignment, the Beneficiary’s or such Holder’s rights in respect of any Insured Amount which may form the basis of a claim hereunder.

The Class III-A Policies do not cover Prepayment Interest Shortfalls, Basis Risk Shortfall Carryforward Amounts (including Basis Risk Shortfall Carryforward Amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related Derivative Provider to make a payment), Relief Act shortfalls or any shortfall attributable to any taxes, withholding or other charges imposed by any governmental authority (including interest and penalties in respect of such liabilities) nor do the Class III-A Policies guarantee to the Holders of the Class III-A-1 Certificates and Class III-A-2 Certificates any particular rate of principal payment.

As used in the related Class III-A Policy and the above description of the Class III-A Policies, the following capitalized terms shall have the following meanings:

“Beneficiary” means the Securities Administrator on behalf of the Trustee, on behalf of, and for the benefit of, the Holders of the related Insured Obligations.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) any other day on which the New York Stock Exchange or the Federal Reserve is closed or on which banking institutions in the City of New York, the State of Maryland, the State of Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or required by law, executive order or governmental decree to be closed, or (iii) a day on which the Credit Enhancer is closed.

“Deficiency Amount” means, with respect to the related Insured Obligations, an amount, if any, equal to the sum of:

(1) with respect to any Distribution Date, the excess, if any, of (i) the Current Interest for the related Insured Obligations over (ii) the sum of the related Interest Remittance Amount available for payment of Current Interest and any amounts payable by the Swap Provider in respect of the Group III Cap Contract, Group III Interest Rate Swap Agreement and Group III Floor Contract allocable for distribution to the related Insured Obligations for such Distribution Date, and

(2)  (a)  on the final scheduled Distribution Date, the amount needed to pay the outstanding Certificate Principal Balance of the related Insured Obligations (after giving effect to the payment of all amounts actually available to be paid on the related Insured Obligations on that Distribution Date from all sources other than the related Class III-A Policy),

(b)  for any Distribution Date other than the final scheduled Distribution Date, any Applied Realized Loss Amounts allocable to the related Insured Obligations;

provided, however, that “Deficiency Amount” shall not include any additional amounts owing by the trust fund solely as a result of the failure by the Securities Administrator on behalf of the Trustee to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by reason of such a default. In addition, “Deficiency Amount” does not include Prepayment Interest Shortfalls, Basis Risk Shortfall Carryforward Amounts (including Basis Risk Shortfall Carryforward Amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related Derivative Provider to make a payment), Relief Act shortfalls or any shortfall attributable to any taxes, withholding or other charges imposed by any governmental authority (including interest and penalties in respect of such liabilities).

“Due for Payment” means (i) with respect to current interest and principal shortfalls pursuant to clauses (1) and (2)(b) of the definition of “Deficiency Amount,” the Distribution Date on which such amounts are due and payable pursuant to the terms of the Pooling and Servicing Agreement (without giving effect to any acceleration thereof), (ii) with respect to the unpaid principal balance of the Insured Obligations as of the final scheduled Distribution Date, the final scheduled Distribution Date, and (iii) with respect to a Preference Amount, the Business Day on which the documentation described herein has been Received by the Credit Enhancer.

“Holder” means the registered owner of any Insured Obligation, but shall not include the Originator, the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee, any subservicer retained by a Servicer, or any of their respective affiliates, who, on the applicable Distribution Date, is entitled under the terms of such Insured Obligation to a distribution on such Insured Obligation.

“Insolvency Proceeding” means, with respect to any Person, the commencement after the date hereof of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against such Person, or the commencement after the date hereof of any proceedings by or against such Person for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, administrator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings relating to such Person under Federal or state law or the applicable law of any other jurisdiction.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of June 6, 2007, among the Credit Enhancer, the Originator, the Sponsor, the Depositor, the Trustee and any other party thereto, as such agreement may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Insured Amount” means, with respect to any Distribution Date and the related Insured Obligations, the Deficiency Amount for such Distribution Date and any Preference Amounts.

“Insured Obligations” means either the Class III-A-1 Certificates or the Class III-A-2 Certificates issued under the Agreement.

“Nonpayment” means, with respect to any Distribution Date, an Insured Amount is Due for Payment but the funds, if any, remitted to the Securities Administrator on behalf of the Trustee pursuant to the Pooling and Servicing Agreement are insufficient for payment in full of such Insured Amount.

“Notice of Claim” means a notice of nonpayment and demand for payment of an Insured Amount in the form of Exhibit A to the related Class III-A Policy.

“Order” means a final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the trust fund, to the effect that the Beneficiary or a Holder of the related Insured Obligations is required to return or repay all or any portion of a Preference Amount.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Preference Amount” means any payment of principal or interest previously distributed by or on behalf of the trust fund to the Beneficiary or a Holder of the related Insured Obligations, which would have been covered under the related Class III-A Policy as a Deficiency Amount if there had been a shortfall in funds available to make such payment on the required Distribution Date for such payment, which has been deemed a preferential transfer and has been recovered from the Beneficiary or such Holder pursuant to the United States Bankruptcy Code in accordance with an Order.

“Receipt” and “Received” means actual delivery to the Credit Enhancer prior to 12:00 noon, New York City time, on a Business Day; provided, however, that delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, on a Business Day, shall be deemed to be “Received” on the next succeeding Business Day. For purposes of this definition, “actual delivery” to the Credit Enhancer means (i) the delivery of the original Notice of Claim, notice or other applicable documentation to the Credit Enhancer at its address set forth in the related Class III-A Policy, or (ii) facsimile transmission of the original Notice of Claim, notice or other applicable documentation to the Credit Enhancer at its facsimile number set forth in the related Class III-A Policy. If presentation is made by facsimile transmission, the Beneficiary, (i) promptly shall confirm transmission by telephone to the Credit Enhancer at its telephone number set forth in the related Class III-A Policy, and (ii) as soon as is reasonably practicable, shall deliver the original Notice of Claim, notice or other applicable documentation to the Credit Enhancer at its address set forth in the related Class III-A Policy. If any Notice of Claim, notice or other documentation actually delivered (or attempted to be delivered) under the Class III-A Policy by the Beneficiary, is not in proper form or is not properly completed, executed or delivered, or otherwise is insufficient for the purpose of making a claim under the related Class III-A Policy, “Receipt” by the Credit Enhancer shall be deemed not to have occurred, and the Credit Enhancer promptly shall so advise the Beneficiary. In such case, the Beneficiary, may submit an amended Notice of Claim, notice or other documentation, as the case may be, to the Credit Enhancer.

“Term of the Policy” means the period from and including the Closing Date to and including the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the related Insured Obligations have been paid in full and (ii) the final scheduled Distribution Date; provided, however, that in the event that any amount with respect to any Deficiency Amount paid to the Beneficiary pursuant to the Pooling and Servicing Agreement during the Term of the Policy becomes a Preference Amount, the Credit Enhancer’s obligations with respect thereto shall remain in effect or shall be reinstated, as applicable, until payment in full by the Credit Enhancer pursuant to the terms hereof

Each Class III-A Policy shall be governed by and construed in accordance with the laws of the State of New York.

THE CLASS III-A POLICIES ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

Each Class III-A Policy and the obligations of the Credit Enhancer thereunder shall terminate upon the expiration of the Term of the Policy.

Each Class III-A Policy is non-cancelable for any reason. The premium on each Class III-A Policy is not refundable for any reason. The Class III-A Policies do not insure against loss of any prepayment premium or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of the Credit Enhancer, nor against any risk other than Nonpayment.

YIELD ON THE CERTIFICATES

General

The yield to maturity on and weighted average life of each class of Certificates will be primarily affected by (i) the rate, amount and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Certificates, (ii) Realized Losses and interest shortfalls on the related mortgage loans, (iii) the Pass-Through Rate on such class of Certificates and (iv) the purchase price paid for such class of Certificates.

Prepayment Considerations

The Mortgage Loans

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be primarily related to the rate, amount and timing of payments of principal on the related mortgage loans.

The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 21.51%, 23.74%, 22.99% and 24.17% of the Group I-1 Loans, Group I-2 Loans, Group II-1 Loans and Group II-2 Loans, respectively, approximately 23.16% of the Group I Loans in the aggregate and approximately 23.69% of the Group II Loans in the aggregate, in each case by aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. The rate of principal prepayments on the mortgage loans with Prepayment Charges may be influenced by whether or not the penalty is a “hard” or “soft” prepayment charge. All Prepayment Charges on the Group I Loans and Group II Loans will be payable to the Class I-P Certificates and Class II-P Certificates, respectively, and will not be part of funds available for distribution to the Offered Certificates for any Distribution Date. All of the mortgage loans contain due-on-sale clauses or are assumable pursuant to the terms of the related mortgage note.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Certificates that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the accompanying prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in this free writing prospectus), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The Servicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the Issuing Entity and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The Servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, changes in mortgage interest rates, the timing of changes of interest rates on the related mortgage loan (such as, for example, a change from a fixed interest rate to an adjustable rate with respect to a hybrid mortgage loan), or the location of the mortgaged property. In addition, the Servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans. Any such refinancing programs will be directed at all of the Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and the optional termination of the Issuing Entity also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Certificates from the related mortgage loans during their interest only period except in the case of a prepayment.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Prepayment Charges

All Prepayment Charges collected with respect to the Group I Loans and Group II Loans will be paid to the holders of the Class I-P Certificates and Class II-P Certificates, respectively, and not be available for distribution on the other Certificates. The amount available for distribution to the holders of the Class P Certificates on any Distribution Date in respect of Prepayment Charges on the related mortgage loans is determined by the amount of Prepayment Charges collected from the mortgagors in connection with principal prepayments on the related mortgage loans during the prepayment period applicable to such Distribution Date. Generally, each Prepayment Charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. None of the mortgage loans provide for a Prepayment Charge beyond five years after date of origination. In addition, under certain instances, the servicer may waive the payment of the Prepayment Charges. Further, some state laws restrict the imposition of Prepayment Charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that Prepayment Charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges.

Allocation of Principal Payments

The yields to maturity of the Certificates will be affected by the allocation of principal payments among the Certificates. The Certificates are subject to priorities for payment of principal as described in this free writing prospectus. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans both before and after the commencement of principal distributions on those classes.

Class I-A Certificates and Class I-M Certificates

Investors in the Class I-A Certificates should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class I-M Certificates may receive more than such class’ pro rata share of principal for that Distribution Date. As a result, the Certificate Principal Balance of the most subordinate class of Class I-M Certificates may be reduced to zero prior to the more senior class or classes of Certificates.

As described in this free writing prospectus, during certain periods all principal payments on the Group I-1 Loans and Group I-2 Loans will be allocated to the Class I-A Certificates. Unless the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero, the Class I-M Certificates will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class I-M Certificates will not be entitled to receive payments in respect of principal until the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class I-M Certificates, the subordination afforded the Class I-A Certificates by the Class I-M Certificates, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class I-M Certificates will be extended.

If a related Sequential Trigger Event is in effect, all principal payments on the Group I-1 Loans will be allocated first, to the Class I-1A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and second, to the Class I-1A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero. To the extent that all principal payments on the Group I-1 Loans are distributed to the Class I-1A-1 Certificates, and no principal payments on the Group I-1 Loans are distributed to the Class I-1A-2 Certificates, the weighted average life of the Class I-1A-1 Certificates will be shortened and the weighted average life of the Class I-1A-2 Certificates will be extended.

Class II-A Certificates and Class II-M Certificates

Investors in the Class II-A Certificates should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class II-M Certificates may receive more than such class’ pro rata share of principal for that Distribution Date. As a result, the Certificate Principal Balance of the most subordinate class of Class II-M Certificates may be reduced to zero prior to the more senior class or classes of Certificates.

As described in this free writing prospectus, during certain periods all principal payments on the Group II-1 Loans and Group II-2 Loans will be allocated to the Class II-A Certificates. Unless the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero, the Class II-M Certificates will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class II-M Certificates will not be entitled to receive payments in respect of principal until the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class II-M Certificates, the subordination afforded the Class II-A Certificates by the Class II-M Certificates, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class II-M Certificates will be extended.

If a related Sequential Trigger Event is in effect, all principal payments on the Group II-1 Loans will be allocated first, to the Class II-1A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and second, to the Class II-1A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero. To the extent that all principal payments on the Group II-1 Loans are distributed to the Class II-1A-1 Certificates, and no principal payments on the Group II-1 Loans are distributed to the Class II-1A-2 Certificates, the weighted average life of the Class II-1A-1 Certificates will be shortened and the weighted average life of the Class II-1A-2 Certificates will be extended.

Class III-A-1, Class III-A-2 and Class III-M Certificates

Investors in the Class III-A-1 Certificates should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the Class III-PO Certificates or the most subordinate class of Class III-M Certificates may receive more than such class’ pro rata share of principal for that Distribution Date. As a result, the Certificate Principal Balance of the Class III-PO Certificates or the most subordinate class of Class III-M Certificates may be reduced to zero prior to the more senior class or classes of Certificates.

As described in this free writing prospectus, during certain periods all principal payments on the Group III Loans will be allocated to the Class III-A-1 Certificates. Unless the Certificate Principal Balance of the Class III-A-1 Certificates has been reduced to zero, the Class III-A-2, Class III-M and Class III-PO Certificates will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class III-A-2, Class III-M and Class III-PO Certificates will not be entitled to receive payments in respect of principal until the Certificate Principal Balance of the Class III-A-1 Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class III-A-2, Class III-M and Class III-PO Certificates, the subordination afforded the Class III-A-1 Certificates by the Class III-A-2, Class III-M and Class III-PO Certificates, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class III-A-2, Class III-M and Class III-PO Certificates will be extended.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—Servicemembers Relief Act” in the accompanying prospectus. Any interest shortfalls on the mortgage loans resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fee on the mortgage loans serviced by it for the related Due Period. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus and “Legal Aspects of Mortgage Loans—Servicemembers Relief Act” in the accompanying prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans in a Loan Group, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest for that Loan Group or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. The Class III-A Policies will not cover any Prepayment Interest Shortfalls or Relief Act Shortfalls on the Class III-A-1 Certificates and Class III-A-2 Certificates.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related Offered Certificates could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to those Offered Certificates. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

If the amount of related overcollateralization has been reduced to zero, the yield to maturity on the Class I-M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class I-M Certificates. Furthermore, because principal distributions are paid to some classes of Class I-M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates,” amounts otherwise distributable to holders of the Class I-M Certificates may be made available to protect the holders of the Class I-A Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class I-M Certificates with a higher numerical class designation may be made available to protect the holders of Class I-M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the related mortgage loans may affect the yield to investors on the Class I-M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class I-M Certificates. In addition, a larger than expected rate of delinquencies or losses on the related mortgage loans will affect the rate of principal payments on each class of the Class I-M Certificates if it delays the related Stepdown Date.

If the amount of related overcollateralization has been reduced to zero, the yield to maturity on the Class II-M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class II-M Certificates. Furthermore, because principal distributions are paid to some classes of Class II-M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates,” amounts otherwise distributable to holders of the Class II-M Certificates may be made available to protect the holders of the Class II-A Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class II-M Certificates with a higher numerical class designation may be made available to protect the holders of Class II-M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the related mortgage loans may affect the yield to investors on the Class II-M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class II-M Certificates. In addition, a larger than expected rate of delinquencies or losses on the related mortgage loans will affect the rate of principal payments on each class of the Class II-M Certificates if it delays the related Stepdown Date.

If the amount of related overcollateralization and the Certificate Principal Balance of the Class III-PO Certificates has been reduced to zero, the yield to maturity on the Class III-M Certificates then outstanding with the lowest payment priority, or, if the aggregate Certificate Principal Balance of the Class III-M Certificates has been reduced to zero, the Class III-A-2 Certificates, will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Certificates. Furthermore, because principal distributions are paid to some classes of Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates,” amounts otherwise distributable to holders of the Class III-A-2, Class III-M and Class III-PO Certificates may be made available to protect the holders of the Class III-A-1 Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class III-A-2, Class III-M and Class III-PO Certificates with a higher payment priority may be made available to protect the holders of Class III-A-2, Class III-M and Class III-PO Certificates with a lower payment priority against interruptions in distributions. Delinquencies on the related mortgage loans may affect the yield to investors on the Class III-A-2, Class III-M and Class III-PO Certificates, and amounts otherwise distributable to holders of those classes, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class III-A-2, Class III-M and Class III-PO Certificates, and amounts otherwise distributable to holders of those classes. In addition, a larger than expected rate of delinquencies or losses on the related mortgage loans will affect the rate of principal payments on each class of the Class III-A-2, Class III-M and Class III-PO Certificates, and amounts otherwise distributable to holders of those classes if it delays the related Stepdown Date.

See “Description of the Certificates—Interest and Principal Distributions on the Certificates” in this free writing prospectus.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the Certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Trustee, then any related expenses shall be reimbursable by the Issuing Entity to the Servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of Certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—General” in this free writing prospectus and “Description of the Securities—Assignment of Trust Fund Assets” in the accompanying prospectus.

Pass-Through Rates

The yields to maturity on the Offered Certificates will be affected by their Pass-Through Rates.

The effective yield to holders of the Class II-A Certificates and Class II-M Certificates will be less than the yields otherwise produced by its Pass-Through Rate and purchase price because interest will not be distributed to these Certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay. Further, the Class II-A Certificates and Class II-M Certificates may not always receive interest at a rate equal to the related fixed rate. If, with respect to the Class II-A Certificates and Class II-M Certificates, the related Net WAC Rate is less than the related fixed rate, the Pass-Through Rate on that class of Certificates will be limited to the related Net WAC Rate. Therefore, the prepayment of the related mortgage loans with higher mortgage rates may result in a lower Pass-Through Rate on the Class II-A Certificates and Class II-M Certificates.

The Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If, with respect to the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates, the related Net WAC Rate Cap is less than One-Month LIBOR plus the related Margin, the Pass-Through Rate on that class of Certificates will be limited to the related Net WAC Rate. Thus, the yield to investors in the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the related Net WAC Rate. Therefore, the prepayment of the related mortgage loans with higher mortgage rates or a reduction in One-Month LIBOR may result in a lower Pass-Through Rate on the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates.

Investors in the Class I-A Certificates and Class I-M Certificates should be aware that a substantial majority of the related mortgage loans have interest rates that are fixed for some period of time prior to becoming adjustable based on a specified index subject to caps on the amount by which the interest rate can increase on any adjustment date and a cap on the maximum interest rate. Consequently, the interest that becomes due on these mortgage loans during the related Due Period may be less than interest that would accrue on the Class I-A Certificates and Class I-M Certificates at the rate of One-Month LIBOR. In a rising interest rate environment, the Class I-A Certificates and Class I-M Certificates may receive interest at the related Net WAC Rate for a protracted period of time. Prior to the month in which all of the related mortgage loans have adjusted to their fully-indexed rate, there may be a greater risk that the Pass-Through Rate on the Class I-A Certificates and Class I-M Certificates may be limited by the related Net WAC Rate.

To the extent the related Net WAC Rate is paid on a class of Offered Certificates, the difference between such related Net WAC Rate and One-Month LIBOR plus the related Margin or the related fixed rate, as applicable, will create a Net WAC Shortfall or Basis Risk Shortfall, as applicable, that will carry forward with interest thereon. Net WAC Shortfalls and Basis Risk Shortfalls will be payable from the related Net Monthly Excess Cashflow and (i) in the case of the Class I-A Certificates and Class I-M Certificates only, from the Group I Cap Contract and Group I Interest Rate Swap Agreement and (ii) in the case of the Class III-A-1, Class III-A-2 and Class III-M Certificates only, from the Group III Cap Contract, Group III Floor Contract and Group III Interest Rate Swap Agreement, each as described under “Description of the Certificates” in this free writing prospectus.

Purchase Price

In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Distribution Date

The final scheduled Distribution Date for each class of Class I-A Certificates and Class I-M Certificates is the Distribution Date in June 2037. The final scheduled Distribution Date for each class of Class II-A Certificates and Class II-M Certificates is the Distribution Date in June 2037. The final scheduled Distribution Date for each class of Class III-A-1, Class III-A-2 and Class III-M Certificates is the Distribution Date in September 2027. The final scheduled Distribution Date with respect to the Certificates relating to Loan Group I and Loan Group II is the Distribution Date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans with a 360 month original term. The final scheduled Distribution Date with respect to the Certificates relating to Loan Group III is the Distribution Date in the fourth month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Distribution Date.

Weighted Average Life

The Mortgage Loans

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

With respect to the Group I Loans, the related Certificates were structured assuming, among other things, a 25% CPR. With respect to the Group II Loans, the related Certificates were structured assuming, among other things, of 10% CPR in the first month of the life of such pool, such rate increasing by an additional 1/11th of 12% CPR for each month thereafter, increasing to 22% CPR in month 12 and remaining constant at 22% CPR thereafter (“PPC”). With respect to the Group III Loans, the related Certificates were structured assuming, among other things, a 30% CPR.

We cannot assure you, however, that prepayments on the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

The tables following the next paragraph indicate the percentages of the initial Certificate Principal Balance of each class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of CPR or PPC, as applicable, and the corresponding weighted average life of each such class of Offered Certificates. The tables are based on the following modeling assumptions (the “Structuring Assumptions”):

(1)	the mortgage pool consists of 81 mortgage loans with the characteristics set forth in the table below,

(2)	the mortgage loans prepay at the specified percentages of the CPR or PPC, as applicable,

(3)	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur,

(4)
scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in June 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in May 2007, and include 30 days’ interest thereon,

(5)	the level of One-Month LIBOR remains constant at 5.320% per annum,

(6)
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(7)	scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment,

(8)
scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturing such that the mortgage loans will fully amortize by their stated maturities, subject to any interest only periods,

(9)	payments in respect of the Certificates are received in cash on the 25th day of each month, commencing in June 2007,

(10)	the Certificates are purchased on June 5, 2007,

(11)	no investment income is received,

(12)	the related Servicing Fee remains constant,

(13)	with respect to the Group I-1 Loans and Group I-2 Loans, the levels of One-Year LIBOR, One-Year CMT and Six-Month LIBOR remain constant at 5.340%, 4.920% and 5.370%, respectively,

(14)	Each class of Class P Certificates has a certificate principal balance of $0,

(15)
None of the Servicer or its designee, the Credit Enhancer or the NIM Insurer exercises the option to purchase the related Certificates described under the caption “Pooling and Servicing Agreement—Optional Termination” except where indicated. The related Step-Up Date with respect to the related Certificates is the related Step-Up Date where the related group of mortgage loans may first be purchased, and

(16)	With respect to Loan Group I and Loan Group II, a related Sequential Trigger Event is not in effect.

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Loan Group	Current Balance($)	Gross Mortgage Rate (%)	Servicing Fee Rate (%)	Original Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Remaining Term to Maturity (months)	Age (months)	Amortization Term (months)
1	I-1	316,000.00	8.25000	0.37500	360	2.87500	12.00000	2.87500	352	8	360
2	I-1	868,760.75	6.01309	0.25000	360	2.25000	11.00000	2.25000	356	4	360
3	I-1	394,823.86	6.00000	0.25000	360	2.75000	12.00000	2.75000	348	12	360
4	I-1	791,170.59	5.82721	0.25000	360	2.25000	10.82721	2.25000	354	6	360
5	I-1	84,732.35	7.25000	0.25000	360	2.75000	13.25000	2.75000	356	4	360
6	I-1	251,900.00	6.25000	0.25000	360	2.50000	12.25000	2.50000	355	5	360
7	I-1	243,705.28	6.25000	0.25000	360	2.25000	12.25000	2.25000	357	3	360
8	I-1	1,083,759.51	6.41444	0.25000	360	2.47578	11.41444	2.47578	354	6	360
9	I-1	537,949.74	6.62500	0.25000	360	2.44745	11.62500	2.44745	354	6	360
10	I-1	15,549,448.34	7.72998	0.25000	360	4.87040	12.72259	4.87040	359	1	360
11	I-1	80,798.76	8.37500	0.25000	360	4.00000	13.37500	4.00000	352	8	360
12	I-1	71,299,659.59	7.61569	0.25000	360	4.71148	12.61569	4.71148	359	1	360
13	I-1	887,962.85	7.25213	0.25000	360	5.00000	12.25213	5.00000	359	1	360
14	I-1	3,998,433.52	7.44834	0.25000	360	4.82118	12.44834	4.82118	359	1	360
15	I-1	6,044,153.52	7.70852	0.25000	360	5.03100	12.70852	5.03100	359	1	360
16	I-1	12,873,781.66	7.35593	0.25000	360	4.92258	12.35593	4.92258	359	1	360
17	I-1	1,447,900.00	7.18864	0.25000	360	3.66488	12.18864	3.66488	358	2	360
18	I-1	192,232.39	6.87500	0.25000	360	2.25000	11.87500	2.25000	352	8	360
19	I-1	206,167.81	6.12500	0.25000	360	2.50000	11.12500	2.50000	355	5	360
20	I-1	254,700.00	6.75000	0.25000	360	2.50000	11.75000	2.50000	354	6	360
21	I-2	1,260,000.00	9.50000	0.25000	360	4.12500	12.00000	4.12500	352	8	360
22	I-2	143,788.07	5.00000	0.37500	360	2.75000	10.00000	2.75000	345	15	360
23	I-2	215,673.54	6.62500	0.37500	360	2.25000	11.62500	2.25000	345	15	360
24	I-2	540,000.00	7.50000	0.25000	360	2.25000	13.50000	2.25000	357	3	360
25	I-2	2,554,365.50	6.61921	0.25000	360	2.69951	12.61921	2.69951	341	19	360
26	I-2	3,362,166.89	6.54272	0.25000	360	2.39046	12.54272	2.39046	354	6	360
27	I-2	579,200.00	8.37500	0.25000	360	5.00000	13.37500	5.00000	352	8	360
28	I-2	1,756,000.00	8.32118	0.25000	360	3.43394	13.32118	3.43394	354	6	360
29	I-2	1,089,666.91	5.81502	0.25000	360	2.29324	10.90151	2.29324	346	14	360
30	I-2	3,409,700.00	5.79594	0.25000	360	2.25000	10.79594	2.25000	342	18	360
31	I-2	10,595,471.09	6.12416	0.25000	360	2.55314	11.12416	2.55314	355	5	360
32	I-2	30,782,997.90	7.94613	0.25000	360	4.65604	12.94386	4.65604	359	1	360
33	I-2	263,689.77	6.62500	0.25000	360	2.25000	11.62500	2.25000	353	7	360
34	I-2	190,307,098.31	7.64890	0.25000	360	4.16961	12.64890	4.16961	359	1	360
35	I-2	858,437.92	8.27352	0.25000	360	5.00000	13.27352	5.00000	359	1	360
36	I-2	15,858,144.00	7.73573	0.25000	360	4.52823	12.73573	4.52823	358	2	360
37	I-2	7,926,925.11	7.95605	0.25000	360	4.97913	12.95605	4.97913	359	1	360
38	I-2	34,545,404.05	7.71333	0.25000	360	4.56061	12.71333	4.56061	359	1	360
39	I-2	6,447,239.69	7.47284	0.25000	360	3.01605	12.47284	3.01605	358	2	360
40	I-2	2,810,246.74	8.01757	0.25000	360	4.94211	13.01757	4.94211	358	2	360
41	I-2	6,598,594.75	7.48407	0.25000	360	4.92823	12.48407	4.92823	359	1	360
42	I-2	85,039.17	4.75000	0.25000	360	2.75000	9.75000	2.75000	316	44	360
43	I-2	4,804,770.00	6.73550	0.25000	360	2.23264	11.73550	2.23264	354	6	360
44	I-2	323,125.50	6.25000	0.25000	360	2.75000	11.25000	2.75000	354	6	360
45	I-2	364,952.52	4.50000	0.25000	360	2.25000	9.50000	2.25000	315	45	360
46	I-2	680,466.83	6.62500	0.25000	360	1.94580	11.62500	1.94580	353	7	360
47	II-1	2,140,522.67	7.08758	0.25000	180	N/A	N/A	N/A	178	2	180
48	II-1	334,449.19	6.70199	0.25000	180	N/A	N/A	N/A	178	2	180
49	II-1	64,294,550.42	7.27647	0.25000	360	N/A	N/A	N/A	357	3	360
50	II-1	354,036.53	7.00000	0.25000	480	N/A	N/A	N/A	473	7	480
51	II-1	133,647,857.15	7.19153	0.25000	360	N/A	N/A	N/A	359	1	360
52	II-1	831,745.83	6.41624	0.25000	360	N/A	N/A	N/A	354	6	360
53	II-1	2,446,159.63	7.25428	0.25000	360	N/A	N/A	N/A	358	2	360
54	II-1	6,561,112.08	7.03331	0.25000	360	N/A	N/A	N/A	359	1	360
55	II-1	170,824.60	7.61464	0.25000	360	N/A	N/A	N/A	359	1	360
56	II-1	3,355,140.38	7.02729	0.25000	360	N/A	N/A	N/A	359	1	360
57	II-1	13,317,597.92	7.21810	0.25000	360	N/A	N/A	N/A	358	2	360
58	II-1	34,005,646.60	6.90555	0.25000	360	N/A	N/A	N/A	359	1	360
59	II-1	332,038.88	5.75000	0.25000	360	N/A	N/A	N/A	353	7	360
60	II-2	76,626.65	4.50000	0.25000	120	N/A	N/A	N/A	74	46	120
61	II-2	6,989,633.03	5.90319	0.25000	180	N/A	N/A	N/A	173	7	180
62	II-2	1,494,786.88	5.87500	0.25000	180	N/A	N/A	N/A	179	1	180
63	II-2	99,338.89	6.50000	0.25000	180	N/A	N/A	N/A	178	2	180
64	II-2	71,119,414.29	7.11827	0.25000	360	N/A	N/A	N/A	357	3	360
65	II-2	196,232,446.83	7.30196	0.25000	360	N/A	N/A	N/A	359	1	360
66	II-2	1,734,731.14	7.30900	0.25000	360	N/A	N/A	N/A	358	2	360
67	II-2	6,047,063.99	7.46241	0.25000	360	N/A	N/A	N/A	358	2	360
68	II-2	979,844.83	6.86335	0.25000	360	N/A	N/A	N/A	359	1	360
69	II-2	1,578,800.00	6.86411	0.25000	360	N/A	N/A	N/A	359	1	360
70	II-2	12,946,437.72	7.13594	0.25000	360	N/A	N/A	N/A	358	2	360
71	II-2	45,210,219.10	7.03668	0.25000	360	N/A	N/A	N/A	359	1	360
72	II-2	7,214,437.94	7.19796	0.25000	360	N/A	N/A	N/A	359	1	360
73	II-2	14,153,506.91	6.89707	0.25000	360	N/A	N/A	N/A	359	1	360
74	II-2	12,458,694.50	4.81626	0.25000	360	N/A	N/A	N/A	355	5	360
75	III	21,089,228.72	11.48913	0.50000	180	N/A	N/A	N/A	178	2	360
76	III	294,344.21	10.23776	0.50000	180	N/A	N/A	N/A	178	2	180
77	III	789,151.12	11.32923	0.50000	240	N/A	N/A	N/A	238	2	240
78	III	115,777,679.47	12.04615	0.50000	180	N/A	N/A	N/A	179	1	360
79	III	42,594.04	10.25000	0.50000	120	N/A	N/A	N/A	119	1	120
80	III	977,773.07	11.97054	0.50000	180	N/A	N/A	N/A	179	1	180
81	III	714,458.16	12.26088	0.50000	240	N/A	N/A	N/A	239	1	240

Loan Number	Loan Group	Index	Rate Adjustment Frequency (months)	Weighted Average LPMI Fee Rate (%)	Months to Next Rate Adjustment	Initial Periodic Interest Rate Cap (%)	Subsequent Periodic Interest Rate Cap (%)	Original Interest Only Period (months)	Prepayment Penalty Term Original (months)
1	I-1	1 Month LIBOR	1	N/A	1	N/A	N/A	120	N/A
2	I-1	1 Year LIBOR	12	N/A	8	2.00000	2.00000	120	N/A
3	I-1	1 Year CMT	12	N/A	24	2.00000	2.00000	N/A	N/A
4	I-1	1 Year CMT	12	N/A	30	1.00000	1.00000	N/A	N/A
5	I-1	1 Year LIBOR	12	N/A	32	2.00000	2.00000	N/A	N/A
6	I-1	1 Year LIBOR	12	N/A	31	2.00000	2.00000	36	N/A
7	I-1	1 Year LIBOR	12	N/A	33	2.00000	2.00000	120	N/A
8	I-1	1 Year LIBOR	12	N/A	54	5.00000	2.00000	60	N/A
9	I-1	1 Year LIBOR	12	0.10741	54	5.00000	2.00000	120	N/A
10	I-1	6 Month LIBOR	6	0.43460	59	5.00000	1.00000	N/A	N/A
11	I-1	6 Month LIBOR	6	N/A	52	6.00000	2.00000	60	N/A
12	I-1	6 Month LIBOR	6	0.42446	59	5.00000	1.00000	120	N/A
13	I-1	6 Month LIBOR	6	0.36332	59	5.00000	1.00000	N/A	12
14	I-1	6 Month LIBOR	6	0.39590	59	5.00000	1.00000	120	12
15	I-1	6 Month LIBOR	6	0.39959	59	5.00000	1.00000	N/A	24
16	I-1	6 Month LIBOR	6	0.43263	59	5.00000	1.00000	120	24
17	I-1	6 Month LIBOR	6	0.38891	58	5.00000	1.00000	120	36
18	I-1	1 Year LIBOR	12	0.59000	76	5.00000	2.00000	N/A	N/A
19	I-1	1 Year LIBOR	12	N/A	115	5.00000	2.00000	N/A	N/A
20	I-1	1 Year LIBOR	12	N/A	114	5.00000	2.00000	120	N/A
21	I-2	1 Month LIBOR	1	N/A	1	N/A	N/A	120	N/A
22	I-2	1 Year CMT	12	N/A	3	5.00000	5.00000	N/A	N/A
23	I-2	6 Month LIBOR	6	N/A	3	5.00000	5.00000	N/A	N/A
24	I-2	1 Year LIBOR	12	0.59000	9	2.00000	2.00000	120	36
25	I-2	1 Year LIBOR	12	N/A	17	2.00000	2.00000	36	N/A
26	I-2	1 Year LIBOR	12	0.29307	30	2.00000	2.00000	120	N/A
27	I-2	6 Month LIBOR	6	0.59000	28	3.00000	1.00000	120	12
28	I-2	6 Month LIBOR	6	0.30998	30	3.00000	1.00000	120	24
29	I-2	1 Year LIBOR	12	N/A	46	5.00000	2.00000	N/A	N/A
30	I-2	1 Year LIBOR	12	0.08525	42	5.00000	2.00000	60	N/A
31	I-2	1 Year LIBOR	12	0.05980	55	5.00000	2.00000	120	N/A
32	I-2	6 Month LIBOR	6	0.43979	59	5.00000	1.00000	N/A	N/A
33	I-2	6 Month LIBOR	6	N/A	53	5.00000	5.00000	60	N/A
34	I-2	6 Month LIBOR	6	0.45426	59	5.00000	1.00000	120	N/A
35	I-2	6 Month LIBOR	6	0.28848	59	5.00000	1.00000	N/A	12
36	I-2	6 Month LIBOR	6	0.45373	58	5.00000	1.00000	120	12
37	I-2	6 Month LIBOR	6	0.59413	59	5.00000	1.00000	N/A	24
38	I-2	6 Month LIBOR	6	0.53159	59	5.00000	1.00000	120	24
39	I-2	6 Month LIBOR	6	0.59341	58	5.00000	1.00000	120	36
40	I-2	6 Month LIBOR	6	0.55689	58	5.00000	1.00000	N/A	60
41	I-2	6 Month LIBOR	6	0.52815	59	5.00000	1.00000	120	60
42	I-2	1 Year CMT	12	N/A	40	5.00000	2.00000	N/A	N/A
43	I-2	1 Year LIBOR	12	0.30829	78	5.00000	2.00000	120	N/A
44	I-2	1 Year CMT	12	N/A	114	5.00000	2.00000	N/A	N/A
45	I-2	1 Year LIBOR	12	0.59000	75	5.00000	2.00000	N/A	N/A
46	I-2	1 Year LIBOR	12	0.11139	113	5.00000	2.00000	120	N/A
47	II-1	Fixed Rate	N/A	0.23067	N/A	N/A	N/A	N/A	N/A
48	II-1	Fixed Rate	N/A	0.23834	N/A	N/A	N/A	N/A	36
49	II-1	Fixed Rate	N/A	0.26885	N/A	N/A	N/A	N/A	N/A
50	II-1	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	II-1	Fixed Rate	N/A	0.39234	N/A	N/A	N/A	120	N/A
52	II-1	Fixed Rate	N/A	0.59000	N/A	N/A	N/A	180	N/A
53	II-1	Fixed Rate	N/A	0.34231	N/A	N/A	N/A	N/A	12
54	II-1	Fixed Rate	N/A	0.41586	N/A	N/A	N/A	120	12
55	II-1	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	24
56	II-1	Fixed Rate	N/A	0.16764	N/A	N/A	N/A	120	24
57	II-1	Fixed Rate	N/A	0.29326	N/A	N/A	N/A	N/A	36
58	II-1	Fixed Rate	N/A	0.35205	N/A	N/A	N/A	120	36
59	II-1	Fixed Rate	N/A	1.11000	N/A	N/A	N/A	120	N/A
60	II-2	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	II-2	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
62	II-2	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	36
63	II-2	Fixed Rate	N/A	0.59000	N/A	N/A	N/A	N/A	60
64	II-2	Fixed Rate	N/A	0.30762	N/A	N/A	N/A	N/A	N/A
65	II-2	Fixed Rate	N/A	0.47022	N/A	N/A	N/A	120	N/A
66	II-2	Fixed Rate	N/A	0.63882	N/A	N/A	N/A	N/A	12
67	II-2	Fixed Rate	N/A	0.50182	N/A	N/A	N/A	120	12
68	II-2	Fixed Rate	N/A	0.07572	N/A	N/A	N/A	N/A	24
69	II-2	Fixed Rate	N/A	0.45597	N/A	N/A	N/A	120	24
70	II-2	Fixed Rate	N/A	0.25311	N/A	N/A	N/A	N/A	36
71	II-2	Fixed Rate	N/A	0.44481	N/A	N/A	N/A	120	36
72	II-2	Fixed Rate	N/A	0.39619	N/A	N/A	N/A	N/A	60
73	II-2	Fixed Rate	N/A	0.38165	N/A	N/A	N/A	120	60
74	II-2	Fixed Rate	N/A	0.09964	N/A	N/A	N/A	120	N/A
75	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
77	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
78	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
79	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
80	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
81	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A

There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Certificates may mature earlier or later than indicated by the tables below. Based on the foregoing Structuring Assumptions, the tables below indicate the weighted average life of each class of Certificates and set forth the percentage of the initial Certificate Principal Balance of each such class that would be outstanding after each of the Distribution Dates shown, at specified percentages of CPR or PPC, as applicable. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in Issuing Entity. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR or PPC, as applicable. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class I-1A Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	89	84	78	73	67	62
May 2009	79	70	61	53	45	38
May 2010	70	58	47	37	29	22
May 2011	62	48	37	29	22	16
May 2012	55	40	30	22	15	11
May 2013	49	34	24	16	11	7
May 2014	43	29	19	12	7	4
May 2015	39	25	15	9	5	3
May 2016	35	21	12	7	4	2
May 2017	31	18	10	5	3	1
May 2018	28	15	8	4	2	1
May 2019	24	12	6	3	1	*
May 2020	22	10	5	2	1	0
May 2021	19	8	4	1	*	0
May 2022	17	7	3	1	*	0
May 2023	14	6	2	1	0	0
May 2024	13	5	2	*	0	0
May 2025	11	4	1	*	0	0
May 2026	9	3	1	0	0	0
May 2027	8	3	*	0	0	0
May 2028	7	2	*	0	0	0
May 2029	6	1	*	0	0	0
May 2030	5	1	0	0	0	0
May 2031	4	1	0	0	0	0
May 2032	3	*	0	0	0	0
May 2033	2	*	0	0	0	0
May 2034	1	0	0	0	0	0
May 2035	1	0	0	0	0	0
May 2036	*	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.95	5.55	4.14	3.23	2.61	2.15
Weighted Average Life in years (to the Optional Termination Date)**	6.91	4.64	3.39	2.63	2.11	1.74

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class I-2A Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	89	84	78	73	68	62
May 2009	79	70	61	53	45	38
May 2010	70	58	47	37	29	22
May 2011	62	48	38	29	22	16
May 2012	55	41	30	22	15	11
May 2013	49	34	24	16	11	7
May 2014	44	29	19	12	8	4
May 2015	39	25	15	9	5	3
May 2016	35	21	12	7	4	2
May 2017	32	18	10	5	3	1
May 2018	28	15	8	4	2	1
May 2019	25	12	6	3	1	*
May 2020	22	10	5	2	1	0
May 2021	19	9	4	1	*	0
May 2022	17	7	3	1	*	0
May 2023	14	6	2	1	0	0
May 2024	13	5	2	*	0	0
May 2025	11	4	1	*	0	0
May 2026	9	3	1	0	0	0
May 2027	8	3	1	0	0	0
May 2028	7	2	*	0	0	0
May 2029	6	1	*	0	0	0
May 2030	5	1	0	0	0	0
May 2031	4	1	0	0	0	0
May 2032	3	*	0	0	0	0
May 2033	2	*	0	0	0	0
May 2034	1	0	0	0	0	0
May 2035	1	0	0	0	0	0
May 2036	*	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.97	5.57	4.15	3.24	2.61	2.15
Weighted Average Life in years (to the Optional Termination Date)**	6.93	4.65	3.40	2.64	2.12	1.74

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PPC

	Class II-1A Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	90	85	81	76	71
May 2009	79	69	61	52	44
May 2010	69	56	45	35	27
May 2011	60	45	35	27	20
May 2012	52	38	27	19	13
May 2013	45	31	21	14	9
May 2014	40	26	16	10	6
May 2015	35	22	13	7	4
May 2016	31	18	10	5	3
May 2017	28	15	8	4	2
May 2018	24	12	6	3	1
May 2019	21	10	4	2	1
May 2020	18	8	3	1	*
May 2021	15	6	3	1	0
May 2022	13	5	2	*	0
May 2023	11	4	1	*	0
May 2024	10	3	1	0	0
May 2025	8	3	1	0	0
May 2026	7	2	*	0	0
May 2027	6	2	*	0	0
May 2028	5	1	0	0	0
May 2029	4	1	0	0	0
May 2030	3	*	0	0	0
May 2031	2	*	0	0	0
May 2032	2	*	0	0	0
May 2033	1	0	0	0	0
May 2034	1	0	0	0	0
May 2035	*	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.32	5.14	3.88	3.07	2.51
Weighted Average Life in years (to the Optional Termination Date)**	6.32	4.31	3.22	2.53	2.08

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PPC

	Class II-2A Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	90	85	80	76	71
May 2009	79	69	61	52	44
May 2010	69	56	45	35	27
May 2011	60	45	35	27	20
May 2012	52	38	27	19	13
May 2013	45	31	21	14	9
May 2014	40	26	16	10	6
May 2015	35	22	13	7	4
May 2016	31	18	10	5	3
May 2017	28	15	8	4	2
May 2018	24	12	6	3	1
May 2019	21	10	4	2	*
May 2020	18	8	3	1	*
May 2021	15	6	2	1	0
May 2022	13	5	2	*	0
May 2023	11	4	1	*	0
May 2024	10	3	1	0	0
May 2025	8	3	1	0	0
May 2026	7	2	*	0	0
May 2027	6	2	*	0	0
May 2028	5	1	0	0	0
May 2029	4	1	0	0	0
May 2030	3	*	0	0	0
May 2031	2	*	0	0	0
May 2032	2	*	0	0	0
May 2033	1	0	0	0	0
May 2034	1	0	0	0	0
May 2035	*	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.31	5.13	3.87	3.07	2.50
Weighted Average Life in years (to the Optional Termination Date)**	6.32	4.30	3.22	2.53	2.07

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class III-A-1 Certificates
	15%	25%	30%	35%	45%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008
May 2009
May 2010
May 2011
May 2012
May 2013
May 2014
May 2015
May 2016
May 2017
May 2018
May 2019
May 2020
May 2021
May 2022
May 2023
May 2024
May 2025
May 2026
May 2027
May 2028
May 2029
May 2030
May 2031
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to the Optional Termination Date)**

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class I-M-1 Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100	100
May 2009	100	100	100	100	100	100
May 2010	100	100	100	100	100	100
May 2011	100	100	81	63	48	35
May 2012	100	88	65	47	33	23
May 2013	100	75	52	35	23	15
May 2014	95	63	41	26	16	10
May 2015	85	54	33	20	11	3
May 2016	76	46	26	15	7	0
May 2017	68	39	21	11	2	0
May 2018	60	32	17	7	0	0
May 2019	53	27	13	2	0	0
May 2020	47	22	10	0	0	0
May 2021	41	18	7	0	0	0
May 2022	36	15	3	0	0	0
May 2023	31	13	0	0	0	0
May 2024	27	10	0	0	0	0
May 2025	23	7	0	0	0	0
May 2026	20	4	0	0	0	0
May 2027	17	1	0	0	0	0
May 2028	14	0	0	0	0	0
May 2029	12	0	0	0	0	0
May 2030	10	0	0	0	0	0
May 2031	6	0	0	0	0	0
May 2032	3	0	0	0	0	0
May 2033	0	0	0	0	0	0
May 2034	0	0	0	0	0	0
May 2035	0	0	0	0	0	0
May 2036	0	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.79	9.66	7.20	5.69	4.79	4.25
Weighted Average Life in years (to the Optional Termination Date)**	11.66	7.88	5.75	4.54	3.85	3.47

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class I-M-2 Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100	100
May 2009	100	100	100	100	100	100
May 2010	100	100	100	100	100	100
May 2011	100	100	81	63	48	35
May 2012	100	88	65	47	33	23
May 2013	100	75	52	35	23	14
May 2014	95	63	41	26	16	1
May 2015	85	54	33	20	5	0
May 2016	76	46	26	14	0	0
May 2017	68	39	21	4	0	0
May 2018	60	32	17	0	0	0
May 2019	53	27	9	0	0	0
May 2020	47	22	2	0	0	0
May 2021	41	18	0	0	0	0
May 2022	36	15	0	0	0	0
May 2023	31	8	0	0	0	0
May 2024	27	3	0	0	0	0
May 2025	23	0	0	0	0	0
May 2026	20	0	0	0	0	0
May 2027	17	0	0	0	0	0
May 2028	13	0	0	0	0	0
May 2029	7	0	0	0	0	0
May 2030	2	0	0	0	0	0
May 2031	0	0	0	0	0	0
May 2032	0	0	0	0	0	0
May 2033	0	0	0	0	0	0
May 2034	0	0	0	0	0	0
May 2035	0	0	0	0	0	0
May 2036	0	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.54	9.40	6.98	5.51	4.62	4.06
Weighted Average Life in years (to the Optional Termination Date)**	11.66	7.88	5.75	4.53	3.82	3.41

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class I-M-3 Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100	100
May 2009	100	100	100	100	100	100
May 2010	100	100	100	100	100	100
May 2011	100	100	81	63	48	32
May 2012	100	88	65	47	29	12
May 2013	100	75	52	32	12	0
May 2014	95	63	41	17	1	0
May 2015	85	54	28	7	0	0
May 2016	76	46	17	0	0	0
May 2017	68	37	9	0	0	0
May 2018	60	27	2	0	0	0
May 2019	53	18	0	0	0	0
May 2020	47	11	0	0	0	0
May 2021	41	5	0	0	0	0
May 2022	33	0	0	0	0	0
May 2023	25	0	0	0	0	0
May 2024	19	0	0	0	0	0
May 2025	13	0	0	0	0	0
May 2026	7	0	0	0	0	0
May 2027	3	0	0	0	0	0
May 2028	0	0	0	0	0	0
May 2029	0	0	0	0	0	0
May 2030	0	0	0	0	0	0
May 2031	0	0	0	0	0	0
May 2032	0	0	0	0	0	0
May 2033	0	0	0	0	0	0
May 2034	0	0	0	0	0	0
May 2035	0	0	0	0	0	0
May 2036	0	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.77	8.75	6.46	5.08	4.25	3.74
Weighted Average Life in years (to the Optional Termination Date)**	11.66	7.88	5.75	4.53	3.80	3.37

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PPC

	Class II-M-1 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	13
May 2015	78	47	28	16	9
May 2016	69	39	22	11	3
May 2017	61	33	17	8	0
May 2018	53	27	13	4	0
May 2019	46	22	10	0	0
May 2020	39	17	7	0	0
May 2021	34	14	3	0	0
May 2022	29	11	0	0	0
May 2023	25	9	0	0	0
May 2024	21	7	0	0	0
May 2025	18	3	0	0	0
May 2026	15	1	0	0	0
May 2027	13	0	0	0	0
May 2028	10	0	0	0	0
May 2029	8	0	0	0	0
May 2030	6	0	0	0	0
May 2031	2	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.64	8.88	6.67	5.34	4.56
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.28	3.71

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PPC

	Class II-M-2 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	13
May 2015	78	47	28	16	7
May 2016	69	39	22	11	0
May 2017	61	33	17	4	0
May 2018	53	27	13	0	0
May 2019	46	22	10	0	0
May 2020	39	17	0	0	0
May 2021	34	14	0	0	0
May 2022	29	11	0	0	0
May 2023	25	9	0	0	0
May 2024	21	0	0	0	0
May 2025	18	0	0	0	0
May 2026	15	0	0	0	0
May 2027	13	0	0	0	0
May 2028	10	0	0	0	0
May 2029	6	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.53	8.77	6.57	5.25	4.47
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.68

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PPC

	Class II-M-3 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	13
May 2015	78	47	28	16	0
May 2016	69	39	22	11	0
May 2017	61	33	17	0	0
May 2018	53	27	13	0	0
May 2019	46	22	4	0	0
May 2020	39	17	0	0	0
May 2021	34	14	0	0	0
May 2022	29	11	0	0	0
May 2023	25	1	0	0	0
May 2024	21	0	0	0	0
May 2025	18	0	0	0	0
May 2026	15	0	0	0	0
May 2027	13	0	0	0	0
May 2028	7	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.45	8.69	6.51	5.20	4.43
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.68

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PPC

	Class II-M-4 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	11
May 2015	78	47	28	16	0
May 2016	69	39	22	1	0
May 2017	61	33	17	0	0
May 2018	53	27	10	0	0
May 2019	46	22	0	0	0
May 2020	39	17	0	0	0
May 2021	34	14	0	0	0
May 2022	29	*	0	0	0
May 2023	25	0	0	0	0
May 2024	21	0	0	0	0
May 2025	18	0	0	0	0
May 2026	15	0	0	0	0
May 2027	9	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.33	8.59	6.43	5.13	4.35
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.66

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PPC

	Class II-M-5 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	0
May 2015	78	47	28	15	0
May 2016	69	39	22	0	0
May 2017	61	33	17	0	0
May 2018	53	27	0	0	0
May 2019	46	22	0	0	0
May 2020	39	17	0	0	0
May 2021	34	5	0	0	0
May 2022	29	0	0	0	0
May 2023	25	0	0	0	0
May 2024	21	0	0	0	0
May 2025	18	0	0	0	0
May 2026	11	0	0	0	0
May 2027	0	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.21	8.48	6.35	5.06	4.28
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.65

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PPC

	Class II-M-6 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	15
May 2014	88	57	36	22	0
May 2015	78	47	28	0	0
May 2016	69	39	22	0	0
May 2017	61	33	4	0	0
May 2018	53	27	0	0	0
May 2019	46	22	0	0	0
May 2020	39	7	0	0	0
May 2021	34	0	0	0	0
May 2022	29	0	0	0	0
May 2023	25	0	0	0	0
May 2024	21	0	0	0	0
May 2025	9	0	0	0	0
May 2026	0	0	0	0	0
May 2027	0	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.00	8.31	6.21	4.95	4.19
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.65

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class III-A-2 Certificates
	15%	25%	30%	35%	45%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008
May 2009
May 2010
May 2011
May 2012
May 2013
May 2014
May 2015
May 2016
May 2017
May 2018
May 2019
May 2020
May 2021
May 2022
May 2023
May 2024
May 2025
May 2026
May 2027
May 2028
May 2029
May 2030
May 2031
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to the Optional Termination Date)**

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class III-M-1 Certificates
	15%	25%	30%	35%	45%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008
May 2009
May 2010
May 2011
May 2012
May 2013
May 2014
May 2015
May 2016
May 2017
May 2018
May 2019
May 2020
May 2021
May 2022
May 2023
May 2024
May 2025
May 2026
May 2027
May 2028
May 2029
May 2030
May 2031
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to the Optional Termination Date)**

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of CPR

	Class III-M-2 Certificates
	15%	25%	30%	35%	45%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008
May 2009
May 2010
May 2011
May 2012
May 2013
May 2014
May 2015
May 2016
May 2017
May 2018
May 2019
May 2020
May 2021
May 2022
May 2023
May 2024
May 2025
May 2026
May 2027
May 2028
May 2029
May 2030
May 2031
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to the Optional Termination Date)**

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

POOLING AND SERVICING AGREEMENT

The following summary describes some of the terms of the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Agreement. Whenever particular defined terms of the Agreement are referred to, those defined terms are incorporated in this free writing prospectus by reference. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the accompanying prospectus.

General

The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement, as executed will be filed by the Depositor with the SEC as soon as practicable after the initial issuance of the Certificates. Reference is made to the prospectus for important information in addition to that presented in this free writing prospectus regarding the Issuing Entity, the terms and conditions of the Agreement and the Certificates. The Certificates will be transferable and exchangeable at the designated office of the certificate registrar located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: AHMA 2007-3. See “The Trustee, the Securities Administrator and the Master Servicer” in this free writing prospectus.

The Trustee, the Securities Administrator and the Master Servicer

Deutsche Bank National Trust Company (“DBNTC”) will be the Trustee under the Agreement. The Trustee’s “Corporate Trust Office” is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - AH07A3, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicer and the Securities Administrator.

DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a Custodian of the mortgage files pursuant to the Agreement and a custodial agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Custodian on behalf of the trust. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders of the Certificates or as Custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

Wells Fargo Bank, N.A., a national banking association, will act as Master Servicer and will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator will also act as paying agent and certificate registrar. The Securities Administrator’s office for purposes of transfer, exchange and presentment of the Certificates will initially be located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: AHMA 2007-3, for all other purposes and for notices to the Master Servicer, is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services - American Home Mortgage Assets Trust 2007-3. As Securities Administrator, Wells Fargo Bank, N.A. will perform certain administrative duties with respect to the Certificates, on behalf of the Issuing Entity, including preparing distribution statements and tax information for Certificateholders, and preparing certain tax and SEC filings for the Issuing Entity.

Pursuant to the Agreement, the Master Servicer will be required to monitor and oversee the performance of the Servicer. In the event of the occurrence of an event of default under the Servicing Agreement, under certain circumstances specified therein, the Master Servicer will either appoint a successor servicer acceptable to the Credit Enhancer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 100 days) for the transfer of actual servicing to such successor servicer.

The Agreement will provide that for so long as the Master Servicer and the Securities Administrator are the same person, then at any time either such party resigns or is terminated in its respective capacity, the other party in its respective capacity will likewise be removed.

The Depositor, the Master Servicer, the Trustee, the Custodian, the Securities Administrator and the Supplemental Interest Trust Trustee, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Trustee, the Custodian, the Securities Administrator or the Supplemental Interest Trust Trustee shall be indemnified and held harmless by the Issuing Entity against any loss, liability or expense incurred in connection with the Agreement, the custodial agreement, the Certificates, the Derivative Contracts or the mortgage loans (including reasonable legal fees and disbursements of counsel), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such party’s duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. None of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Supplemental Interest Trust Trustee or the Custodian shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the Trustee, the Supplemental Interest Trust Trustee, the Custodian or the Securities Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.

Except as otherwise provided in the Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Issuing Entity against any claim, loss, liability, fee or expense incurred in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts under the Agreement or the Trustee’s performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the Agreement for which it indemnifies the Trustee, or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

The Master Servicer shall indemnify the Depositor, the Trustee, the Custodian and the Securities Administrator and any director, officer, employee or agent of the Depositor, the Trustee, the Custodian or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with the Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer’s duties under the Agreement.

For additional information regarding the Trustee and its rights and obligations under the Agreement, see “The Agreements” in the accompanying prospectus.

Reports to Certificateholders

The Securities Administrator may make available each month, to any interested party (including the Credit Enhancer), the monthly statement to Certificateholders via the Securities Administrator’s website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or overnight deliveries at 9062 Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

Each report will set forth the information specifically described in the Agreement, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable accrual periods for calculating distributions and general Distribution Dates;

•	the total cash flows received;

•	the amount, if any, of fees or expenses accrued and paid;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carryforwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any;

•	the amounts drawn on any credit enhancement, or other support;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the Distribution Date;

•	the overcollateralized amount and the overcollateralization target amount;

•	number and amount of pool assets, together with updated pool composition information;

•
the amount payable on each Distribution Date from the Supplemental Interest Trust to the related Swap Provider pursuant to the related Interest Rate Swap Agreement, and the amount payable to the Supplemental Interest Trust from the related Swap Provider pursuant to the related Interest Rate Swap Agreement on such Distribution Date;

•
the amount received on each Distribution Date from each of (A) the Group I Cap Contract Provider in respect in the Group I Cap Contract, (B) the Group III Cap Contract Provider in respect in the Group III Cap Contract and (C) the Group III Floor Contract Provider in respect in the Group III Floor Contract,

•
(A) with respect to the Class III-A-1 Certificates, the amount of payments, if any, to holders of such Certificates provided under the Class III-A-1 Policy and (B) with respect to the Class III-A-2 Certificates, the amount of payments, if any, to holders of such Certificates provided under the Class III-A-2 Policy;

•	the aggregate amount of P&I Advances included in the distributions on the Distribution Date, the aggregate amount of unreimbursed advances at the close of business on the Distribution Date; and

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which, using the OTS method of calculation, (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period.

In the case of information furnished pursuant to the fifth and sixth items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to Certificateholders will contain other information as is set forth in the Agreement, which may include prepayments, reimbursements to the Servicer and the Master Servicer and losses borne by the Issuing Entity. In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

Servicing and Other Compensation and Payment of Expenses

As compensation for its services under the Agreement, the Master Servicer shall be entitled to investment income or other earnings on the funds on deposit in the distribution account. The Master Servicer will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to the payment of any amounts to the Certificateholders. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the protected account and any escrow accounts in respect of mortgage loans serviced by it. The Servicer is not entitled to retain any Prepayment Charges; these will be distributed to the holders of each class of Class P Certificates. The Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans in a Loan Group on any Distribution Date with Compensating Interest to the extent of the Servicing Fee for such Loan Group and Distribution Date. The Servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Servicer in connection with its responsibilities under the Servicing Agreement. However, the Servicer is entitled to reimbursement therefor as provided in the Servicing Agreement. The Issuing Entity may also be required to reimburse the Servicer for expenses incurred in connection with certain claims against the Servicer arising out of the Servicing Agreement.

Voting Rights

At all times 94% of all voting rights will be allocated among the holders of the Offered Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 0.5% of all voting rights will be allocated to the holders of each class of Class C, Class P and Class R Certificates and the Class III-PO Certificates. The voting rights allocated to any class of Certificates shall be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Optional Termination

Loan Group I-1 and Loan Group I-2

On or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Group I Loans and any related REO property, as of the end of the related Due Period, in is less than or equal to 20% of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date, the Servicer or its designee may purchase from the Issuing Entity the related mortgage loans and all property acquired in respect of any related mortgage loan remaining in the Issuing Entity, generally at a purchase price equal to the par plus accrued interest net of certain unreimbursed costs and expenses of the Servicer, the Trustee, Master Servicer and Securities Administrator, provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes. Holders of each class of Class I-A Certificates and Class I-M Certificates will be entitled to receive one month’s interest at the related Pass-Through Rate and principal in an amount equal to the Certificate Principal Balance thereof. Any remaining amounts will be distributable to the Class I-C Certificates to the extent the purchase price exceeds the amount required to retire the other classes of related Certificates.

The NIM Insurer may also have the right to purchase all remaining Group I Loans and related REO properties in the issuing entity at the price set forth above (plus any unreimbursed P&I Advances made on the Group I Loans prior to the exercise of the option), subject to the same restrictions and subject to the consent of the Servicer. The identity of any NIM Insurer is not known as of the date of this free writing prospectus. It is possible that the NIM Insurer will be an affiliate of one of the Underwriters.

Loan Group II-1 and Loan Group II-2

On or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Group II Loans and any related REO property, as of the end of the related Due Period, in is less than or equal to 20% of the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date, the Servicer or its designee may purchase from the Issuing Entity the related mortgage loans and all property acquired in respect of any related mortgage loan remaining in the Issuing Entity, generally at a purchase price equal to the par plus accrued interest net of certain unreimbursed costs and expenses of the Servicer, the Trustee, Master Servicer and Securities Administrator, provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes. Holders of each class of Class II-A Certificates and Class II-M Certificates will be entitled to receive one month’s interest at the related Pass-Through Rate and principal in an amount equal to the Certificate Principal Balance thereof. Any remaining amounts will be distributable to the Class II-C Certificates to the extent the purchase price exceeds the amount required to retire the other classes of related Certificates.

The NIM Insurer may also have the right to purchase all remaining Group II Loans and related REO properties in the issuing entity at the price set forth above (plus any unreimbursed P&I Advances made on the Group II Loans prior to the exercise of the option), subject to the same restrictions and subject to the consent of the Servicer. The identity of any NIM Insurer is not known as of the date of this free writing prospectus. It is possible that the NIM Insurer will be an affiliate of one of the Underwriters.

Loan Group III

On or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Group III Loans and any related REO property, as of the end of the related Due Period, in is less than or equal to 20% of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date, the Servicer or its designee may purchase from the Issuing Entity the related mortgage loans and all property acquired in respect of any related mortgage loan remaining in the Issuing Entity, generally at a purchase price equal to the par plus accrued interest net of certain unreimbursed costs and expenses of the Servicer, the Trustee, Master Servicer and Securities Administrator, provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes, or if the Servicer fails to exercise this right 60 days after such related optional termination date, the Credit Enhancer may exercise this right; provided that, in the case of optional purchase by the Servicer, no such purchase may be made without the consent of the Credit Enhancer unless the Class III-A-1 Policy and Class III-A-2 Policy is terminated and the Credit Enhancer is paid all reimbursements and other amounts payable to it pursuant to the Insurance Agreement. Holders of each class of Class III-A-1, Class III-A-2 and Class III-M Certificates will be entitled to receive one month’s interest at the related Pass-Through Rate and holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates will be entitled to principal in an amount equal to the Certificate Principal Balance thereof. Any remaining amounts will be distributable to the Class III-C Certificates to the extent the purchase price exceeds the amount required to retire the other classes of related Certificates.

With the Credit Enhancer’s consent, the NIM Insurer may also have the right to purchase all remaining Group III Loans and related REO properties in the issuing entity at the price set forth above (plus any unreimbursed P&I Advances made on the Group III Loans prior to the exercise of the option and unpaid reimbursement amounts to the credit enhancer), subject to the same restrictions and subject to the consent of the Servicer. The identity of any NIM Insurer is not known as of the date of this free writing prospectus. It is possible that the NIM Insurer will be an affiliate of one of the Underwriters.

Optional Sale of Defaulted Mortgage Loans

In addition to the procedures set forth under the heading “Servicing of Mortgage Loans—Realization upon or Sale of Defaulted Mortgage Loans” in the prospectus, the Servicer, on behalf of the Issuing Entity, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the related Certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Limited Mortgage Loan Purchase Right

The servicing agreements provide that the Servicer will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans (and in any case, at least 5 mortgage loans) from the Issuing Entity at a purchase price equal to the aggregate fair market value.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

As to any mortgage loan which is delinquent in payment by 90 days or more, the Servicer at its option and in accordance with the terms of the Agreement, may purchase such mortgage loan from Issuing Entity at the purchase price for such mortgage loan. Any mortgage loan so purchased will not be considered delinquent for any purpose.

Pledge and Assignment of Servicer’s Rights

On or after the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement to one or more lenders (each referred to as a Servicing Rights Pledgee) selected by the Servicer. In the event of a default by the Servicer under the Servicing Agreement, the Servicing Agreement provides for the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee is an approved servicer for Fannie Mae or Freddie Mac or such designee meets the requirements of a successor servicer described in the Servicing Agreement (including being acceptable to the Rating Agencies, the Credit Enhancer and the Master Servicer) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Servicing Agreement.

In addition, any successor Servicer selected by the Servicing Rights Pledgee has a ten day period to decide whether or not to accept its appointment; if not, the Master Servicer or other successor appointed pursuant to the Servicing Agreement then would become the Servicer.

Investors in the Offered Certificates should be aware that the Servicing Rights Pledgee will have certain rights in connection with an event of default under the Servicing Agreement, including the right to select a new Servicer.

Assignment of the Mortgage Loans

On or prior to the date the Certificates are issued, the Sponsor, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the Depositor, and the Depositor, pursuant to the Agreement, will in turn, convey each mortgage loan, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to the Issuing Entity; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Depositor will deliver to the Trustee, or Custodian on behalf of the Trustee, with respect to each mortgage loan (1) the mortgage note endorsed without recourse in blank or to the Trustee to reflect the transfer of the mortgage loan (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan. On the Closing Date, the Sponsor will make representations and warranties with respect to the mortgage loans.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Servicer to be in the best interest of the Certificateholders, the Servicer may modify the mortgage loan rather than proceeding with foreclosure. However, the Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards. The final maturity of any mortgage loan shall not be extended beyond the assumed final scheduled Distribution Date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies and the Credit Enhancer.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Current Interest (as defined in the free writing prospectus) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning in 2008, each party responsible for the servicing function will provide to the Master Servicer, the Securities Administrator, the Sponsor and the Depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Credit Enhancer, the Master Servicer, the Securities Administrator, the Sponsor and the Depositor, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Securities Administrator, if not available on the Securities Administrator’s website. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

On or after the Closing Date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the (i) the Class I-P Certificates and Class I-C Certificates, (ii) the Class II-P Certificates and Class II-C Certificates or (iii) the Class III-C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the “NIM Insurer”) that would issue a policy will be a third party beneficiary of the Agreement and the Servicing Agreement and will have a number of rights under the Agreement and the Servicing Agreement, which will include the following:

•
the right to consent to the Servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a related mortgage loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the related mortgage loans;

•
the right to direct the Trustee to terminate all of the rights and obligations of the Servicer under the Servicing Agreement relating to the related assets of the issuing entity following the occurrence of an event of default under the Servicing Agreement;

•
the right to approve or reject the appointment of any successor servicer other than the Master Servicer, if the Servicer is required to be replaced and the Master Servicer is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the Servicing Agreement and Servicing Agreement; and

•	each of the rights under “Risk Factors—Rights of the NIM Insurer” in this free writing prospectus.

You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

Any rights of a NIM Insurer relating to Loan Group III will be subject to the rights of the Credit Enhancer as provided for in the Agreement.

THE CREDIT ENHANCER

Assured Guaranty Corp. (“Assured Guaranty”) is a Maryland-domiciled insurance company regulated by the Maryland Insurance Administration and licensed to conduct financial guaranty insurance business in forty-nine states, the District of Columbia and Puerto Rico. Assured Guaranty commenced operations in 1988. Assured Guaranty is a wholly owned, indirect subsidiary of Assured Guaranty Ltd. (“AGL”), a Bermuda-based holding company whose shares are publicly traded and are listed on the New York Stock Exchange under the symbol “AGO.” AGL, through its operating subsidiaries, provides credit enhancement products to the U.S. and global public finance, structured finance and mortgage markets. Neither AGL nor any of its shareholders is obligated to pay any debts of Assured Guaranty or any claims under any insurance policy issued by Assured Guaranty.

Assured Guaranty is subject to insurance laws and regulations in Maryland and in New York (and in other jurisdictions in which it is licensed) that, among other things, (i) limit Assured Guaranty’s business to financial guaranty insurance and related lines, (ii) prescribe minimum solvency requirements, including capital and surplus requirements, (iii) limit classes and concentrations of investments, (iv) regulate the amount of both the aggregate and individual risks that may be insured, (v) limit the payment of dividends by Assured Guaranty, (vi) require the maintenance of contingency reserves and (vii) govern changes in control and transactions among affiliates. Certain state laws to which Assured Guaranty is subject also require the approval of policy rates and forms.

Assured Guaranty’s financial strength is rated “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies Inc., “Aa1” by Moody’s Investors Service, Inc. and “AAA” by Fitch, Inc. Each rating of Assured Guaranty should be evaluated independently. An explanation of the significance of the above ratings may be obtained from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any security, and such ratings are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any security guaranteed by Assured Guaranty. Assured Guaranty does not guaranty the market price of the securities it guarantees, nor does it guaranty that the ratings on such securities will not be revised or withdrawn.

Capitalization of Assured Guaranty Corp.

The following table sets forth the capitalization of Assured Guaranty as of December 31, 2005 and 2006 (audited) and as of March 31, 2007 (unaudited), on the basis of accounting principles generally accepted in the United States of America (“GAAP”):

	December 31, 2005(1) (2)	December 31, 2006(2)	March 31, 2007
	(in millions)
Unearned Premiums	$196	$267	$280
Other Liabilities	161	203	179
Shareholder’s Equity:
Common Stock	15	15	15
Additional Paid-in Capital	380	380	380
Unrealized Gain on Bonds, Net of Tax	29	29	27
Retained Earnings	629	693	712
Total Shareholder’s Equity	$1,053	$1,117	$1,134
Total Liabilities and Shareholder’s Equity	$1,411	$1,588	$1,593

(1) 2005 amounts include reclassifications to conform to 2006 presentation.
(2) Amounts may not add due to rounding.

The following documents are hereby incorporated by reference into this free writing prospectus and shall be deemed to be a part hereof:

•
The consolidated balance sheets of Assured Guaranty as of December 31, 2006 and December 31, 2005 and the related consolidated statements of operations and comprehensive income, of shareholder’s equity and of cash flows for each of the three years in the period ended December 31, 2006, prepared in accordance with GAAP, included as Exhibit 99.1 to the Annual Report on Form 10-K of AGL for the fiscal year ended December 31, 2006 (which was filed by AGL with the Securities and Exchange Commission (the “SEC”) on February 28, 2007), as amended by the Form 10-K/A filed by AGL on March 1, 2007 and can be accessed on the SEC’s Edgar database at and .

•
The unaudited consolidated balance sheet and statement of shareholder’s equity of Assured Guaranty as of and for the period ended March 31, 2007, respectively, and the related consolidated statements of operations and comprehensive income and cash flows for the three months ended March 31, 2007 and March 31, 2006, prepared in accordance with GAAP, included as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (which was filed by AGL with the SEC on May 7, 2007) and can be accessed on the SEC’s Edgar database at .

The Maryland Insurance Administration recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Maryland Insurance Code, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the Maryland Insurance Administration to financial statements prepared in accordance with GAAP in making such determinations.

Copies of the consolidated financial statements of Assured Guaranty incorporated by reference herein and of the statutory financial statements filed by Assured Guaranty with the Maryland Insurance Administration are available upon request by contacting Assured Guaranty at 1325 Avenue of the Americas, New York, New York 10019 or by calling Assured Guaranty at (212) 974-0100.

Assured Guaranty makes no representation regarding the Certificates or the advisability of investing in the Certificates. In addition, Assured Guaranty makes no representation regarding, nor does it accept any responsibility for the accuracy or completeness of this free writing prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding Assured Guaranty supplied by Assured Guaranty and presented under the heading “Credit Enhancer.”

CONTROL RIGHTS OF THE CREDIT ENHANCER

The Credit Enhancer shall be subrogated to (i) the rights of each holder of a Class III-A-1 Certificate to receive distributions on the Class III-A-1 Certificates to the extent of any payment by the Credit Enhancer under the Class III-A-1 Policy and (ii) the rights of each holder of a Class III-A-2 Certificate to receive distributions on the Class III-A-2 Certificates to the extent of any payment by the Credit Enhancer under the Class III-A-2 Policy.

Unless it is in default under the terms of the Class III-A-1 Policy or certain events with respect to bankruptcy or insolvency have occurred with respect to the Credit Enhancer, pursuant to the terms of the Agreement, each Class III-A-1 Certificateholder agrees that the Credit Enhancer shall be treated by the Depositor and the Trustee as if the Credit Enhancer were the holder of all Class III-A-1 Certificates and the Credit Enhancer will have the right to exercise all rights, including (without limitation) consent rights, voting rights and control rights otherwise given to the Class III-A-1 Certificateholders under the Agreement and other transaction documents thereunder without any further consent of the holders of the Class III-A-1 Certificates and the holders of the Class III-A-1 Certificates will not exercise any of such rights without the prior written consent of the Credit Enhancer. Once the Class III-A-1 Certificates have been paid in full, and any amount owed to the Credit Enhancer, pursuant to the Insurance Agreement, has been paid, these rights will terminate. In addition, the Credit Enhancer shall have the right to participate in, to direct the enforcement or defense of and, at the Credit Enhancer’s sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Class III-A-1 Certificates or the rights or obligations of the Credit Enhancer under the Agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Sponsor, the Servicer, the Depositor or any affiliate thereof. Following written notice to the Trustee, the Credit Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the interests of the Class III-A-1 Certificateholders. The Credit Enhancer shall be entitled to reimbursement from the Issuing Entity for all reasonable costs and expenses incurred in connection with the exercise of such rights. If (i) the Class III-A-1 Certificates have been paid in full and all amounts owing to the Credit Enhancer have been paid in full, or (ii) if the Credit Enhancer is in default, the control rights of the Credit Enhancer will terminate.

Exclusively for the purpose of determining any voting and subrogation rights of the Credit Enhancer, the Principal Balance of the Class III-A-1 Certificates shall not be reduced by the amount of any payments made by the Credit Enhancer in respect of principal of the Class III-A-1 Certificates under the Credit Enhancer’s financial guaranty insurance policy, except to the extent such payment shall have been reimbursed to the Credit Enhancer pursuant to the provisions of the Agreement.

Unless it is in default under the terms of the Class III-A-2 Policy or certain events with respect to bankruptcy or insolvency have occurred with respect to the Credit Enhancer, pursuant to the terms of the Agreement, each Class III-A-2 Certificateholder agrees that the Credit Enhancer shall be treated by the Depositor and the Trustee as if the Credit Enhancer were the holder of all Class III-A-2 Certificates and the Credit Enhancer will have the right to exercise all rights, including (without limitation) consent rights, voting rights and control rights otherwise given to the Class III-A-2 Certificateholders under the Agreement and other transaction documents thereunder without any further consent of the holders of the Class III-A-2 Certificates and the holders of the Class III-A-2 Certificates will not exercise any of such rights without the prior written consent of the Credit Enhancer. Once the Class III-A-2 Certificates have been paid in full, and any amount owed to the Credit Enhancer, pursuant to the Insurance Agreement, has been paid, these rights will terminate. In addition, the Credit Enhancer shall have the right to participate in, to direct the enforcement or defense of and, at the Credit Enhancer’s sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Class III-A-2 Certificates or the rights or obligations of the Credit Enhancer under the Agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Sponsor, the Servicer, the Depositor or any affiliate thereof. Following written notice to the Trustee, the Credit Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the interests of the Class III-A-2 Certificateholders. The Credit Enhancer shall be entitled to reimbursement from the Issuing Entity for all reasonable costs and expenses incurred in connection with the exercise of such rights. If (i) the Class III-A-2 Certificates have been paid in full and all amounts owing to the Credit Enhancer have been paid in full, or (ii) if the Credit Enhancer is in default, the control rights of the Credit Enhancer will terminate.

Exclusively for the purpose of determining any voting and subrogation rights of the Credit Enhancer, the Principal Balance of the Class III-A-2 Certificates shall not be reduced by the amount of any payments made by the Credit Enhancer in respect of principal of the Class III-A-2 Certificates under the Credit Enhancer’s financial guaranty insurance policy, except to the extent such payment shall have been reimbursed to the Credit Enhancer pursuant to the provisions of the Agreement.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the Issuing Entity, exclusive of the Carryover Reserve Fund, the Derivative Contracts, the Derivative Account and the Supplemental Interest Trust, as multiple REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC elected by the issuing entity will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Class R Certificates will represent the sole class of “residual interests” in the related REMIC elected by the Issuing Entity and (ii) the Offered Certificates (exclusive of the right to receive payments of Net WAC Shortfall Carryforward Amounts or Basis Risk Shortfall Carryforward Amounts, as applicable, or the obligation of the Class I-A, Class I-M, Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates to make payments to the Supplemental Interest Trust) will represent the “regular interests” in, and which generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

For federal income tax reporting purposes, based on expected issue prices, the Offered Certificates may be treated as having been issued with original issue discount. The original issue discount on the Certificates will equal all payments made on such classes in excess of their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination (i) the Group I Loans will prepay at a rate of 25% CPR (ii) the Group II Loans will prepay at a rate of 100% PPC and (iii) the Group III Loans will prepay at a rate of 30% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the accompanying prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any Certificateholders, the amount of original issue discount allocable to such period would be zero, and such Certificateholders will be permitted to offset such amounts only against the respective future income (if any) from such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholders is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Offered Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates.

With respect to the Offered Certificates, this paragraph applies exclusive of any rights in respect of Net WAC Shortfall Carryforward Amounts or Basis Risk Shortfall Carryforward Amounts, as applicable, and in the case of the Class I-A, Class I-M, Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, exclusive of the obligation to make payments to the Supplemental Interest Trust. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets of the REMIC underlying the Certificates would be so treated. In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates also will be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. See “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

Special Tax Considerations Applicable to the Class A and Class M Certificates

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from a reserve fund and, in the case of the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates, the Supplemental Interest Trust in respect of any Basis Risk Shortfall Carryforward Amounts or Net WAC Shortfall Carryforward Amounts, as applicable, or the obligation to make payments to the Supplemental Interest Trust, in the case of the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates, (collectively, the “Carryover Certificates”). The carryover reserve fund, the derivative account, cap agreements, the swap agreements and the supplemental interest trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) with respect to the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates the maximum interest rate of that REMIC regular interest will equal the related Net WAC Rate, computed for this purpose by limiting the Swap Notional Amount of the related Interest Rate Swap Agreement to the aggregate principal balance of the related Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificates.

The treatment of amounts received by a holder of a Carryover Certificate under such holder’s right to receive any Basis Risk Shortfall Carryforward Amounts or Net WAC Shortfall Carryforward Amounts (referred to in this section as “Carryover Amounts”), will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for the Carryover Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments in respect of any Carryover Amounts in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Carryover Certificates with respect to any Carryover Amounts, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments in respect of Carryover Amounts with respect to the Carryover Certificates may be treated as having more than a de minimis value as provided in the Agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest and the right to receive payments in respect of any Carryover Amounts as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Carryover Amounts is respected, ownership of the right to any Carryover Amounts will entitle the owner to amortize the price paid for the right to any Carryover Amounts under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Carryover Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to any Carryover Amounts should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Offered Certificate will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of any Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Carryover Certificate, as the case may be. A holder of a Carryover Certificate will have gain or loss from such a termination of the right to receive Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of any Carryover Amounts.

Gain or loss realized upon the termination of the right to receive payments in respect of any Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Carryover Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Carryover Amounts. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

It is not anticipated that any REMIC elected by the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (3) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See “Description of the Certificates—General” and “Federal Income Tax Consequences—REMICs—Prohibited Transactions and Other Possible Taxes” in the accompanying prospectus.

The responsibility for filing annual federal information returns and other tax reports will be borne by the Securities Administrator. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the accompanying prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Certificates will be passed upon for the Depositor and American Home by Thacher Proffitt & Wood llp, New York, New York and for the Underwriters by Sidley Austin LLP, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, Securities Administrator, the Servicer or the Originator, or with respect to which the property of any of the foregoing transaction parties is subject, that would have a material adverse impact on investors in these Certificates. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Issuing Entity, the Depositor, the Sponsor, the Originator and the Servicer are affiliated parties. Deutsche Bank National Trust Company is acting as Custodian and as Trustee. There are no other affiliated parties. Wells Fargo Bank, N.A. is acting as both the Master Servicer and as Securities Administrator. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the Trustee or the Master Servicer or the Securities Administrator, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive at least the following ratings from S&P and Moody’s:

Offered Certificates	S&P	Moody’s
I-1A-1	AAA	Aaa
I-1A-2	AAA	Aaa
I-2A-1	AAA	Aaa
I-2A-2	AAA	Aaa
I-M-1	AA	Aa2
I-M-2	A	A2
I-M-3	BBB-	Baa3
II-1A-1	AAA	Aaa
II-1A-2	AAA	Aaa
II-2A	AAA	Aaa
II-M-1	AA	Aa2
II-M-2	AA-	Aa3
II-M-3	A+	A2
II-M-4	A	A3
II-M-5	A-	Baa2
II-M-6	BBB+	Baa3
III-A-1	AAA	Aaa
III-A-2	AAA	Aa1
III-M-1	A	A2
III-M-2	BBB	A3

The ratings of S&P and Moody’s assigned to mortgage-backed certificates address the likelihood of the receipt by Certificateholders of all distributions to which the Certificateholders are entitled other than Basis Risk Shortfall Carryforward Amounts or Net WAC Shortfall Carryforward Amounts. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to Certificateholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates—Reports to Certificateholders” and “Pooling and Servicing Agreement—Evidence as to Compliance” in this free writing prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports prepared by the Securities Administrator, together with such other reports to Certificateholders or information about the securities as shall have been prepared and filed with the Commission by the Securities Administrator will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO CERTIFICATEHOLDERS

The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates and the status of the Mortgage Loan Pool, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Description of the Certificates — Reports to Certificateholders” in this free writing prospectus. In addition, the Master Servicer and the Servicer will furnish to the Depositor, the Trustee or the Master Servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “Pooling and Servicing Agreement —Evidence as to Compliance” in this free writing prospectus. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

The Securities Administrator will make the statement described above available each month to Certificateholders and the other parties to the Agreement via the Securities Administrator’s Internet website. The Securities Administrator will also make the periodic reports described in the prospectus under “Description of the Certificates — Reports to Certificateholders” relating to the Issuing Entity available through its website as soon as practicable after date they are filed with the SEC. The Securities Administrator’s Internet website will initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

LEGAL INVESTMENT

The Class I-A, Class II-A, Class I-M-1, Class II-M-1 and Class II-M-2 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by any Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class I-M-2, Class I-M-3, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class III-A-1, Class III-A-2 and Class III-M Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the accompanying prospectus.

ERISA CONSIDERATIONS

A fiduciary of any Plan, any insurance company, whether through its general or separate accounts, or any other person investing Plan assets of any Plan, as defined under “ERISA Considerations” in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. For purposes of ERISA, the Group I, Group II and Group III Loans are deemed to be held in separate subtrusts. The purchase and holding of certain of the offered certificates, by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Exemption, as described under “ERISA Considerations” in the related base prospectus and as amended on March 20, 2007 by Prohibited Transaction Exemption 2007-05 at 72 Fed. Reg. 13130, provided that those certificates are rated at least “AA-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an “Exemption Rating Agency”), in the case of the Class II-1A-1 and Class II-2A Certificates, and at least “BBB-” (or its equivalent), in the case of the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates, at the time of purchase, that the purchaser is an accredited investor and that the other requirements are met. It is not expected that the Exemption would apply to the Class II-1A-2 or Class II-M Certificates.

Some of the second lien mortgage loans represented by the Class III-A-1, Class III-A-2 and Class III-M Certificates are related to first liens that provide for negative amortization. Consequently, it is conceivable that, after the closing date, some of the second lien mortgage loans could, due to negative amortization of the related first lien mortgage loans, have combined loan-to-value ratios that exceed 100%, but not 125%. The probability that such a result would occur, however, has been determined to be an immaterial level.

Transfer Restrictions on the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates.

For so long as the holder of a Class I-A, Class I-M, Class III-A-1, Class III-A-2 or Class III-M Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding such Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold a Class I-A, Class I-M, Class III-A-1, Class III-A-2 or Class III-M Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption, or PTCE, 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class I-A, Class I-M, Class III-A-1, Class III-A-2 or Class III-M Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Subsequent to the termination of the Supplemental Interest Trust, it is expected that the Exemption will apply to the acquisition and holding of the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing such Certificate must make its own determination that the conditions described above will be satisfied.

Each beneficial owner of a Class I-M, Class III-A-2 or Class III-M Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that the subordinate certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency or (iii) (A) it is an insurance company, (B) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of PTCE 95-60, and (C) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Transfer Restrictions for the Class II-1A-2 and Class II-M Certificates.

Each beneficial owner of a Class II-1A-2 or Class II-M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor or (ii) (A) it is an insurance company, (B) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of PTCE 95-60, and (C) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraphs shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, the Custodian, the Securities Administrator, the Servicer, any subservicer, the Underwriter and the Issuing Entity from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered certificates on behalf of or with plan assets of any Plan is encouraged to consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. See“ERISA Considerations” in the related base prospectus.

The sale of any of the offered certificates to a Plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

GLOSSARY

Accrual Period— With respect to any Distribution Date and each class of the LIBOR Certificates, the period commencing on the prior Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding that Distribution Date. With respect to each class of Fixed Rate Certificates, the prior calendar month.

Agreement— The pooling and servicing agreement, dated as of the Cut-off Date, among American Home Mortgage Assets LLC, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Deutsche Bank National Trust Company, as trustee.

AHMC— American Home Mortgage Corp.

American Home — American Home Mortgage Investment Corp., together with its direct or indirect wholly-owned subsidiaries.

Basis Risk Shortfall CarryForward Amount— For the LIBOR Certificates on any Distribution Date is equal to the sum of:

(a)            the excess, if any, of:

(i) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the related Net WAC Rate, over

(ii) the amount of interest such class accrued on such Distribution Date based on the related Net WAC Rate, and

(b)           the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Rate).

Book-Entry Certificates— Each class of Offered Certificates issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Cap Contract— The Group I Cap Contract and Group III Cap Contract, as applicable.

Cap Contract Provider — The Group I Cap Contract Provider and Group III Cap Contract Provider, as applicable.

Carryover Reserve Fund— The reserve fund established on the Closing Date which will be held in trust by the Securities Administrator, on behalf of the holders of the Offered Certificates. On the Closing Date, Greenwich Capital Markets, Inc. will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of the Issuing Entity or of any REMIC.

Certificate — Any Class A, Class M, Class III-PO, Class C, Class P or Class R Certificate.

Certificateholder— A holder of a Certificate.

Certificate Owner— Any person who is the beneficial owner of a Book-Entry Certificate.

Certificate Principal Balance— With respect to any Offered Certificate as of any date of determination, the initial Certificate Principal Balance of that Certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Certificate and (b) any reductions in the Certificate Principal Balance of that Certificate deemed to have occurred in connection with allocations of related Realized Losses in the manner described in this free writing prospectus, provided, however, that, the Certificate Principal Balance of any Offered Certificate outstanding with the highest payment priority to which Realized Losses have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate, and the Certificate Principal Balance of the class of Class M Certificates (and Class III-PO Certificates, in the case of Loan Group III), with a Certificate Principal Balance greater than zero and the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of the related Class A Certificates (including the Class III-A-2 Certificates in the case of Loan Group III) and related Class M Certificates (and Class III-PO Certificates, in the case of Loan Group III) then outstanding over (ii) the aggregate Stated Principal Balance of all of the related mortgage loans as of such date; provided further that the amount of such Subsequent Recoveries relating to Loan Group III will be paid to the Credit Enhancer to the extent that the Credit Enhancer has paid a claim in respect of any Applied Realized Loss Amount previously allocated to the Class III-A-1 Certificates and Class III-A-2 Certificates and then, after the Credit Enhancer has been reimbursed for all draws previously made in respect of Applied Realized Loss Amounts in respect of the Class III-A-1 Certificates and Class III-A-2 Certificates.

Class A Certificates — The Class I-A, Class II-A and Class III-A-1 Certificates.

Class C Certificates — The Class I-C, Class II-C and Class III-C Certificates.

Class I-A Certificates — The Class I-1A Certificates and Class I-2A Certificates.

Class I-A Principal Allocation Fraction— For any Distribution Date and (i) the Class I-1A Certificates and (ii) the Class I-2A Certificates, as determined separately, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the Group I-1 Loans or Group I-2 Loans, as applicable, to be distributed on that Distribution Date, and (y) the denominator of which is the Principal Remittance Amount for the Group I-1 Loans and Group I-2 Loans to be distributed on that Distribution Date.

Class I-A Principal Distribution Amount — For any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates, over (2) the lesser of (A) the product of approximately 85.40% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class I-1A Certificates — The Class I-1A-1 Certificates and Class I-1A-2 Certificates.

Class I-1A Net WAC Rate — On any Distribution Date and for the Class I-1A Certificates, the product of (a) (A) the Weighted Average Net Mortgage Rate on the Group I-1 Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) minus (B) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (I) any Group I Net Swap Payment owed to the Group I Swap Provider divided by the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) and (II) 12 and (y) the product of (I) any related Swap Termination Payment (other than any related Swap Termination Payment resulting from a related Swap Provider Trigger Event) payable by the Trust to the Group I Swap Provider, divided by the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans and (II) 12 and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Class I-2A Certificates — The Class I-2A-1 Certificates and Class I-2A-2 Certificates.

Class I-2A Net WAC Rate — On any Distribution Date and for and any class of Class I-2A Certificates, the product of (a) (A) the Weighted Average Net Mortgage Rate on the Group I-2 Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) minus (B) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (I) any group I Net Swap Payment owed to the Group I Swap Provider divided by the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) and (II) 12 and (y) the product of (I) any related Swap Termination Payment (other than any related Swap Termination Payment resulting from a related Swap Provider Trigger Event), payable by the Trust to the Group I Swap Provider, divided by the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans and (II) 12 and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Class I-M Certificates — The Class I-M-1, Class I-M-2 and Class I-M-3 Certificates.

Class I-M-1 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 92.40% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class I-M-2 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 95.50% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class I-M-3 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount on such Distribution Date)and (iv) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 98.30% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-1A Certificates — The Class II-1A-1 Certificates and Class II-1A-2 Certificates.

Class II-A Certificates — The Class II-1A Certificates and Class II-2A Certificates.

Class II-A Principal Allocation Fraction— For any Distribution Date and (i) the Class II-1A Certificates and (ii) the Class II-2A Certificates, as determined separately, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the Group II-1 Loans or Group II-2 Loans, as applicable, to be distributed on that Distribution Date, and (y) the denominator of which is the Principal Remittance Amount for the Group II-1 Loans and Group II-2 Loans to be distributed on that Distribution Date.

Class II-A Principal Distribution Amount — For any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates, over (2) the lesser of (A) the product of approximately 83.40% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M Certificates — The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates.

Class II-M-1 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 90.90% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-2 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 92.00% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-3 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 93.80% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-4 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 94.70% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-5 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the distribution of the Class II-M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 95.60% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-6 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the distribution of the Class II-M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the distribution of the Class II-M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 96.60% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-A-1 Policy — The financial guaranty insurance policy (No.D-2007-86) with respect to the Class III-A-1 Certificates and all endorsements thereto, if any, dated the Closing Date, issued by the Credit Enhancer for the benefit of the holders of the Class III-A-1 Certificates only.

Class III-A-1 Policy Premium Rate — The rate per annum set forth in the Insurance Agreement.

Class III-A-1 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class III-A-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 44.70% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-A-2 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the Certificate Principal Balance of the Class III-A-1 Certificates (after taking into account the distribution of the Class III-A-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class III-A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 62.50% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-A-2 Policy — The financial guaranty insurance policy (No. D-2007-87) with respect to the Class III-A-2 Certificates and all endorsements thereto, if any, dated the Closing Date, issued by the Credit Enhancer for the benefit of the holders of the Class III-A-2 Certificates only.

Class III-A-2 Policy Premium Rate — The rate per annum set forth in the Insurance Agreement.

Class III-M Certificates — The Class III-M-1 Certificates and Class III-M-2 Certificates.

Class III-M-1 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the Certificate Principal Balance of the Class III-A-1 Certificates (after taking into account the distribution of the Class III-A-1 Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class III-A-2 Certificates (after taking into account the distribution of the Class III-A-2 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class III-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 72.90% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-M-2 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the Certificate Principal Balance of the Class III-A-1 Certificates (after taking into account the distribution of the Class III-A-1 Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class III-A-2 Certificates (after taking into account the distribution of the Class III-A-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class III-M-1 Certificates (after taking into account the distribution of the Class III-M-1 Principal Distribution Amount on such Distribution Date)and (iv) the Certificate Principal Balance of the Class III-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 85.10% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-PO Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the Certificate Principal Balance of the Class III-A-1 Certificates (after taking into account the distribution of the Class III-A-1 Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class III-A-2 Certificates (after taking into account the distribution of the Class III-A-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class III-M-1 Certificates (after taking into account the distribution of the Class III-M-1 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class III-M-2 Certificates (after taking into account the distribution of the Class III-M-2 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class III-PO Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 92.90% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class M Certificates — The Class I-M, Class II-M and Class III-M Certificates.

Class P Certificates — The Class I-P Certificates and Class II-P Certificates.

Class R Certificates — The Class I-R, Class II-R, Class II-R, Class I-RX, Class II-RX and Class III-RX Certificates.

Closing Date— June 6, 2007.

Code— The Internal Revenue Code of 1986.

Compensating Interest— Any payments made by the Master Servicer or the Servicer, pursuant to the Agreement and Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls in the related Loan Group.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancer— Assured Guaranty Corp., a Maryland-domiciled insurance company, or its successor in interest.

Cumulative Loss Trigger Event— With respect to Loan Group I-1 and Loan Group I-2, a Cumulative Loss Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group I Loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries on the Group I Loans received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group I Loans, as set forth below (each percentage in the table below is subject to a variance of plus or minus 1.00%):

Distribution Date	Percentage

June 2009 — May 2010	0.25%
June 2010 — May 2011	0.65%
June 2011 — May 2012	1.10%
June 2012 — May 2013	1.55%
June 2013 and thereafter	1.85%

With respect to Loan Group II-1 and Loan Group II-2, a Cumulative Loss Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group II Loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries on the Group II Loans received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group II Loans, as set forth below (each percentage in the table below is subject to a variance of plus or minus 1.00%):

Distribution Date	Percentage

June 2009 — May 2010	0.25%
June 2010 — May 2011	0.65%
June 2011 — May 2012	1.10%
June 2012 — May 2013	1.50%
June 2013 and thereafter	1.60%

With respect to Loan Group III, a Cumulative Loss Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group III Loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries on the Group III Loans received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group III Loans, as set forth below (each percentage in the table below is subject to a variance of plus or minus 1.00%):

Distribution Date	Percentage

June 2009 — May 2010	3.40%
June 2010 — May 2011	5.50%
June 2011 — May 2012	7.00%
June 2012 — May 2013	8.50%
June 2013 and thereafter	9.00%

Current Interest— With respect to each class of Offered Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such class immediately prior to such Distribution Date. Current Interest for each class of LIBOR Certificates shall be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year. Current Interest each class of Fixed Rate Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Custodian— Deutsche Bank National Trust Company, or its successor in interest.

Cut-Off Date— May 1, 2007.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Delinquency Trigger Test — With respect to Loan Group I-1 and Loan Group I-2, a Delinquency Trigger Test is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans in Loan Group I-1 and Loan Group I-2 equals or exceeds the product of (x) 40.00% (subject to a variance of plus or minus 5.00%) and (y) the related Senior Enhancement Percentage. With respect to Loan Group II-1 and Loan Group II-2, a Delinquency Trigger Test is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans in Loan Group II-1 and Loan Group II-2 equals or exceeds the product of (x) 42.17% (subject to a variance of plus or minus 5.00%) and (y) the related Senior Enhancement Percentage. With respect to Loan Group III, a Delinquency Trigger Test is in effect with respect to a Distribution Date on or after the Stepdown Date if (i) the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans in Loan Group III equals or exceeds the product of (x) 14.50% (subject to a variance of plus or minus 5.00%) and (y) the Senior Enhancement Percentage for the Class III-A-1 Certificates or (ii) the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans in Loan Group III equals or exceeds the product of (x) 21.53% (subject to a variance of plus or minus 5.00%) and (y) the Senior Enhancement Percentage for the Class III-A-2 Certificates.

Delinquent— A mortgage loan is considered to be: “30 to 59 days” or “30 or more days” delinquent, in accordance with the “OTS” method, when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent.

Depositor— American Home Mortgage Assets LLC.

Derivative Contract— The Group I Cap Contract, Group III Cap Contract, Group III Floor Contract, Group I Interest Rate Swap Agreement and Group III Interest Rate Swap Agreement, as applicable.

Derivative Counterparty Ratings Requirement— (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the counterparty are rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the counterparty are rated at least “A+” by S&P, and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such counterparty are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade).

Derivative Provider— The Group I Cap Contract Provider, Group III Cap Contract Provider, Group III Floor Contract Provider, Group I Swap Provider and Group III Swap Provider, as applicable.

Distribution Date— In each month, the 25th day of the month or, if that day is not a business day, the next business day, commencing in June 2007.

Due Date— With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period— With respect to any Distribution Date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Excess Overcollateralization Amount— For any Distribution Date and each of Loan Group I, Loan Group II and Loan Group III, the excess, if any, of the related Overcollateralized Amount for the Distribution Date over the related Overcollateralization Target Amount for the Distribution Date.

Fitch— Fitch Ratings.

Fixed Rate Certificates— The Class II-A Certificates and Class II-M Certificates.

Group I Cap Contract— The interest rate cap contract between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group I Cap Contract Provider primarily for the benefit of the Class I-A Certificates and Class I-M Certificates.

Group I Cap Contract Provider — [____________________].

Group I Interest Rate Swap Agreement— The interest rate swap agreement, dated as of June 6, 2007, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group I Swap Provider, for the benefit of the holders of the Class I-A Certificates and Class I-M Certificates.

Group I Swap Provider — [_________________________].

Group I Subordinate Net WAC Rate — For any Distribution Date and any class of Class I-M Certificates, (a) the weighted average of the Class I-1A Net WAC Rate and Class I-2A Net WAC Rate, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans, the aggregate Certificate Principal Balance of the related classes of Class I-A Certificates.

Group II Net WAC Rate — With respect to any Distribution Date and the Class II-A Certificates and Class II-M Certificates, the Weighted Average Adjusted Net Mortgage Rate on the Group II Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date).

Group III Cap Contract — The interest rate cap contract between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group III Cap Contract Provider primarily for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

Group III Cap Contract Provider — [____________________].

Group III Floor Contract — The interest rate floor contract between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group III Floor Contract Provider primarily for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

Group III Floor Contract Provider — [____________________].

Group III Interest Rate Swap Agreement— The interest rate swap agreement, dated as of June 6, 2007, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group III Swap Provider, for the benefit of the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

Group III Net WAC Rate — With respect to any Distribution Date and the Class III-A-1 Certificates and the Class III-A-2 Certificates, the product of (a) (A) Weighted Average Adjusted Net Mortgage Rate on the Group III Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) minus the sum of (B) the product of (x) the sum of the Class III-A-1 Policy Premium Rate and Class III-A-2 Policy Premium Rate and (y) a fraction, the numerator of which is aggregate Certificate Principal Balance of the Class III-A-1 Certificates and Class III-A-2 Certificates (prior to any distributions of the related Principal Distribution Amount for such Distribution Date) and the denominator of which is the aggregate Stated Principal Balance of the Group III Loans and (C) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (I) any Group III Net Swap Payment owed to the Group III Swap Provider divided by the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) and (II) 12 and (y) the product of (I) any related Swap Termination Payment (other than any related Swap Termination Payment resulting from a related Swap Provider Trigger Event) payable by the Trust to the Group III Swap Provider, divided by the aggregate Stated Principal Balance of the Group III Loans and (II) 12 and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

With respect to any Distribution Date and the Class III-M-1 Certificates and Class III-M-2 Certificates, the product of (a) (A) the Weighted Average Adjusted Net Mortgage Rate on the Group III Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) minus (B) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (I) any Group III Net Swap Payment owed to the Group III Swap Provider divided by the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) and (II) 12 and (y) the product of (I) any related Swap Termination Payment (other than any related Swap Termination Payment resulting from a related Swap Provider Trigger Event) payable by the Trust to the Group III Swap Provider, divided by the aggregate Stated Principal Balance of the Group III Loans and (II) 12 and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Group III Swap Provider — [_________________________].

Insurance Agreement — The Insurance Agreement dated as of June 6, 2007 among the Trustee, the Sponsor, the Servicer, the Depositor, the Originator, the Credit Enhancer and any other party thereto, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Proceeds— Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Carry Forward Amount— With respect to each class of Offered Certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates, over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Interest Rate Swap Agreement— The Group I Interest Rate Swap Agreement and Group III Interest Rate Swap Agreement, as applicable.

Interest Remittance Amount— For any Distribution Date and each Loan Group, the sum of:

(i)
the interest portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced, less the related Servicing Fee Rate and the related LPMI Insurer Fee Rate (if any);

(ii)
the interest portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month;

(iii)
the interest portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of interest; and

(iv)	Compensating Interest payments on the related mortgage loans by the Master Servicer or the Servicer, as applicable;

net of

(v)
fees payable to, and other amounts reimbursable to, the Trustee, the Master Servicer, the Securities Administrator, the Supplemental Interest Trust Trustee, the Servicer or the Custodian, as applicable.

Issuing Entity— American Home Mortgage Assets Trust 2007-3.

Loan Group— Loan Group I-1, Loan Group I-2, Loan Group II-1, Loan Group II-2 or Loan Group III, as applicable.

LIBOR Certificates— The Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates.

LIBOR Determination Date— With respect to each class of LIBOR Certificates and (i) the first Accrual Period, the second LIBOR business day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR business day preceding the date on which such Accrual Period commences. As used in this definition, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated Mortgage Loan— Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

LPMI Insurer — MGIC or Radian Guaranty, as applicable.

LPMI Insurer Fee Rate — In the case of a mortgage loan covered by the MGIC Policy, the MGIC Insurance Fee Rate, in the case of a mortgage loan covered by the Radian Modified Pool Policy, the Radian Guaranty Fee Rate and in the case of any mortgage loan covered by a lender-paid mortgage insurance policy other than the MGIC Policy or the Radian Modified Pool Policy, the related mortgage insurance premium rate.

Margin — For each class of LIBOR Certificates listed below, the per annum rate indicated in the following table:

	Margin			Margin
Class	(1)	(2)	Class	(1)	(2)
Class I-1A-1	[_____]%	[_____]%	Class I-M-3	[_____]%	[_____]%
Class I-1A-2	[_____]%	[_____]%	Class III-A-1	[_____]%	[_____]%
Class I-2A-1	[_____]%	[_____]%	Class III-A-2	[_____]%	[_____]%
Class I-2A-2	[_____]%	[_____]%	Class III-M-1	[_____]%	[_____]%
Class I-M-1	[_____]%	[_____]%	Class III-M-2	[_____]%	[_____]%
Class I-M-2	[_____]%	[_____]%
________________
(1) On any Distribution Date on or prior to the related Step-Up Date.

(2) On any Distribution Date after the related Step-Up Date.

Master Servicer— Wells Fargo Bank, N.A., or its successor in interest.

MGIC — Mortgage Guaranty Insurance Corporation, or its successor in interest.

MGIC Fee — With respect to any Distribution Date and each mortgage loan covered by the MGIC Policy, the fee payable to MGIC at a rate equal to 1/12th of the MGIC Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

MGIC Fee Rate — With respect to each mortgage loan covered by the MGIC Policy, 0.72% per annum.

MGIC Policy — The mortgage insurance policy issued by MGIC in favor of the Trustee on behalf of the Certificateholders.

Monthly Advance— The aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the related mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody’s — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Sponsor and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Liquidation Proceeds — With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the Servicer Monthly Advances and Liquidation Expenses.

Net Monthly Excess Cashflow— With respect to any Distribution Date and Loan Group I-1 and Loan Group I-2, the sum of (i) the amounts remaining as set forth in clause (5) in “Description of the Certificates—Interest and Principal Payments on the Certificates — Interest Payments on the Class I-A Certificates and Class I-M Certificates”, (ii) the amounts remaining as set forth in (x) for any Distribution Date prior to the related Stepdown Date or on which a related Trigger Event is in effect, clause (4) or (y) for any Distribution Date on or after to the related Stepdown Date or on which a related Trigger Event is not in effect, clause (6), in “Description of the Certificates—Interest and Principal Payments on the Certificates — Principal Payments on the Class I-A Certificates and Class I-M Certificates” and (iii) the related Overcollateralization Reduction Amount for that Distribution Date, if any. With respect to any Distribution Date and Loan Group II-1 and Loan Group II-2, the sum of (i) the amounts remaining as set forth in clause (4) in “Description of the Certificates—Interest and Principal Payments on the Certificates—Interest Payments on the Class II-A Certificates and Class II-M Certificates”, (ii) the amounts remaining as set forth (x) for any Distribution Date prior to the related Stepdown Date or on which a related Trigger Event is in effect, clause (4) or (y) for any Distribution Date on or after to the related Stepdown Date or on which a related Trigger Event is not in effect, clause (9), in “Description of the Certificates—Interest and Principal Payments on the Certificates—Principal Payments on the Class II-A Certificates and Class II-M Certificates” and (iii) the related Overcollateralization Reduction Amount for that Distribution Date, if any. With respect to any Distribution Date and Loan Group III, the sum of (i) the amounts remaining as set forth in clause (7) in “Description of the Certificates—Interest and Principal Payments on the Certificates—Interest Payments on the Class III-A-1, Class III-A-2 Certificates and Class III-M Certificates”, (ii) the amounts remaining as set forth in (x) for any Distribution Date prior to the related Stepdown Date or on which a related Trigger Event is in effect, clause (5) or (y) for any Distribution Date on or after to the related Stepdown Date or on which a related Trigger Event is not in effect, clause (7), in “Description of the Certificates—Interest and Principal Payments on the Certificates—Principal Payments on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates” and (iii) the related Overcollateralization Reduction Amount for that Distribution Date, if any.

Net Mortgage Rate— For any mortgage loan, the then applicable mortgage rate thereon less (a) the Servicing Fee Rate and (b) the related LPMI Insurer Fee Rate (if any).

Net WAC Rate— The Class I-1A Net WAC Rate, Class I-2A Net WAC Rate, Group I Subordinate Net WAC Rate, Group II Net WAC Rate or Group III Net WAC Rate, as applicable.

Net WAC Shortfall Carryforward Amount — For the Fixed Rate Certificates on any Distribution Date is equal to the sum of:

(a)            the excess, if any, of:

(i) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the related Net WAC Rate, over

(ii) the amount of interest such class accrued on such Distribution Date based on the related Net WAC Rate, and

(b)           the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Rate).

OC Floor — With respect to Loan Group I-1 and Loan Group I-2, an amount equal to 0.35% (subject to a variance of plus or minus 0.10%) of the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Cut-Off Date. With respect to Loan Group II-1 and Loan Group II-2, an amount equal to 0.35% (subject to a variance of plus or minus 0.10%) of the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Cut-Off Date. With respect to Loan Group III, an amount equal to 0.50% (subject to a variance of plus or minus 0.10%) of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-Off Date.

Offered Certificates — The Class A, Class III-A-2 and Class M Certificates.

Optional Termination Date — With respect to the Class I-A Certificates and Class I-M Certificates, the distribution on which the aggregate outstanding Stated Principal Balance of the Group I Loans, as of the end of the related Due Period, has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-Off Date. With respect to the Class II-A Certificates and Class II-M Certificates, the distribution on which the aggregate outstanding Stated Principal Balance of the Group II Loans, as of the end of the related Due Period, has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the Group II Loans as of the Cut-Off Date. With respect to the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, the distribution on which the aggregate outstanding Stated Principal Balance of the Group III Loans, as of the end of the related Due Period, has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-Off Date.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the Issuing Entity.

Overcollateralization Deficiency Amount — With respect to any Distribution Date and each of Loan Group I, Loan Group II and Loan Group III, the amount, if any, by which the related Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Principal Remittance Amount on such Distribution Date).

Overcollateralization Increase Amount— With respect to any Distribution Date and each of Loan Group I, Loan Group II and Loan Group III, the lesser of (1) the related Overcollateralization Deficiency Amount and (2) the related Net Monthly Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

Overcollateralization Reduction Amount — For any Distribution Date and each of Loan Group I, Loan Group II and Loan Group III, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for the Distribution Date and (ii) the related Principal Remittance Amount for the Distribution Date.

Overcollateralization Target Amount — With respect to Loan Group I and any Distribution Date (a) prior to the related Stepdown Date, an amount equal to 0.85% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Cut-off Date and (b) on or after the related Stepdown Date, the greater of (i) an amount equal to 1.70% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the related OC Floor; provided, however, that if a related Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount with respect to Loan Group I will be the Overcollateralization Target Amount with respect to Loan Group I as in effect for the prior Distribution Date.

With respect to Loan Group II and any Distribution Date (a) prior to the related Stepdown Date, an amount equal to 1.70% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Cut-off Date and (b) on or after the related Stepdown Date, the greater of (i) an amount equal to 3.40% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the related OC Floor; provided, however, that if a related Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount with respect to Loan Group II will be the Overcollateralization Target Amount with respect to Loan Group II as in effect for the prior Distribution Date.

With respect to Loan Group III and any Distribution Date (a) prior to the related Stepdown Date, an amount equal to 3.55% (subject to a variance of plus or minus 1.00%) of the sum of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date and the cumulative amount distributed on all prior distribution dates pursuant to clause (9) in “Description of the Certificates—Overcollateralization Provisions for Loan Group III” above and (b) on or after the related Stepdown Date, the lesser of (x) 3.55% (subject to a variance of plus or minus 1.00%) of the sum of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date and the cumulative amount distributed on all prior distribution dates pursuant to clause (9) in “Description of the Certificates—Overcollateralization Provisions for Loan Group III” above and (y) the greater of (i) the excess of (A) an amount equal to 47.50% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) over (B) the excess of (I) the aggregate Certificate Principal Balance of the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates as of the Closing Date over (II) the aggregate of all distributions of principal made to the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates on all prior Distribution Dates and (ii) the related OC Floor; provided, however, that if a related Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount with respect to Loan Group III will be the Overcollateralization Target Amount with respect to Loan Group III as in effect for the prior Distribution Date (after taking into account any distributions made to the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates as set forth in clause (9) in “Description of the Certificates—Overcollateralization Provisions for Loan Group III” above.

Overcollateralized Amount — For any Distribution Date and Loan Group I, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Certificate Principal Balance of the Class I-A, Class I-P and Class I-M Certificates (after giving effect to distributions of the related Principal Remittance Amount to be made on such Distribution Date). For any Distribution Date and Loan Group II, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Certificate Principal Balance of the Class II-A, Class II-P and Class II-M Certificates (after giving effect to distributions of the related Principal Remittance Amount to be made on such Distribution Date). For any Distribution Date and Loan Group III, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Certificate Principal Balance of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates (after giving effect to distributions of the related Principal Remittance Amount to be made on such Distribution Date).

P&I Advances— The aggregate of all payments of principal and interest, net of the Servicing Fee, if the Servicer makes the advance, that were due during the related Due Period on the mortgage loans master serviced or serviced by it and that were delinquent on the related Due Date.

Pass-Through Rate— The Pass-Through Rate of each class of LIBOR Certificates for each Distribution Date will be equal to the lesser of (i) One-Month LIBOR plus the related Margin for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date. The Pass-Through Rate of each class of Fixed Rate Certificates for each Distribution Date will be equal to the lesser of (i) the fixed rate for such class for such Distribution Date as set forth on page 8 herein and (ii) the related Net WAC Rate for such Distribution Date.

Prepayment Interest Shortfalls— With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.

Prepayment Charge— Any prepayment premium, penalty or charge payable by a mortgagor in connection with any Principal Prepayment on a mortgage loan pursuant to the terms of the related mortgage note.

Prepayment Period— With respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount— With respect to each Distribution Date and a Loan Group, the sum of:

(1) the related Principal Remittance Amount for the Distribution Date, less (i) in the case of Loan Group I only, any portion of such amount used to cover any payment due to the Group I Swap Provider with respect to such Distribution Date and (ii) in the case of Loan Group III only, any portion of such amount used to cover any payment due to the Group III Swap Provider with respect to such Distribution Date, and

(2) the related Overcollateralization Increase Amount for such Distribution Date, and minus

(3) the related Overcollateralization Reduction Amount for the Distribution Date.

Principal Prepayment— Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Principal Remittance Amount— For any Distribution Date and each Loan Group, the sum of

(i)	the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the principal portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

(iii)
the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

net of

(iv)
fees payable to, and other amounts reimbursable to, the Trustee, the Master Servicer, the Securities Administrator, the Supplemental Interest Trust Trustee, the Servicer or the Custodian, as applicable, in each case to the extent not paid or reimbursed from the related Interest Remittance Amount for such Distribution Date.

Radian Guaranty — Radian Guaranty Inc., or its successor in interest.

Radian Guaranty Fee — With respect to any Distribution Date and each mortgage loan covered by the Radian Modified Pool Policy, the fee payable to Radian Guaranty at a rate equal to 1/12th of the Radian Guaranty Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

Radian Guaranty Fee Rate — With respect to each mortgage loan covered by the Radian Modified Pool Policy, 0.59% per annum.

Radian Modified Pool Policy — The mortgage insurance policy issued by Radian Guaranty in favor of the Trustee on behalf of the Certificateholders.

Rating Agencies— S&P and Moody’s.

Realized Loss— With respect to a mortgage loan is (1) a Deficient Valuation, or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date— With respect to each Distribution Date and the Fixed Rate Certificates, the close of business on the last business day of the calendar month preceding such Distribution Date. With respect to each Distribution Date and the LIBOR Certificates, and so long as such Certificates are Book-Entry Certificates, the business day immediately prior to such Distribution Date, and if any such Certificates are no longer Book-Entry Certificates, then the close of business on the last business day of the calendar month preceding such Distribution Date.

Reference Banks — Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Terminal Telerate Successor Page 3750 on the LIBOR Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sponsor, the Master Servicer or the Servicer.

REMIC— A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

REO Property— A mortgaged property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price— With respect to any mortgage loan required to be repurchased, an amount equal to the sum, without duplication, of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the mortgage rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed Monthly Advances or unreimbursed servicing advances made with respect to such mortgage loan, (iv) any other amounts owed to the Servicer or Master Servicer pursuant to the Servicing Agreement or Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the Issuing Entity in connection with any violation of such loan of any predatory lending law.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities — Assignment of Trust Fund Assets” in the accompanying prospectus.

Reserve Interest Rate — With respect to any LIBOR Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates, as applicable, which New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate, as applicable, which New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

Rolling Sixty Day Delinquency Rate — With respect to any Distribution Date is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

S&P— Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator— Wells Fargo Bank, N.A., or its successor in interest.

Sequential Trigger Event— With respect to Loan Group I-1, a Sequential Trigger Event is in effect on any Distribution Date if (x) on any Distribution Date before the 37th Distribution Date the aggregate amount of Realized Losses incurred on the Group I-1 Loans since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Group I-1 Loans as of the Cut-off Date exceeds 0.25%, (y) on any Distribution Date on or after the 37th Distribution Date, a related Trigger Event is in effect or (z) on any Distribution Date before the 37th Distribution Date the Rolling Sixty Day Delinquency Rate equals or exceeds 40.00% of the prior Distribution Date’s related Senior Enhancement Percentage.

With respect to Loan Group II-1, a Sequential Trigger Event is in effect on any Distribution Date if (x) on any Distribution Date before the 37th Distribution Date the aggregate amount of Realized Losses incurred on the Group II-1 Loans since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Group II-1 Loans as of the Cut-off Date exceeds 0.25%, (y) on any Distribution Date on or after the 37th Distribution Date, a related Trigger Event is in effect or (z) on any Distribution Date before the 37th Distribution Date the Rolling Sixty Day Delinquency Rate equals or exceeds 42.17% of the prior Distribution Date’s related Senior Enhancement Percentage.

Senior Certificates— The Class A Certificates.

Senior Enhancement Percentage — With respect to Loan Group I and any Distribution Date on or after the related Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)            the numerator of which is the sum of:

(a) the related Overcollateralization Amount for such Distribution Date and

(b) the aggregate Certificate Principal Balance of the Class I-M Certificates (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date), and

(2)           the denominator of which is the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans for such Distribution Date.

With respect to Loan Group II and any Distribution Date on or after the related Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)           the numerator of which is the sum of:

(a) the related Overcollateralization Amount for such Distribution Date and

(b) the aggregate Certificate Principal Balance of the Class II-M Certificates (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date), and

(2)            the denominator of which is the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans for such Distribution Date.

With respect to the Class III-A-1 Certificates and any Distribution Date on or after the related Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)            the numerator of which is the sum of:

(a) the related Overcollateralization Amount for such Distribution Date and

(b) the aggregate Certificate Principal Balance of the Class III-A-2, Class III-M and Class III-PO Certificates (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date), and

(2)            the denominator of which is the aggregate Stated Principal Balance of the Group III Loans for such Distribution Date.

With respect to the Class III-A-2 Certificates and any Distribution Date on or after the related Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)           the numerator of which is the sum of:

(a) the related Overcollateralization Amount for such Distribution Date and

(b) the aggregate Certificate Principal Balance of the Class III-M and Class III-PO Certificates (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date), and

(2)           the denominator of which is the aggregate Stated Principal Balance of the Group III Loans for such Distribution Date.

Servicer — American Home Mortgage Servicing, Inc., or its successor in interest.

Servicer Termination Event — One of the following: (a) The occurrence of a draw on the Class III-A Policies greater than or equal to 1.50% of the initial aggregate Certificate Principal Balance Class III-A-1 Certificates and Class III-A-2 Certificates, or
(b) if the aggregate amount of Realized Losses on the Group III Loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries on the Group III Loans received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group III Loans, as set forth below (each percentage in the table below is subject to a variance of plus or minus 1.00%):

Months	Percentage
0- 12	3.00%
13 - 24	6.00%
25 - 36	8.00%
37 - 48	10.00%
49+	12.50%
or

(c) American Home Mortgage Investment Corp. fails to have a net worth of at least $530 million.

Servicing Agreement — The Servicing Agreement dated as of June 6, 2007, among the Sponsor, Servicer, Master Servicer and Trustee.

Servicing Fee — With respect to each mortgage loan and any Distribution Date, the fee payable monthly to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.

Servicing Fee Rate — With respect to each Group I Loan, 0.250% per annum during the initial fixed period and increasing to 0.375% per annum after the first interest rate change date. With respect to each Group II Loan, 0.250% per annum. With respect to each Group III Loan, 0.500% per annum.

Servicing Rights Pledgee — One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

Sixty-Day Delinquency Rate — With respect to any Distribution Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all mortgage loans in the related Loan Group that were 60 or more days Delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including related mortgage loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the mortgage loans in the related Loan Group as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Sponsor — American Home Mortgage Corp., an affiliate of the Depositor.

Stated Principal Balance— With respect to any mortgage loan and any Distribution Date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — With respect to Loan Group I, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class I-A Certificates is reduced to zero and (ii) the later of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the related Senior Enhancement Percentage (calculated for this purpose without taking into account distributions of the related Principal Distribution Amount to such Certificates on such Distribution Date) is greater or equal to 14.60% (subject to a variance of plus or minus 5.00%). With respect to Loan Group II, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class II-A Certificates is reduced to zero and (ii) the later of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the related Senior Enhancement Percentage (calculated for this purpose without taking into account distributions of the related Principal Distribution Amount to such Certificates on such Distribution Date) is greater or equal to 16.60% (subject to a variance of plus or minus 5.00%). With respect to Loan Group III, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class III-A-1 Certificates is reduced to zero and (ii) the later of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage for the Class III-A-1 Certificates (calculated for this purpose without taking into account distributions of the related Principal Distribution Amount to such Certificates on such Distribution Date) is greater or equal to 55.30% (subject to a variance of plus or minus 5.00%).

Step-Up Date — With respect to the Certificates related to each Loan Group, the Distribution Date after the first Distribution Date on which the aggregate Stated Principal Balance of the related mortgage loans has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the mortgage loans in such Loan Group as of the Cut-Off Date.

Subsequent Recoveries — Any liquidation proceeds received after the final liquidation of a mortgage loan.

Supplemental Interest Trust— The corpus of a trust created pursuant to the Agreement consisting of the Derivative Contracts and the Derivative Account.

Supplemental Interest Trust Trustee— Wells Fargo Bank, N.A., and its successors and assigns or any successor securities administrator appointed pursuant to the terms of the Agreement.

Swap Provider — The Group I Swap Provider and Group III Swap Provider, as applicable.

Trigger Event— A Trigger Event with respect to each of Loan Group I, Loan Group II and Loan Group III is in effect with respect to any Distribution Date on or after the related Stepdown Date if either a related Delinquency Trigger Test is in effect with respect to that Distribution Date or a related Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

Trustee— Deutsche Bank National Trust Company, and its successors and assigns or any successor Trustee appointed pursuant to the terms of the Agreement.

Underwriters— Greenwich Capital Markets, Inc., JP Morgan Securities Inc., Morgan Stanley & Co., Incorporated and Bear, Stearns & Co. Inc.

Unpaid Realized Loss Amount — For each class of Offered Certificates and the Class III-PO Certificates, (x) the portion of the related aggregate Applied Realized Loss Amount previously allocated to that class or amount remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of related Subsequent Recoveries.

Weighted Average Adjusted Net Mortgage Rate— With respect to any Distribution Date and any Loan Group, the weighted average of the Net Mortgage Rates of each mortgage loan in that Loan Group, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date).

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Certificates offered by this free writing prospectus, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Issuing Entity, the Master Servicer, the Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(1)
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

(2)
borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(3)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(a)  each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(b)  the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

(c)  Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

(d)  Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

(e)  Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

(f)  a citizen or resident of the United States;

(g)  a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

(h)  an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(i)  a trust if a court within the United States is able to exercise primary supervision of the administration of the Issuing Entity and one or more United States persons have the authority to control all substantial decisions of the Issuing Entity.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE A

Current Principal Balances for the Group I-1 Loans and Group I-2 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	23	$942,943.92	0.21%	8.096	358	81.55	675
50,000.01 - 100,000.00	112	8,498,126.07	1.91	7.857	358	76.75	695
100,000.01 - 150,000.00	211	26,539,046.95	5.96	7.650	358	79.58	701
150,000.01 - 200,000.00	241	41,821,867.24	9.39	7.613	358	78.57	700
200,000.01 - 250,000.00	189	42,585,343.88	9.56	7.509	359	79.79	696
250,000.01 - 300,000.00	158	42,997,029.15	9.65	7.434	358	78.78	701
300,000.01 - 350,000.00	93	30,526,079.53	6.85	7.543	358	81.75	691
350,000.01 - 400,000.00	89	33,303,403.79	7.47	7.462	358	79.25	693
400,000.01 - 450,000.00	63	26,674,637.77	5.99	7.601	358	78.70	702
450,000.01 - 500,000.00	51	24,385,442.00	5.47	7.642	358	78.10	708
500,000.01 - 550,000.00	30	15,807,645.49	3.55	7.585	358	77.19	700
550,000.01 - 600,000.00	31	17,747,492.99	3.98	7.654	358	77.49	709
600,000.01 - 650,000.00	35	21,983,501.57	4.93	7.586	358	76.99	704
650,000.01 - 700,000.00	18	12,107,854.29	2.72	7.671	358	79.02	720
700,000.01 - 750,000.00	17	12,345,209.69	2.77	7.831	358	76.67	706
750,000.01 - 800,000.00	21	16,256,189.18	3.65	7.942	358	79.52	724
800,000.01 - 850,000.00	11	9,100,321.36	2.04	7.796	357	75.73	716
850,000.01 - 900,000.00	11	9,655,953.47	2.17	7.374	357	77.65	701
900,000.01 - 950,000.00	7	6,513,921.09	1.46	7.551	358	78.27	680
950,000.01 - 1,000,000.00	19	18,782,695.35	4.22	7.916	358	74.93	711
1,000,000.01 - 1,050,000.00	2	2,065,000.00	0.46	7.936	358	70.00	726
1,100,000.01 - 1,150,000.00	1	1,138,000.00	0.26	6.625	359	69.97	745
1,150,000.01 - 1,200,000.00	1	1,200,000.00	0.27	5.750	339	68.57	774
1,200,000.01 - 1,250,000.00	3	3,675,000.00	0.82	7.875	359	70.00	768
1,250,000.01 - 1,300,000.00	2	2,560,000.00	0.57	8.802	353	67.46	705
1,300,000.01 - 1,350,000.00	1	1,320,500.00	0.30	8.000	359	66.86	706
1,350,000.01 - 1,400,000.00	1	1,400,000.00	0.31	7.375	354	68.29	757
1,850,000.01 - 1,900,000.00	1	1,885,000.00	0.42	8.250	359	65.00	693
1,950,000.01 - 2,000,000.00	1	1,988,000.00	0.45	5.875	356	59.79	751
2,450,000.01 - 2,500,000.00	1	2,500,000.00	0.56	5.625	339	77.44	728
2,550,000.01 - 2,600,000.00	1	2,600,000.00	0.58	7.000	353	65.00	707
3,000,000.01+	1	4,665,000.00	1.05	6.000	354	54.56	712
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the average principal balance of the Group I-1 Loans and Group I-2 Loans was approximately $308,141. The maximum balance for any Group I-1 Loan and Group I-2 Loan was approximately $4,665,000.

Gross Coupons for the Group I-1 Loans and Group I-2 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	1	$188,480.92	0.04%	4.125	313	80.00	773
4.500 - 4.999	3	1,329,991.69	0.30	4.516	342	79.27	750
5.000 - 5.499	2	290,913.51	0.07	5.063	348	92.19	716
5.500 - 5.999	17	9,710,487.21	2.18	5.767	350	71.89	726
6.000 - 6.499	39	16,240,260.72	3.64	6.168	356	69.24	719
6.500 - 6.999	158	45,764,314.34	10.27	6.735	358	76.14	711
7.000 - 7.499	290	88,481,505.48	19.86	7.223	358	77.02	712
7.500 - 7.999	500	152,969,502.86	34.33	7.729	359	78.62	698
8.000 - 8.499	376	113,085,124.01	25.38	8.196	358	78.92	699
8.500 - 8.999	39	11,813,945.88	2.65	8.518	358	81.87	705
9.000 - 9.499	10	2,478,412.30	0.56	9.064	359	85.15	646
9.500 - 9.999	11	3,218,265.86	0.72	9.609	356	84.23	656
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average gross coupon of the Group I-1 Loans and Group I-2 Loans was approximately 7.575%.

Original Coupons for the Group I-1 Loans and Group I-2 Loans(1)

Original Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	1	$188,480.92	0.04%	4.125	313	80.00	773
4.500 - 4.999	3	1,329,991.69	0.30	4.516	342	79.27	750
5.000 - 5.499	2	290,913.51	0.07	5.063	348	92.19	716
5.500 - 5.999	17	9,710,487.21	2.18	5.767	350	71.89	726
6.000 - 6.499	39	16,240,260.72	3.64	6.168	356	69.24	719
6.500 - 6.999	159	46,080,314.34	10.34	6.745	357	76.17	711
7.000 - 7.499	290	88,481,505.48	19.86	7.223	358	77.02	712
7.500 - 7.999	501	154,229,502.86	34.61	7.744	358	78.55	698
8.000 - 8.499	375	112,769,124.01	25.31	8.196	358	78.91	699
8.500 - 8.999	39	11,813,945.88	2.65	8.518	358	81.87	705
9.000 - 9.499	10	2,478,412.30	0.56	9.064	359	85.15	646
9.500 - 9.999	10	1,958,265.86	0.44	9.679	359	93.39	648
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average original gross coupon of the Group I-1 Loans and Group I-2 Loans was approximately 7.569%.

Credit Scores for the Group I-1 Loans and Group I-2 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
525-549	1	$313,250.00	0.07%	8.375	351	72.01	542
550-574	1	183,116.61	0.04	5.625	355	98.45	572
600-624	33	10,315,566.27	2.32	7.691	358	80.84	620
625-649	179	49,090,188.13	11.02	7.863	358	81.37	637
650-674	264	70,006,275.13	15.71	7.744	358	79.61	664
675-699	262	76,786,081.53	17.23	7.593	358	77.11	687
700-724	277	96,360,819.75	21.63	7.484	358	76.22	711
725-749	195	63,047,616.02	14.15	7.484	358	77.71	737
750-774	144	49,084,368.16	11.02	7.283	357	76.97	761
775-799	66	22,009,640.75	4.94	7.494	358	74.58	785
800+	24	8,374,282.43	1.88	7.804	358	76.76	805
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group I-1 Loans and Group I-2 Loans was approximately 704.

Original Loan to Value of the Group I-1 Loans and Group I-2 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	15	$2,961,197.10	0.66%	6.870	356	37.49	698
50.00- 54.99	8	6,741,726.72	1.51	6.491	355	53.81	710
55.00- 59.99	5	3,113,000.00	0.70	6.409	356	58.92	731
60.00- 64.99	17	4,713,989.60	1.06	7.152	358	62.08	681
65.00- 69.99	33	18,967,662.86	4.26	7.315	355	67.22	725
70.00- 74.99	195	57,830,136.18	12.98	7.550	358	70.96	710
75.00- 79.99	226	78,775,603.55	17.68	7.444	357	76.55	707
80.00	749	228,201,184.68	51.22	7.661	358	80.00	705
80.01- 84.99	2	472,516.00	0.11	7.337	349	84.14	708
85.00- 89.99	34	9,329,890.85	2.09	7.552	358	87.15	681
90.00- 94.99	80	17,643,074.31	3.96	7.948	359	90.55	664
95.00- 99.99	79	16,174,245.89	3.63	7.949	358	95.16	670
100.00	3	646,977.04	0.15	6.824	355	100.00	679
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group I-1 Loans and Group I-2 Loans was approximately 77.81%.

Loan to Value Over 80 of the Group I-1 Loans and Group I-2 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	1,248	$401,304,500.69	90.07%	7.545	358	76.29	707
LTV > 80 FHA	3	465,454.91	0.10	5.794	353	98.92	638
LTV > 80 GEMICO	5	1,604,719.97	0.36	7.891	358	89.81	689
LTV > 80 MGIC	34	7,286,485.43	1.64	7.710	358	90.89	670
LTV > 80 PMI	4	813,512.66	0.18	7.271	356	91.34	659
LTV > 80 Radian	22	3,974,637.61	0.89	7.412	358	91.46	675
LTV > 80 Republic	2	524,475.00	0.12	7.549	359	89.90	679
LTV > 80 Triad Guaranty Ins. Co.	112	26,055,976.80	5.85	8.022	358	91.67	671
LTV > 80 United Guaranty	15	3,215,726.03	0.72	7.878	359	92.64	663
LTV > 80 VA	1	325,715.68	0.07	5.875	356	93.59	612
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Silent Second Flag of the Group I-1 Loans and Group I-2 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	622	$160,140,047.28	35.94%	7.500	357	78.83	689
Silent Seconds	824	285,431,157.50	64.06	7.616	358	77.24	712
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Total Loan to Value of the Group I-1 Loans and Group I-2 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	15	$2,961,197.10	0.66%	6.870	356	37.49	698
50.00- 54.99	8	6,741,726.72	1.51	6.491	355	53.81	710
55.00- 59.99	5	3,113,000.00	0.70	6.409	356	58.92	731
60.00- 64.99	13	3,431,149.60	0.77	6.955	358	62.48	678
65.00- 69.99	14	7,886,215.76	1.77	6.832	353	66.83	715
70.00- 74.99	44	11,507,737.07	2.58	7.462	358	72.30	686
75.00- 79.99	79	25,775,663.76	5.78	7.314	356	76.62	700
80.00	258	63,759,714.28	14.31	7.748	358	78.78	693
80.01- 84.99	9	4,346,402.00	0.98	7.500	356	71.36	708
85.00- 89.99	73	25,002,134.23	5.61	7.582	358	79.93	686
90.00- 94.99	245	72,260,984.49	16.22	7.650	358	79.49	705
95.00- 99.99	291	84,832,676.44	19.04	7.748	359	81.05	708
100.00	392	133,952,603.33	30.06	7.558	358	78.48	709
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Original Terms to Maturity of the Group I-1 Loans and Group I-2 Loans (1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
360	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group I-1 Loans and Group I-2 Loans was approximately 360 months.

Remaining Term to Stated Maturity of the Group I-1 Loans and Group I-2 Loans (1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
301-360	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group I-1 Loans and Group I-2 Loans was approximately 358 months.

Debt Ratio of the Group I-1 Loans and Group I-2 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	39	$12,552,986.95	2.82%	6.761	350	75.01	722
20.01 -25.00	45	13,654,003.18	3.06	7.290	357	73.33	723
25.01 -30.00	58	18,752,782.10	4.21	7.669	358	77.92	712
30.01 -35.00	119	47,168,514.68	10.59	7.410	357	75.19	695
35.01 -40.00	179	59,200,312.48	13.29	7.590	358	78.14	693
40.01 -45.00	230	69,131,803.93	15.52	7.572	358	78.85	693
45.01 -50.00	72	19,794,241.50	4.44	7.400	357	78.08	692
50.01 -55.00	5	2,036,319.54	0.46	7.185	353	82.23	728
None	699	203,280,240.42	45.62	7.691	359	78.36	710
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Product of the Group I-1 Loans and Group I-2 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1 Mo LIBOR IO	2	$1,576,000.00	0.35%	9.249	352	72.01	689
1 Yr CMT	1	143,788.07	0.03	5.000	345	85.00	770
1 Yr LIBOR IO	4	1,408,760.75	0.32	6.583	356	75.41	689
10/1 CMT	1	323,125.50	0.07	6.250	354	100.00	614
10/1 LIBOR	2	571,120.33	0.13	5.087	329	69.82	725
10/1 LIBOR IO	3	935,166.83	0.21	6.659	353	45.51	732
3/1 CMT	5	1,185,994.45	0.27	5.885	352	80.19	640
3/1 LIBOR	1	84,732.35	0.02	7.250	356	42.53	689
3/1 LIBOR IO	10	6,412,137.67	1.44	6.551	349	76.48	740
3/6 LIBOR IO	3	2,335,200.00	0.52	8.335	354	74.29	743
5/1 LIBOR	3	1,089,666.91	0.24	5.815	346	64.21	786
5/1 LIBOR IO	16	15,626,880.34	3.51	6.090	352	69.30	726
5/6 LIBOR	277	64,860,172.38	14.56	7.871	359	79.84	694
5/6 LIBOR IO	1,109	343,720,744.10	77.14	7.630	359	78.10	703
6 MO LIBOR	1	215,673.54	0.05	6.625	345	80.00	796
7/1 CMT	1	85,039.17	0.02	4.750	316	68.56	771
7/1 LIBOR	1	192,232.39	0.04	6.875	352	75.00	663
7/1 LIBOR IO	6	4,804,770.00	1.08	6.735	354	71.81	702
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Interest Only of the Group I-1 Loans and Group I-2 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	1,153	$376,819,659.69	84.57%	7.541	358	77.49	705
Not Interest Only	293	68,751,545.09	15.43	7.756	358	79.55	695
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Prepayment Penalty Original Term of the Group I-1 Loans and Group I-2 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	1,089	$342,398,780.97	76.84%	7.547	358	77.30	705
Prepay Penalty: 12 months	60	22,182,178.29	4.98	7.702	358	77.97	718
Prepay Penalty: 24 months	232	63,146,264.34	14.17	7.687	359	79.88	695
Prepay Penalty: 36 months	28	8,435,139.69	1.89	7.426	358	78.46	702
Prepay Penalty: 60 months	37	9,408,841.49	2.11	7.643	358	81.61	674
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Documentation Programs of the Group I-1 Loans and Group I-2 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	119	$30,313,545.43	6.80%	6.911	354	79.72	697
FISA	1	467,701.57	0.10	8.250	359	80.00	735
NINA	3	664,304.11	0.15	8.035	358	77.18	756
NO DOC	334	84,919,609.44	19.06	7.799	359	79.27	713
NO RATIO	362	117,696,326.87	26.41	7.610	359	77.70	707
SIFA	443	156,387,285.81	35.10	7.504	358	76.45	701
SISA	184	55,122,431.55	12.37	7.706	358	78.58	690
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Loan Purpose of the Group I-1 Loans and Group I-2 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	431	$129,199,205.74	29.00%	7.558	358	76.13	688
Purchase	915	280,897,339.03	63.04	7.641	358	79.13	711
Rate/Term Refinance	100	35,474,660.01	7.96	7.108	356	73.44	700
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Property Types for the Group I-1 Loans and Group I-2 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	235	$60,580,874.69	13.60%	7.661	358	78.66	703
Cooperative	1	84,732.35	0.02	7.250	356	42.53	689
PUD	322	112,066,593.62	25.15	7.451	358	78.96	707
Single Family	760	230,368,831.54	51.70	7.578	358	76.99	699
Two-Four Family	128	42,470,172.58	9.53	7.756	358	78.10	723
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Occupancy Types for the Group I-1 and Group I-2 Mortgage Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	480	$99,595,605.99	22.35%	7.777	358	77.48	709
Primary	890	322,363,618.61	72.35	7.518	358	78.05	701
Second Home	76	23,611,980.18	5.30	7.496	358	75.87	711
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group I-1 Loans and Group I-2 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	4	$376,897.63	0.08%	7.674	358	78.46	690
Arizona	91	28,062,555.54	6.30	7.474	358	76.76	713
Arkansas	2	312,052.57	0.07	7.753	359	82.55	693
California	176	70,394,565.59	15.80	7.454	358	76.99	710
Colorado	21	8,540,527.53	1.92	6.868	353	79.93	712
Connecticut	16	4,581,830.69	1.03	7.550	357	77.25	689
Delaware	5	1,608,591.13	0.36	7.620	357	77.02	656
District of Columbia	4	1,213,416.84	0.27	7.947	358	83.47	643
Florida	358	119,184,274.54	26.75	7.702	358	78.94	703
Georgia	39	8,769,918.97	1.97	7.870	358	81.96	695
Hawaii	3	1,960,625.50	0.44	7.648	358	77.56	666
Idaho	4	922,229.53	0.21	7.429	359	81.11	687
Illinois	72	20,352,092.18	4.57	7.663	357	75.20	709
Indiana	14	2,013,743.44	0.45	7.898	357	80.20	665
Iowa	2	207,298.97	0.05	8.041	359	82.08	703
Kansas	2	139,500.00	0.03	8.181	359	84.84	676
Kentucky	8	1,000,965.41	0.22	7.351	354	80.43	704
Louisiana	13	2,534,579.30	0.57	7.906	358	80.00	691
Maine	8	1,368,430.55	0.31	8.181	358	83.68	661
Maryland	59	16,731,526.33	3.76	7.397	358	79.48	681
Massachusetts	37	10,981,817.31	2.46	7.791	359	79.44	681
Michigan	44	8,825,507.89	1.98	7.691	358	76.59	708
Minnesota	10	2,565,478.62	0.58	7.753	358	78.24	696
Mississippi	3	619,751.88	0.14	8.274	359	90.37	656
Missouri	19	2,801,596.98	0.63	7.888	359	73.40	717
Montana	1	169,880.02	0.04	7.750	359	67.73	640
Nebraska	1	56,000.00	0.01	8.250	359	80.00	674
Nevada	36	11,645,357.35	2.61	7.293	358	76.30	708
New Hampshire	5	1,343,291.68	0.30	7.247	357	58.55	720
New Jersey	34	12,891,875.33	2.89	7.815	357	79.97	691
New Mexico	2	309,700.00	0.07	7.605	359	76.41	727
New York	44	27,573,872.11	6.19	7.382	357	72.16	726
North Carolina	51	12,894,587.37	2.89	7.571	358	77.68	695
Ohio	28	3,838,561.25	0.86	7.829	358	78.88	693
Oklahoma	3	365,872.02	0.08	7.068	359	71.49	740
Oregon	21	4,480,157.01	1.01	7.409	358	79.88	707
Pennsylvania	14	1,700,232.44	0.38	7.675	357	81.88	679
Rhode Island	8	2,239,332.17	0.50	7.481	359	74.71	712
South Carolina	19	3,375,678.90	0.76	7.633	359	82.99	707
Tennessee	14	2,647,968.05	0.59	7.651	358	84.26	716
Texas	22	3,563,647.03	0.80	7.601	358	80.01	697
Utah	21	10,378,777.89	2.33	7.909	358	76.27	729
Vermont	1	124,000.00	0.03	8.125	359	80.00	691
Virginia	53	15,938,839.51	3.58	7.367	358	78.93	691
Washington	41	11,884,217.95	2.67	7.425	359	77.70	693
West Virginia	4	766,042.16	0.17	7.513	357	82.49	724
Wisconsin	9	1,313,539.62	0.29	7.385	359	81.88	693
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Interest Only Term for the Group I-1 Loans and Group I-2 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	293	$68,751,545.09	15.43%	7.756	358	79.55	695
36	5	2,806,265.50	0.63	6.586	342	75.07	744
60	9	4,837,948.04	1.09	6.023	346	78.75	726
120	1,139	369,175,446.15	82.85	7.568	358	77.49	705
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Gross Margin for the Group I-1 Loans and Group I-2 Loans

Gross Margin	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1.500 - 1.999	2	$774,400.00	0.17%	6.410	353	40.66	763
2.000 - 2.499	283	105,267,096.65	23.63	7.187	357	73.09	722
2.500 - 2.999	20	11,105,455.79	2.49	6.403	353	67.89	706
3.000 - 3.499	3	1,656,546.07	0.37	7.306	349	83.99	738
4.000 - 4.499	2	1,340,798.76	0.30	9.432	352	70.60	666
5.000 - 5.499	1,135	325,052,185.69	72.95	7.736	359	79.76	697
5.500 - 5.999	1	374,721.82	0.08	8.250	356	77.46	616
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Minimum Interest Rate for the Group I-1 Loans and Group I-2 Loans

Minimum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1.500 - 1.999	2	$774,400.00	0.17%	6.410	353	40.66	763
2.000 - 2.499	283	105,267,096.65	23.63	7.187	357	73.09	722
2.500 - 2.999	20	11,105,455.79	2.49	6.403	353	67.89	706
3.000 - 3.499	3	1,656,546.07	0.37	7.306	349	83.99	738
4.000 - 4.499	2	1,340,798.76	0.30	9.432	352	70.60	666
5.000 - 5.499	1,135	325,052,185.69	72.95	7.736	359	79.76	697
5.500 - 5.999	1	374,721.82	0.08	8.250	356	77.46	616
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Maximum Interest Rate for the Group I-1 Loans and Group I-2 Loans

Maximum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
9.500 - 9.999	4	$1,518,472.61	0.34%	4.467	339	79.36	753
10.000 -10.499	2	290,913.51	0.07	5.063	348	92.19	716
10.500 -10.999	14	7,921,287.21	1.78	5.773	351	72.60	721
11.000 -11.499	37	15,179,122.01	3.41	6.156	357	68.91	721
11.500 -11.999	155	44,180,087.52	9.92	6.714	357	75.87	710
12.000 -12.499	297	92,034,070.23	20.66	7.238	358	76.90	711
12.500 -12.999	500	153,761,772.93	34.51	7.713	359	78.59	699
13.000 -13.499	375	112,722,458.72	25.30	8.195	358	78.88	699
13.500 -13.999	42	13,526,341.88	3.04	8.397	357	81.53	707
14.000 -14.499	10	2,478,412.30	0.56	9.064	359	85.15	646
14.500 -14.999	10	1,958,265.86	0.44	9.679	359	93.39	648
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Next Rate Change Date for the Group I-1 Loans and Group I-2 Loans

Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
06/01/07	2	$1,576,000.00	0.35%	9.249	352	72.01	689
08/01/07	2	359,461.61	0.08	5.975	345	82.00	786
12/01/07	1	279,560.75	0.06	6.625	355	79.87	697
01/01/08	2	589,200.00	0.13	5.723	356	69.08	694
02/01/08	1	540,000.00	0.12	7.500	357	80.00	678
06/01/08	1	188,480.92	0.04	4.125	313	80.00	773
08/01/08	1	1,200,000.00	0.27	5.750	339	68.57	774
09/01/08	1	181,969.50	0.04	6.125	340	79.21	701
11/01/08	1	802,880.00	0.18	7.625	342	76.46	751
03/01/09	1	369,516.00	0.08	7.500	346	84.06	711
05/01/09	1	394,823.86	0.09	6.000	348	47.06	666
08/01/09	1	147,125.44	0.03	5.125	351	99.22	664
09/01/09	1	579,200.00	0.13	8.375	352	80.00	675
11/01/09	4	2,892,713.68	0.65	7.086	354	71.69	762
12/01/09	5	2,795,682.68	0.63	7.021	355	83.33	710
01/01/10	2	410,448.03	0.09	6.159	356	83.05	628
02/01/10	1	243,705.28	0.05	6.250	357	80.00	732
08/01/10	1	2,500,000.00	0.56	5.625	339	77.44	728
09/01/10	1	85,039.17	0.02	4.750	316	68.56	771
05/01/11	1	417,000.00	0.09	6.875	348	88.72	736
08/01/11	1	313,250.00	0.07	8.375	351	72.01	542
09/01/11	7	2,801,209.06	0.63	7.744	352	75.03	744
10/01/11	10	3,003,501.91	0.67	6.917	353	72.67	709
11/01/11	18	11,539,689.34	2.59	6.801	354	65.80	717
12/01/11	34	11,215,912.33	2.52	7.675	355	76.35	703
01/01/12	42	16,867,246.99	3.79	7.132	356	76.22	710
02/01/12	36	12,669,665.94	2.84	7.514	357	79.74	689
03/01/12	165	46,806,558.06	10.50	7.610	358	79.10	698
04/01/12	1,002	289,144,273.18	64.89	7.691	359	78.42	703
05/01/12	87	27,830,676.00	6.25	7.607	360	78.79	701
08/01/13	1	364,952.52	0.08	4.500	315	80.00	694
09/01/13	2	294,552.39	0.07	7.049	352	76.74	698
10/01/13	2	3,060,000.00	0.69	7.038	353	67.14	696
11/01/13	2	714,400.00	0.16	6.305	354	80.00	704
01/01/14	1	928,050.00	0.21	6.000	356	80.00	714
09/01/16	1	128,466.83	0.03	6.625	352	80.00	720
10/01/16	1	552,000.00	0.12	6.625	353	24.81	785
11/01/16	2	577,825.50	0.13	6.470	354	88.09	618
12/01/16	1	206,167.81	0.05	6.125	355	51.80	781
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Next Payment Change Date for the Group I-1 Loans and Group I-2 Loans

Next Payment Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
09/01/07	2	$359,461.61	0.08%	5.975	345	82.00	786
10/01/07	2	1,576,000.00	0.35	9.249	352	72.01	689
01/01/08	1	279,560.75	0.06	6.625	355	79.87	697
02/01/08	2	589,200.00	0.13	5.723	356	69.08	694
03/01/08	1	540,000.00	0.12	7.500	357	80.00	678
07/01/08	1	188,480.92	0.04	4.125	313	80.00	773
09/01/08	1	1,200,000.00	0.27	5.750	339	68.57	774
10/01/08	1	181,969.50	0.04	6.125	340	79.21	701
12/01/08	1	802,880.00	0.18	7.625	342	76.46	751
04/01/09	1	369,516.00	0.08	7.500	346	84.06	711
06/01/09	1	394,823.86	0.09	6.000	348	47.06	666
09/01/09	1	147,125.44	0.03	5.125	351	99.22	664
10/01/09	1	579,200.00	0.13	8.375	352	80.00	675
12/01/09	4	2,892,713.68	0.65	7.086	354	71.69	762
01/01/10	5	2,795,682.68	0.63	7.021	355	83.33	710
02/01/10	2	410,448.03	0.09	6.159	356	83.05	628
03/01/10	1	243,705.28	0.05	6.250	357	80.00	732
09/01/10	1	2,500,000.00	0.56	5.625	339	77.44	728
10/01/10	1	85,039.17	0.02	4.750	316	68.56	771
06/01/11	1	417,000.00	0.09	6.875	348	88.72	736
09/01/11	1	313,250.00	0.07	8.375	351	72.01	542
10/01/11	7	2,801,209.06	0.63	7.744	352	75.03	744
11/01/11	10	3,003,501.91	0.67	6.917	353	72.67	709
12/01/11	18	11,539,689.34	2.59	6.801	354	65.80	717
01/01/12	34	11,215,912.33	2.52	7.675	355	76.35	703
02/01/12	42	16,867,246.99	3.79	7.132	356	76.22	710
03/01/12	36	12,669,665.94	2.84	7.514	357	79.74	689
04/01/12	165	46,806,558.06	10.50	7.610	358	79.10	698
05/01/12	1,002	289,144,273.18	64.89	7.691	359	78.42	703
06/01/12	87	27,830,676.00	6.25	7.607	360	78.79	701
09/01/13	1	364,952.52	0.08	4.500	315	80.00	694
10/01/13	2	294,552.39	0.07	7.049	352	76.74	698
11/01/13	2	3,060,000.00	0.69	7.038	353	67.14	696
12/01/13	2	714,400.00	0.16	6.305	354	80.00	704
02/01/14	1	928,050.00	0.21	6.000	356	80.00	714
10/01/16	1	128,466.83	0.03	6.625	352	80.00	720
11/01/16	1	552,000.00	0.12	6.625	353	24.81	785
12/01/16	2	577,825.50	0.13	6.470	354	88.09	618
01/01/17	1	206,167.81	0.05	6.125	355	51.80	781
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Months to Next Rate Change Date for the Group I-1 Loans and Group I-2 Loans

Months to Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1	2	$1,576,000.00	0.35%	9.249	352	72.01	689
3	2	359,461.61	0.08	5.975	345	82.00	786
7	1	279,560.75	0.06	6.625	355	79.87	697
8	2	589,200.00	0.13	5.723	356	69.08	694
9	1	540,000.00	0.12	7.500	357	80.00	678
13	1	188,480.92	0.04	4.125	313	80.00	773
15	1	1,200,000.00	0.27	5.750	339	68.57	774
16	1	181,969.50	0.04	6.125	340	79.21	701
18	1	802,880.00	0.18	7.625	342	76.46	751
22	1	369,516.00	0.08	7.500	346	84.06	711
24	1	394,823.86	0.09	6.000	348	47.06	666
27	1	147,125.44	0.03	5.125	351	99.22	664
28	1	579,200.00	0.13	8.375	352	80.00	675
30	4	2,892,713.68	0.65	7.086	354	71.69	762
31	5	2,795,682.68	0.63	7.021	355	83.33	710
32	2	410,448.03	0.09	6.159	356	83.05	628
33	1	243,705.28	0.05	6.250	357	80.00	732
39	1	2,500,000.00	0.56	5.625	339	77.44	728
40	1	85,039.17	0.02	4.750	316	68.56	771
48	1	417,000.00	0.09	6.875	348	88.72	736
51	1	313,250.00	0.07	8.375	351	72.01	542
52	7	2,801,209.06	0.63	7.744	352	75.03	744
53	10	3,003,501.91	0.67	6.917	353	72.67	709
54	18	11,539,689.34	2.59	6.801	354	65.80	717
55	34	11,215,912.33	2.52	7.675	355	76.35	703
56	42	16,867,246.99	3.79	7.132	356	76.22	710
57	36	12,669,665.94	2.84	7.514	357	79.74	689
58	165	46,806,558.06	10.50	7.610	358	79.10	698
59	1,002	289,144,273.18	64.89	7.691	359	78.42	703
60	87	27,830,676.00	6.25	7.607	360	78.79	701
75	1	364,952.52	0.08	4.500	315	80.00	694
76	2	294,552.39	0.07	7.049	352	76.74	698
77	2	3,060,000.00	0.69	7.038	353	67.14	696
78	2	714,400.00	0.16	6.305	354	80.00	704
80	1	928,050.00	0.21	6.000	356	80.00	714
112	1	128,466.83	0.03	6.625	352	80.00	720
113	1	552,000.00	0.12	6.625	353	24.81	785
114	2	577,825.50	0.13	6.470	354	88.09	618
115	1	206,167.81	0.05	6.125	355	51.80	781
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Initial Periodic Rate Cap for the Group I-1 Loans and Group I-2 Loans

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	2	$1,576,000.00	0.35%	9.249	352	72.01	689
1.000	4	791,170.59	0.18	5.827	354	96.72	627
2.000	16	8,300,454.63	1.86	6.537	350	74.55	727
3.000	3	2,335,200.00	0.52	8.335	354	74.29	743
5.000	1,420	432,487,580.80	97.06	7.587	358	77.88	703
6.000	1	80,798.76	0.02	8.375	352	80.00	627
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Subsequent Periodic Rate Cap for the Group I-1 Loans and Group I-2 Loans

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	2	$1,576,000.00	0.35%	9.249	352	72.01	689
1.000	1,391	411,362,798.54	92.32	7.669	359	78.40	702
2.000	50	32,009,254.86	7.18	6.301	351	70.55	723
5.000	3	623,151.38	0.14	6.250	348	72.72	787
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Current Principal Balances for the Group I-1 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	15	$626,399.29	0.53%	8.095	358	80.16	674
50,000.01 - 100,000.00	80	6,053,548.08	5.16	7.904	358	76.65	689
100,000.01 - 150,000.00	117	14,698,734.78	12.52	7.620	359	78.90	698
150,000.01 - 200,000.00	122	21,316,598.29	18.16	7.679	359	77.53	697
200,000.01 - 250,000.00	79	18,143,780.74	15.45	7.468	359	78.58	693
250,000.01 - 300,000.00	70	19,152,857.37	16.31	7.397	358	78.24	695
300,000.01 - 350,000.00	40	13,146,362.70	11.20	7.528	358	81.31	688
350,000.01 - 400,000.00	48	17,974,606.76	15.31	7.350	358	77.76	691
400,000.01 - 450,000.00	9	3,753,052.51	3.20	7.577	359	77.18	686
450,000.01 - 500,000.00	3	1,427,000.00	1.22	8.334	359	78.27	687
500,000.01 - 550,000.00	1	533,500.00	0.45	6.875	359	77.32	650
550,000.01 - 600,000.00	1	581,600.00	0.50	7.375	359	80.00	757
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the average principal balance of the Group I-1 Loans was approximately $200,698. The maximum balance for any Group I-1 Mortgage Loan was approximately $581,600.

Gross Coupons for the Group I-1 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
5.000 - 5.499	1	$147,125.44	0.13%	5.125	351	99.22	664
5.500 - 5.999	7	1,816,736.52	1.55	5.800	356	80.25	689
6.000 - 6.499	14	3,351,103.00	2.85	6.251	357	69.83	709
6.500 - 6.999	70	16,153,828.19	13.76	6.715	358	77.35	697
7.000 - 7.499	115	26,883,321.29	22.90	7.223	359	76.77	708
7.500 - 7.999	201	39,312,567.92	33.48	7.700	359	79.82	689
8.000 - 8.499	152	25,222,782.61	21.48	8.235	358	78.42	684
8.500 - 8.999	16	2,514,163.25	2.14	8.549	359	80.91	683
9.000 - 9.499	8	1,691,412.30	1.44	9.066	359	89.39	649
9.500 - 9.999	1	315,000.00	0.27	9.500	359	90.00	621
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average gross coupon of the Group I-1 Loans was approximately 7.539%.

Original Coupons for the Group I-1 Loans(1)

Original Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
5.000 - 5.499	1	$147,125.44	0.13%	5.125	351	99.22	664
5.500 - 5.999	7	1,816,736.52	1.55	5.800	356	80.25	689
6.000 - 6.499	14	3,351,103.00	2.85	6.251	357	69.83	709
6.500 - 6.999	71	16,469,828.19	14.03	6.745	358	77.40	699
7.000 - 7.499	115	26,883,321.29	22.90	7.223	359	76.77	708
7.500 - 7.999	201	39,312,567.92	33.48	7.700	359	79.82	689
8.000 - 8.499	151	24,906,782.61	21.21	8.234	358	78.40	683
8.500 - 8.999	16	2,514,163.25	2.14	8.549	359	80.91	683
9.000 - 9.499	8	1,691,412.30	1.44	9.066	359	89.39	649
9.500 - 9.999	1	315,000.00	0.27	9.500	359	90.00	621
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average original gross coupon of the Group I-1 Loans was approximately 7.534%.

Credit Scores for the Group I-1 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
525-549	1	$313,250.00	0.27%	8.375	351	72.01	542
550-574	1	183,116.61	0.16	5.625	355	98.45	572
600-624	15	3,883,829.78	3.31	7.719	358	80.31	620
625-649	89	16,762,293.47	14.28	7.778	358	79.80	637
650-674	115	23,356,584.22	19.89	7.550	358	78.67	664
675-699	114	23,079,169.25	19.66	7.538	358	77.64	686
700-724	112	21,789,763.71	18.56	7.589	359	77.58	711
725-749	60	11,562,588.96	9.85	7.353	359	77.61	737
750-774	53	11,671,307.55	9.94	7.276	358	78.86	759
775-799	13	1,970,729.91	1.68	7.081	358	77.17	787
800+	12	2,835,407.06	2.42	7.604	359	79.99	804
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group I-1 Loans was approximately 693.

Original Loan to Value of the Group I-1 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	10	$1,686,469.39	1.44%	7.218	356	44.21	658
50.00- 54.99	5	1,095,034.08	0.93	7.292	358	51.86	709
55.00- 59.99	3	475,000.00	0.40	7.321	359	58.54	701
60.00- 64.99	12	2,388,759.83	2.03	6.683	358	62.94	682
65.00- 69.99	9	1,767,568.12	1.51	7.179	358	67.59	681
70.00- 74.99	81	14,934,046.84	12.72	7.449	358	71.40	697
75.00- 79.99	88	20,464,977.08	17.43	7.476	359	77.11	693
80.00	297	58,733,175.61	50.02	7.595	359	80.00	701
80.01- 84.99	1	103,000.00	0.09	6.750	359	84.43	698
85.00- 89.99	18	4,081,921.85	3.48	7.574	358	87.47	670
90.00- 94.99	47	8,984,244.98	7.65	7.911	358	90.21	668
95.00- 99.99	13	2,523,893.00	2.15	7.424	358	95.72	664
100.00	1	169,949.74	0.14	6.625	355	100.00	797
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group I-1 Loans was approximately 78.42%.

Loan to Value Over 80 of the Group I-1 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	505	$101,545,030.95	86.49%	7.510	358	76.54	697
LTV > 80 FHA	3	465,454.91	0.40	5.794	353	98.92	638
LTV > 80 GEMICO	3	688,969.97	0.59	7.672	359	91.89	677
LTV > 80 MGIC	14	2,813,595.50	2.40	7.748	358	90.07	672
LTV > 80 PMI	3	594,262.66	0.51	6.956	355	90.00	657
LTV > 80 Radian	9	1,389,348.66	1.18	7.420	358	89.07	670
LTV > 80 Triad Guaranty Ins. Co.	40	8,334,099.43	7.10	7.961	359	90.13	672
LTV > 80 United Guaranty	7	1,251,562.76	1.07	8.040	359	90.39	669
LTV > 80 VA	1	325,715.68	0.28	5.875	356	93.59	612
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Silent Second Flag of the Group I-1 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	352	$67,155,787.42	57.20%	7.598	358	79.08	686
Silent Seconds	233	50,252,253.10	42.80	7.461	358	77.53	703
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Total Loan to Value of the Group I-1 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	10	$1,686,469.39	1.44%	7.218	356	44.21	658
50.00- 54.99	5	1,095,034.08	0.93	7.292	358	51.86	709
55.00- 59.99	3	475,000.00	0.40	7.321	359	58.54	701
60.00- 64.99	10	2,160,459.83	1.84	6.605	358	62.92	681
65.00- 69.99	6	1,030,228.12	0.88	7.332	358	67.54	660
70.00- 74.99	32	5,839,940.77	4.97	7.379	359	72.40	695
75.00- 79.99	46	10,136,597.71	8.63	7.541	358	77.11	685
80.00	161	29,035,297.95	24.73	7.716	359	80.00	696
80.01- 84.99	4	1,001,000.00	0.85	7.065	359	77.31	665
85.00- 89.99	41	8,879,990.97	7.56	7.523	359	82.03	678
90.00- 94.99	130	26,398,258.45	22.48	7.667	358	81.12	694
95.00- 99.99	87	17,625,426.61	15.01	7.523	358	80.38	709
100.00	50	12,044,336.64	10.26	7.244	359	78.94	692
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Original Terms to Maturity of the Group I-1 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
360	585	$117,408,040.52	100.00%	7.539	358	78.42	693
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group I-1 Loans was approximately 360 months.

Stated Remaining Terms to Maturity of the Group I-1 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
301-360	585	$117,408,040.52	100.00%	7.539	358	78.42	693
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group I-1 Loans was approximately 358 months.

Debt Ratio of the Group I-1 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	25	$4,341,219.95	3.70%	7.403	357	76.64	729
20.01 -25.00	29	5,673,252.43	4.83	7.602	359	79.43	716
25.01 -30.00	30	5,324,066.69	4.53	7.684	359	80.37	683
30.01 -35.00	63	13,119,159.86	11.17	7.515	358	79.11	691
35.01 -40.00	89	17,800,181.42	15.16	7.501	358	79.37	690
40.01 -45.00	125	25,521,385.07	21.74	7.535	358	79.38	696
45.01 -50.00	47	8,992,084.25	7.66	7.429	358	78.18	685
50.01 -55.00	2	409,149.74	0.35	5.967	356	88.31	793
None	175	36,227,541.11	30.86	7.600	359	76.74	689
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Product of the Group I-1 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1 Mo LIBOR IO	1	$316,000.00	0.27%	8.250	352	80.00	771
1 Yr LIBOR IO	3	868,760.75	0.74	6.013	356	72.55	695
10/1 LIBOR	1	206,167.81	0.18	6.125	355	51.80	781
10/1 LIBOR IO	1	254,700.00	0.22	6.750	354	72.98	622
3/1 CMT	5	1,185,994.45	1.01	5.885	352	80.19	640
3/1 LIBOR	1	84,732.35	0.07	7.250	356	42.53	689
3/1 LIBOR IO	2	495,605.28	0.42	6.250	356	82.74	694
5/1 LIBOR IO	6	1,621,709.25	1.38	6.484	354	83.32	725
5/6 LIBOR	136	22,481,564.71	19.15	7.705	359	79.12	679
5/6 LIBOR IO	428	89,700,573.53	76.40	7.565	359	78.27	697
7/1 LIBOR	1	192,232.39	0.16	6.875	352	75.00	663
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Interest Only of the Group I-1 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	441	$93,257,348.81	79.43%	7.525	358	78.32	697
Not Interest Only	144	24,150,691.71	20.57	7.594	358	78.78	678
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Prepayment Penalty Original Term of the Group I-1 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	451	$92,155,808.97	78.49%	7.566	358	78.09	695
Prepay Penalty: 12 months	24	4,886,396.37	4.16	7.413	359	77.37	704
Prepay Penalty: 24 months	103	18,917,935.18	16.11	7.469	359	80.45	683
Prepay Penalty: 36 months	7	1,447,900.00	1.23	7.189	358	76.46	698
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Documentation Programs of the Group I-1 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	85	$17,759,810.75	15.13%	7.128	357	80.66	704
NINA	1	183,879.64	0.16	8.125	359	80.00	681
NO DOC	79	14,123,961.42	12.03	7.635	359	75.00	694
NO RATIO	95	21,919,700.05	18.67	7.572	359	77.83	686
SIFA	231	43,710,787.23	37.23	7.559	358	79.29	694
SISA	94	19,709,901.43	16.79	7.754	359	77.55	691
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Loan Purpose of the Group I-1 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	343	$71,122,479.20	60.58%	7.531	359	77.80	684
Purchase	175	32,383,958.20	27.58	7.666	358	80.08	712
Rate/Term Refinance	67	13,901,603.12	11.84	7.283	358	77.69	699
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Property Types for the Group I-1 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	96	$18,216,954.49	15.52%	7.706	358	77.63	701
Cooperative	1	84,732.35	0.07	7.250	356	42.53	689
PUD	77	18,163,695.13	15.47	7.320	358	79.25	695
Single Family	342	63,830,660.92	54.37	7.507	358	78.51	687
Two-Four Family	69	17,111,997.63	14.57	7.716	358	78.19	706
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Occupancy Types for the Group I-1 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	330	$57,415,445.86	48.90%	7.733	359	77.74	704
Primary	225	53,522,256.78	45.59	7.343	358	78.82	680
Second Home	30	6,470,337.88	5.51	7.435	357	81.09	710
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group I-1 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	3	$255,797.63	0.22%	7.756	358	70.68	684
Arizona	22	4,314,637.98	3.67	7.438	358	80.62	697
Arkansas	1	155,400.00	0.13	7.125	359	70.00	717
California	60	15,536,874.95	13.23	7.583	359	74.39	715
Colorado	11	2,205,752.33	1.88	7.117	358	82.23	698
Connecticut	9	1,832,180.69	1.56	7.200	355	73.65	683
District of Columbia	4	1,213,416.84	1.03	7.947	358	83.47	643
Florida	131	27,842,050.37	23.71	7.554	359	79.52	698
Georgia	12	2,347,476.87	2.00	7.941	359	81.55	683
Idaho	3	817,999.53	0.70	7.468	359	82.52	683
Illinois	29	6,035,288.29	5.14	7.546	358	75.91	675
Indiana	9	577,959.90	0.49	8.194	359	79.29	661
Iowa	1	86,638.81	0.07	7.750	359	85.00	673
Kansas	2	139,500.00	0.12	8.181	359	84.84	676
Kentucky	5	310,565.90	0.26	7.862	358	75.86	682
Louisiana	12	2,397,002.32	2.04	7.908	358	79.14	691
Maine	5	923,926.87	0.79	7.929	358	78.23	662
Maryland	37	8,358,369.79	7.12	7.501	358	81.85	670
Massachusetts	19	5,038,963.57	4.29	7.680	359	78.17	674
Michigan	29	3,238,906.69	2.76	7.600	358	76.33	713
Minnesota	5	1,242,187.00	1.06	7.650	357	77.55	670
Missouri	7	627,755.40	0.53	7.905	359	78.51	676
Montana	1	169,880.02	0.14	7.750	359	67.73	640
Nebraska	1	56,000.00	0.05	8.250	359	80.00	674
Nevada	9	2,155,709.26	1.84	6.988	358	76.84	703
New Hampshire	1	152,000.00	0.13	7.875	359	80.00	682
New Jersey	11	2,923,675.08	2.49	7.783	358	77.95	702
New Mexico	1	198,400.00	0.17	7.875	359	80.00	692
New York	9	2,241,213.45	1.91	7.695	359	77.54	676
North Carolina	20	3,371,162.23	2.87	7.588	358	82.82	696
Ohio	13	1,572,970.37	1.34	7.950	358	81.79	684
Oregon	15	2,965,357.01	2.53	7.304	358	77.84	721
Pennsylvania	9	622,275.12	0.53	7.634	358	82.64	700
Rhode Island	3	817,200.00	0.70	7.355	359	78.35	714
South Carolina	5	583,490.67	0.50	7.472	359	73.64	719
Tennessee	4	438,414.51	0.37	7.184	357	75.02	716
Texas	12	2,046,835.33	1.74	7.433	358	80.38	692
Utah	4	681,065.00	0.58	7.361	358	79.62	694
Virginia	17	3,610,360.00	3.08	7.445	359	76.61	679
Washington	25	6,147,841.12	5.24	7.187	359	77.29	698
West Virginia	1	112,000.00	0.10	7.875	357	80.00	669
Wisconsin	8	1,043,539.62	0.89	7.129	358	79.78	701
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Interest Only Term for the Group I-1 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	144	$24,150,691.71	20.57%	7.594	358	78.78	678
36	1	251,900.00	0.21	6.250	355	85.39	658
60	5	1,164,558.27	0.99	6.550	353	81.71	696
120	435	91,840,890.54	78.22	7.540	359	78.26	698
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Gross Margin for the Group I-1 Loans

Gross Margin	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
2.000 - 2.499	60	$11,735,054.06	10.00%	6.890	357	72.96	698
2.500 - 2.999	11	2,913,035.04	2.48	6.700	353	74.59	701
3.000 - 3.499	1	224,000.00	0.19	7.375	358	80.00	661
4.000 - 4.499	1	80,798.76	0.07	8.375	352	80.00	627
5.000 - 5.499	511	102,080,430.84	86.95	7.634	359	79.15	693
5.500 - 5.999	1	374,721.82	0.32	8.250	356	77.46	616
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Minimum Interest Rate for the Group I-1 Loans

Minimum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
2.000 - 2.499	60	$11,735,054.06	10.00%	6.890	357	72.96	698
2.500 - 2.999	11	2,913,035.04	2.48	6.700	353	74.59	701
3.000 - 3.499	1	224,000.00	0.19	7.375	358	80.00	661
4.000 - 4.499	1	80,798.76	0.07	8.375	352	80.00	627
5.000 - 5.499	511	102,080,430.84	86.95	7.634	359	79.15	693
5.500 - 5.999	1	374,721.82	0.32	8.250	356	77.46	616
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Maximum Interest Rate for the Group I-1 Loans

Maximum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
10.000 -10.499	1	$147,125.44	0.13%	5.125	351	99.22	664
10.500 -10.999	5	1,227,536.52	1.05	5.838	356	85.60	686
11.000 -11.499	14	3,329,434.61	2.84	6.219	358	71.32	713
11.500 -11.999	69	15,874,267.44	13.52	6.717	358	77.30	697
12.000 -12.499	119	28,136,415.72	23.96	7.204	359	76.64	708
12.500 -12.999	201	39,312,567.92	33.48	7.700	359	79.82	689
13.000 -13.499	151	24,860,117.32	21.17	8.232	358	78.24	683
13.500 -13.999	16	2,514,163.25	2.14	8.549	359	80.91	683
14.000 -14.499	8	1,691,412.30	1.44	9.066	359	89.39	649
14.500 -14.999	1	315,000.00	0.27	9.500	359	90.00	621
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Next Rate Change Date for the Group I-1 Loans

Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
06/01/07	1	$316,000.00	0.27%	8.250	352	80.00	771
12/01/07	1	279,560.75	0.24	6.625	355	79.87	697
01/01/08	2	589,200.00	0.50	5.723	356	69.08	694
05/01/09	1	394,823.86	0.34	6.000	348	47.06	666
08/01/09	1	147,125.44	0.13	5.125	351	99.22	664
11/01/09	1	135,212.86	0.12	6.750	354	99.22	698
12/01/09	2	435,016.61	0.37	5.987	355	90.89	622
01/01/10	2	410,448.03	0.35	6.159	356	83.05	628
02/01/10	1	243,705.28	0.21	6.250	357	80.00	732
08/01/11	1	313,250.00	0.27	8.375	351	72.01	542
09/01/11	3	297,798.76	0.25	7.599	352	72.71	677
10/01/11	4	884,792.66	0.75	6.877	353	84.90	700
11/01/11	6	1,054,357.51	0.90	6.687	354	77.44	728
12/01/11	18	3,600,976.52	3.07	7.820	355	78.32	695
01/01/12	14	2,800,560.04	2.39	7.380	356	76.71	668
02/01/12	13	2,994,822.95	2.55	7.248	357	79.72	668
03/01/12	65	12,129,027.67	10.33	7.645	358	80.03	681
04/01/12	405	81,212,411.38	69.17	7.583	359	78.32	699
05/01/12	41	8,515,850.00	7.25	7.658	360	78.34	685
09/01/13	1	192,232.39	0.16	6.875	352	75.00	663
11/01/16	1	254,700.00	0.22	6.750	354	72.98	622
12/01/16	1	206,167.81	0.18	6.125	355	51.80	781
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Next Payment Change Date for the Group I-1 Loans

Next Payment Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
10/01/07	1	$316,000.00	0.27%	8.250	352	80.00	771
01/01/08	1	279,560.75	0.24	6.625	355	79.87	697
02/01/08	2	589,200.00	0.50	5.723	356	69.08	694
06/01/09	1	394,823.86	0.34	6.000	348	47.06	666
09/01/09	1	147,125.44	0.13	5.125	351	99.22	664
12/01/09	1	135,212.86	0.12	6.750	354	99.22	698
01/01/10	2	435,016.61	0.37	5.987	355	90.89	622
02/01/10	2	410,448.03	0.35	6.159	356	83.05	628
03/01/10	1	243,705.28	0.21	6.250	357	80.00	732
09/01/11	1	313,250.00	0.27	8.375	351	72.01	542
10/01/11	3	297,798.76	0.25	7.599	352	72.71	677
11/01/11	4	884,792.66	0.75	6.877	353	84.90	700
12/01/11	6	1,054,357.51	0.90	6.687	354	77.44	728
01/01/12	18	3,600,976.52	3.07	7.820	355	78.32	695
02/01/12	14	2,800,560.04	2.39	7.380	356	76.71	668
03/01/12	13	2,994,822.95	2.55	7.248	357	79.72	668
04/01/12	65	12,129,027.67	10.33	7.645	358	80.03	681
05/01/12	405	81,212,411.38	69.17	7.583	359	78.32	699
06/01/12	41	8,515,850.00	7.25	7.658	360	78.34	685
10/01/13	1	192,232.39	0.16	6.875	352	75.00	663
12/01/16	1	254,700.00	0.22	6.750	354	72.98	622
01/01/17	1	206,167.81	0.18	6.125	355	51.80	781
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
Months to Next Rate Change Date for the Group I-1 Loans

Months to Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1	1	$316,000.00	0.27%	8.250	352	80.00	771
7	1	279,560.75	0.24	6.625	355	79.87	697
8	2	589,200.00	0.50	5.723	356	69.08	694
24	1	394,823.86	0.34	6.000	348	47.06	666
27	1	147,125.44	0.13	5.125	351	99.22	664
30	1	135,212.86	0.12	6.750	354	99.22	698
31	2	435,016.61	0.37	5.987	355	90.89	622
32	2	410,448.03	0.35	6.159	356	83.05	628
33	1	243,705.28	0.21	6.250	357	80.00	732
51	1	313,250.00	0.27	8.375	351	72.01	542
52	3	297,798.76	0.25	7.599	352	72.71	677
53	4	884,792.66	0.75	6.877	353	84.90	700
54	6	1,054,357.51	0.90	6.687	354	77.44	728
55	18	3,600,976.52	3.07	7.820	355	78.32	695
56	14	2,800,560.04	2.39	7.380	356	76.71	668
57	13	2,994,822.95	2.55	7.248	357	79.72	668
58	65	12,129,027.67	10.33	7.645	358	80.03	681
59	405	81,212,411.38	69.17	7.583	359	78.32	699
60	41	8,515,850.00	7.25	7.658	360	78.34	685
76	1	192,232.39	0.16	6.875	352	75.00	663
114	1	254,700.00	0.22	6.750	354	72.98	622
115	1	206,167.81	0.18	6.125	355	51.80	781
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Initial Periodic Rate Cap for the Group I-1 Loans

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	1	$316,000.00	0.27%	8.250	352	80.00	771
1.000	4	791,170.59	0.67	5.827	354	96.72	627
2.000	7	1,843,922.24	1.57	6.131	354	68.45	688
5.000	572	114,376,148.93	97.42	7.571	359	78.45	694
6.000	1	80,798.76	0.07	8.375	352	80.00	627
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Subsequent Periodic Rate Cap for the Group I-1 Loans

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	1	$316,000.00	0.27%	8.250	352	80.00	771
1.000	567	112,892,510.07	96.15	7.580	359	78.57	693
2.000	17	4,199,530.45	3.58	6.382	354	74.17	701
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Current Principal Balances for the Group I-2 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	8	$316,544.63	0.10%	8.098	358	84.32	676
50,000.01 - 100,000.00	32	2,444,577.99	0.74	7.743	358	76.99	709
100,000.01 - 150,000.00	94	11,840,312.17	3.61	7.687	358	80.42	705
150,000.01 - 200,000.00	119	20,505,268.95	6.25	7.545	358	79.64	704
200,000.01 - 250,000.00	110	24,441,563.14	7.45	7.540	358	80.69	698
250,000.01 - 300,000.00	88	23,844,171.78	7.27	7.464	359	79.21	705
300,000.01 - 350,000.00	53	17,379,716.83	5.30	7.555	359	82.08	694
350,000.01 - 400,000.00	41	15,328,797.03	4.67	7.593	357	80.99	696
400,000.01 - 450,000.00	54	22,921,585.26	6.98	7.605	358	78.94	704
450,000.01 - 500,000.00	48	22,958,442.00	7.00	7.599	358	78.09	710
500,000.01 - 550,000.00	29	15,274,145.49	4.65	7.610	358	77.18	702
550,000.01 - 600,000.00	30	17,165,892.99	5.23	7.663	358	77.41	707
600,000.01 - 650,000.00	35	21,983,501.57	6.70	7.586	358	76.99	704
650,000.01 - 700,000.00	18	12,107,854.29	3.69	7.671	358	79.02	720
700,000.01 - 750,000.00	17	12,345,209.69	3.76	7.831	358	76.67	706
750,000.01 - 800,000.00	21	16,256,189.18	4.95	7.942	358	79.52	724
800,000.01 - 850,000.00	11	9,100,321.36	2.77	7.796	357	75.73	716
850,000.01 - 900,000.00	11	9,655,953.47	2.94	7.374	357	77.65	701
900,000.01 - 950,000.00	7	6,513,921.09	1.98	7.551	358	78.27	680
950,000.01 - 1,000,000.00	19	18,782,695.35	5.72	7.916	358	74.93	711
1,000,000.01 - 1,050,000.00	2	2,065,000.00	0.63	7.936	358	70.00	726
1,100,000.01 - 1,150,000.00	1	1,138,000.00	0.35	6.625	359	69.97	745
1,150,000.01 - 1,200,000.00	1	1,200,000.00	0.37	5.750	339	68.57	774
1,200,000.01 - 1,250,000.00	3	3,675,000.00	1.12	7.875	359	70.00	768
1,250,000.01 - 1,300,000.00	2	2,560,000.00	0.78	8.802	353	67.46	705
1,300,000.01 - 1,350,000.00	1	1,320,500.00	0.40	8.000	359	66.86	706
1,350,000.01 - 1,400,000.00	1	1,400,000.00	0.43	7.375	354	68.29	757
1,850,000.01 - 1,900,000.00	1	1,885,000.00	0.57	8.250	359	65.00	693
1,950,000.01 - 2,000,000.00	1	1,988,000.00	0.61	5.875	356	59.79	751
2,450,000.01 - 2,500,000.00	1	2,500,000.00	0.76	5.625	339	77.44	728
2,550,000.01 - 2,600,000.00	1	2,600,000.00	0.79	7.000	353	65.00	707
3,000,000.01+	1	4,665,000.00	1.42	6.000	354	54.56	712
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the average principal balance of the Group I-2 Loans was approximately $381,142. The maximum balance for any Group I-2 Mortgage Loan was approximately $4,665,000.

Gross Coupons for the Group I-2 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	1	$188,480.92	0.06%	4.125	313	80.00	773
4.500 - 4.999	3	1,329,991.69	0.41	4.516	342	79.27	750
5.000 - 5.499	1	143,788.07	0.04	5.000	345	85.00	770
5.500 - 5.999	10	7,893,750.69	2.41	5.759	348	69.97	735
6.000 - 6.499	25	12,889,157.72	3.93	6.146	356	69.09	721
6.500 - 6.999	88	29,610,486.15	9.02	6.746	357	75.49	718
7.000 - 7.499	175	61,598,184.19	18.77	7.224	358	77.12	714
7.500 - 7.999	299	113,656,934.94	34.63	7.739	358	78.21	701
8.000 - 8.499	224	87,862,341.40	26.77	8.185	358	79.06	703
8.500 - 8.999	23	9,299,782.63	2.83	8.510	358	82.13	711
9.000 - 9.499	2	787,000.00	0.24	9.061	359	76.02	640
9.500 - 9.999	10	2,903,265.86	0.88	9.621	356	83.61	660
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average gross coupon of the Group I-2 Loans was approximately 7.587%.

Original Coupons for the Group I-2 Loans(1)

Original Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	1	$188,480.92	0.06%	4.125	313	80.00	773
4.500 - 4.999	3	1,329,991.69	0.41	4.516	342	79.27	750
5.000 - 5.499	1	143,788.07	0.04	5.000	345	85.00	770
5.500 - 5.999	10	7,893,750.69	2.41	5.759	348	69.97	735
6.000 - 6.499	25	12,889,157.72	3.93	6.146	356	69.09	721
6.500 - 6.999	88	29,610,486.15	9.02	6.746	357	75.49	718
7.000 - 7.499	175	61,598,184.19	18.77	7.224	358	77.12	714
7.500 - 7.999	300	114,916,934.94	35.02	7.759	358	78.12	701
8.000 - 8.499	224	87,862,341.40	26.77	8.185	358	79.06	703
8.500 - 8.999	23	9,299,782.63	2.83	8.510	358	82.13	711
9.000 - 9.499	2	787,000.00	0.24	9.061	359	76.02	640
9.500 - 9.999	9	1,643,265.86	0.50	9.714	358	94.04	653
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average original gross coupon of the Group I-2 Loans was approximately 7.581%.

Credit Scores for the Group I-2 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
600-624	18	$6,431,736.49	1.96%	7.673	358	81.17	620
625-649	90	32,327,894.66	9.85	7.907	358	82.18	637
650-674	149	46,649,690.91	14.22	7.842	358	80.08	664
675-699	148	53,706,912.28	16.37	7.617	358	76.88	687
700-724	165	74,571,056.04	22.72	7.454	358	75.82	710
725-749	135	51,485,027.06	15.69	7.513	357	77.73	738
750-774	91	37,413,060.61	11.40	7.286	356	76.38	761
775-799	53	20,038,910.84	6.11	7.535	358	74.33	785
800+	12	5,538,875.37	1.69	7.906	358	75.10	806
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group I-2 Loans was approximately 707.

Original Loan to Value of the Group I-2 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	5	$1,274,727.71	0.39%	6.411	355	28.59	751
50.00- 54.99	3	5,646,692.64	1.72	6.336	355	54.18	710
55.00- 59.99	2	2,638,000.00	0.80	6.245	356	58.98	736
60.00- 64.99	5	2,325,229.77	0.71	7.633	358	61.21	681
65.00- 69.99	24	17,200,094.74	5.24	7.329	355	67.19	730
70.00- 74.99	114	42,896,089.34	13.07	7.586	358	70.80	714
75.00- 79.99	138	58,310,626.47	17.77	7.433	357	76.36	712
80.00	452	169,468,009.07	51.64	7.684	358	80.00	707
80.01- 84.99	1	369,516.00	0.11	7.500	346	84.06	711
85.00- 89.99	16	5,247,969.00	1.60	7.535	357	86.91	690
90.00- 94.99	33	8,658,829.33	2.64	7.986	359	90.91	661
95.00- 99.99	66	13,650,352.89	4.16	8.046	359	95.05	671
100.00	2	477,027.30	0.15	6.895	356	100.00	637
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group I-2 Loans was approximately 77.59%.

Loan to Value Over 80 of the Group I-2 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	743	$299,759,469.74	91.34%	7.557	358	76.21	711
LTV > 80 GEMICO	2	915,750.00	0.28	8.056	358	88.24	698
LTV > 80 MGIC	20	4,472,889.93	1.36	7.687	357	91.40	669
LTV > 80 PMI	1	219,250.00	0.07	8.125	359	94.98	665
LTV > 80 Radian	13	2,585,288.95	0.79	7.407	358	92.75	677
LTV > 80 Republic	2	524,475.00	0.16	7.549	359	89.90	679
LTV > 80 Triad Guaranty Ins. Co.	72	17,721,877.37	5.40	8.050	358	92.39	671
LTV > 80 United Guaranty	8	1,964,163.27	0.60	7.775	359	94.08	659
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Silent Second Flag of the Group I-2 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	270	$92,984,259.86	28.33%	7.430	356	78.64	691
Silent Seconds	591	235,178,904.40	71.67	7.649	358	77.18	713
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Total Loan to Value of the Group I-2 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	5	$1,274,727.71	0.39%	6.411	355	28.59	751
50.00- 54.99	3	5,646,692.64	1.72	6.336	355	54.18	710
55.00- 59.99	2	2,638,000.00	0.80	6.245	356	58.98	736
60.00- 64.99	3	1,270,689.77	0.39	7.552	358	61.73	672
65.00- 69.99	8	6,855,987.64	2.09	6.757	352	66.72	723
70.00- 74.99	12	5,667,796.30	1.73	7.549	357	72.20	678
75.00- 79.99	33	15,639,066.05	4.77	7.167	354	76.30	710
80.00	97	34,724,416.33	10.58	7.775	357	77.76	691
80.01- 84.99	5	3,345,402.00	1.02	7.630	355	69.58	721
85.00- 89.99	32	16,122,143.26	4.91	7.614	357	78.77	690
90.00- 94.99	115	45,862,726.04	13.98	7.641	359	78.55	712
95.00- 99.99	204	67,207,249.83	20.48	7.807	359	81.22	707
100.00	342	121,908,266.69	37.15	7.589	358	78.44	711
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Original Terms to Maturity of the Group I-2 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
360	861	$328,163,164.26	100.00%	7.587	358	77.59	707
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group I-2 Loans was approximately 360 months.

Stated Remaining Terms to Maturity of the Group I-2 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
301-360	861	$328,163,164.26	100.00%	7.587	358	77.59	707
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group I-2 Loans was approximately 358 months.

Debt Ratio of the Group I-2 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	14	$8,211,767.00	2.50%	6.421	346	74.15	719
20.01 -25.00	16	7,980,750.75	2.43	7.068	355	68.99	728
25.01 -30.00	28	13,428,715.41	4.09	7.663	358	76.94	724
30.01 -35.00	56	34,049,354.82	10.38	7.370	357	73.68	696
35.01 -40.00	90	41,400,131.06	12.62	7.628	358	77.62	695
40.01 -45.00	105	43,610,418.86	13.29	7.593	359	78.55	692
45.01 -50.00	25	10,802,157.25	3.29	7.375	357	77.99	698
50.01 -55.00	3	1,627,169.80	0.50	7.491	353	80.71	712
None	524	167,052,699.31	50.91	7.710	359	78.71	714
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Product of the Group I-2 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1 Mo LIBOR IO	1	$1,260,000.00	0.38%	9.500	352	70.00	668
1 Yr CMT	1	143,788.07	0.04	5.000	345	85.00	770
1 Yr LIBOR IO	1	540,000.00	0.16	7.500	357	80.00	678
10/1 CMT	1	323,125.50	0.10	6.250	354	100.00	614
10/1 LIBOR	1	364,952.52	0.11	4.500	315	80.00	694
10/1 LIBOR IO	2	680,466.83	0.21	6.625	353	35.23	773
3/1 LIBOR IO	8	5,916,532.39	1.80	6.576	349	75.95	744
3/6 LIBOR IO	3	2,335,200.00	0.71	8.335	354	74.29	743
5/1 LIBOR	3	1,089,666.91	0.33	5.815	346	64.21	786
5/1 LIBOR IO	10	14,005,171.09	4.27	6.044	352	67.68	727
5/6 LIBOR	141	42,378,607.67	12.91	7.959	359	80.23	702
5/6 LIBOR IO	681	254,020,170.57	77.41	7.653	359	78.04	706
6 MO LIBOR	1	215,673.54	0.07	6.625	345	80.00	796
7/1 CMT	1	85,039.17	0.03	4.750	316	68.56	771
7/1 LIBOR IO	6	4,804,770.00	1.46	6.735	354	71.81	702
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Interest Only of the Group I-2 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	712	$283,562,310.88	86.41%	7.547	358	77.22	708
Not Interest Only	149	44,600,853.38	13.59	7.844	358	79.97	704
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Prepayment Penalty Original Term of the Group I-2 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	638	$250,242,972.00	76.26%	7.540	358	77.01	709
Prepay Penalty: 12 months	36	17,295,781.92	5.27	7.784	358	78.14	722
Prepay Penalty: 24 months	129	44,228,329.16	13.48	7.781	358	79.63	700
Prepay Penalty: 36 months	21	6,987,239.69	2.13	7.475	358	78.88	702
Prepay Penalty: 60 months	37	9,408,841.49	2.87	7.643	358	81.61	674
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Documentation Programs of the Group I-2 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	34	$12,553,734.68	3.83%	6.605	350	78.40	688
FISA	1	467,701.57	0.14	8.250	359	80.00	735
NINA	2	480,424.47	0.15	8.000	357	76.11	784
NO DOC	255	70,795,648.02	21.57	7.832	359	80.12	716
NO RATIO	267	95,776,626.82	29.19	7.619	359	77.68	712
SIFA	212	112,676,498.58	34.34	7.482	357	75.35	704
SISA	90	35,412,530.12	10.79	7.680	358	79.15	690
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Loan Purpose of the Group I-2 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	88	$58,076,726.54	17.70%	7.592	357	74.09	692
Purchase	740	248,513,380.83	75.73	7.638	358	79.01	711
Rate/Term Refinance	33	21,573,056.89	6.57	6.995	355	70.70	701
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Property Types for the Group I-2 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	139	$42,363,920.20	12.91%	7.642	358	79.10	704
PUD	245	93,902,898.49	28.61	7.477	358	78.90	709
Single Family	418	166,538,170.62	50.75	7.606	358	76.40	703
Two-Four Family	59	25,358,174.95	7.73	7.783	358	78.04	734
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Occupancy Types for the Group I-2 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	150	$42,180,160.13	12.85%	7.836	358	77.12	715
Primary	665	268,841,361.83	81.92	7.553	358	77.90	706
Second Home	46	17,141,642.30	5.22	7.519	358	73.89	711
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group I-2 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	1	$121,100.00	0.04%	7.500	358	94.91	701
Arizona	69	23,747,917.56	7.24	7.481	358	76.06	716
Arkansas	1	156,652.57	0.05	8.375	359	95.00	670
California	116	54,857,690.64	16.72	7.418	358	77.73	709
Colorado	10	6,334,775.20	1.93	6.782	351	79.13	717
Connecticut	7	2,749,650.00	0.84	7.783	359	79.65	693
Delaware	5	1,608,591.13	0.49	7.620	357	77.02	656
Florida	227	91,342,224.17	27.83	7.747	358	78.77	704
Georgia	27	6,422,442.10	1.96	7.844	358	82.11	700
Hawaii	3	1,960,625.50	0.60	7.648	358	77.56	666
Idaho	1	104,230.00	0.03	7.125	359	70.00	721
Illinois	43	14,316,803.89	4.36	7.712	356	74.90	723
Indiana	5	1,435,783.54	0.44	7.779	356	80.57	667
Iowa	1	120,660.16	0.04	8.250	359	79.98	725
Kentucky	3	690,399.51	0.21	7.122	352	82.49	714
Louisiana	1	137,576.98	0.04	7.875	359	95.00	691
Maine	3	444,503.68	0.14	8.705	359	95.00	661
Maryland	22	8,373,156.54	2.55	7.294	358	77.11	693
Massachusetts	18	5,942,853.74	1.81	7.885	359	80.51	687
Michigan	15	5,586,601.20	1.70	7.744	358	76.74	705
Minnesota	5	1,323,291.62	0.40	7.850	358	78.89	720
Mississippi	3	619,751.88	0.19	8.274	359	90.37	656
Missouri	12	2,173,841.58	0.66	7.883	359	71.92	729
Nevada	27	9,489,648.09	2.89	7.362	358	76.17	710
New Hampshire	4	1,191,291.68	0.36	7.167	356	55.82	725
New Jersey	23	9,968,200.25	3.04	7.824	357	80.56	688
New Mexico	1	111,300.00	0.03	7.125	359	70.00	788
New York	35	25,332,658.66	7.72	7.355	357	71.69	730
North Carolina	31	9,523,425.14	2.90	7.564	358	75.86	695
Ohio	15	2,265,590.88	0.69	7.745	358	76.86	699
Oklahoma	3	365,872.02	0.11	7.068	359	71.49	740
Oregon	6	1,514,800.00	0.46	7.614	359	83.85	681
Pennsylvania	5	1,077,957.32	0.33	7.698	356	81.44	667
Rhode Island	5	1,422,132.17	0.43	7.554	359	72.61	711
South Carolina	14	2,792,188.23	0.85	7.667	359	84.95	705
Tennessee	10	2,209,553.54	0.67	7.744	359	86.09	717
Texas	10	1,516,811.70	0.46	7.826	359	79.50	705
Utah	17	9,697,712.89	2.96	7.947	358	76.04	731
Vermont	1	124,000.00	0.04	8.125	359	80.00	691
Virginia	36	12,328,479.51	3.76	7.344	358	79.61	695
Washington	16	5,736,376.83	1.75	7.680	359	78.13	688
West Virginia	3	654,042.16	0.20	7.450	357	82.91	733
Wisconsin	1	270,000.00	0.08	8.375	360	90.00	662
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Interest Only Term for the Group I-2 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	149	$44,600,853.38	13.59%	7.844	358	79.97	704
36	4	2,554,365.50	0.78	6.619	341	74.05	752
60	4	3,673,389.77	1.12	5.855	343	77.82	735
120	704	277,334,555.61	84.51	7.578	358	77.24	707
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Gross Margin for the Group I-2 Loans

Gross Margin	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1.500 - 1.999	2	$774,400.00	0.24%	6.410	353	40.66	763
2.000 - 2.499	223	93,532,042.59	28.50	7.224	357	73.10	725
2.500 - 2.999	9	8,192,420.75	2.50	6.297	352	65.51	707
3.000 - 3.499	2	1,432,546.07	0.44	7.295	348	84.61	751
4.000 - 4.499	1	1,260,000.00	0.38	9.500	352	70.00	668
5.000 - 5.499	624	222,971,754.85	67.95	7.782	359	80.05	699
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Minimum Interest Rate for the Group I-2 Loans

Minimum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1.500 - 1.999	2	$774,400.00	0.24%	6.410	353	40.66	763
2.000 - 2.499	223	93,532,042.59	28.50	7.224	357	73.10	725
2.500 - 2.999	9	8,192,420.75	2.50	6.297	352	65.51	707
3.000 - 3.499	2	1,432,546.07	0.44	7.295	348	84.61	751
4.000 - 4.499	1	1,260,000.00	0.38	9.500	352	70.00	668
5.000 - 5.499	624	222,971,754.85	67.95	7.782	359	80.05	699
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Maximum Interest Rate for the Group I-2 Loans

Maximum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
9.500 - 9.999	4	$1,518,472.61	0.46%	4.467	339	79.36	753
10.000 -10.499	1	143,788.07	0.04	5.000	345	85.00	770
10.500 -10.999	9	6,693,750.69	2.04	5.761	350	70.22	728
11.000 -11.499	23	11,849,687.40	3.61	6.139	356	68.23	723
11.500 -11.999	86	28,305,820.08	8.63	6.713	357	75.07	717
12.000 -12.499	178	63,897,654.51	19.47	7.252	358	77.01	713
12.500 -12.999	299	114,449,205.01	34.88	7.718	359	78.16	702
13.000 -13.499	224	87,862,341.40	26.77	8.185	358	79.06	703
13.500 -13.999	26	11,012,178.63	3.36	8.362	357	81.68	712
14.000 -14.499	2	787,000.00	0.24	9.061	359	76.02	640
14.500 -14.999	9	1,643,265.86	0.50	9.714	358	94.04	653
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Next Rate Change Date for the Group I-2 Loans

Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
06/01/07	1	$1,260,000.00	0.38%	9.500	352	70.00	668
08/01/07	2	359,461.61	0.11	5.975	345	82.00	786
02/01/08	1	540,000.00	0.16	7.500	357	80.00	678
06/01/08	1	188,480.92	0.06	4.125	313	80.00	773
08/01/08	1	1,200,000.00	0.37	5.750	339	68.57	774
09/01/08	1	181,969.50	0.06	6.125	340	79.21	701
11/01/08	1	802,880.00	0.24	7.625	342	76.46	751
03/01/09	1	369,516.00	0.11	7.500	346	84.06	711
09/01/09	1	579,200.00	0.18	8.375	352	80.00	675
11/01/09	3	2,757,500.82	0.84	7.102	354	70.34	766
12/01/09	3	2,360,666.07	0.72	7.212	355	81.94	726
08/01/10	1	2,500,000.00	0.76	5.625	339	77.44	728
09/01/10	1	85,039.17	0.03	4.750	316	68.56	771
05/01/11	1	417,000.00	0.13	6.875	348	88.72	736
09/01/11	4	2,503,410.30	0.76	7.761	352	75.31	753
10/01/11	6	2,118,709.25	0.65	6.933	353	67.56	714
11/01/11	12	10,485,331.83	3.20	6.813	354	64.63	716
12/01/11	16	7,614,935.81	2.32	7.606	355	75.42	707
01/01/12	28	14,066,686.95	4.29	7.082	356	76.12	719
02/01/12	23	9,674,842.99	2.95	7.597	357	79.75	695
03/01/12	100	34,677,530.39	10.57	7.599	358	78.77	705
04/01/12	597	207,931,861.80	63.36	7.734	359	78.46	705
05/01/12	46	19,314,826.00	5.89	7.584	360	78.99	708
08/01/13	1	364,952.52	0.11	4.500	315	80.00	694
09/01/13	1	102,320.00	0.03	7.375	352	80.00	763
10/01/13	2	3,060,000.00	0.93	7.038	353	67.14	696
11/01/13	2	714,400.00	0.22	6.305	354	80.00	704
01/01/14	1	928,050.00	0.28	6.000	356	80.00	714
09/01/16	1	128,466.83	0.04	6.625	352	80.00	720
10/01/16	1	552,000.00	0.17	6.625	353	24.81	785
11/01/16	1	323,125.50	0.10	6.250	354	100.00	614
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Next Payment Change Date for the Group I-2 Loans

Next Payment Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
09/01/07	2	$359,461.61	0.11%	5.975	345	82.00	786
10/01/07	1	1,260,000.00	0.38	9.500	352	70.00	668
03/01/08	1	540,000.00	0.16	7.500	357	80.00	678
07/01/08	1	188,480.92	0.06	4.125	313	80.00	773
09/01/08	1	1,200,000.00	0.37	5.750	339	68.57	774
10/01/08	1	181,969.50	0.06	6.125	340	79.21	701
12/01/08	1	802,880.00	0.24	7.625	342	76.46	751
04/01/09	1	369,516.00	0.11	7.500	346	84.06	711
10/01/09	1	579,200.00	0.18	8.375	352	80.00	675
12/01/09	3	2,757,500.82	0.84	7.102	354	70.34	766
01/01/10	3	2,360,666.07	0.72	7.212	355	81.94	726
09/01/10	1	2,500,000.00	0.76	5.625	339	77.44	728
10/01/10	1	85,039.17	0.03	4.750	316	68.56	771
06/01/11	1	417,000.00	0.13	6.875	348	88.72	736
10/01/11	4	2,503,410.30	0.76	7.761	352	75.31	753
11/01/11	6	2,118,709.25	0.65	6.933	353	67.56	714
12/01/11	12	10,485,331.83	3.20	6.813	354	64.63	716
01/01/12	16	7,614,935.81	2.32	7.606	355	75.42	707
02/01/12	28	14,066,686.95	4.29	7.082	356	76.12	719
03/01/12	23	9,674,842.99	2.95	7.597	357	79.75	695
04/01/12	100	34,677,530.39	10.57	7.599	358	78.77	705
05/01/12	597	207,931,861.80	63.36	7.734	359	78.46	705
06/01/12	46	19,314,826.00	5.89	7.584	360	78.99	708
09/01/13	1	364,952.52	0.11	4.500	315	80.00	694
10/01/13	1	102,320.00	0.03	7.375	352	80.00	763
11/01/13	2	3,060,000.00	0.93	7.038	353	67.14	696
12/01/13	2	714,400.00	0.22	6.305	354	80.00	704
02/01/14	1	928,050.00	0.28	6.000	356	80.00	714
10/01/16	1	128,466.83	0.04	6.625	352	80.00	720
11/01/16	1	552,000.00	0.17	6.625	353	24.81	785
12/01/16	1	323,125.50	0.10	6.250	354	100.00	614
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Months to Next Rate Change Date for the Group I-2 Loans

Months to Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1	1	$1,260,000.00	0.38%	9.500	352	70.00	668
3	2	359,461.61	0.11	5.975	345	82.00	786
9	1	540,000.00	0.16	7.500	357	80.00	678
13	1	188,480.92	0.06	4.125	313	80.00	773
15	1	1,200,000.00	0.37	5.750	339	68.57	774
16	1	181,969.50	0.06	6.125	340	79.21	701
18	1	802,880.00	0.24	7.625	342	76.46	751
22	1	369,516.00	0.11	7.500	346	84.06	711
28	1	579,200.00	0.18	8.375	352	80.00	675
30	3	2,757,500.82	0.84	7.102	354	70.34	766
31	3	2,360,666.07	0.72	7.212	355	81.94	726
39	1	2,500,000.00	0.76	5.625	339	77.44	728
40	1	85,039.17	0.03	4.750	316	68.56	771
48	1	417,000.00	0.13	6.875	348	88.72	736
52	4	2,503,410.30	0.76	7.761	352	75.31	753
53	6	2,118,709.25	0.65	6.933	353	67.56	714
54	12	10,485,331.83	3.20	6.813	354	64.63	716
55	16	7,614,935.81	2.32	7.606	355	75.42	707
56	28	14,066,686.95	4.29	7.082	356	76.12	719
57	23	9,674,842.99	2.95	7.597	357	79.75	695
58	100	34,677,530.39	10.57	7.599	358	78.77	705
59	597	207,931,861.80	63.36	7.734	359	78.46	705
60	46	19,314,826.00	5.89	7.584	360	78.99	708
75	1	364,952.52	0.11	4.500	315	80.00	694
76	1	102,320.00	0.03	7.375	352	80.00	763
77	2	3,060,000.00	0.93	7.038	353	67.14	696
78	2	714,400.00	0.22	6.305	354	80.00	704
80	1	928,050.00	0.28	6.000	356	80.00	714
112	1	128,466.83	0.04	6.625	352	80.00	720
113	1	552,000.00	0.17	6.625	353	24.81	785
114	1	323,125.50	0.10	6.250	354	100.00	614
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Initial Periodic Rate Cap for the Group I-2 Loans

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	1	$1,260,000.00	0.38%	9.500	352	70.00	668
2.000	9	6,456,532.39	1.97	6.653	349	76.29	739
3.000	3	2,335,200.00	0.71	8.335	354	74.29	743
5.000	848	318,111,431.87	96.94	7.593	358	77.67	706
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Subsequent Periodic Rate Cap for the Group I-2 Loans

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	1	$1,260,000.00	0.38%	9.500	352	70.00	668
1.000	824	298,470,288.47	90.95	7.703	359	78.34	705
2.000	33	27,809,724.41	8.47	6.288	351	70.00	727
5.000	3	623,151.38	0.19	6.250	348	72.72	787
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Current Principal Balances for the Group II-1 Loans and Group II-2 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	66	$2,733,834.17	0.43%	7.987	346	75.09	670
50,000.01 - 100,000.00	396	29,988,914.39	4.68	7.472	354	76.30	673
100,000.01 - 150,000.00	516	64,892,780.96	10.14	7.224	355	75.09	685
150,000.01 - 200,000.00	471	82,702,461.35	12.92	7.199	357	77.04	681
200,000.01 - 250,000.00	317	71,247,884.23	11.13	7.149	357	76.73	686
250,000.01 - 300,000.00	259	70,879,894.33	11.07	7.131	357	77.37	682
300,000.01 - 350,000.00	166	53,987,658.09	8.43	7.124	358	75.96	688
350,000.01 - 400,000.00	129	48,544,383.24	7.58	7.108	359	77.73	673
400,000.01 - 450,000.00	89	37,607,702.48	5.88	7.030	359	74.27	696
450,000.01 - 500,000.00	74	35,360,222.31	5.52	6.959	358	76.97	695
500,000.01 - 550,000.00	39	20,292,674.42	3.17	6.820	349	75.62	707
550,000.01 - 600,000.00	47	26,933,874.12	4.21	7.128	358	76.48	690
600,000.01 - 650,000.00	33	20,870,520.82	3.26	7.014	353	74.04	708
650,000.01 - 700,000.00	14	9,534,104.28	1.49	6.647	358	68.41	689
700,000.01 - 750,000.00	14	10,291,992.64	1.61	7.091	357	72.57	699
750,000.01 - 800,000.00	11	8,523,356.50	1.33	6.910	341	74.58	688
800,000.01 - 850,000.00	5	4,110,197.09	0.64	6.800	322	69.79	719
850,000.01 - 900,000.00	4	3,547,670.64	0.55	7.691	357	78.74	697
900,000.01 - 950,000.00	6	5,611,204.82	0.88	7.183	358	70.36	687
950,000.01 - 1,000,000.00	15	14,811,093.11	2.31	7.281	358	69.89	704
1,000,000.01 - 1,050,000.00	1	1,050,000.00	0.16	7.000	358	70.00	670
1,050,000.01 - 1,100,000.00	1	1,085,000.00	0.17	6.875	358	67.81	698
1,150,000.01 - 1,200,000.00	1	1,190,000.00	0.19	7.375	359	70.00	707
1,300,000.01 - 1,350,000.00	1	1,330,000.00	0.21	7.875	357	70.00	672
1,350,000.01 - 1,400,000.00	4	5,466,226.93	0.85	7.033	358	72.98	679
1,450,000.01 - 1,500,000.00	2	2,994,786.88	0.47	6.752	269	65.34	741
1,650,000.01 - 1,700,000.00	1	1,698,571.79	0.27	6.875	359	59.13	681
2,800,000.01 - 2,850,000.00	1	2,840,654.99	0.44	5.875	176	79.92	769
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the average principal balance of the Group II-1 Loans and Group II-2 Loans was approximately $238,587. The maximum balance for any Group II-1 Loan and Group II-2 Loan was approximately $2,840,655.

Gross Coupons for the Group II-1 Loans and Group II-2 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	5	$2,141,085.87	0.33%	4.330	356	63.80	751
4.500 - 4.999	13	6,743,567.01	1.05	4.689	347	70.49	730
5.000 - 5.499	6	3,227,185.84	0.50	5.179	355	74.19	755
5.500 - 5.999	25	12,651,740.43	1.98	5.813	256	70.96	745
6.000 - 6.499	219	60,012,218.38	9.38	6.273	354	69.91	716
6.500 - 6.999	751	188,789,678.46	29.49	6.715	358	73.99	696
7.000 - 7.499	655	153,265,506.08	23.94	7.200	357	77.18	680
7.500 - 7.999	598	134,010,403.68	20.93	7.665	358	78.00	674
8.000 - 8.499	336	65,534,715.31	10.24	8.183	358	79.23	670
8.500 - 8.999	68	12,601,402.91	1.97	8.607	358	79.65	653
9.000 - 9.499	5	822,953.97	0.13	9.070	359	91.79	635
9.500 - 9.999	2	327,206.64	0.05	9.558	359	82.57	717
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the weighted average gross coupon of the Group II-1 Loans and Group II-2 Loans was approximately 7.126%.

Credit Scores for the Group II-1 Loans and Group II-2 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
400-499	1	$141,995.81	0.02%	7.750	290	98.45	472
500-524	1	124,576.32	0.02	6.875	356	41.67	517
525-549	3	284,171.94	0.04	7.347	355	91.72	539
550-574	14	1,482,421.73	0.23	7.112	350	87.14	566
575-599	12	1,275,280.16	0.20	7.434	356	93.52	592
600-624	146	28,731,410.79	4.49	7.494	357	78.71	619
625-649	625	136,664,520.31	21.35	7.419	358	78.47	637
650-674	507	118,437,718.56	18.50	7.272	357	76.98	663
675-699	466	122,022,842.94	19.06	7.086	357	75.10	686
700-724	310	75,057,630.67	11.73	6.991	355	74.47	712
725-749	265	70,216,740.16	10.97	6.922	358	72.97	735
750-774	199	52,579,205.33	8.21	6.686	340	73.09	762
775-799	101	25,931,903.05	4.05	6.614	340	71.24	787
800+	29	6,869,251.91	1.07	6.722	358	73.69	806
None	4	307,994.90	0.05	7.198	355	78.90	N/A
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group II-1 Loans and Group II-2 Loans was approximately 688.

Original Loan to Value of the Group II-1 Loans and Group II-2 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	89	$17,247,589.64	2.69%	6.842	349	39.21	705
50.00- 54.99	36	8,000,511.90	1.25	6.854	359	52.39	694
55.00- 59.99	53	13,611,162.80	2.13	6.526	356	57.84	708
60.00- 64.99	90	28,658,379.99	4.48	6.406	342	62.47	709
65.00- 69.99	149	43,172,852.08	6.74	6.745	348	68.10	698
70.00- 74.99	343	83,911,595.48	13.11	6.885	355	70.91	705
75.00- 79.99	392	101,313,630.61	15.83	7.168	353	77.46	691
80.00	1,259	296,621,631.86	46.34	7.327	358	80.00	681
80.01- 84.99	23	4,811,151.70	0.75	6.528	350	83.09	679
85.00- 89.99	59	12,112,569.30	1.89	7.302	355	86.88	660
90.00- 94.99	81	13,547,607.64	2.12	7.526	357	91.02	652
95.00- 99.99	82	13,243,819.93	2.07	7.414	356	95.93	657
100.00	12	1,857,597.74	0.29	7.131	371	100.00	647
100.00+	15	2,017,563.91	0.32	7.110	353	105.17	669
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group II-1 Loans and Group II-2 Loans was approximately 75.76%.

Loan to Value Over 80 of the Group II-1 Loans and Group II-2 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	2,411	$592,537,354.36	92.57%	7.111	355	74.49	690
LTV > 80 FHA	56	6,663,677.72	1.04	7.204	352	97.70	645
LTV > 80 GEMICO	4	400,589.55	0.06	7.708	358	91.44	637
LTV > 80 MGIC	52	9,207,451.60	1.44	7.276	356	91.16	660
LTV > 80 No MI	5	546,987.37	0.09	7.117	354	85.99	620
LTV > 80 PMI	5	793,548.55	0.12	6.832	351	88.62	677
LTV > 80 Radian	31	6,872,524.90	1.07	6.793	357	91.30	671
LTV > 80 Republic	4	608,111.84	0.09	7.578	358	92.20	669
LTV > 80 Triad Guaranty Ins. Co.	93	18,293,610.26	2.86	7.493	358	89.98	658
LTV > 80 United Guaranty	20	3,962,503.12	0.62	7.660	350	89.53	662
LTV > 80 VA	2	241,305.31	0.04	6.119	345	103.18	635
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Silent Second Flag of the Group II-1 Loans and Group II-2 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	1,296	$274,282,205.56	42.85%	7.005	351	73.72	685
Silent Seconds	1,387	365,845,459.02	57.15	7.216	358	77.28	689
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Total Loan to Value of the Group II-1 Loans and Group II-2 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	85	$16,563,990.31	2.59%	6.826	348	39.24	705
50.00- 54.99	34	7,514,131.91	1.17	6.887	359	52.44	697
55.00- 59.99	50	12,330,589.56	1.93	6.555	356	57.87	708
60.00- 64.99	81	25,590,930.97	4.00	6.414	340	62.45	711
65.00- 69.99	111	27,256,232.34	4.26	6.506	342	67.79	701
70.00- 74.99	113	29,259,552.62	4.57	6.677	351	71.54	699
75.00- 79.99	185	45,092,893.57	7.04	7.057	346	76.88	683
80.00	394	73,461,588.97	11.48	7.402	357	79.17	675
80.01- 84.99	40	10,387,177.22	1.62	6.833	355	75.55	672
85.00- 89.99	121	32,954,760.00	5.15	7.121	357	79.22	676
90.00- 94.99	302	73,369,748.96	11.46	7.330	358	79.65	679
95.00- 99.99	403	92,241,316.72	14.41	7.213	358	80.00	691
100.00	742	191,266,950.93	29.88	7.257	358	78.47	688
100.00+	22	2,837,800.50	0.44	7.094	353	100.99	660
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Original Terms to Maturity of the Group II-1 Loans and Group II-2 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
120	1	$76,626.65	0.01%	4.500	74	63.67	769
180	34	11,058,730.66	1.73	6.158	175	68.53	746
360	2,647	628,638,270.74	98.21	7.143	358	75.87	687
480	1	354,036.53	0.06	7.000	473	100.00	635
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group II-1 Loans and Group II-2 Loans was approximately 357 months.

Stated Remaining Terms to Maturity of the Group II-1 Loans and Group II-2 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
61-120	1	$76,626.65	0.01%	4.500	74	63.67	769
121-180	34	11,058,730.66	1.73	6.158	175	68.53	746
241-300	1	141,995.81	0.02	7.750	290	98.45	472
301-360	2,646	628,496,274.93	98.18	7.143	358	75.87	687
361+	1	354,036.53	0.06	7.000	473	100.00	635
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group II-1 Loans and Group II-2 Loans was approximately 355 months.

Debt Ratio of the Group II-1 Loans and Group II-2 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	73	$15,940,771.19	2.49%	6.705	316	70.38	735
20.01 -25.00	80	17,324,111.44	2.71	7.131	352	72.32	693
25.01 -30.00	173	36,729,406.16	5.74	6.982	357	75.73	693
30.01 -35.00	272	68,532,738.23	10.71	7.154	355	75.52	684
35.01 -40.00	431	110,486,146.64	17.26	7.074	355	76.40	685
40.01 -45.00	543	138,029,903.19	21.56	7.078	356	77.70	677
45.01 -50.00	176	44,594,506.70	6.97	7.274	358	78.80	668
50.01 -55.00	8	1,867,289.40	0.29	6.305	354	75.20	707
55.01 -60.00	7	2,081,955.34	0.33	6.138	354	78.00	704
60.01+	8	1,085,540.77	0.17	6.396	321	86.90	685
None	912	203,455,295.52	31.78	7.225	358	74.14	696
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Product of the Group II-1 Loans and Group II-2 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Fixed Rate	941	$185,713,392.33	29.01%	7.129	347	74.83	680
Fixed Rate IO	1,742	454,414,272.25	70.99	7.125	358	76.14	691
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Interest Only of the Group II-1 Loans and Group II-2 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	1,742	$454,414,272.25	70.99%	7.125	358	76.14	691
Not Interest Only	941	185,713,392.33	29.01	7.129	347	74.83	680
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Prepayment Penalty Original Term of the Group II-1 Loans and Group II-2 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	2,021	$488,477,566.78	76.31%	7.154	355	76.08	688
Prepay Penalty: 12 months	75	16,789,066.84	2.62	7.249	358	76.47	663
Prepay Penalty: 24 months	29	6,084,609.81	0.95	6.975	359	66.51	714
Prepay Penalty: 36 months	450	107,309,137.41	16.76	7.012	355	74.50	689
Prepay Penalty: 60 months	108	21,467,283.74	3.35	6.996	358	76.81	677
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Documentation Programs of the Group II-1 Loans and Group II-2 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	359	$83,587,678.28	13.06%	6.631	345	77.47	698
FISA	18	2,992,275.07	0.47	6.919	359	78.57	656
NINA	10	1,745,271.01	0.27	7.276	357	68.49	696
NO DOC	442	81,228,534.55	12.69	7.272	357	70.65	687
NO RATIO	460	120,481,489.96	18.82	7.192	358	76.57	703
SIFA	1,071	276,907,715.35	43.26	7.158	356	76.31	683
SISA	323	73,184,700.36	11.43	7.304	356	76.11	671
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Loan Purpose of the Group II-1 Loans and Group II-2 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	969	$228,356,606.54	35.67%	7.072	354	71.97	679
Purchase	1,404	327,100,347.65	51.10	7.246	356	78.34	693
Rate/Term Refinance	310	84,670,710.39	13.23	6.808	353	75.98	689
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Property Types for the Group II-1 Loans and Group II-2 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	202	$38,576,907.39	6.03%	7.079	354	75.20	696
Cooperative	11	2,702,654.03	0.42	6.615	341	53.81	690
PUD	513	156,861,217.35	24.50	7.011	351	76.47	694
Single Family	1,628	353,282,781.87	55.19	7.131	356	75.83	684
Two-Four Family	329	88,704,103.94	13.86	7.341	357	75.10	689
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Occupancy Types for the Group II-1 Loans and Group II-2 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	678	$101,789,361.28	15.90%	7.435	356	73.96	694
Primary	1,904	511,837,764.22	79.96	7.072	355	76.33	685
Second Home	101	26,500,539.08	4.14	6.974	347	71.63	716
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group II-1 Loans and Group II-2 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	19	$2,317,306.74	0.36%	7.494	358	74.83	691
Alaska	2	623,999.19	0.10	7.078	359	80.00	652
Arizona	115	28,851,990.51	4.51	7.176	358	77.39	676
Arkansas	2	260,120.27	0.04	7.591	359	76.81	669
California	221	82,145,725.53	12.83	6.745	351	73.96	704
Colorado	59	14,700,383.75	2.30	7.137	358	78.10	692
Connecticut	43	10,542,267.47	1.65	7.370	358	76.50	666
Delaware	13	2,122,288.05	0.33	7.136	321	70.34	689
District of Columbia	17	5,028,027.14	0.79	6.860	351	69.40	699
Florida	370	90,770,053.19	14.18	7.212	358	75.52	684
Georgia	90	14,472,984.91	2.26	7.326	358	77.74	679
Hawaii	8	3,695,818.50	0.58	6.692	359	69.48	752
Idaho	8	1,175,816.54	0.18	6.870	359	70.78	697
Illinois	122	26,831,492.28	4.19	7.430	355	77.02	683
Indiana	39	3,002,450.54	0.47	7.612	358	82.67	659
Iowa	6	856,053.78	0.13	5.742	355	87.17	686
Kansas	5	669,088.99	0.10	7.601	357	82.94	625
Kentucky	7	1,324,736.92	0.21	7.109	359	67.90	717
Louisiana	30	3,910,520.18	0.61	7.159	353	77.12	671
Maine	18	3,630,886.22	0.57	7.682	349	78.54	664
Maryland	156	44,727,982.49	6.99	6.948	358	75.64	692
Massachusetts	67	20,081,031.87	3.14	7.238	358	74.01	673
Michigan	56	7,770,763.92	1.21	7.675	357	79.52	666
Minnesota	37	8,282,806.17	1.29	7.226	358	77.52	671
Mississippi	14	1,207,545.14	0.19	7.729	358	82.12	681
Missouri	34	5,481,302.46	0.86	6.929	320	76.99	706
Montana	4	955,980.00	0.15	7.419	359	80.00	672
Nebraska	1	141,497.51	0.02	7.625	359	80.00	698
Nevada	75	19,632,465.02	3.07	7.072	358	78.01	678
New Hampshire	25	5,557,628.03	0.87	7.049	341	77.13	682
New Jersey	97	27,925,498.31	4.36	7.231	356	75.39	676
New Mexico	5	719,902.12	0.11	7.002	358	77.96	719
New York	117	46,074,173.73	7.20	7.332	356	73.42	693
North Carolina	143	21,353,683.23	3.34	7.301	356	78.54	686
Ohio	73	7,879,838.61	1.23	7.349	358	78.53	672
Oklahoma	8	816,695.35	0.13	7.109	348	75.59	745
Oregon	68	15,346,040.87	2.40	7.049	358	75.94	686
Pennsylvania	71	9,286,526.82	1.45	7.215	347	77.48	679
Rhode Island	20	5,946,579.77	0.93	7.155	358	76.86	697
South Carolina	68	13,638,114.83	2.13	6.967	335	74.57	711
Tennessee	40	6,162,768.27	0.96	7.307	358	77.59	698
Texas	66	12,689,837.49	1.98	7.303	352	75.13	684
Utah	19	4,791,615.37	0.75	6.852	358	72.19	705
Vermont	2	244,502.43	0.04	7.965	359	80.00	643
Virginia	140	35,333,100.29	5.52	6.997	358	76.73	691
Washington	70	18,424,402.99	2.88	6.920	350	73.97	688
West Virginia	4	516,212.83	0.08	7.288	358	75.59	703
Wisconsin	7	1,505,185.36	0.24	7.441	358	83.69	655
Wyoming	2	701,972.60	0.11	6.934	356	75.34	670
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Interest Only Term for the Group II-1 Loans and Group II-2 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	941	$185,713,392.33	29.01%	7.129	347	74.83	680
120	1,738	453,582,526.42	70.86	7.126	358	76.13	691
180	4	831,745.83	0.13	6.416	354	79.10	735
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Current Principal Balances for the Group II-1 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	51	$2,126,369.94	0.81%	7.928	345	74.21	668
50,000.01 - 100,000.00	300	22,474,464.03	8.58	7.513	355	76.28	670
100,000.01 - 150,000.00	326	40,820,355.69	15.59	7.178	355	72.99	682
150,000.01 - 200,000.00	274	48,050,647.67	18.35	7.133	356	75.23	679
200,000.01 - 250,000.00	177	39,590,810.04	15.12	7.158	356	75.52	684
250,000.01 - 300,000.00	132	35,883,095.67	13.71	7.090	357	75.79	677
300,000.01 - 350,000.00	86	28,149,215.75	10.75	7.147	358	74.15	679
350,000.01 - 400,000.00	74	27,896,593.85	10.66	7.063	360	76.37	671
400,000.01 - 450,000.00	25	10,389,519.55	3.97	6.971	358	70.00	681
450,000.01 - 500,000.00	5	2,420,651.22	0.92	7.345	358	73.19	668
500,000.01 - 550,000.00	4	2,096,019.97	0.80	6.879	358	79.36	740
600,000.01 - 650,000.00	3	1,893,938.50	0.72	7.281	357	71.14	685
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the average principal balance of the Group II-1 Loans was approximately $179,679. The maximum balance for any Group II-1 Loan was approximately $650,000.

Gross Coupons for the Group II-1 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
5.500 - 5.999	9	$1,813,008.36	0.69%	5.835	335	68.90	702
6.000 - 6.499	118	23,838,092.11	9.11	6.294	358	68.80	709
6.500 - 6.999	401	80,971,610.24	30.93	6.714	357	72.85	690
7.000 - 7.499	380	72,718,171.10	27.78	7.203	356	76.39	669
7.500 - 7.999	323	53,593,411.86	20.47	7.632	357	77.32	670
8.000 - 8.499	186	23,706,978.80	9.06	8.194	358	77.19	660
8.500 - 8.999	38	4,850,930.48	1.85	8.600	358	79.12	652
9.000 - 9.499	1	123,249.93	0.05	9.000	359	85.00	620
9.500 - 9.999	1	176,229.00	0.07	9.500	359	71.93	739
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the weighted average gross coupon of the Group II-1 Loans was approximately 7.165%.

Credit Scores for the Group II-1 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
500-524	1	$124,576.32	0.05%	6.875	356	41.67	517
525-549	3	284,171.94	0.11	7.347	355	91.72	539
550-574	13	1,374,949.01	0.53	7.101	349	86.39	567
575-599	12	1,275,280.16	0.49	7.434	356	93.52	592
600-624	94	15,155,046.30	5.79	7.398	357	78.46	619
625-649	359	65,572,473.01	25.05	7.334	358	77.08	636
650-674	306	55,751,314.46	21.30	7.268	357	76.01	662
675-699	245	46,331,634.38	17.70	7.092	356	74.21	685
700-724	153	27,629,536.62	10.55	7.033	357	72.99	711
725-749	114	21,095,858.37	8.06	6.992	356	71.40	736
750-774	89	15,524,132.08	5.93	6.814	358	69.61	760
775-799	49	8,314,211.55	3.18	6.802	350	68.66	787
800+	15	3,050,502.78	1.17	6.720	358	69.83	804
None	4	307,994.90	0.12	7.198	355	78.90	N/A
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group II-1 Loans was approximately 679.

Original Loan to Value of the Group II-1 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	70	$11,473,122.15	4.38%	6.912	350	38.64	705
50.00- 54.99	30	6,135,143.94	2.34	6.939	359	52.62	694
55.00- 59.99	33	5,098,232.35	1.95	6.882	357	57.79	702
60.00- 64.99	59	10,795,748.21	4.12	6.976	353	62.59	680
65.00- 69.99	104	20,667,030.25	7.89	6.871	355	67.71	687
70.00- 74.99	176	32,300,713.21	12.34	6.997	357	71.02	694
75.00- 79.99	215	41,640,580.32	15.91	7.138	357	77.47	675
80.00	624	111,709,765.88	42.67	7.311	357	80.00	675
80.01- 84.99	13	1,919,639.12	0.73	7.193	358	83.40	635
85.00- 89.99	44	7,886,812.82	3.01	7.404	358	86.90	661
90.00- 94.99	40	5,727,177.72	2.19	7.641	357	90.77	650
95.00- 99.99	26	3,471,480.68	1.33	7.075	355	97.16	643
100.00	10	1,523,724.61	0.58	6.927	375	100.00	646
100.00+	13	1,442,510.62	0.55	7.260	354	105.34	629
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group II-1 Loans was approximately 74.87%.

Loan to Value Over 80 of the Group II-1 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	1,311	$239,820,336.31	91.61%	7.148	357	73.36	681
LTV > 80 FHA	44	4,526,964.02	1.73	7.256	354	97.98	631
LTV > 80 GEMICO	2	176,763.71	0.07	7.190	356	93.46	634
LTV > 80 MGIC	22	3,198,817.20	1.22	7.336	353	90.33	672
LTV > 80 No MI	5	546,987.37	0.21	7.117	354	85.99	620
LTV > 80 PMI	2	322,239.14	0.12	6.726	359	85.81	672
LTV > 80 Radian	15	3,084,110.98	1.18	7.243	371	91.68	644
LTV > 80 Triad Guaranty Ins. Co.	48	8,967,060.94	3.43	7.514	358	88.99	652
LTV > 80 United Guaranty	7	1,029,683.19	0.39	7.199	359	87.52	675
LTV > 80 VA	1	118,719.02	0.05	6.500	352	104.24	625
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Silent Second Flag of the Group II-1 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	894	$150,784,659.00	57.60%	7.187	356	73.08	676
Silent Seconds	563	111,007,022.88	42.40	7.136	358	77.29	682
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Total Loan to Value of the Group II-1 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	67	$10,902,011.74	4.16%	6.898	350	38.62	706
50.00- 54.99	29	5,793,763.95	2.21	6.965	359	52.64	698
55.00- 59.99	32	4,948,232.35	1.89	6.879	357	57.76	703
60.00- 64.99	54	9,794,635.34	3.74	6.998	352	62.58	680
65.00- 69.99	86	16,731,493.07	6.39	6.822	355	67.44	686
70.00- 74.99	83	15,869,907.51	6.06	7.020	355	71.45	689
75.00- 79.99	136	26,340,860.47	10.06	7.188	356	76.84	669
80.00	276	41,270,738.99	15.76	7.492	356	79.92	669
80.01- 84.99	27	5,784,750.42	2.21	7.055	358	73.89	659
85.00- 89.99	83	17,389,319.56	6.64	7.214	358	81.27	670
90.00- 94.99	185	34,135,688.21	13.04	7.262	358	79.45	676
95.00- 99.99	174	33,371,876.40	12.75	7.121	358	79.73	684
100.00	205	37,195,656.66	14.21	7.140	358	79.33	681
100.00+	20	2,262,747.21	0.86	7.186	354	100.03	632
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Original Terms to Maturity of the Group II-1 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
180	20	$2,474,971.86	0.95%	7.035	178	62.45	692
360	1,436	258,962,673.49	98.92	7.167	358	74.95	679
480	1	354,036.53	0.14	7.000	473	100.00	635
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group II-1 Loans was approximately 358 months.

Stated Remaining Terms to Maturity of the Group II-1 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
121-180	20	$2,474,971.86	0.95%	7.035	178	62.45	692
301-360	1,436	258,962,673.49	98.92	7.167	358	74.95	679
361 +	1	354,036.53	0.14	7.000	473	100.00	635
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group II-1 Loans was approximately 357 months.

Debt Ratio of the Group II-1 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	51	$5,873,537.19	2.24%	7.117	348	68.76	731
20.01 -25.00	55	8,656,261.40	3.31	7.066	358	70.01	699
25.01 -30.00	120	18,620,383.32	7.11	7.123	357	75.06	686
30.01 -35.00	163	29,091,549.25	11.11	7.198	357	76.34	685
35.01 -40.00	229	40,185,493.30	15.35	7.203	357	77.22	674
40.01 -45.00	324	61,245,135.10	23.39	7.142	357	78.33	672
45.01 -50.00	117	21,003,526.40	8.02	7.218	358	79.68	664
50.01 -55.00	5	965,230.46	0.37	6.776	353	84.50	666
55.01 -60.00	6	1,314,713.34	0.50	7.021	356	86.81	679
60.01+	5	613,947.01	0.23	6.670	353	82.93	669
None	382	74,221,905.11	28.35	7.174	356	69.40	680
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Product of the Group II-1 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Fixed Rate	580	$83,058,140.96	31.73%	7.259	353	75.30	663
Fixed Rate IO	877	178,733,540.92	68.27	7.122	359	74.67	686
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Interest Only of the Group II-1 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	877	$178,733,540.92	68.27%	7.122	359	74.67	686
Not Interest Only	580	83,058,140.96	31.73	7.259	353	75.30	663
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Prepayment Penalty Original Term of the Group II-1 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	1,117	$201,600,751.48	77.01%	7.212	356	75.30	677
Prepay Penalty: 12 months	49	9,007,271.71	3.44	7.093	359	74.48	661
Prepay Penalty: 24 months	20	3,525,964.98	1.35	7.056	359	64.68	703
Prepay Penalty: 36 months	271	47,657,693.71	18.20	6.991	357	73.84	686
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Documentation Programs of the Group II-1 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	245	$36,990,662.40	14.13%	6.923	356	80.65	681
FISA	12	1,866,612.41	0.71	7.019	359	78.95	652
NINA	6	672,291.25	0.26	7.576	358	74.54	654
NO DOC	223	40,705,386.90	15.55	7.157	356	64.17	678
NO RATIO	153	32,844,226.96	12.55	7.188	357	75.76	684
SIFA	587	105,673,185.34	40.37	7.177	358	76.09	684
SISA	231	43,039,316.62	16.44	7.336	355	76.16	663
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Loan Purpose of the Group II-1 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	829	$159,892,121.00	61.08%	7.179	357	72.49	675
Purchase	390	51,825,565.60	19.80	7.243	357	79.85	687
Rate/Term Refinance	238	50,073,995.28	19.13	7.041	357	77.30	681
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Property Types for the Group II-1 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	93	$14,652,477.44	5.60%	7.151	356	74.20	702
Cooperative	7	1,008,261.24	0.39	6.713	328	50.10	706
PUD	176	39,725,917.18	15.17	7.029	358	76.27	684
Single Family	972	160,224,386.39	61.20	7.186	357	75.36	675
Two-Four Family	209	46,180,639.63	17.64	7.224	357	72.72	680
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Occupancy Types for the Group II-1 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	559	$80,143,394.89	30.61%	7.389	356	73.87	693
Primary	852	173,576,394.52	66.30	7.065	357	75.43	671
Second Home	46	8,071,892.47	3.08	7.094	357	72.59	703
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group II-1 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	17	$1,599,456.74	0.61%	7.461	358	73.32	660
Alaska	1	235,999.19	0.09	7.000	359	80.00	684
Arizona	33	6,546,104.80	2.50	7.194	358	77.19	662
Arkansas	1	177,200.00	0.07	7.750	359	80.00	697
California	72	19,730,037.04	7.54	6.884	357	69.54	693
Colorado	42	8,587,330.06	3.28	7.160	359	78.38	680
Connecticut	25	5,124,929.12	1.96	7.490	357	76.64	665
Delaware	8	1,198,996.06	0.46	7.076	292	69.57	686
District of Columbia	8	1,514,275.54	0.58	7.026	341	65.78	670
Florida	187	35,003,230.51	13.37	7.082	358	73.26	684
Georgia	60	8,618,256.53	3.29	7.338	358	77.20	681
Hawaii	5	2,305,318.50	0.88	6.672	359	64.75	761
Idaho	5	788,115.00	0.30	6.898	359	66.25	690
Illinois	79	15,305,326.69	5.85	7.459	357	75.91	677
Indiana	21	1,412,140.07	0.54	7.485	358	81.41	650
Iowa	5	382,257.78	0.15	7.281	354	95.68	616
Kansas	4	543,250.24	0.21	7.450	357	83.62	623
Kentucky	6	649,736.92	0.25	7.482	358	80.00	708
Louisiana	15	1,830,071.21	0.70	7.117	348	72.96	690
Maine	14	2,022,121.11	0.77	7.377	341	76.79	655
Maryland	101	19,593,879.13	7.48	7.097	357	75.08	681
Massachusetts	38	10,086,856.86	3.85	7.128	357	75.76	667
Michigan	42	5,073,434.74	1.94	7.707	357	80.15	655
Minnesota	26	4,750,102.94	1.81	7.152	358	79.13	676
Mississippi	11	1,006,261.41	0.38	7.650	359	81.34	686
Missouri	24	2,976,997.10	1.14	7.286	358	79.20	672
Montana	4	955,980.00	0.37	7.419	359	80.00	672
Nebraska	1	141,497.51	0.05	7.625	359	80.00	698
Nevada	35	7,522,691.69	2.87	7.036	358	77.09	670
New Hampshire	16	3,163,855.64	1.21	6.970	371	74.91	673
New Jersey	49	11,777,329.77	4.50	7.195	354	72.68	668
New Mexico	3	400,939.14	0.15	6.812	357	80.40	699
New York	50	13,795,537.39	5.27	7.087	357	69.29	679
North Carolina	90	11,182,042.76	4.27	7.325	353	78.34	680
Ohio	42	3,446,900.78	1.32	7.302	357	80.74	671
Oklahoma	6	546,434.44	0.21	7.170	343	77.31	766
Oregon	50	10,144,923.61	3.88	7.080	358	74.28	678
Pennsylvania	53	6,253,265.02	2.39	7.408	357	78.04	669
Rhode Island	12	2,850,789.40	1.09	6.974	358	74.49	684
South Carolina	26	2,784,086.68	1.06	7.202	351	74.38	701
Tennessee	19	2,310,376.74	0.88	7.213	358	79.63	684
Texas	27	3,442,449.99	1.31	7.508	344	77.46	676
Utah	10	1,806,872.59	0.69	6.987	359	70.86	685
Vermont	2	244,502.43	0.09	7.965	359	80.00	643
Virginia	69	13,689,838.95	5.23	7.044	358	76.03	678
Washington	34	6,985,507.18	2.67	6.980	358	72.13	680
West Virginia	3	251,969.72	0.10	7.327	356	78.88	714
Wisconsin	5	829,326.10	0.32	7.246	357	86.70	658
Wyoming	1	202,879.06	0.08	8.000	352	80.00	747
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Interest Only Term for the Group II-1 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	580	$83,058,140.96	31.73%	7.259	353	75.30	663
120	873	177,901,795.09	67.96	7.125	359	74.65	686
180	4	831,745.83	0.32	6.416	354	79.10	735
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Current Principal Balances for the Group II-2 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	15	$607,464.23	0.16%	8.195	350	78.20	674
50,000.01 - 100,000.00	96	7,514,450.36	1.99	7.350	351	76.38	684
100,000.01 - 150,000.00	190	24,072,425.27	6.36	7.302	356	78.63	691
150,000.01 - 200,000.00	197	34,651,813.68	9.16	7.290	357	79.55	684
200,000.01 - 250,000.00	140	31,657,074.19	8.37	7.138	357	78.25	688
250,000.01 - 300,000.00	127	34,996,798.66	9.25	7.173	357	78.99	688
300,000.01 - 350,000.00	80	25,838,442.34	6.83	7.100	359	77.94	699
350,000.01 - 400,000.00	55	20,647,789.39	5.46	7.169	359	79.57	676
400,000.01 - 450,000.00	64	27,218,182.93	7.19	7.052	359	75.91	702
450,000.01 - 500,000.00	69	32,939,571.09	8.71	6.931	358	77.25	697
500,000.01 - 550,000.00	35	18,196,654.45	4.81	6.814	348	75.19	703
550,000.01 - 600,000.00	47	26,933,874.12	7.12	7.128	358	76.48	690
600,000.01 - 650,000.00	30	18,976,582.32	5.02	6.988	352	74.32	710
650,000.01 - 700,000.00	14	9,534,104.28	2.52	6.647	358	68.41	689
700,000.01 - 750,000.00	14	10,291,992.64	2.72	7.091	357	72.57	699
750,000.01 - 800,000.00	11	8,523,356.50	2.25	6.910	341	74.58	688
800,000.01 - 850,000.00	5	4,110,197.09	1.09	6.800	322	69.79	719
850,000.01 - 900,000.00	4	3,547,670.64	0.94	7.691	357	78.74	697
900,000.01 - 950,000.00	6	5,611,204.82	1.48	7.183	358	70.36	687
950,000.01 - 1,000,000.00	15	14,811,093.11	3.91	7.281	358	69.89	704
1,000,000.01 - 1,050,000.00	1	1,050,000.00	0.28	7.000	358	70.00	670
1,050,000.01 - 1,100,000.00	1	1,085,000.00	0.29	6.875	358	67.81	698
1,150,000.01 - 1,200,000.00	1	1,190,000.00	0.31	7.375	359	70.00	707
1,300,000.01 - 1,350,000.00	1	1,330,000.00	0.35	7.875	357	70.00	672
1,350,000.01 - 1,400,000.00	4	5,466,226.93	1.44	7.033	358	72.98	679
1,450,000.01 - 1,500,000.00	2	2,994,786.88	0.79	6.752	269	65.34	741
1,650,000.01 - 1,700,000.00	1	1,698,571.79	0.45	6.875	359	59.13	681
2,800,000.01 - 2,850,000.00	1	2,840,654.99	0.75	5.875	176	79.92	769
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the average principal balance of the Group II-2 Loans was approximately $308,594. The maximum balance for any Group II-2 Loan was approximately $2,840,665.

Gross Coupons for the Group II-2 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	5	$2,141,085.87	0.57%	4.330	356	63.80	751
4.500 - 4.999	13	6,743,567.01	1.78	4.689	347	70.49	730
5.000 - 5.499	6	3,227,185.84	0.85	5.179	355	74.19	755
5.500 - 5.999	16	10,838,732.07	2.86	5.809	243	71.31	752
6.000 - 6.499	101	36,174,126.27	9.56	6.259	351	70.65	720
6.500 - 6.999	350	107,818,068.22	28.50	6.716	358	74.85	700
7.000 - 7.499	275	80,547,334.98	21.29	7.198	358	77.89	689
7.500 - 7.999	275	80,416,991.82	21.26	7.687	358	78.46	677
8.000 - 8.499	150	41,827,736.51	11.06	8.177	359	80.39	676
8.500 - 8.999	30	7,750,472.43	2.05	8.611	359	79.98	653
9.000 - 9.499	4	699,704.04	0.18	9.082	359	92.99	637
9.500 - 9.999	1	150,977.64	0.04	9.625	359	95.00	691
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the weighted average gross coupon of the Group II-2 Loans was approximately 7.098%.

Credit Scores for the Group II-2 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
400-499	1	$141,995.81	0.04%	7.750	290	98.45	472
550-574	1	107,472.72	0.03	7.250	355	96.74	554
600-624	52	13,576,364.49	3.59	7.600	358	78.99	620
625-649	266	71,092,047.30	18.79	7.497	358	79.75	637
650-674	201	62,686,404.10	16.57	7.275	358	77.85	663
675-699	221	75,691,208.56	20.01	7.083	358	75.65	687
700-724	157	47,428,094.05	12.54	6.967	354	75.33	712
725-749	151	49,120,881.79	12.98	6.892	358	73.64	735
750-774	110	37,055,073.25	9.79	6.632	332	74.54	762
775-799	52	17,617,691.50	4.66	6.525	335	72.46	787
800+	14	3,818,749.13	1.01	6.723	358	76.78	808
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group II-2 Loans was approximately 694.

Original Loan to Value of the Group II-2 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	19	$5,774,467.49	1.53%	6.703	346	40.34	704
50.00- 54.99	6	1,865,367.96	0.49	6.575	359	51.63	694
55.00- 59.99	20	8,512,930.45	2.25	6.312	356	57.87	712
60.00- 64.99	31	17,862,631.78	4.72	6.061	335	62.40	727
65.00- 69.99	45	22,505,821.83	5.95	6.629	342	68.45	707
70.00- 74.99	167	51,610,882.27	13.64	6.815	354	70.84	711
75.00- 79.99	177	59,673,050.29	15.77	7.189	350	77.44	702
80.00	635	184,911,865.98	48.88	7.337	359	80.00	684
80.01- 84.99	10	2,891,512.58	0.76	6.086	345	82.88	709
85.00- 89.99	15	4,225,756.48	1.12	7.112	350	86.86	657
90.00- 94.99	41	7,820,429.92	2.07	7.443	357	91.20	653
95.00- 99.99	56	9,772,339.25	2.58	7.535	357	95.49	662
100.00	2	333,873.13	0.09	8.061	351	100.00	654
100.00+	2	575,053.29	0.15	6.734	351	104.73	769
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group II-2 Loans was approximately 76.37%.

Loan to Value Over 80 of the Group II-2 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	1,100	$352,717,018.05	93.23%	7.087	354	75.27	696
LTV > 80 FHA	12	2,136,713.70	0.56	7.091	349	97.11	674
LTV > 80 GEMICO	2	223,825.84	0.06	8.117	358	89.84	639
LTV > 80 MGIC	30	6,008,634.40	1.59	7.244	358	91.60	653
LTV > 80 PMI	3	471,309.41	0.12	6.905	346	90.55	680
LTV > 80 Radian	16	3,788,413.92	1.00	6.427	347	90.98	694
LTV > 80 Republic	4	608,111.84	0.16	7.578	358	92.20	669
LTV > 80 Triad Guaranty Ins. Co.	45	9,326,549.32	2.47	7.473	358	90.94	664
LTV > 80 United Guaranty	13	2,932,819.93	0.78	7.822	347	90.23	657
LTV > 80 VA	1	122,586.29	0.03	5.750	338	102.15	645
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Silent Second Flag of the Group II-2 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	402	$123,497,546.56	32.64%	6.783	345	74.51	697
Silent Seconds	824	254,838,436.14	67.36	7.252	358	77.28	692
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Total Loan to Value of the Group II-2 Mortgage Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	18	$5,661,978.57	1.50%	6.688	345	40.43	704
50.00- 54.99	5	1,720,367.96	0.45	6.623	359	51.77	694
55.00- 59.99	18	7,382,357.21	1.95	6.339	356	57.95	712
60.00- 64.99	27	15,796,295.63	4.18	6.053	332	62.37	731
65.00- 69.99	25	10,524,739.27	2.78	6.003	323	68.36	725
70.00- 74.99	30	13,389,645.11	3.54	6.270	347	71.64	710
75.00- 79.99	49	18,752,033.10	4.96	6.874	330	76.93	702
80.00	118	32,190,849.98	8.51	7.288	358	78.21	682
80.01- 84.99	13	4,602,426.80	1.22	6.554	351	77.65	688
85.00- 89.99	38	15,565,440.44	4.11	7.018	356	76.94	683
90.00- 94.99	117	39,234,060.75	10.37	7.390	358	79.84	682
95.00- 99.99	229	58,869,440.32	15.56	7.266	358	80.15	696
100.00	537	154,071,294.27	40.72	7.285	358	78.27	690
100.00+	2	575,053.29	0.15	6.734	351	104.73	769
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Original Terms to Maturity of the Group II-2 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
120	1	$76,626.65	0.02%	4.500	74	63.67	769
180	14	8,583,758.80	2.27	5.905	174	70.28	762
360	1,211	369,675,597.25	97.71	7.127	358	76.52	692
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group II-2 Loans was approximately 356 months.

Stated Remaining Terms to Maturity of the Group II-2 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
61-120	1	$76,626.65	0.02%	4.500	74	63.67	769
121-180	14	8,583,758.80	2.27	5.905	174	70.28	762
241-300	1	141,995.81	0.04	7.750	290	98.45	472
301-360	1,210	369,533,601.44	97.67	7.126	358	76.51	692
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group II-2 Loans was approximately 354 months.

Debt Ratio of the Group II-2 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	22	$10,067,234.00	2.66%	6.464	297	71.33	738
20.01 -25.00	25	8,667,850.04	2.29	7.197	347	74.63	687
25.01 -30.00	53	18,109,022.84	4.79	6.837	356	76.43	701
30.01 -35.00	109	39,441,188.98	10.42	7.122	353	74.92	683
35.01 -40.00	202	70,300,653.34	18.58	7.000	353	75.94	691
40.01 -45.00	219	76,784,768.09	20.30	7.026	355	77.20	681
45.01 -50.00	59	23,590,980.30	6.24	7.325	358	78.02	671
50.01 -55.00	3	902,058.94	0.24	5.801	355	65.25	751
55.01 -60.00	1	767,242.00	0.20	4.625	352	62.89	746
60.01 +	3	471,593.76	0.12	6.038	280	92.07	703
None	530	129,233,390.41	34.16	7.254	358	76.86	706
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Product of the Group II-2 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Fixed Rate	361	$102,655,251.37	27.13%	7.023	342	74.44	693
Fixed Rate IO	865	275,680,731.33	72.87	7.126	358	77.09	694
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Interest Only of the Group II-2 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	865	$275,680,731.33	72.87%	7.126	358	77.09	694
Not Interest Only	361	102,655,251.37	27.13	7.023	342	74.44	693
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Prepayment Penalty Original Term of the Group II-2 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	904	$286,876,815.30	75.83%	7.114	353	76.62	696
Prepay Penalty: 12 months	26	7,781,795.13	2.06	7.428	358	78.78	665
Prepay Penalty: 24 months	9	2,558,644.83	0.68	6.864	359	69.02	730
Prepay Penalty: 36 months	179	59,651,443.70	15.77	7.029	354	75.02	691
Prepay Penalty: 60 months	108	21,467,283.74	5.67	6.996	358	76.81	677
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Documentation Programs of the Group II-2 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	114	$46,597,015.88	12.32%	6.399	337	74.94	712
FISA	6	1,125,662.66	0.30	6.753	359	77.93	662
NINA	4	1,072,979.76	0.28	7.088	356	64.70	722
NO DOC	219	40,523,147.65	10.71	7.387	358	77.15	696
NO RATIO	307	87,637,263.00	23.16	7.194	359	76.88	710
SIFA	484	171,234,530.01	45.26	7.146	355	76.44	682
SISA	92	30,145,383.74	7.97	7.258	356	76.04	683
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Loan Purpose of the Group II-2 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	140	$68,464,485.54	18.10%	6.822	350	70.75	690
Purchase	1,014	275,274,782.05	72.76	7.246	356	78.06	694
Rate/Term Refinance	72	34,596,715.11	9.14	6.471	347	74.09	702
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Property Types for the Group II-2 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	109	$23,924,429.95	6.32%	7.036	353	75.81	693
Cooperative	4	1,694,392.79	0.45	6.556	349	56.02	680
PUD	337	117,135,300.17	30.96	7.006	349	76.54	697
Single Family	656	193,058,395.48	51.03	7.086	356	76.23	691
Two-Four Family	120	42,523,464.31	11.24	7.468	357	77.70	698
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Occupancy Types for the Group II-2 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	119	$21,645,966.39	5.72%	7.605	358	74.27	700
Primary	1,052	338,261,369.70	89.41	7.076	354	76.79	692
Second Home	55	18,428,646.61	4.87	6.922	343	71.21	721
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group II-2 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	2	$717,850.00	0.19%	7.569	358	78.19	761
Alaska	1	388,000.00	0.10	7.125	359	80.00	633
Arizona	82	22,305,885.71	5.90	7.170	359	77.45	680
Arkansas	1	82,920.27	0.02	7.250	359	70.00	609
California	149	62,415,688.49	16.50	6.702	350	75.36	707
Colorado	17	6,113,053.69	1.62	7.104	357	77.70	709
Connecticut	18	5,417,338.35	1.43	7.256	359	76.37	666
Delaware	5	923,291.99	0.24	7.214	359	71.35	693
District of Columbia	9	3,513,751.60	0.93	6.789	356	70.96	712
Florida	183	55,766,822.68	14.74	7.293	358	76.94	684
Georgia	30	5,854,728.38	1.55	7.307	358	78.54	675
Hawaii	3	1,390,500.00	0.37	6.726	359	77.31	737
Idaho	3	387,701.54	0.10	6.812	359	80.00	711
Illinois	43	11,526,165.59	3.05	7.391	353	78.49	691
Indiana	18	1,590,310.47	0.42	7.724	358	83.79	666
Iowa	1	473,796.00	0.13	4.500	355	80.30	743
Kansas	1	125,838.75	0.03	8.250	358	80.00	632
Kentucky	1	675,000.00	0.18	6.750	359	56.25	727
Louisiana	15	2,080,448.97	0.55	7.197	358	80.79	655
Maine	4	1,608,765.11	0.43	8.065	358	80.72	675
Maryland	55	25,134,103.36	6.64	6.833	358	76.08	700
Massachusetts	29	9,994,175.01	2.64	7.349	359	72.24	680
Michigan	14	2,697,329.18	0.71	7.616	358	78.34	688
Minnesota	11	3,532,703.23	0.93	7.326	359	75.37	664
Mississippi	3	201,283.73	0.05	8.123	358	86.03	652
Missouri	10	2,504,305.36	0.66	6.504	274	74.36	745
Nevada	40	12,109,773.33	3.20	7.094	359	78.58	683
New Hampshire	9	2,393,772.39	0.63	7.153	301	80.06	694
New Jersey	48	16,148,168.54	4.27	7.258	357	77.36	682
New Mexico	2	318,962.98	0.08	7.242	359	74.89	743
New York	67	32,278,636.34	8.53	7.437	356	75.19	699
North Carolina	53	10,171,640.47	2.69	7.273	358	78.75	692
Ohio	31	4,432,937.83	1.17	7.386	358	76.80	673
Oklahoma	2	270,260.91	0.07	6.986	359	72.10	703
Oregon	18	5,201,117.26	1.37	6.990	357	79.17	701
Pennsylvania	18	3,033,261.80	0.80	6.816	327	76.31	700
Rhode Island	8	3,095,790.37	0.82	7.321	358	79.05	709
South Carolina	42	10,854,028.15	2.87	6.907	330	74.62	714
Tennessee	21	3,852,391.53	1.02	7.363	358	76.36	706
Texas	39	9,247,387.50	2.44	7.226	355	74.26	687
Utah	9	2,984,742.78	0.79	6.770	357	72.99	717
Virginia	71	21,643,261.34	5.72	6.968	359	77.18	700
Washington	36	11,438,895.81	3.02	6.883	345	75.10	692
West Virginia	1	264,243.11	0.07	7.250	359	72.45	692
Wisconsin	2	675,859.26	0.18	7.680	359	80.00	652
Wyoming	1	499,093.54	0.13	6.500	358	73.45	639
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Interest Only Term for the Group II-2 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	361	$102,655,251.37	27.13%	7.023	342	74.44	693
120	865	275,680,731.33	72.87	7.126	358	77.09	694
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Current Principal Balances for the Group III Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	1,038	$33,850,837.18	24.23%	11.927	179	95.18	697
50,000.01 - 100,000.00	815	57,503,466.00	41.17	11.854	179	97.42	697
100,000.01 - 150,000.00	188	23,233,871.08	16.63	12.179	179	97.86	703
150,000.01 - 200,000.00	90	16,093,836.35	11.52	12.203	179	97.24	711
200,000.01 - 250,000.00	11	2,552,200.43	1.83	11.723	179	93.62	702
250,000.01 - 300,000.00	14	3,984,538.34	2.85	12.045	179	95.27	711
300,000.01 - 350,000.00	1	349,888.15	0.25	11.500	179	90.00	712
350,000.01 - 400,000.00	3	1,181,973.81	0.85	11.380	179	89.44	721
400,000.01 - 450,000.00	1	434,827.13	0.31	10.500	179	80.00	693
450,000.01 - 500,000.00	1	499,790.32	0.36	10.250	179	73.53	708
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the average principal balance of the Group III Loans was approximately $64,609. The maximum balance for any Group III Loan was approximately $499,790.

Gross Coupons for the Group III Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
7.000 - 7.499	14	$730,863.45	0.52%	7.214	176	91.61	730
7.500 - 7.999	23	985,968.04	0.71	7.711	184	95.87	720
8.000 - 8.499	27	1,531,855.73	1.10	8.194	178	93.07	708
8.500 - 8.999	39	2,057,078.36	1.47	8.750	177	94.11	709
9.000 - 9.499	40	2,359,628.08	1.69	9.187	178	90.43	717
9.500 - 9.999	117	6,494,136.52	4.65	9.741	179	95.95	715
10.000 -10.499	237	14,967,276.07	10.72	10.185	179	97.15	715
10.500 -10.999	224	15,631,880.87	11.19	10.683	179	96.62	715
11.000 -11.499	166	14,533,459.53	10.40	11.185	179	97.34	710
11.500 -11.999	152	11,599,697.79	8.30	11.678	179	95.89	705
12.000 -12.499	184	11,793,635.34	8.44	12.176	180	95.54	694
12.500 -12.999	213	13,379,120.90	9.58	12.652	180	96.10	696
13.000 -13.499	210	12,521,960.96	8.96	13.185	179	96.87	693
13.500 -13.999	201	11,330,062.52	8.11	13.689	179	97.50	693
14.000 -14.499	138	8,809,498.73	6.31	14.172	179	97.58	679
14.500 -14.999	76	4,967,930.97	3.56	14.620	178	98.07	684
15.000 -15.499	31	1,999,484.84	1.43	15.120	179	98.00	670
15.500 -15.999	50	2,812,632.94	2.01	15.671	180	97.66	668
16.000 -16.499	13	789,845.43	0.57	16.069	186	100.00	634
16.500 -16.999	7	389,211.72	0.28	16.632	179	97.36	653
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the weighted average gross coupon of the Group III Loans was approximately 11.954%.

Credit Scores for the Group III Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
525-549	1	$29,874.38	0.02%	8.875	175	100.00	545
600-624	31	1,490,895.32	1.07	13.814	179	96.14	622
625-649	277	15,651,046.98	11.20	13.481	179	97.27	640
650-674	394	23,172,135.74	16.59	12.793	179	96.28	664
675-699	450	32,362,214.88	23.17	11.366	179	96.13	687
700-724	412	28,001,792.73	20.05	11.585	179	96.71	710
725-749	302	20,047,190.60	14.35	11.418	179	96.70	736
750-774	174	10,693,293.37	7.66	11.693	179	97.21	761
775-799	92	6,621,803.80	4.74	11.710	179	95.87	785
800+	29	1,614,980.99	1.16	11.029	181	98.18	808
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group III Loans was approximately 701.

Combined Original Loan to Value of the Group III Loans(1)

Combined Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
0.01- 49.99	2	$122,406.13	0.09%	9.143	179	36.70	672
50.00- 54.99	1	58,981.15	0.04	11.500	179	50.05	742
55.00- 59.99	1	49,986.85	0.04	12.375	179	59.36	672
60.00- 64.99	1	34,951.95	0.03	11.250	176	63.43	739
65.00- 69.99	1	58,926.40	0.04	8.375	178	69.38	717
70.00- 74.99	7	765,603.31	0.55	10.425	179	73.26	695
75.00- 79.99	9	561,916.45	0.40	9.840	178	78.36	688
80.00	12	1,130,462.52	0.81	10.505	177	80.00	686
80.01- 84.99	21	965,935.55	0.69	11.096	178	83.12	686
85.00- 89.99	116	6,526,342.33	4.67	11.185	179	87.74	688
90.00- 94.99	397	21,209,780.88	15.18	11.945	179	91.32	702
95.00- 99.99	588	34,759,048.89	24.88	12.197	179	96.35	706
100.00	1,006	73,440,886.38	52.58	11.984	179	100.00	699
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the weighted average original combined Loan-to-Value Ratio of the Group III Loans was approximately 96.58%.

Combined Loan to Value Over 80 of the Group III Loans

Combined LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
LTV <= 80	34	$2,783,234.76	1.99%	10.308	178	74.47	691
LTV > 80 No MI	2,128	136,901,994.03	98.01	11.988	179	97.02	701
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Original Terms to Maturity of the Group III Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
120	1	$42,594.04	0.03%	10.250	119	94.98	701
180	2,130	138,139,025.47	98.89	11.957	178	96.57	701
240	31	1,503,609.28	1.08	11.772	239	96.71	691
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group III Loans was approximately 181 months.

Stated Remaining Terms to Maturity of the Group III Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
61-120	1	$42,594.04	0.03%	10.250	119	94.98	701
121-180	2,130	138,139,025.47	98.89	11.957	178	96.57	701
181-240	31	1,503,609.28	1.08	11.772	239	96.71	691
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group III Loans was approximately 179 months.

Debt Ratio of the Group III Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
0.01 -20.00	46	$2,408,262.42	1.72%	12.307	178	95.18	698
20.01 -25.00	73	4,154,961.30	2.97	11.714	180	93.23	694
25.01 -30.00	154	8,872,457.35	6.35	11.758	179	95.47	705
30.01 -35.00	298	18,699,437.43	13.39	11.771	179	96.52	697
35.01 -40.00	447	28,326,261.64	20.28	11.985	179	96.32	691
40.01 -45.00	425	26,495,211.89	18.97	12.201	179	97.26	689
45.01 -50.00	89	5,185,417.50	3.71	11.828	178	96.42	677
50.01 -55.00	8	329,604.64	0.24	8.973	176	90.69	759
55.01 -60.00	4	185,016.05	0.13	9.764	177	87.60	714
60.01+	1	24,466.17	0.02	7.875	178	90.00	709
None	617	45,004,132.40	32.22	11.955	180	97.06	717
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Product of the Group III Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
30/15 Balloon 2ND	2,108	$136,866,908.19	97.98%	11.960	178	96.58	701
Fixed Rate 2ND	54	2,818,320.60	2.02	11.658	210	96.27	693
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Documentation Programs of the Group III Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
FIFA	334	$16,535,910.79	11.84%	10.841	179	95.32	685
FISA	3	151,367.74	0.11	13.345	179	95.91	696
NO DOC	125	8,639,989.40	6.19	13.234	179	95.72	736
NO RATIO	492	36,364,143.00	26.03	11.651	180	97.38	712
SIFA	1,057	68,411,933.70	48.98	12.156	179	96.51	694
SISA	151	9,581,884.16	6.86	12.413	179	96.93	698
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Loan Purpose of the Group III Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
Cash Out Refinance	521	$33,811,727.14	24.21%	11.533	179	93.52	685
Purchase	1,572	102,912,748.46	73.67	12.112	179	97.65	706
Rate/Term Refinance	69	2,960,753.19	2.12	11.299	181	94.07	691
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Property Types for the Group III Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
Condominium	284	$15,982,516.37	11.44%	12.422	179	96.58	708
PUD	528	39,020,790.27	27.93	11.943	179	97.07	699
Single Family	1,182	72,730,228.21	52.07	11.720	179	96.41	698
Two-Four Family	168	11,951,693.94	8.56	12.792	179	95.95	710
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Occupancy Types for the Group III Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
Investor	379	$15,681,145.86	11.23%	13.294	179	92.17	725
Primary	1,643	114,579,919.98	82.03	11.724	179	97.23	696
Second Home	140	9,424,162.95	6.75	12.519	179	95.92	716
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group III Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
Alabama	8	$615,677.08	0.44%	12.788	179	98.36	703
Alaska	1	96,988.25	0.07	15.750	179	100.00	633
Arizona	146	9,156,550.97	6.56	12.299	179	97.41	699
California	249	21,178,106.99	15.16	11.345	178	96.76	708
Colorado	57	2,811,720.03	2.01	12.862	178	97.15	683
Connecticut	35	2,535,583.34	1.82	11.767	178	91.93	701
Delaware	11	730,284.17	0.52	12.734	178	95.45	674
District of Columbia	5	391,654.58	0.28	13.113	179	99.09	727
Florida	336	24,793,184.08	17.75	12.638	179	97.51	699
Georgia	79	3,663,965.83	2.62	12.113	180	96.62	699
Hawaii	10	1,370,229.49	0.98	11.068	179	95.47	732
Idaho	6	262,414.65	0.19	10.269	176	92.31	704
Illinois	124	8,238,293.24	5.90	11.392	179	96.36	703
Indiana	13	397,369.55	0.28	12.505	179	98.19	671
Iowa	2	66,053.07	0.05	10.384	178	95.01	652
Kansas	1	28,565.71	0.02	12.000	179	100.00	650
Kentucky	11	329,201.80	0.24	11.266	178	95.80	688
Louisiana	11	557,780.45	0.40	11.942	179	98.30	695
Maine	11	465,540.39	0.33	11.495	199	95.92	713
Maryland	101	6,825,540.04	4.89	11.776	179	96.53	690
Massachusetts	64	3,721,782.05	2.66	12.025	180	95.36	689
Michigan	40	2,230,248.84	1.60	11.080	180	92.28	697
Minnesota	34	1,831,797.29	1.31	11.894	178	96.96	688
Mississippi	9	261,786.11	0.19	12.303	178	97.90	723
Missouri	22	885,359.91	0.63	13.262	179	92.07	711
Montana	5	384,275.87	0.28	11.356	179	94.84	690
Nebraska	5	193,905.37	0.14	14.589	180	99.29	715
Nevada	64	4,183,785.76	3.00	11.936	179	98.49	695
New Hampshire	16	863,662.95	0.62	11.906	181	95.06	699
New Jersey	67	5,726,992.79	4.10	12.064	179	96.06	691
New Mexico	9	408,327.33	0.29	11.110	177	97.46	713
New York	75	7,067,062.80	5.06	11.915	180	96.06	706
North Carolina	99	4,383,580.14	3.14	11.568	178	96.33	702
North Dakota	1	22,930.10	0.02	13.125	239	95.00	632
Ohio	39	1,310,828.67	0.94	11.949	185	96.69	703
Oklahoma	3	45,687.34	0.03	12.222	179	93.11	747
Oregon	62	3,262,620.30	2.34	12.096	179	95.06	705
Pennsylvania	33	1,653,926.13	1.18	11.506	182	98.03	701
Rhode Island	14	660,404.20	0.47	11.756	181	97.34	734
South Carolina	42	2,121,222.87	1.52	12.027	185	96.21	696
Tennessee	19	563,744.49	0.40	11.467	179	94.66	710
Texas	37	1,198,888.85	0.86	11.792	179	95.60	715
Utah	23	1,883,455.59	1.35	12.134	179	95.36	726
Vermont	2	103,161.64	0.07	11.017	178	96.90	710
Virginia	94	6,642,995.42	4.76	11.767	178	97.22	697
Washington	47	2,750,377.57	1.97	12.071	179	95.76	700
West Virginia	4	204,459.04	0.15	11.920	178	99.48	668
Wisconsin	11	437,142.65	0.31	10.672	178	95.98	694
Wyoming	5	166,113.01	0.12	12.445	178	97.35	702
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701